UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Condor Hospitality Trust, Inc.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $.001.

	(2)	Aggregate number of securities to which transaction applies: 14,722,527

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Registrant has estimated that the distributions to stockholders in the liquidation described in the proxy statement will be in the range of $7.35 to $7.85 per share and the top end of the estimate has been used for the fee calculation

	(4)	Proposed maximum aggregate value of transaction: $115,571,837

	(5)	Total fee paid: $10,714

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED OCTOBER 8, 2021—SUBJECT TO COMPLETION

Condor Hospitality Trust, Inc.
1800 W. Pasewalk Avenue, Suite 120
Norfolk, NE 68701
To the Stockholders of Condor Hospitality Trust, Inc.:
You are cordially invited to attend a special meeting of stockholders of Condor Hospitality Trust, Inc. (the “Company”) to be held on [•], 2021 at 11:00 a.m. Eastern time. The special meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR20215MZ (there is no physical location for the special meeting). You will need to have your control number that is included on your proxy card.
The board of directors of the Company (the “Board”) has called the special meeting in order to seek your approval of, among other things, the sale of the Company’s 15 hotels and other assets (the “Portfolio Sale”) and the dissolution and liquidation of the Company in accordance with the Company’s Plan of Liquidation and Dissolution (the “Plan of Liquidation”). The principal purpose of the Portfolio Sale and the Plan of Liquidation is to provide liquidity to our stockholders by selling the Company’s assets, paying its debts and distributing the net proceeds from liquidation to our stockholders.
In connection with a review of potential strategic alternatives available to the Company, as well as management’s estimate of the range of liquidating distributions per share to be received by our stockholders in a planned liquidation pursuant to the Plan of Liquidation following the completion of the Portfolio Sale, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to sell all or substantially all of the Company’s properties and assets and liquidate and dissolve the Company pursuant to the Portfolio Sale and the Plan of Liquidation. The Board also has determined that the terms and conditions of the Portfolio Sale and the Plan of Liquidation are fair to you, advisable and in your best interest and has unanimously approved the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Portfolio Sale and the Plan of Liquidation. Accordingly, the Board unanimously recommends that you vote “FOR” the approval of the Portfolio Sale and “FOR” the approval of the dissolution and liquidation of the Company in accordance with the Plan of Liquidation.
We presently estimate that if the Portfolio Sale and the dissolution and liquidation of the Company in accordance with the Plan of Liquidation are approved by our stockholders and we are able to successfully implement the Portfolio Sale and Plan of Liquidation, then after the sale of all or substantially all of the Company’s assets and the payment of all of the Company’s outstanding liabilities, the Company will distribute proceeds to our stockholders of approximately $7.35 to $7.85 per share of the Company’s common stock, less applicable withholding tax, as estimated by the Company as of September 20, 2021. Although we have provided an estimated range of liquidating distributions, we cannot determine at this time when, or potentially whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. See “Risk Factors—Risks Related to the Plan of Liquidation” in the enclosed proxy statement.
At the meeting, you will be asked to:
•
Consider and vote upon a proposal to approve the Portfolio Sale, which will constitute a sale of all of substantially all of the Company’s assets, pursuant to and on the terms set forth in a Hotel Purchase and Sale Agreement, dated as of September 22, 2021, by and between B9 Cowboy Mezz A LLC and the Company, as amended by the First Amendment to Hotel Sale and Purchase Agreement, dated as of October 1, 2021, by and between B9 Cowboy Mezz A LLC and the Company (the “Portfolio Sale Proposal”);

•
Consider and vote upon a proposal to approve the dissolution and liquidation of the Company in accordance with the Plan of Liquidation whether or not the Portfolio Sale is consummated, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved (the “Liquidation Proposal”);

•
Consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Portfolio Sale and the Plan of Liquidation; and

•
Consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the transactions contemplated by the Portfolio Sale Proposal and the Liquidation Proposal.

The Board has unanimously approved each of the proposals and recommends that you vote “FOR” each of the proposals described in the accompanying proxy statement.
Virtual – Only Format
In view of potential adverse issues arising from the public health impact of Coronavirus-19, the special meeting will be held in virtual-only format via live audio webcast online. Stockholders will not be able to attend the special meeting in person at a physical location.
Your vote is very important. Whether or not you plan to attend the special meeting, we urge you to authorize a proxy vote to vote your shares promptly. You may authorize a proxy to vote your shares via a toll-free telephone number, by internet or by completing, signing, dating and mailing the proxy card in the enclosed envelope, whether or not you plan to attend the special meeting via webcast. Any stockholder giving a proxy may revoke it before the special meeting whether delivered by telephone, internet or through the mail, by using the telephone voting procedures, the internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, NE 68701. To be effective, a mailed revocation must be received by the Secretary before the date of the special meeting and a telephonic or internet revocation must be submitted by 11:59 p.m. Eastern Time on [•], 2021. A stockholder may virtually attend the special meeting in person and at that time withdraw the proxy and vote in person. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.
Thank you for your cooperation and continued support.
By Order of the Board of Directors,

President, Chief Executive Officer and Secretary
This proxy statement is dated [•], 2021 and is being first mailed to our stockholders on or about [•], 2021.

CONDOR HOSPITALITY TRUST, INC.
1800 W. Pasewalk Avenue, Suite 120
Norfolk, Nebraska 68701

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [•], 2021
You are cordially invited to attend a special meeting of stockholders of Condor Hospitality Trust, Inc. (the “Company”) to be held on [•], 2021 at 11:00 a.m. Eastern time. The special meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR20215MZ (there is no physical location for the Special Meeting). You will need to have your control number that is included on your proxy card.
The board of directors of the Company (the “Board”) has called the special meeting in order to seek your approval of, among other things, the sale of the Company’s hotels and other assets (the “Portfolio Sale”) and the dissolution and liquidation of the Company in accordance with the Company’s Plan of Liquidation and Dissolution (the “Plan of Liquidation”). The principal purpose of the Portfolio Sale and the Plan of Liquidation is to provide liquidity to our stockholders by selling the Company’s assets, paying its debts and distributing the net proceeds from liquidation to our stockholders.
At the meeting, you will be asked to:
1.
Consider and vote upon a proposal to approve the Portfolio Sale, which will constitute a sale of all of substantially all of the Company’s assets, pursuant to and on the terms set forth in a Hotel Purchase and Sale Agreement (the “Purchase Agreement”), dated as of September 22, 2021, by and between B9 Cowboy Mezz A LLC (“Buyer”) and the Company, as amended by the First Amendment to Hotel Sale and Purchase Agreement, dated as of October 1, 2021, by and between B9 Cowboy Mezz A LLC and the Company (the “Portfolio Sale Proposal”);

2.
Consider and vote upon a proposal to approve the dissolution and liquidation of the Company in accordance with the Plan of Liquidation whether or not the Portfolio Sale is consummated, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved (the “Liquidation Proposal”);

3.
Consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Portfolio Sale and the Plan of Liquidation (the “Advisory Compensation Proposal”); and

4.
Consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Portfolio Sale Proposal or the Liquidation Proposal (the “Adjournment Proposal”).

The Board has unanimously approved each of the proposals and recommends that you vote “FOR” the Portfolio Sale Proposal, “FOR” the Liquidation Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal. Information about each of the proposals is included in the accompanying proxy statement. We urge you to read this material carefully. Copies of the Purchase Agreement and Plan of Liquidation are attached as Appendix A and Appendix B respectively to the proxy statement.
The Board has fixed the close of business on [•], 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Only holders of record of shares of the Company’s common stock, par value $0.01 per share (“Company common stock”), at the close of business on [•], 2021 will be entitled to notice of and to vote at the special meeting or any postponements or adjournments of the special meeting.
Approval of the Portfolio Sale Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock. Abstentions and broker non-votes will have the same effect as a vote against the Portfolio Sale Proposal.

Approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock. Abstentions and broker non-votes will have the same effect as a vote against the Liquidation Proposal.
Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Abstentions and broker non-votes will have no impact on the vote on these matters.
Virtual – Only Format
In view of potential adverse issues arising from the public health impact of Coronavirus-19, the special meeting will be held in virtual-only format via live audio webcast online. Stockholders will not be able to attend the special meeting in person at a physical location.
Whether or not you plan to attend the special meeting, we urge you to authorize a proxy to vote your shares promptly. You may authorize a proxy to vote your shares via a toll-free telephone number, by internet or by completing, signing, dating and mailing the proxy card in the enclosed envelope, whether or not you plan to attend the special meeting via webcast. Any stockholder giving a proxy may revoke it before the special meeting whether delivered by telephone, internet or through the mail, by using the telephone voting procedures, the internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, NE 68701. To be effective, a mailed revocation must be received by the Secretary before the date of the special meeting and a telephonic or internet revocation must be submitted by 11:59 p.m. Eastern Time on [•], 2021. A stockholder may virtually attend the special meeting and at that time withdraw the proxy and vote in person. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.
We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the special meeting. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Condor Hospitality Trust, Inc., Attention: Corporate Secretary; telephone: 301-861-3305.
You are cordially invited to virtually attend the special meeting. Your vote is very important.

By Order of the Board of Directors,

President, Chief Executive Officer, Secretary and Director
Norfolk, Nebraska
[•], 2021

Condor Hospitality Trust, Inc.
1800 W. Pasewalk Avenue, Suite 120
Norfolk, Nebraska 68701

PROXY STATEMENT

SUMMARY
This summary highlights information included elsewhere in this proxy statement. This summary does not contain all of the information you should consider before voting on the proposals presented in this proxy statement. You should read the entire proxy statement carefully, including the appendices attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.
Unless stated otherwise, all references in this proxy statement to:
•
“Adjournment Proposal” are to the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Portfolio Proposal or the Liquidation Proposal;

•
“Advisory Compensation Proposal” are to the proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Portfolio Sale and the Plan of Liquidation;

•	“Board,” “our board of directors,” “board of directors,” or “Company board of directors” are to the board of directors of the Company;
•	“Buyer” are to B9 Cowboy Mezz A LLC;
•	“Company” are to Condor Hospitality Trust, Inc., a Maryland corporation;
•	“Company common stock” or “our common stock” are to the outstanding shares of common stock, $0.01 par value per share, of the Company;
•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•
“ISRA Approval” are to the approval of Real Estate Strategies L.P., a Bermuda Limited Partnership, and/or IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (the “ISRA Approval”) of the Portfolio Sale Proposal.

•	“Liquidation Proposal” are to a proposal to approve the dissolution and liquidation of the Company in accordance with the Plan of Liquidation;
•	“MGCL” are to the Maryland General Corporation Law.
•	“NYSE American” are to the NYSE American stock exchange;
•	“Operating Partnership” are to Condor Hospitality Limited Partnership, a Virginia limited partnership, whose sole general partner is a wholly owned subsidiary of the Company;
•	“Plan of Liquidation” are to the Plan of Complete Liquidation and Dissolution attached to this proxy statement as Appendix B;
•
“Purchase Agreement” are to the Hotel Purchase and Sale Agreement (the “Purchase Agreement”), dated as of September 22, 2021, by and between B9 Cowboy Mezz A LLC (“Buyer”), as amended by the First Amendment to Hotel Sale and Purchase Agreement, dated as of October 1, 2021, by and between B9 Cowboy Mezz A LLC and the Company and as it may be further amended from time to time, a copy of which is attached as Appendix A to this proxy statement;

•	“Portfolio” are to the Company’s 15 hotels and assets related thereto listed under “Portfolio”.
•	“Portfolio Sale” are to the sale of the Portfolio pursuant to the Purchase Agreement, constituting the sale of all or substantially all of the assets of the Company;
•	“Portfolio Sale Proposal” are to a proposal to approve the Portfolio Sale;
•	“Record Date” means the close of business on [•], 2021;
•	“Seller’s Subsidiaries” mean the Company’s operating partnership’s subsidiaries the each in turn own one of the hotels in the Portfolio;
•	“SDAT” are to the State Department of Assessments and Taxation of Maryland;

•	“SEC” are to the United States Securities and Exchange Commission; and
•	“Securities Act” are to the Securities Act of 1933, as amended.
The Company
The Company was incorporated in Virginia on August 23, 1994 and was reincorporated in Maryland on November 19, 2014. Our common stock began trading on October 30, 1996 and today trades under the symbol “CDOR” on the NYSE American.
The Company is a self-administered real estate investment trust (“REIT”) for federal income tax purposes that specializes in the investment and ownership of high-quality select-service, limited-service, extended stay, and compact full service hotels. As of the date of this proxy statement, the Company owns 15 hotels in eight states.
We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by our operating partnership, Condor Hospitality Limited Partnership and its subsidiaries, for which we serve as general partner. As of the date of this proxy statement, we owned an approximate 99.9% ownership interest in the operating partnership.
The Company’s principal executive offices are located at 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701, and the telephone number is 301-861-3305. See “Where You Can Find More Information” on page 79 for more information about the Company.
Buyer
B9 Cowboy Mezz A LLC, a Delaware limited liability company, is an affiliate of Blackstone Inc. (“Blackstone”). Buyer was formed solely to engage in the transactions contemplated by the Purchase Agreement.
Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $208 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single family housing, office, hospitality and retail.
The Portfolio Sale (page 54)
The Company has entered into the Purchase Agreement with Buyer, which is attached to this proxy statement as Appendix A pursuant to which the Company has agreed to sell the Portfolio to the Buyer for $305,000,000. The Buyer has deposited $15,000,000 of the purchase price in escrow.
The Purchase Agreement (page 54)
Generally pursuant to the Purchase Agreement, the Company will sell, or cause to be sold, and Buyer will purchase, all of the equity interests of the Company’s 15 indirectly owned subsidiaries, which each in turn owns one of the 15 hotels in the Portfolio, plus additional assets and other items related to the Portfolio. The 15 hotels are listed under “Portfolio” on page 22.
Purchase Price (page (56). The Company has agreed to sell the Portfolio and the Buyer has agreed to purchase the Portfolio for $305,000,000 in cash. The Buyer is entitled to certain credits and to deduct and withhold any amounts from the consideration payable to the Company under the Purchase Agreement that are required to be withheld with respect to the making of any such payment under the U.S. Internal Revenue Code, or any provision of state, local or foreign applicable laws.
Representations and Warranties (page 58). The Purchase Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to in all material respects carry on its business in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Purchase Agreement and the consummation of the Portfolio Sale.
Board Recommendation (page 64). The Company, through the Board, is required to recommend to our stockholders that they approve the Portfolio Sale Proposal, include such recommendation in this proxy statement and solicit and use its reasonable efforts to obtain our stockholder’s approval of the Portfolio Sale Proposal (including by soliciting proxies from our stockholders), except to the extent that the Board shall have made an adverse recommendation change as permitted in the Purchase Agreement.

Closing (page 58) Subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to closing set forth in the Purchase Agreement, the closing of the Portfolio Sale will take place at 3:00 p.m. local Bethesda, Maryland time on the date that is the later of (i) November 19, 2021 and (ii) the third business day following the date on which the conditions for closing have been satisfied, or on such alternative date or at such alternative location as may be mutually agreed upon by the Company and Buyer in writing.
Closing Conditions (page 66) The obligation of the Company and Buyer to consummate the Portfolio Sale are subject to the satisfaction in full of a number of conditions on or prior to the closing, the approval of the Portfolio Sale Proposal by our stockholders, the ISRA Approval, the accuracy of the representations and warranties made by the parties in the Purchase Agreement, and the performance of the parties’ obligations under the Purchase Agreement.
Termination (page 68) The Purchase Agreement may be terminated and the Portfolio Sale may be abandoned at any time prior to closing, notwithstanding the receipt of approval of the Portfolio Sale Proposal from our stockholders:
•	by mutual agreement of the Company and the Buyer;
•	by either Buyer or the Company if the closing has not occurred on or before 11:59 p.m. local Bethesda, Maryland time on January 11, 2022;
•	by either Buyer or the Company if the approval of our stockholders in favor of the Portfolio Sale Proposal, or the ISRA Approval, was not obtained at the special meeting;
•
by Buyer if (prior to obtaining approval of the Portfolio Sale Proposal from our stockholders) the Company or the Board (i) effects an adverse recommendation change, (ii) fails to publicly reaffirm the Board’s recommendation to the stockholders in favor of the Portfolio Sale Proposal following any person publicly announcing an acquisition proposal for the Company; (iii) authorizes, approves, adopts or recommends or otherwise declares advisable (or publicly proposes to do any of the foregoing), or enters into or allows the Company or any of its subsidiaries to enter into, an alternative acquisition agreement, or (iv) fails to publicly recommend against any tender offer or exchange offer that constitutes an acquisition proposal under the Purchase Agreement; or

•
by the Company if (prior to obtaining our stockholder’s approval in favor of the Portfolio Sale Proposal) (i) after complying with applicable sections of the Purchase Agreement, the Board authorizes the Company or any of its subsidiaries to enter into a definitive written agreement providing for the implementation of a superior proposal that did not result from a breach by the Company of the applicable sections of the Purchase Agreement, (ii) the Company or any of its subsidiaries enter into a definitive written agreement providing for superior proposal concurrently with or immediately after the termination of the Purchase Agreement in accordance with its terms; and (iii) the Company, prior to or concurrently with such termination, pays to Buyer the termination fee the $5,000,000 termination fee.

No Solicitations (page 62). The Purchase Agreement contains a general prohibition on our soliciting any third-party acquisition proposal or entering into any agreement for an alternative acquisition proposal, and a requirement that we pay a termination fee of $5,000,000 if the Purchase Agreement is terminated in specified circumstances. See “The Purchase Agreement—Conduct and Transaction of Business Prior to Closing—Exclusivity; No Solicitations” beginning on page 62 and “The Purchase Agreement —Termination of the Purchase Agreement—Termination Fees” beginning on page 68.
Plan of Liquidation (page 72)
On September 20, 2021, the Board declared the dissolution of the Company advisable and adopted the Plan of Liquidation, which is attached to this proxy statement as Appendix B, pursuant to which we expect to take the following actions:
•	We will undertake the orderly sale of all of our properties and other assets as described in this proxy statement.

•
We will pay or provide for our outstanding and expenses, which may include establishing a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available.

•
The estimated aggregate amount of distributions to our stockholders is approximately $7.35 to $7.85 per share of the Company common stock. Although we have provided an estimated range of liquidating distributions, we cannot determine at this time when, or potentially whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. See “Risk Factors—Risks Related to the Plan of Liquidation” beginning on page 16.

•	We will wind up our operations and dissolve the Company in accordance with the Plan of Liquidation, which provides that:
○
upon a determination made by the Board, we may transfer and assign to a liquidating trust the Company’s remaining cash and property to pay (or adequately provide for) all the remaining debts and liabilities and pay the remainder to our stockholders; and

○
at any time prior to the filing of Articles of Dissolution with the SDAT, the Board may terminate the Plan of Liquidation if it determines that doing so is in accordance with the best interests of our stockholders.

Estimated Range of Liquidating Distributions
The estimated range of liquidating distributions of $7.35 to $7.85 per share of the Company common stock, estimated as of September 20, 2021 is based upon (i) our estimate of the range of proceeds to be received by the Company from the Portfolio Sale, (ii) the amount of Company indebtedness owed, including any estimated penalties that we expect to incur for early payment thereof, (iii) the amount of cash on hand and (iv) the estimated expenses to be incurred in connection with the Portfolio Sale and the Plan of Liquidation.
Special Meeting (See page 23)
The special meeting will be held on [•], 2021, at 11:00 a.m., Eastern time. The special meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR20215MZ (there is no physical location for the Special Meeting). You will need to have your control number that is included on your proxy card.
At the meeting, you will be asked to consider and vote upon the following:
•	Consider and vote upon the Portfolio Sale Proposal;
•	Consider and vote upon the Liquidation Proposal;
•	Consider and vote on the Advisory Compensation Proposal; and
•	Consider and vote on the Adjournment Proposal.
Virtual Attendance (See page 24)
You may attend the special meeting and vote your shares by first registering at www.virtualshareholdermeeting.com/CDOR20215MZ. You will need to have your control number that is included on your proxy card. Stockholders will be able to participate, ask questions and vote, from their home or from any location. Check-in will begin 15 minutes prior to the special meeting. We encourage you to register for the special meeting prior to the start time leaving ample time for the check in.
Required Vote (See page 23)
Approval of the Portfolio Sale Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock. Any shares not voted (whether by abstention, withholding authority or broker non-vote) will have the same effect as a vote against the Portfolio Sale Proposal.
Approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock. Any shares not voted (whether by abstention, withholding authority or broker non-vote) will have the same effect as a vote against the Liquidation Proposal.

Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Not voting shares (whether by abstention, withholding authority or broker non-vote) will have no impact on the vote on these matters.
As of the Record Date, Real Estate Investment Strategies L.P. and its affiliates Efanur S.A. and Real Estate Investment Group VII, L.P. (collectively “RES”) and SREP III Flight-Investco, L.P., Stepstone Group Real Estate LP, Stepstone REP II (GP), LLC and Stepstone Group Real Estate Holdings LLC (collectively “SREP”) collectively own approximately 60.7% of the Company common stock. RES are affiliates of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentinian-based publicly traded company, and SREP are affiliates of StepStone Group L.P. (“StepStone”). As of the Record Date, Mr. Blackham, the Company’s President and Chief Executive Officer, has voting and dispositive power over 216,065 shares of Company common stock, representing approximately 1.5% of the shares of our outstanding Company common stock.
RES, SREP, and Mr. Blackham have entered into agreements with the Buyer to, among other things, vote all shares of Company common stock held by them and their affiliates affirmatively for the Portfolio Sale Proposal and against any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or that could reasonably be expected to result in any condition to the Portfolio Sale set forth in the Purchase Agreement not being fulfilled. Pursuant to their voting agreements, RES will provide, or cause to be provided, the consent and approval in satisfaction of the ISRA Approval at or before the special meeting.
These stockholders collectively hold approximately 62.2% of the outstanding shares of common stock. However, upon the occurrence of an adverse recommendation change in compliance with the Purchase Agreement by our board of directors to its recommendation to stockholders of the Portfolio Sale, the aggregate number of shares covered by the voting obligations set forth in these voting agreements will automatically be reduced (on a pro rata basis with each other) to the extent necessary so that the aggregate number of shares of common stock subject to the voting agreements represents no more than 35% of the shares of common stock outstanding and entitled to vote at the special meeting.
Unless there occurs an adverse recommendation change under the Purchase Agreement or the termination of the voting agreements, the aggregate voting power of RES and SREP is sufficient to assure approval of the Portfolio Sale Proposal at the special meeting. See “The Portfolio Sale and The Plan of Liquidation—Voting Agreements” on page 48. The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of the voting agreement which is attached as Appendix D to this proxy statement.
Record Date and Quorum (See page 23)
If you owned Company common stock on the Record Date, you are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. You have one vote on each proposal presented at the special meeting for each share of Company common stock that you owned on the Record Date.
The virtual presence at the special meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum, permitting us to conduct our business at the special meeting. As of the Record Date there were [•] shares of Company common stock outstanding.
Voting and Revocation (See page 27)
If you hold your shares of Company common stock directly, you may vote in person virtually at the special meeting or submit a proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, you can submit voting instructions via telephonic or internet proxy authorization by following the instructions on the enclosed proxy card.
If you own shares of Company common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting by submitting a later-dated proxy, or in person virtually at the special meeting or by mail, or by submitting your proxy or voting instructions by telephone or by internet at a date after the date of the previously submitted proxy relating to the same shares, or by delivering instructions to our Secretary in writing at our office located at 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701, or by attending the special meeting and voting in person by ballot.
Virtual attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own your shares in “street name,” you may revoke or change previously delivered voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Portfolio Sale Proposal and the Liquidation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote “AGAINST” the Portfolio Sale Proposal and the Liquidation Proposal, but will have no effect on the Adjournment Proposal or the Advisory Compensation Proposal.
Recommendation of the Company’s Board (See pages 71, 72, 75 and 76)
The Board has unanimously approved each of the proposals and recommends that you vote “FOR” the Portfolio Sale Proposal, “FOR” the Liquidation Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.
Opinion of KeyBanc (See page 33)
In connection with the Board’s approval of the Portfolio Sale, KeyBanc Capital Markets Inc. (which we refer to in this proxy statement as “KeyBanc”), rendered an opinion, dated September 20, 2021, to the Board as to the fairness, from a financial point of view, of the cash consideration to be received by Company in the Portfolio Sale. The full text of KeyBanc’s written opinion, dated September 20, 2021, is attached to this proxy statement as Appendix C. You should read KeyBanc’s opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by KeyBanc in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. KeyBanc was retained solely to provide an opinion to the Company board of directors as to the cash consideration to be received by the Company. KeyBanc’s opinion was prepared for the benefit and use of the Company board of directors (in its capacity as such), and addressed only the fairness from a financial point of view, as of the date of the opinion, of the cash consideration to be received by the Company pursuant to the Purchase Agreement. It does not constitute a recommendation as to how any stockholder should vote with respect to the Portfolio Sale or any other matter, and does not address any other terms, conditions, aspects or implications of the Portfolio Sale or the distribution or utilization of the cash consideration to be received by the Company in the Portfolio Sale.
Risk Factors (See page 15)
In evaluating the Portfolio Sale and the Plan of Liquidation, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 15.
Interests of Certain Stockholders, Our Directors, Officers and Employees (See page 49)
In considering our board of directors’ recommendation that you vote “FOR” the approval of the proposals, you should be aware that certain stockholders, our directors, officers and employees may have interests that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of these interests and considered them in its decision to approve the Portfolio Sale and the Plan of Liquidation and other proposals. See “The Portfolio Sale and the Plan of Liquidation—Interests of certain stockholders, our directors, officers and employees” below.

No Appraisal or Dissenters’ Rights (See page 79)
Pursuant to Maryland law, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with Portfolio Sale or the Plan of Liquidation.
Litigation Relating to the Portfolio Sale or the Plan of Liquidation (See page 52)
There is currently no litigation arising from our actions in connection with the Portfolio Sale or the Plan of Liquidation.
Regulatory Matters (See page 52)
Other than in connection with the filing of this proxy statement with Securities and Exchange Commission (the “SEC”) and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Portfolio Sale or the Plan of Liquidation.
Material U.S. Federal Income Tax Consequences (See page 41)
You are urged to read the discussion in the section entitled “The Portfolio Sale and the Liquidation Proposal—Material U.S. Federal Income Tax Consequences” beginning on page 41 and to consult your tax advisor as to the United States federal income tax consequences of the Portfolio Sale and the Plan of Liquidation, as well as the effects of state, local and foreign tax laws.
Important Notice Regarding Availability of Proxy Materials
This proxy statement, the form of proxy card and our 2020 Annual Report to Stockholders on our annual report on Form 10-K for the year ended December 31, 2020, are available in the SEC Filings section of our website at http://www.condorhospitality.com.
Stockholders may also obtain a copy of these materials by writing to Condor Hospitality Trust, Inc., Attention: Corporate Secretary, 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701.

QUESTIONS AND ANSWERS
Special Meeting
What is the date of the special meeting and how will it be held?
The special meeting of stockholders will be held on [•], 2021, at 11:00 a.m., Eastern time. The special meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR20215MZ (there is no physical location for the special meeting). You will need to have your control number that is included on your proxy card.
What is the purpose of the meeting and what will I be voting on at the special meeting?
The purpose of the special meeting is to consider and vote on the following proposals:
Portfolio Sale Proposal (Proposal One). Our board of directors has determined that it is advisable and in the best interest of the Company and our stockholders to sell the Company’s hotels and other assets pursuant to the Purchase Agreement to the Buyer. Stockholder approval is required to complete the Portfolio Sale.
Liquidation Proposal (Proposal Two). Our board of directors has determined that it is advisable and in the best interests of the Company and our stockholders to sell all or substantially all of our assets, pay off our outstanding liabilities, distribute the net proceeds to our stockholders and dissolve. To do so, our board of directors has adopted the Plan of Liquidation. Stockholder approval of the dissolution and liquidation of the Company is required to complete the Plan of Liquidation.
The Advisory Compensation Proposal (Proposal Three). You will be asked to consider and vote upon the proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Portfolio Sale and the Plan of Liquidation.
The Adjournment Proposal (Proposal Four). You will be asked to consider and vote upon the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Portfolio Sale Proposal or the Liquidation Proposal. Stockholder approval is required to adopt the Adjournment Proposal.
The Board does not know of any matters that may be acted upon at the meeting other than the matters set forth in the proposals listed above and, pursuant to our bylaws, only the matters set forth in this notice of special meeting may be brought before the special meeting.
What is the Portfolio Sale?
Pursuant to the Purchase Agreement, the Company will sell its subsidiaries that own its 15 hotels to the Buyer for $305,000,000. The Portfolio Sale will constitute a sale of all or substantially all of our assets.
Plan of Liquidation
What is the Plan of Liquidation?
The Plan of Liquidation contemplates the orderly sale of our assets and the payment of or provision for our outstanding liabilities and expenses, which may include establishing a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available. The principal purpose of the liquidation is to seek to provide liquidity to our stockholders by liquidating our assets and distributing the net proceeds of the liquidation to the holders of our common stock. See “Proposal Two: Liquidation Proposal— Implementation of the Plan of Liquidation and Portfolio Sales” on page 73. We believe the Portfolio Sale best ensures that the sale of our assets occurs in a manner designed to enhance the consideration received for such assets.
At such time as the Company has sold its assets, satisfied its liabilities and distributed the net proceeds of asset sales to our stockholders, we will file Articles of Dissolution with the SDAT, and the Company will cease to exist and all outstanding shares of Company common stock will be cancelled. Even if our stockholders approve the liquidation of the Company pursuant to the Plan of Liquidation, at any time prior to the filing of Articles of Dissolution, the Board may amend or terminate the Plan of Liquidation without further stockholder approval if it determines that doing so would be in the best interest of the Company and our stockholders.
What amount will stockholders receive from the liquidation?
Due to the uncertainties as to the completion of the Portfolio Sale, the time that may be required to liquidate and dissolve the Company, the expenses associated with the liquidation of the Company and the ultimate settlement amount of our liabilities, it is difficult to predict the amounts which will ultimately be distributed to our stockholders should the Plan of Liquidation be approved by our stockholders and implemented by the Board. While a number of factors may change this amount, we estimate, as of September 20, 2021, that if the Plan of Liquidation is approved by our stockholders and we are able to successfully implement the Plan of Liquidation, then after the sale of all or substantially all of the Company’s assets and the payment of all of the Company’s outstanding liabilities, we will make total liquidating distributions to our stockholders of approximately $7.35 to $7.85 per share of the Company’s common stock. Although we have provided an estimated range of liquidating distributions based upon market, economic, financial and other circumstances and conditions existing as of September 20, 2021, we cannot determine at this time when, or potentially whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. See “Risk Factors—Risks Related to the Plan of Liquidation” beginning on page 16.
How was the estimated range of total stockholder distributions of $7.35 to $7.85 per share of the Company’s common stock derived?
The estimated range of liquidating distributions of $7.35 to $7.85 per share of the Company’s common stock as of September 20, 2021 is based upon (i) our estimate of the proceeds to be received by the Company from the Portfolio Sale, (ii) the amount of Company indebtedness, including any estimated penalties that we expect to incur at the time for early payment thereof, (iii) the amount of cash on hand, and (iv) the estimated expenses to be incurred in connection with the Portfolio Sale and the Plan of Liquidation. These estimates are based upon market, economic, financial and other circumstances and conditions existing as of September 20, 2021, and any changes in such circumstances and conditions could have a material effect on the ultimate amount of proceeds received by stockholders. See “Risk Factors—Risks Related to the Plan of Liquidation” beginning on page 16.
Do the Company’s directors, executive officers or affiliated entities have any interests in the Portfolio Sale or the liquidation of the Company?
Yes. In considering the Board’s recommendation that you vote “FOR” the approval of the Portfolio Sale Proposal, the Liquidation Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, you should be aware that certain of our directors, executive officers and their affiliated entities may have interests in the Portfolio Sale and our liquidation. See “The Portfolio Sale and Plan of Liquidation—Interests of certain stockholders, our directors, officers and employees” beginning on page 49.
What will happen if the Liquidation Proposal is not approved?
If the Liquidation Proposal is not approved, the liquidation and dissolution of the Company will not occur. As a result, we will not be able to make any liquidating distributions from the proceeds of the sales of our properties, and the Company will continue to operate its business and the Board may reconsider other strategic alternatives available to the Company. If the Liquidation Proposal is not approved, the Company intends to evaluate all of its options with respect to any sales proceeds received from the sale of its properties or other assets, including pursuant to the Purchase Agreement. Such options may include, without limitation, the distribution of such proceeds to stockholders, the reinvestment of such proceeds in real estate investments or the use of such proceeds for other corporate purposes.
What will happen if the Portfolio Sale is not completed?
If the Portfolio Sale is not completed, the Company will not receive the proceeds of the Portfolio Sale. In addition, if the Portfolio Sale is terminated for certain specified reasons, the Company may be required to pay certain fees to Buyer. In the event that the stockholders approve the Liquidation Proposal, but the Portfolio Sale is not completed, the Company will seek to sell its assets to another buyer or buyers. There can be no guarantee that the proceeds from such sale or sales would equal or exceed the proceeds contemplated by the Purchase Agreement. See “The Purchase Agreement—Termination of the Purchase Agreement” beginning on page 67.
What are the federal income tax consequences of the liquidation to me?
If the Company makes distributions as a result of its implementation of the liquidation, a U.S. holder of Company common stock will realize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the cash distributed to such stockholder directly plus the net value of any property transferred to any liquidating trust that may be established on the stockholder’s behalf; and (ii) the stockholder’s adjusted tax basis in his, her or its shares. Non-U.S. holders will be subject to U.S. federal income tax on any distributions received to the extent attributable to gains recognized by the Company on sales of real property located in the United States. See “The Portfolio Sale and the Plan of Liquidation—Material U.S. Federal Income Tax Consequences” beginning on page 41. We urge each stockholder to consult with his or her own tax advisors regarding tax consequences of distributions made pursuant to the Plan of Liquidation.
Do I have appraisal or dissenters rights in connection with the liquidation?
Pursuant to Maryland law, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Portfolio Sale or the Plan of Liquidation.
When do you believe the Plan of Liquidation will be completed?
If our stockholders approve the Portfolio Sale Proposal and the Liquidation Proposal, we expect to make one or more liquidating distributions to our stockholders during the period of the liquidation process and to make the final liquidating distribution on or before a date that is within 24 months after stockholder approval of the Liquidation Proposal. If we have not sold all of our assets and paid all of our liabilities within 24 months after stockholder approval of the Liquidation Proposal, or if the Board otherwise determines that it is advantageous to do so earlier, we may transfer our remaining assets and liabilities to a liquidating trust and distribute interests in the liquidating trust to our stockholders. We cannot predict the exact amount to be distributed or the timing of the completion of the Plan of Liquidation. See “Proposal Two: Liquidation Proposal—General” beginning on page 72.
What is a liquidating trust?
A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it after paying any of the remaining liabilities. If we form a liquidating trust, we will transfer to our stockholders beneficial interests in the liquidating trust. These interests will generally not be transferable by you.
Voting at the Special Meeting
When and where is the special meeting?
The special meeting will take place at 11:00 a.m., Eastern time, on [•], 2021. The special meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR20215MZ (there is no physical location for the special meeting). You will need to have your control number that is included on your proxy card.
Who can vote at the special meeting?
Holders of Company common stock as of the Record Date are entitled to receive notice of and to vote at the special meeting.
How can I attend the special meeting?
You may attend the special meeting and vote your shares by first registering at www.virtualshareholdermeeting.com/CDOR20215MZ. You will need to have your control number that is included on your proxy card. Stockholders will be able to listen, ask questions and vote, from their home or from any location. Check-in will begin 15 minutes prior to the special meeting. We encourage you to register for the special meeting prior to the start time leaving ample time for the check in.

How many votes do I have?
You have one vote on each proposal presented at the special meeting for each share of Company common stock that you owned on the Record Date.
What is the recommendation of our Board?
The Board has unanimously approved each of the proposals and recommends that you vote “FOR” the Portfolio Sale Proposal, “FOR” the Liquidation Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.
What will constitute a quorum at the special meeting?
The presence at the special meeting, in person virtually or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for the conduct of business at the special meeting with respect to the matters such shares are entitled to vote upon. We will include abstentions, if any, in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. Failure to provide instructions to your broker, bank, or other nominee on how to vote will result in your shares not being counted as present at the meeting. A “broker non-vote” occurs when shares held by a broker, bank, or other nominee are represented at the meeting, but the broker, bank, or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. The only proposals to be voted on at the special meeting are regarded as “non-routine” matters, meaning that your broker, bank, or other nominee may not vote on these proposals without instructions from you.
As of the Record Date, there were 14,722,527 shares of Company common stock outstanding. 7,361,264 shares of Company common stock must be virtually represented at the special meeting to obtain a quorum on each proposal.
What vote is required to approve the Portfolio Sale Proposal?
Approval of the Portfolio Sale Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date. Because the required vote for this proposal is based on the number of outstanding shares of Company common stock entitled to vote at the special meeting, failure to vote your shares, abstentions, or a failure to provide instructions to your broker, bank, or other nominee with respect to this proposal will have the same effect as voting against approval of the Portfolio Sale Proposal.
What vote is required to approve the Liquidation Proposal?
Approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date. Because the required vote for this proposal is based on the number of outstanding shares of Company common stock entitled to vote at the special meeting, failure to vote your shares, abstentions, or a failure to provide instructions to your broker, bank, or other nominee with respect to this proposal will have the same effect as voting against approval of the Liquidation Proposal.
What vote is required to approve the Adjournment Proposal and the Advisory Compensation Proposal?
Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. If you fail to vote your shares or abstain from voting with respect to either of these proposals, or if you fail to provide instructions to your broker, bank or other nominee with respect to this proposal, your failure to vote will not have any effect on the outcome, assuming a quorum is present.
How are RES, SREP and Mr. Blackham expected to vote?
RES, SREP, and Mr. Blackham have entered into agreements with the Buyer to, among other things, vote all shares of Company common stock held by them and their affiliates affirmatively for the Portfolio Sale Proposal and against any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or that could reasonably be expected to result in any condition to the Portfolio Sale set forth in the Purchase Agreement not being fulfilled. Pursuant to their voting agreements, RES will provide, or cause to be provided, the consent and approval in satisfaction of the ISRA Approval at or prior to the special meeting.
These stockholders collectively hold approximately 62.2% of the outstanding shares of common stock. However, upon the occurrence of an adverse recommendation change in compliance with the Purchase Agreement by our board of directors to its recommendation to stockholders of the Portfolio Sale, the aggregate number of shares covered by the voting obligations set forth in these voting agreements will automatically be reduced (on a pro rata basis with each other) to the extent necessary so that the aggregate number of shares of common stock subject to the voting agreements represents no more than 35% of the shares of common stock outstanding and entitled to vote at the special meeting.
Unless there occurs an adverse recommendation change under the Purchase Agreement or the termination of the voting agreements, the aggregate voting power of RES and SREP is sufficient to assure approval of the proposals at the special meeting. See “The Portfolio Sale and The Plan of Liquidation—Voting Agreements” on page 48. The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of the voting agreement which is attached as Appendix D to this proxy statement.
How does the board of directors recommend that I vote?
The Board unanimously recommends you vote (1) “FOR” the Portfolio Sale Proposal, (2) “FOR” the Plan of Liquidation; (3) “FOR” the Advisory Compensation Proposal; and (4) “FOR” the Adjournment Proposal. Please see “Portfolio Sale and The Plan of Liquidation—Reasons for the Portfolio Sale and the Plan of Liquidation and Recommendation of our Board of Directors” on page 31 for a discussion of the material factors, risks and countervailing factors considered by our board of directors in making its recommendations.
How do I cast my vote?
If you hold your shares of Company common stock directly, you may vote in person virtually at the special meeting or submit a proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, you can submit voting instructions via telephonic or internet proxy authorization by following the instructions on the enclosed proxy card.
How do I cast my vote if my shares of Company common stock are held in “street name” through a broker, bank or other nominee?
If you hold your shares of Company common stock in “street name” through a broker, bank, or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from the broker, bank, or other nominee that is the record holder of your shares and provide the broker, bank, or other nominee with instructions on how to vote your shares. Your broker, bank, or other nominee may not vote on the proposals without instructions from you. Failure to provide instructions to your broker, bank, or other nominee on how to vote will result in your shares not being counted as present at the special meeting.
What will happen if I fail to vote or abstain from voting?
If you fail to cast your vote in person virtually or by proxy, or if you hold your shares of Company common stock in “street name” through a broker, bank or other nominee and fail to give voting instructions to the record holder of your shares, or if you abstain from voting, it will have the same effect as a vote against the Portfolio Sale Proposal and the Liquidation Proposal.
If you fail to cast your vote in person virtually or by proxy, or if you hold your shares of Company common stock in “street name” through a broker, bank or other nominee and fail to give voting instructions to the record holder of your shares, or if you abstain from voting, it will not have any effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal, assuming a quorum is virtually present.
How will proxy cards be voted?
If you properly submit a proxy card prior to the special meeting, or you properly submit a proxy via telephonic or internet proxy authorization, your shares will be voted as you direct. If you properly submit a proxy card prior to the special meeting, but do not indicate how to vote your shares, your shares will be voted (1) “FOR” the Portfolio Sale Proposal, (2) “FOR” the Liquidation Proposal; (3) “FOR” the Advisory Compensation Proposal; and (4) “FOR” the Adjournment Proposal.
What happens if I sell my shares before the special meeting?
If you hold shares of Company common stock on the Record Date but transfer these shares prior to the special meeting, you will retain your right to vote at the special meeting, but not the right to receive the Plan of Liquidation consideration. Only a person who holds shares of Company common stock at the time of the distributions pursuant to the Plan of Liquidation is entitled to receive such distributions.
Can I change my vote?
Yes. You may change or revoke a previously granted proxy at any time before it is voted at the special meeting by:
•
submitting a later-dated proxy card, or in person virtually at the special meeting or by mail, or by submitting a new proxy or voting instructions via telephone or internet at a date after the date of the previously submitted proxy relating to the same shares;

•	delivering instructions to our Corporate Secretary in writing at our offices located at 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701; or
•	by attending the special meeting and voting virtually by ballot provided you hold your shares directly.
To be effective, a proxy revocation must be received by us at or prior to the special meeting. Attendance at the virtual special meeting will not, in itself, constitute revocation of a previously authorized proxy
If your shares are held in “street name,” then you may change your vote by submitting new voting instructions by contacting your broker, bank or other nominee.
Are stockholders entitled to appraisal or dissenters’ rights?
Our stockholders are not entitled to exercise any appraisal or dissenters’ rights. For more information, see “No Appraisal or Dissenters’ Rights” on page 79.
Where can I find more information about the Company?
We file certain information with the SEC. This information is available at the internet site the SEC maintains at http://www.sec.gov and on our website at http://www.condorhospitality.com. Information contained on our website is not part of, or incorporated by reference in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 79.
What is “householding” and how does it affect me?
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, which allows us to send a single proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received contrary instructions from one or more of the securityholders. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was previously delivered. If you received a single copy of this proxy statement, but you would prefer to receive your own copy, you may direct requests for separate copies to Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701, Attention: Secretary or call us at (402) 371-2520. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Who can help answer my other questions?
If you have more questions about the special meeting, you should contact us as follows:
Condor Hospitality Trust, Inc.
1800 W. Pasewalk Avenue, Suite 120
Norfolk, Nebraska 6870
Telephone: (301) 861-3305
Email: Investors@trustcondor.com
If you hold your shares in “street name” through a broker, bank or other nominee, you may also call your broker, bank or other nominee for additional information.
You should rely only on the information provided in or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

RISK FACTORS
In deciding how to vote with respect to the approval of the Portfolio Sale Proposal and the Liquidation Proposal, you should carefully consider the following risk factors and all the other information contained in this proxy statement. Each of the risks described could result in a decrease in the proceeds ultimately distributed to you in connection with the Portfolio Sale and the Plan of Liquidation or otherwise with respect to your shares, or could adversely affect the timing of distributions.
Risks Related to the Portfolio Sale
If the Portfolio Sale is not completed, the Company would be subject to a number of material risks, including that:
•	we may be unable to dispose of the Portfolio for a price, in the aggregate, equaling or exceeding the purchase price in the Portfolio Sale;
•	we may be unable to enter into an alternative transaction to dispose of the Portfolio;
•	we would still be required to pay expenses incurred in connection with the Portfolio Sale, including legal and accounting fees;
•	we may be required to reimburse the Buyer for up to $500,000 in out-of-pocket expenses incurred by the Buyer in connection with the Purchase Agreement; and
•	we may be required to pay a termination fee to the Buyer of $5,000,000.
The occurrence of any of these events may impair our ability to conduct our business and may reduce the amounts otherwise available for distribution to our stockholders.
The Purchase Agreement significantly limits our ability to pursue alternatives to the Portfolio Sale.
The Purchase Agreement contains provisions that make it more difficult for us to enter into a transaction with a party other than the Buyer regarding an alternative acquisition proposal. These provisions include the general prohibition on our soliciting any third-party acquisition proposal or entering into any agreement for an alternative acquisition proposal, and the requirement that we pay a termination fee of $5,000,000 if the Purchase Agreement is terminated in specified circumstances. See “The Purchase Agreement—Conduct and Transaction of Business Prior to Closing—Exclusivity; No Solicitations” beginning on page 62 and “The Purchase Agreement —Termination of the Purchase Agreement—Termination Fees” beginning on page 68.
These provisions of the Purchase Agreement could discourage a third party that might have an interest in acquiring the Company, from considering or proposing a transaction, even if that party were prepared to pay consideration with a higher value relative to the purchase price to be paid by the Buyer for the Portfolio. Furthermore, the termination fee may result in a potential acquiror offering to pay a lower purchase price to acquire the Company than it might otherwise have offered to pay. The payment of the termination fee could also have an adverse effect on our financial condition and may reduce the assets available for distribution to our stockholders.
Even if our stockholders approve the Portfolio Sale Proposal, the Portfolio Sale may not be completed.
In addition to the required approval of our stockholders, the closing of the Portfolio Sale is subject to several closing conditions, some of which are not within our control, including:
•	compliance in all material respects by the parties to the Purchase Agreement with their respective covenants and agreements contained in the Purchase Agreement; and
•	the accuracy, subject to certain materiality standards, of the representations and warranties made by the parties in the Purchase Agreement.
We cannot be certain when or if the conditions to the closing of the Portfolio Sale will be satisfied, and, as a result, even if the Portfolio Sale Proposal is approved by our stockholders at the special meeting, there can be no assurance that the Portfolio Sale will be completed.
The sales of our assets pursuant to the Plan of Liquidation will not be subject to further stockholder approval.
If our stockholders approve the Liquidation Proposal, our Board will have the authority to sell any and all of the Company’s assets on such terms and to such parties, including affiliated parties, as the Board determines appropriate, even if such terms are less favorable than those assumed for the purpose of estimating our range of liquidating distributions. Notably, our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.
We continue to be subject to the risks of operating the Portfolio prior to closing of the Portfolio Sale.
Prior to the closing of the Portfolio Sale, we will remain subject to all of the risks of operating the Portfolio today, including those described in the “Risk Factors” sections included in our annual, quarterly and current reports filed with the SEC. In addition, such risks may result in our incurring additional obligations and liabilities which may be retained by us following the closing of the Portfolio Sale and, in such event, could reduce the amounts ultimately available for distribution to our stockholders.
The sole and exclusive remedy for the Company if Buyer fails to consummate the Portfolio Sale is receipt of the $15,000,000 deposited by Buyer in escrow as liquidated damages.
In the event that Buyer defaults in performing its obligations under the Purchase Agreement to proceed to closing, the Company, as its sole and exclusive remedy for any such default, will be entitled to terminate the Purchase Agreement by giving Buyer written notice to such effect, and receive the $15,000,000 deposited by Buyer in escrow as liquidated damages for Buyer’s default. The Company has no right to bring an action for specific performance in order to compel Buyer to comply with its covenants or consummate the Portfolio Sale. In the event that the Portfolio Sale is not consummated, there is no guarantee that the Company will be able to sell the Portfolio for an amount equal to or exceeding the price contemplated by the Purchase Agreement. The foregoing factors may reduce the assets available for liquidating distributions to the Company’s stockholders.
Risks Related to the Plan of Liquidation
There can be no assurance that the liquidation will result in greater returns to you on your investment, within a reasonable period of time, than you would receive through other alternatives reasonably available to us.
If our stockholders approve the Liquidation Proposal and it is consummated, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. It is possible that continuing with the status quo or pursuing one or more other alternatives would result in greater returns on your investment. In that case, we will be foregoing those alternative opportunities if we implement the Plan of Liquidation. If the Liquidation Proposal is not approved by our stockholders, our board of directors may reconsider other strategic alternatives, including, but not limited to:
•	a sale or merger of the Company or similar business combination transaction involving the Company;
•	the sale of the Company’s real estate assets pursuant to a revised plan of liquidation (to the extent not sold pursuant to the Purchase Agreement); or
•	the sale of a significant amount of equity in the Company to one or more third parties.
Even if you receive total liquidating distributions within the estimated range of $7.35 to $7.85 per share of the Company’s common stock, there can be no assurance regarding the total return you will realize.
Although we have provided an estimated range of total liquidating distributions of $7.35 to $7.85 per share of the Company’s common stock, there can be no assurances regarding the amounts of any liquidating distributions or the timing thereof. Your total return will depend on the amount you paid for your shares and the date on which you purchased such shares. Please consult with your financial advisor for more information about your potential total return.
Our board of directors may amend or terminate the Plan of Liquidation even if you approve it, if it determines that doing so is in the best interest of the Company and our stockholders.
Even if our stockholders approve the Liquidation Proposal, at any time prior to the filing of the Articles of Dissolution, the Board may amend or terminate the Plan of Liquidation without further stockholder approval if it determines that doing so would be in the best interest of the Company and our stockholders. Thus, we may decide to conduct the liquidation differently than described in this proxy statement or not at all.

We may fail to continue to qualify as a REIT, which would reduce the amount of any potential distributions.
The estimated range of the liquidating distributions per share set forth in this proxy statement assumes that the Company will continue to qualify as a REIT under the Tax Code during the entire liquidation process and, therefore, no provision has been made for federal income taxes. So long as we qualify as a REIT and distribute all of our taxable income each year, we generally will not be subject to federal income tax. While the Board does not presently intend to terminate our REIT status prior to the final liquidating distribution of our assets and our dissolution, pursuant to the Plan of Liquidation, the Board may take actions that would result in such a loss of REIT status. To qualify as a REIT, we must satisfy various ongoing requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our stockholders. There can be no assurance that the Company will be able to maintain its REIT qualification. We may encounter difficulties satisfying these requirements as part of the liquidation process. If we lose our REIT status, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes, including any applicable alternative minimum tax, at the corporate rate with respect to our entire income from operations and from liquidating sales of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years, and we would not be entitled to a tax deduction for distributions that we make. We would also be subject to increased state and local taxes. As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our stockholders.
The sale of properties may cause us to incur penalty taxes, fail to maintain our REIT status, or own and sell properties through taxable REIT subsidiaries (“TRSs”), each of which would reduce the amount available for distribution to our stockholders.
The sale of one or more of our properties may be considered a prohibited transaction under the Tax Code. Any “inventory-like” sales or dealer sales could be considered such a prohibited transaction. If we are deemed to have engaged in a “prohibited transaction” (i.e., sale of a property held by us primarily for sale in the ordinary course of our trade or business), all net gain that we derive from such sale would be subject to a 100% penalty tax. The Tax Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) seven sales in the current year; (b) sales in the current year that do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year that do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. The sale of our properties in anticipation of or in connection with the Plan of Liquidation likely will not satisfy the above prohibited transaction safe harbor; however based upon the facts and circumstances of such sale transactions, we believe that such sales should nevertheless not be treated as prohibited transactions.
If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we may be able to avoid the prohibited transaction tax if we hold and sell the property through a TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could assert that the disposition constitutes a prohibited transaction. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a tax which will have a negative impact on cash flow and the ability to make cash distributions.
As a REIT, the value of our ownership interests held in our TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If the IRS were to determine that the value of our interests in all of our TRSs exceeded 20% of the value of our total assets at the end of any calendar quarter, then we could fail to qualify as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of the Company’s TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of the Company’s gross income with respect to such year.
Consequently, the amount available for distribution to our stockholders could be significantly reduced.
We cannot determine at this time the amount or timing of final distributions to our stockholders in connection with our expected liquidation because there are many factors, some of which are not within our control, that could affect the amount or timing of any such distributions.
The amounts that may ultimately be available for distribution to our stockholders are not yet known, and while we have included in this proxy statement estimates as to the approximate amounts of the aggregate final distributions to our stockholders, there are many factors that may affect the amounts available for distribution to our stockholders, including, among other things, the net proceeds available to us upon sale or disposition of our assets (including the Portfolio Sale), the amount of any taxes, including withholding taxes and transfer taxes, imposed with respect to any such sale or disposition (including the Portfolio Sale), the operating costs and amounts to be set aside for claims, liabilities and other obligations prior to and during the liquidation and winding-up process, and the time required to complete the liquidation of our assets.
Additional liabilities and obligations could arise.
Following the Portfolio Sale, we will retain liabilities that must be satisfied prior to any final distribution to our stockholders, and some of those liabilities are uncertain. Significant time could be required to resolve some of these liabilities, which could impact both the timing and the amount of any final distribution to our stockholders. Also, some liabilities may involve third party disputes or may be beyond our control. If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount and timing of distributions to our stockholders could be less than the amounts we have estimated. In addition, we may be required under applicable law, or it may be necessary in order to maintain our REIT status, to hold back for distribution at a later date some of the estimated amounts that we currently anticipate distributing to our stockholders. For the foregoing reasons, among others, there can be no assurance as to the timing and amount of any final distributions to our stockholders, even if the Portfolio Sale is completed and the Liquidation Proposal is approved.
If our transaction costs, liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.
Before making the liquidating distributions to our stockholders, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. The Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us or them, for which we would pay a premium which has not yet been determined. The Board may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs in the liquidation are not yet final, so we have used estimates of these costs in calculating the amounts of our projected liquidating distributions. To the extent that we have underestimated these costs in calculating our projections or we incur unforeseen additional costs, our actual liquidating distributions may be lower than our estimated range. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established, payment of liquidating distributions to our stockholders may be delayed or reduced.
Distributing interests in a liquidating trust or conversion of the Company to another form of liquidating entity may cause you to recognize gain prior to the receipt of cash.
The REIT provisions of the Tax Code generally require that each year we distribute as dividends to our stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gains). Our liquidating distributions generally will not qualify as deductible dividends for this purpose unless, among other things, we make such distributions within 24 months after the adoption of the Plan of Liquidation.

Conditions may arise which cause us not to be able to liquidate within such 24-month period. In such event, rather than retain our assets and risk losing our status as a REIT, we may elect, for tax purposes, to transfer our remaining assets and liabilities to a liquidating trust or convert the Company to a liquidating entity that is a limited liability company, partnership or a trust. In addition, the Board may cause the Company to transfer its remaining assets and liabilities to a liquidating trust or to convert the Company to another liquidating entity if the Board determines, in its discretion, that it is advantageous or appropriate to do so. Such a transfer or conversion would be treated as a distribution of our remaining assets to our stockholders, together with a contribution of the assets to the liquidating trust or other liquidating entity. As a result, you would recognize gain to the extent that your share of the cash and the net fair market value of any assets (less liabilities assumed) received or initially held by the liquidating trust or other liquidating entity was greater than your basis in your Company common stock, regardless of whether you contemporaneously receive a distribution of cash with which to satisfy any resulting tax liability, and the Company may have withholding tax obligations with respect to foreign stockholders. See “The Portfolio Sale and the Plan of Liquidation—Material United States Federal Income Tax Consequences—Use of a Liquidating Trust.” In addition, it is possible that the fair market value of the assets received or initially held by the liquidating trust or other liquidating entity, as estimated for purposes of determining the extent of your gain at the time at which interests in the liquidating trust or other liquidating entity are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust or other liquidating entity on a later sale of the assets. In this case, you could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, the deductibility of which may be limited under the Tax Code. The distribution to stockholders of interests in a liquidating trust or the conversion of the Company to a liquidating entity may also cause ongoing adverse tax consequences (particularly to tax-exempt and foreign stockholders, which may be required to file U.S. tax returns with respect to their share of income generated by the liquidating trust or other liquidating entity).
Our entity value may be adversely affected by approval of the Liquidation Proposal.
Once our stockholders approve our dissolution in accordance with the Plan of Liquidation, we will generally be committed to winding-up our operations. This may adversely affect the value that a potential acquirer might place on us or our ability to sell the Portfolio if the Portfolio Sale does not occur, or any remaining assets if the Portfolio Sale occurs. It may also preclude other possible courses of action not yet identified by our board of directors.
Stockholders may be liable to our creditors for the amount received from us if our reserve fund or the assets transferred to a liquidating trust are inadequate.
If our stockholders approve the Liquidation Proposal, we intend to dispose of our assets, discharge our liabilities and distribute to our stockholders any remaining assets pursuant to the Plan of Liquidation as soon as practicable. In the event that it should not be feasible, in the opinion of the Board, for the Company to pay, or adequately provide for, all of our debts and liabilities, or if the Board shall determine it is advisable, the Board may establish a liquidating trust to which the Company could distribute in kind its unsold assets.
Any reserve fund or assets transferred to a liquidating trust established by us may not be adequate to cover any contingent expenses and liabilities. Under Maryland law, if we make distributions and fail to maintain an adequate reserve fund or fail to transfer adequate assets in a liquidating trust for payment of our contingent expenses and liabilities, each stockholder could be held liable for payment to our creditors of such amounts owed to creditors which we fail to pay. The liability of any stockholder would be limited to the amount of such liquidating distributions previously received by such stockholder from us or the liquidating trust. Accordingly, in such event, a stockholder could be required to return all such distributions received from the Company or the liquidating trust. If a stockholder has paid taxes on liquidating distributions previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Our obligations under our loans are expected to be paid off in full in connection with the closing of the Portfolio Sale. The remaining liabilities consist principally of accounts payable, accrued expenses and other liabilities for expenses incurred in the ordinary course of operating our business. We may decide to establish a reserve fund or transfer assets to a liquidating trust to provide for any unknown or outstanding liabilities and expenses. If the stockholders approve the Liquidation Proposal, we will continuously monitor expenses and any other foreseeable liabilities the Company may incur in implementing the Plan of Liquidation to seek to ensure that an adequate reserve fund is maintained or adequate assets are transferred to a liquidating trust to discharge these liabilities in full.
Other Risks Relating to the Proposals
Certain of our stockholders, directors, officers and employees have interests in the Portfolio Sale and the Plan of Liquidation.
In considering the Board’s recommendations that you vote “FOR” the approval of the Portfolio Sale Proposal and “FOR” the approval of the Liquidation Proposal, you should be aware that certain of our directors, executive officers and their affiliated entities have interests in the Portfolio Sale and Plan of Liquidation. The Board was aware of these interests and considered them in its decision to approve the Portfolio Sale and the Plan of Liquidation. See “The Portfolio Sale and the Plan of Liquidation—Interests of certain stockholders, our directors, officers and employees” beginning on page 49.
The Company will likely continue to incur the expenses of complying with public company reporting requirements.
Following the Portfolio Sale and through our subsequent wind-up and liquidation, we will likely be required to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. To the extent such compliance is required, in order to curtail expenses, we may seek relief from the Securities and Exchange Commission (the “SEC”) from certain of the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our wind-up and liquidation, along with any other reports that the SEC might require, but would discontinue filing Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Approval of the Portfolio Sale Proposal and the Liquidation Proposal, and the actions and transactions contemplated thereby, may lead to stockholder litigation which could result in substantial costs and distract management.
Historically, extraordinary corporate actions such as the proposed Portfolio Sale and Plan of Liquidation, and the actions and transactions contemplated thereby, sometimes lead to securities class action lawsuits being filed against the company taking such actions. We may become involved in this type of litigation as a result of the Portfolio Sale Proposal and/or the Liquidation Proposal, which risk may be increased if our stockholders approve these proposals. As of the date of this proxy statement, no such lawsuits related to the Portfolio Sale or the Plan of Liquidation, and the actions and transactions contemplated thereby, were pending or, to our knowledge, threatened. However, if such a lawsuit is filed against us, the litigation is likely to be expensive, and, even if we ultimately prevail, the process will divert our attention from implementing the Portfolio Sale and following the closing thereof, our wind-up and liquidation. If we were not to prevail in such a lawsuit, we cannot predict the amount of any damages for which we may be obligated and if any plaintiffs are successful in obtaining an injunction prohibiting us from consummating the Plan of Liquidation or from completing the Portfolio Sale, such an injunction may delay the Plan of Liquidation or the Portfolio Sale or prevent them from being completed. However, if applicable, any such damages may be significant and may reduce the amounts available for final distributions to our stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (including statements about the expected timing, completion and effects of the Portfolio Sale and the Plan of Liquidation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “project”, “plan”, the negative version of these words or other similar expressions. Readers are cautioned not to place undue reliance on any such forward-looking statements.
All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. We may not be able to complete the proposed Portfolio Sale and the Plan of Liquidation as described herein or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Portfolio Sale and the Plan of Liquidation; (ii) unknown, underestimated or undisclosed commitments or liabilities; (iii) the inability to complete the Portfolio Sale or the Plan of Liquidation due to the failure to obtain the approval of the Company’s stockholders or the failure to satisfy the other conditions to the proposed Portfolio Sale and the Plan of Liquidation; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Portfolio Sale and the Plan of Liquidation; (v) the effect of the announcement of the proposed Portfolio Sale and the Plan of Liquidation on the ability to retain and hire key personnel, maintain relationships with franchisors, management companies and suppliers, and maintain operating results and business generally; (vi) the risk that any necessary approvals or consents will not be received in a timely manner or that the proposed Portfolio Sale and the Plan of Liquidation will not be consummated in a timely manner; (vii) adverse changes in U.S. and non-U.S. governmental laws and regulations; (viii) risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus) or similar pandemics; and (ix) the risk of litigation, including stockholder litigation in connection with the proposed Portfolio Sale and Plan of Liquidation, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent our views as of the date on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. We expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law. Please see “Risk Factors” for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in certain forward-looking statements.
Additional factors that may affect our business or financial results are described in the risk factors included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

PORTFOLIO
The following table provides summary information regarding the Portfolio as of the date of this Proxy Statement.
Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in thousands)
Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11,500
SpringHill Suites	San Antonio	TX	116	10/01/2015	$17,500
Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14,000
Hotel Indigo	College Park	GA	142	10/02/2015	$11,000
Aloft(1)	Atlanta	GA	254	08/22/2017	$43,550
Aloft	Leawood	KS	156	12/14/2017	$22,500
Home2 Suites	Lexington	KY	103	03/24/2018	$16,500
Home2 Suites	Round Rock	TX	91	03/24/2018	$16,750
Home2 Suites	Tallahassee	FL	132	03/24/2018	$21,500
Home2 Suites	Southaven	MS	105	04/14/2018	$19,000
Hampton Inn & Suites	Lake Mary	FL	130	06/19/2018	$19,250
Fairfield Inn & Suites	El Paso	TX	124	08/31/2018	$16,400
Residence Inn	Austin	TX	120	08/31/2018	$22,400
TownePlace Suites	Austin	TX	122	01/18/2019	$19,750
Home2 Suites	Summerville	SC	93	02/21/2019	$16,325
Total Rooms			1,908		$287,925
(1)
Represents the purchase statistics from the purchase of this hotel by the originally 80% owned unconsolidated Atlanta joint venture that owned the Atlanta Aloft property (the “Atlanta JV”). The Company purchased the remaining 20% interest in the Atlanta JV from our joint venture partner on February 14, 2020 for $7.3 million.

THE SPECIAL MEETING
Date, time and place of the special meeting
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by the Board for use at an special meeting to be held on [•], 2021 at 11:00 a.m., Eastern time. The special meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR20215MZ (there is no physical location for the special meeting). You will need to have your control number that is included on your proxy card.
Purpose
The purpose of the special meeting is for you to:
•	Consider and vote on the Portfolio Sale Proposal;
•	Consider and vote on the Liquidation Proposal;
•	Consider and vote on a non-binding and advisory basis, the Advisory Compensation Proposal; and
•	Consider and vote on the Adjournment Proposal.
Our stockholders must approve the Portfolio Sale Proposal for the Portfolio Sale to occur. Our stockholders must approve the Liquidation Proposal for the liquidation to occur. A copy of the Purchase Agreement and the Plan of Liquidation are attached as Appendix A and Appendix B, respectively, to this proxy statement, which we encourage you to read carefully in their entirety. Please see “Purchase Agreement” on page 54 below and “Proposal Two: Plan of Liquidation” on page 72 below for a summary of their material provisions.
Record date, notice and quorum
Only holders of shares of Company common stock at the close of business on [•], which is the Record Date for the special meeting, are entitled to receive notice of and vote at the special meeting or any postponements or adjournments of the special meeting. On the Record Date, there were 14,722,527 shares of Company common stock outstanding.
The presence at the special meeting, represented in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for conduct of business at the special meeting. A quorum is necessary to hold the special meeting. Abstentions will be counted as shares present for the purposes of determining a quorum.
Required vote
Approval of each of the Portfolio Sale Proposal and the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock.
Because the required vote for each of the Portfolio Sale Proposal and the Liquidation Proposal is based on the number of votes entitled to be cast by the holders of our Company common stock rather than on the number of votes cast, failure to vote the shares of Company common stock that you own (including as a result of failing to provide instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against approval of the Portfolio Sale Proposal and against the approval of the Liquidation Proposal.
Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Approval of these proposals is not a condition to the completion of the Portfolio Sale or the Plan of Liquidation. For these proposals, if you fail to vote your shares or abstain from voting with respect to either of these proposals, or if you fail to provide instructions to your broker, bank or other nominee, such failure will not have any effect on the outcome of these proposals, assuming a quorum is present.
Each share of Company common stock that was outstanding on the Record Date entitles the holder to one vote on each proposal presented at the special meeting for which such shares are entitled to vote on at the special meeting.

Virtual Attendance
You may attend the special meeting and vote your shares by first registering at www.virtualshareholdermeeting.com/CDOR20215MZ. You will need to have your control number that is included on your proxy card. Once registered, an email will be sent containing instructions on how to join the webcast through the Internet. Stockholders will be able to listen, ask questions and vote, from their home or from any location. We encourage you to register for the special meeting prior to the start time leaving ample time for the check in.
Authorizing a Proxy and Voting
Stockholders of record may cause their shares of Company common stock to be voted by proxy using one of the following methods:
•	mark, sign, date and return the enclosed proxy card by mail;
•	submit your proxy or voting instructions by telephone or by internet by following the instructions included with your proxy card; or
•	appear virtually and vote in person by ballot at the special meeting.
Regardless of whether you plan to virtually attend the special meeting, we request that you complete and return your proxy as promptly as possible.
If you own shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you. You should instruct your broker, bank or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares.
Shares Held in “Street Name”; Broker Non-Votes
If you hold your shares of Company common stock through a broker or nominee and wish to vote, you must follow the voting instructions provided to you by your broker or other nominee. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card.
Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Liquidation Proposal and the Portfolio Sale Proposal. As a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote “AGAINST” the Liquidation Proposal and Portfolio Sale Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal.
Proxies and revocation
If you submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares will be voted (1) “FOR” the Portfolio Sale Proposal, (2) “FOR” the Liquidation Proposal; (3) “FOR” the Advisory Compensation Proposal; and (4) “FOR” the Adjournment Proposal.
You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:
•
submitting a later-dated proxy, in person at the special meeting or by mail, or submitting your proxy or voting instructions by telephone or by internet at a date after the date of the previously submitted proxy relating to the same shares;

•	delivering instructions to our Secretary in writing at our offices located at: 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701, Attention: Corporate Secretary; or
•	by attending the special meeting and voting virtually by ballot provided you hold your shares directly.

Virtual attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own your shares in “street name,” you may revoke or change previously delivered voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
We will pay the costs of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors and officers and our employees may solicit proxies by telephone and facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies. We also expect to incur approximately $50,000 in expenses related to printing of these proxy materials. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Company common stock held of record by such persons, and we will, upon request of such persons, reimburse forwarding charges and out-of-pocket expenses.
Adjournment; other procedural matters
If a quorum is not present in person or represented by proxy at the special meeting, the chairperson of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the Record Date for the special meeting, without notice other than announcement at the special meeting. At the adjourned special meeting at which a quorum is virtually present, any business may be transacted that might have been transacted at the special meeting as originally noticed.
Although it is not currently expected, if you are a holder of Company common stock, you may be asked to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Portfolio Sale Proposal or the Liquidation Proposal. The persons named as proxies on the proxy card will only have the authority to approve such adjournments as instructed by you or your proxy. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use. Please see “Proposal Four: The Adjournment Proposal” on page 76.
Solicitation of Proxies
We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors and officers and our employees may solicit proxies by telephone and facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies. We also expect to incur approximately $50,000 in expenses related to printing of these proxy materials. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Company common stock held of record by such persons, and we will, upon request of such persons, reimburse forwarding charges and out-of-pocket expenses.

THE PORTFOLIO SALE AND THE PLAN OF LIQUIDATION
Background
The Company began as a publicly traded REIT in 1994, when it conducted its initial public offering, pursuing a strategy of owning midscale and economy hotels, and at its peak ownership in 2008, owned 128 such hotels. The slow recovery of the Company’s legacy hotels compared to higher priced hotels following an economic downturn in 2008 led the Company to reevaluate its operating model and engage in a strategic plan to reduce its ownership of midscale and economy hotels in favor of newer premium-branded upper-midscale and upscale select-service hotels located primarily in major secondary markets. From October 1, 2015 through March 30, 2018, the Company acquired 15 hotels in accordance with its strategic plan and completed its exit from the ownership of midscale and economy hotels with the sale of all of those remaining hotels, retaining only one select-service hotel from the previous portfolio.
During the course of implementing its strategic plan, the Company periodically explored potential avenues for raising capital to purchase additional hotels, however, as of June 30, 2018, new capital had not been sourced. Thereafter, the Company began a process to consider potential strategic alternatives and reached out to over 200 potential bidders to gauge interest in a strategic transaction with the Company. The Company entered into 45 non-disclosure agreements between October 1, 2018 and October 25, 2018 with potential bidders and subsequently, on July 19, 2019, the Company entered into an agreement (the “NHT Agreement”) to be acquired by affiliates of NexPoint Hospitality Trust (“NHT”) pursuant to which the holders of the Company’s common stock would receive $11.10 per share upon the consummation of such acquisition. On September 18, 2020, the Company provided written notice of termination of the NHT Agreement to NHT due to the failure of NHT to consummate the acquisition of the Company. On October 15, 2020, the Company and NHT entered into a settlement agreement pursuant to which NHT agreed to pay the Company $7,000,000 in three installments in satisfaction of its obligations under the NHT Agreement.
During the pendency of the NHT Agreement, the Company did not receive any unsolicited acquisition proposals from third parties. Following the termination of the NHT Agreement, the Company’s board of directors at a regularly-scheduled meeting on October 29, 2020 discussed whether the Company could create additional stockholder value through acquisitions, the Board’s view that the Company’s growth was being constrained by stock market conditions and the price of the Company common stock, the significant costs of remaining a public company without identified financing for future growth, and the risks and uncertainty of remaining an independent public company, given the Company’s smaller scale relative to hotel REITs, which could impede the Company’s ability to raise new capital. The Board consequently resolved to resume its consideration of potential strategic alternatives for the Company. During this meeting, the Board discussed potential candidates to acquire the Company and directed Mr. Blackham to inquire of a potential acquiror (“Party A”) if Party A had such an interest. The Company and Party A entered into a non-disclosure agreement on November 4, 2020 with customary provisions for the exchange of confidential, non-public or proprietary information.
On December 31, 2020, the Company did not satisfy its financial covenants under a mortgage agreement and, even though the loan payments were current, the Company was advised by its lender that the Company was in default on that mortgage, which under certain conditions could also result in a potential default on the Company’s credit facility due to a cross-default clause within the credit facility. As a result, the Company’s independent registered public accounting firm included a paragraph in its audit opinion for the Company’s financial statements for the fiscal year ended December 31, 2020 expressing its substantial doubt about the Company’s ability to continue as a going concern. On April 9, 2021, the Company issued a press release disclosing the same.
Discussions with Party A were terminated by the Company on June 11, 2021 after Party A and the Company were unable to agree upon the terms of the acquisition of the Company by Party A, including as to price.
At a special meeting on June 17, 2021, with all directors present by video conference along with counsel from McGrath North Mullin & Kratz, PC LLO (“McGrath North”), the Board discussed the cessation of discussions with Party A, the prior lack of success with merger candidates, and other potential strategic alternatives for the Company, including a potential sale and/or liquidation of the Company. McGrath North discussed, among other things, the Board’s duties under the MGCL when considering strategic alternatives, including a potential sale and liquidation of the Company. The Board reviewed a June 2021 general industry report prepared by Hodges Ward Elliott, LLC (“HWE”) which, among other things, indicated that real estate sales of select-service hotels were trending up in volume and pricing. After discussion, by unanimous vote, the directors authorized the Company to enter into a listing agreement with HWE to offer for sale the Company hotels, with any decision to sell hotels to be reserved to the Company. The directors by unanimous vote further approved and directed the Company to publicly announce that the Company was exploring strategic alternatives and the HWE engagement.
On June 17, 2021, the Company and HWE entered into an exclusive listing agreement whereby HWE was authorized to advertise and market the Portfolio for sale, in an all cash transaction, or upon such other terms as acceptable to the Company. The terms of the listing agreement included a fee payable to HWE of 0.45% of the gross sale price upon closing of a transaction (“HWE Fee”), or a flat $250,000 fee if Party A or either of the Company’s major stockholders, SREP or RES, or their affiliates, were purchasers of the Portfolio. The listing agreement terminates on October 31, 2021 and HWE is entitled to the HWE Fee if a contract for sale is entered into during or within 90 days following expiration of the term of the listing agreement to a person or entity to whom the Portfolio was marketed and who signed a non-disclosure agreement.
On June 21, 2021, the Company issued a press release announcing that the Board was evaluating strategic alternatives to enhance stockholder value and the engagement of HWE to market for sale the Portfolio.
Following the issuance of the press release, HWE commenced marketing the Portfolio. Between June 21, 2021 and August 12, 2021 HWE contacted over 436 potential bidders of whom 126 executed non-disclosure agreements with customary terms, including Blackstone. Each party that entered into a non-disclosure agreement, including Blackstone, was provided access by HWE to a virtual data room which contained hotel property information and STR Reports. Jeffer Mangels Butler & Mitchell LLP (“Jeffer Mangels”) and McGrath North, law firms representing the Company, drafted a hotel purchase and sale agreement, which HWE added to the virtual data room. During the marketing process, HWE, in consultation with Mr. Blackham, instructed the potential purchasers to submit initial indicative offers on August 12, 2021, of which eleven were received, and to submit best and final offers on August 20, 2021, of which seven were received. We refer to the eleven prospective purchasers who submitted indicative offers, aside from Buyer, as “Party B” through “Party K”.
On July 20, 2021, HWE and the Company received a preliminary non-binding offer from Party B to purchase the entirety of the Portfolio for $300 million in cash, following, among other matters, the satisfactory outcome of its due diligence review. Between July 20, 2021 and August 2, 2021, HWE, Mr. Blackham and Party B discussed and exchanged drafts of an access agreement to permit Party B to commence early on-site inspections of the Portfolio. The access agreement was not finalized or entered into by Party B or the Company, as the parties were unable to agree on terms including cash deposits and fee reimbursement. Party B reaffirmed its offer of $300 million for the Portfolio and it indicated it would submit the offer on the due date communicated by HWE to prospective purchasers.
On August 6, 2021, HWE submitted a marketing update report to the Company, which Mr. Blackham shared with the board of directors, which identified 116 potential purchasers, of which HWE evaluated eleven as having a high interest level.
On August 8, 2021, Party C and its representatives contacted Daphne Dufresne, chairperson of the Board, and requested a conference call with Ms. Dufresne and members of the Board who are neither employees nor employees of affiliates of SREP or RES. During the evening of August 9, 2021, Party C and its representatives held a conference call with directors Ms. Dufresne, Mr. Landry and Mr. Calahan, during which representatives of McGrath North were present, during which Party C’s representatives discussed a potential transaction whereby Party C, through a joint venture with another party, would acquire the Company for $300 million. Party C advised that it was still working with its legal counsel to develop a transaction structure that would permit stockholders, other than SREP or RES or their affiliates, to elect to receive cash or remain a stockholder of the Company. After consulting with the Board, and with an intent to encourage Party C to provide more details regarding its proposal, Mr. Blackham directed McGrath North to prepare a draft definitive agreement for consideration by Party C. Party C received such draft agreement from HWE on August 13, 2021, and to which Party C did not respond. Party C formally submitted its $300 million non-binding offer in the first round of requested offers on August 12, 2021, which was consistent with the prior discussions on August 9, 2021 without additional detail on transaction structure.
HWE called for offers from potential purchasers to be submitted on August 12, 2021. Eleven non-binding offers were received with purchase prices ranging from $285 million to $305 million. The non-binding offers were as follows: Party B, $305 million; Party C, $300 million; Party D $300 million; Party E, $300 million; Party F, $298 million; Party G, $296 million; Party H, $288 million; Party I, $286.5 million; Party J, $285 million; Party K, $285 million; and Buyer, $295 million. Blackstone’s non-binding offer additionally contemplated the deposit of $8.5 million into escrow within two business days after the execution of the Purchase Agreement.
On August 16, 2021, the Board held a special meeting by video teleconference with representatives of McGrath North present. The Board was provided an offer matrix prepared by HWE which summarized, for each of the eleven parties who submitted non-binding offers, their proposed purchase price, earnest money deposit, due diligence period and closing timing. HWE had prior transaction experience with all parties, except Party F. The Board discussed the eleven non-binding offers and Mr. Blackham, on HWE’s recommendation, recommended a request for a second round of offers with the seven parties, Blackstone and Parties B, C, D, E, F and G, who had previously submitted non-binding offers of $295 million or more. After further discussion, the Board by unanimous decision directed that a second round of offers be requested from the seven parties for their best and final bids of $300 million or more, along with additional instructions that the offers include no more than a 30 day due diligence period and at least a 5% earnest money deposit of the purchase price at the time of signing a purchase agreement.
On August 16, 2021, HWE advised Blackstone and Parties B, C, D, E, F and G to submit best and final offers on August 20, 2021. On August 20, 2021, HWE received non-binding offers from the six parties ranging from $297 million to $308 million. The offers submitted were Party B, $305 million; Party E, $308 million; Party F, $300 million; Party G, $297 million; Party H, $298 million; and Blackstone, $307 million with a deposit of $15 million. Party C did not participate in the second round of offers on August 20, 2021.
On August 23, 2021, the Board met by video teleconference to review the six non-binding offers received on August 20, 2021. The Board was provided with an updated offer matrix prepared by HWE regarding the second-round non-binding offers from the six parties. The offer matrix included each of the parties’ estimate of the costs of the property improvement program (“PIP”) that would be required by the hotel franchisors upon transfer of the Portfolio. The PIP estimates ranged from $25 million to $38 million and were estimated costs that the potential purchaser would incur upon purchase of the Portfolio. The directors discussed the sophistication and experience of the parties and concluded that Blackstone had indicated substantial interest given its purchase price offer increase between it first and second round non-binding offers, and presented a compelling offer without any financing contingencies. As a result, the Board concluded that Blackstone had the greatest potential to enter into and consummate a transaction on the most favorable terms reasonably available to the Company. Party E, though the highest cash offer, had advised that it would require financing to move forward with a transaction. After further discussion, the Board authorized Mr. Blackham to provide Blackstone with exclusivity for due diligence purposes through September 20, 2021, and to proceed with negotiations of a hotel purchase and sale agreement with Blackstone.
Between August 23, 2021 and September 22, 2021, the Company’s management and representatives of Blackstone and their respective counsel engaged in negotiations regarding the Portfolio Sale.
On August 23, 2021, the Company provided Blackstone a draft access and confidentiality agreement. Between August 23, 2021 and August 26, 2021, the Company’s management and representatives of Blackstone and their respective counsel engaged in negotiations regarding the access and confidentiality agreement. On August 26, 2021, Blackstone and the Company entered into an access and confidentiality agreement providing for the inspection of the Portfolio prior to reaching a binding hotel purchase and sale agreement. Blackstone was provided an exclusivity period until September 2, 2021 during which the Company would exclusively negotiate and discuss with Blackstone the sale of the Portfolio. The exclusivity period was to terminate on September 2, 2021 if Blackstone did not provide comments to the draft hotel purchase and sale agreement to Jeffer Mangels by September 2, 2021.
On September 2, 2021, Blackstone’s counsel, Simpson Thacher & Bartlett LLP (“Simpson Thacher”) submitted comments to the draft hotel purchase and sale agreement to Jeffer Mangels which included, among other matters, additional Company representation, warranties and covenants, revisions to the non-solicitation covenant, revisions to the termination events and related fees and expense reimbursements in the event the agreement is terminated in certain circumstances, and revisions related to the Company’s post-closing indemnification obligations. Since Simpson Thacher provided comments to the draft agreement on behalf of Blackstone on September 2, 2021 within the required timeframe as described above, the exclusivity period automatically continued to September 17, 2021.
On September 7, 2021, Jeffer Mangels provided a revised draft of the hotel purchase and sale agreement to Simpson Thacher, including comments, among other things, on the timing of a deposit of the $15 million in escrow by the Buyer, the Company’s obligations and limitations regarding the conduct of its business pending the closing of the Portfolio Sale, Buyer’s acknowledgment with respect to satisfaction of due diligence, the Company’s non-solicitation obligations, the Company’s obligations with respect to franchise agreements for the Portfolio, termination rights, the Company’s aggregate liability limitation, the survival period of Company’s representations, warranties and covenants and revisions of certain material definitions. Jeffer Mangels also identified for Simpson Thacher the following key issues warranting particular ongoing discussion: Blackstone’s assumption of the hotel management agreements; Blackstone’s responsibility to obtain assignment of, or a new franchise agreement for, each of the hotels; the Company’s termination fee in the amount of $5 million if the Company accepts a superior offer and terminates the Purchase Agreement in accordance with its terms; a limit on the Company’s post-closing liability; and the survival of the Company’s representations and warranties.
On September 10, 2021, the Company engaged KeyBanc Markets Inc. (“KeyBanc”) to provide an opinion as to the consideration to be received by the Company for the sale of its hotel assets. As consideration for KeyBanc’s services, the Company agreed to pay KeyBanc a $600,000 fee upon rendering its opinion, irrespective of any conclusion expressed in the opinion.
On September 13, 2021, Simpson Thacher provided Jeffer Mangels with a revised draft of the hotel purchase and sale agreement which included a requirement for principal stockholders of the Company to enter into voting agreements to approve the transaction, a change in the transaction structure so that Buyer would acquire the Company’s hotel-owning subsidiaries rather than the hotels directly, additional representations, warranties and covenants related to such subsidiaries and tax matters in light of the revised transaction structure, revisions to Company’s non-solicitation obligations, expense reimbursements, Buyer’s obligations with respect to franchise agreements and the survival of the Company’s representations and warranties.
On September 13, 2021, McGrath North provided an initial draft of a form of a voting agreement to Simpson Thacher with a request for review and comments which were then further distributed to Mr. Blackham, RES and SREP for review and comment. The parties to the voting agreements subsequently negotiated and finalized the terms of the voting agreement on September 22, 2021, including the events in which Mr. Blackham, RES and SREP could change or withdraw their support.
Thereafter and until the execution and delivery of the Purchase Agreement on September 22, 2021, the parties continued to negotiate the terms of the Purchase Agreement, including with respect to the timing of the Buyer’s $15 million deposit, the Company’s obligations with respect to franchise agreements, the circumstances in which the Company would be required to provide an expense reimbursement to Blackstone, the Company’s ability to participate in discussions or negotiations with third parties relating to unsolicited acquisition proposals, the right of the Board to change its recommendation that stockholders approve the Portfolio Sale Proposal in response to a superior proposal or otherwise, the Company’s right to terminate the Purchase Agreement to accept a superior proposal under certain conditions, the other termination provisions and the triggers of the termination fee payable by the Company, the limit of the Company’s aggregate liability with respect to Company’s representations, warranties, obligations, covenants and agreements.
On September 15, 2021, a video teleconference was held with seven members of the board of directors, with Daphne Dufresne and Drew Iadanza unable to attend, at which Mr. Blackham, Jeffer Mangels and McGrath presented a summary of the current negotiations with Buyer and the terms and provisions of the draft hotel purchase and sale agreement. Directors asked questions of and received responses from Mr. Blackham, Jeffer Mangels and McGrath North, with respect to terms and provisions, including termination events, termination fees and the plan of liquidation.
On September 16, 2021, a similar video teleconference was held with Daphne Dufresne, chairperson of the Board, with Mr. Blackham, and representatives of Jeffer Mangels and McGrath North present and providing information on the draft hotel purchase and sale agreement and plan of liquidation, and responses to Ms. Dufresne’s questions.

On September 19, 2021, Mr. Trebilco, a Managing Director of Blackstone, communicated to HWE and to Mr. Blackham that, upon conducting further due diligence, Blackstone’s anticipated costs for a property improvement plan and deferred maintenance were an additional $4 million and $1.3 million, respectively. Mr. Trebilco advised the representatives of HWE and Mr. Blackham that, in order to proceed with the transaction, Blackstone required a reasonable contribution by Company with respect to these additional costs by a reduction of the purchase price of $2 million.
On September 20, 2021, the Board held a video telephonic meeting at which representatives of KeyBanc, Jeffer Mangels, and McGrath North were present. The representatives of KeyBanc reviewed its financial analysis of the consideration to be paid to the Company in the Portfolio Sale with the board of directors. A representative of KeyBanc then delivered to the board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 21, 2021, to the effect that as of such date, and subject to the assumptions, limitations, qualifications and other matters set forth in KeyBanc’s written opinion, the consideration to be paid to the Company in the Portfolio Sale was fair, from a financial point of view, to the Company. The Board discussed the fairness opinion with the representatives of KeyBanc. Management and Jeffer Mangels reviewed the material terms of the Purchase Agreement with the Board. Representatives of McGrath North also reviewed with the Board the duties owed by the directors under the MGCL in connection with the Portfolio Sale and the Plan of Liquidation. Discussions ensued regarding the reduction of the purchase price to $305 million, which the Board unanimously agreed with, and among other items, the strategic alternative process, the Plan of Liquidation and the estimated range of liquidation distributions of $7.35 to $7.85 per share of Company common stock, and the Board’s belief that the Portfolio Sale would be completed based on, among other things, the proven ability of Blackstone to complete large acquisition transactions on the agreed terms, Blackstone’s extensive experience in the real estate industry, and the lack of a financing condition. McGrath North then presented a proposed amendment to the Company’s bylaws that set forth the exclusive forums for certain litigation. McGrath North then reviewed the proposed resolutions prepared for the Portfolio Sale, the Plan of Liquidation and the bylaw amendment. Following further deliberation and discussion by the Board regarding the Purchase Agreement, the Plan of Liquidation and the estimated range of liquidating distributions, and consideration of the business, financial and other factors set forth under “Reasons for the for the Portfolio Sale and Plan of Liquidation and Recommendation of our Board of Directors”, including the Board’s belief that the Portfolio Sale and the Plan of Liquidation are more favorable to our stockholders than other strategic alternatives available to the Company, including remaining as an independent entity, the Board, by unanimous vote of all directors, (i) declared the transactions contemplated by the Purchase Agreement, including the Portfolio Sale, advisable in the best interests of the Company and its stockholders, approved the Purchase Agreement, and unanimously recommended that the Portfolio Sale Proposal be submitted to the holders of the Company common stock for approval, and (ii) declared the Plan of Liquidation fair, advisable and in the best interest of the Company and its stockholders, approved the Plan of Liquidation and unanimously recommended that the Liquidation Proposal be submitted to the holders of the Company common stock for approval.
Throughout the day and evening of September 22, 2021, Mr. Blackham, Mr. Trebilco, Simpson Thacher, Jeffer Mangels and McGrath North continued to discuss and finalize the terms of the Purchase Agreement. The parties executed and delivered the Purchase Agreement and the voting agreements late in the evening of September 22, 2021.
On the morning of September 23, 2021, the Company issued a press release announcing that the Buyer and the Company had entered into the Purchase Agreement and the Company had adopted the Plan of Liquidation. Subsequently, on September 23, 2021, the Company filed its Current Report on Form 8-K to report the events and included as exhibits thereto the Purchase Agreement, Plan of Liquidation, bylaw amendment, the form of the voting agreement, and a copy of the press release.

Reasons for the Portfolio Sale and Plan of Liquidation and Recommendation of our Board of Directors
In evaluating the Purchase Agreement and the other transactions contemplated by the Purchase Agreement, and the Plan of Liquidation, our Board consulted with the Company’s management and legal and financial advisors. In reaching its determination that the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including, without limitation, the Portfolio Sale, and the Plan of Liquidation, are each fair, advisable and in the best interest of the Company and our stockholders, our Board considered a number of factors, including the following material factors which our Board viewed as supporting its decision to adopt and approve each of the Purchase Agreement and the Plan of Liquidation, and for our Board to recommend approval of the Portfolio Sale Proposal and the Liquidation Proposal to our stockholders:
•
the fact that the anticipated range of total liquidating distributions of $7.35 to $7.85 per share in cash to be received by the holders of the Company common stock represents a premium to the low to high price range of the Company common stock of $5.35 to $6.47 for the trading days from June 22, 2021, the trading date following the Company’s announcement that it was evaluating strategic alternatives and had engaged HWE, and September 22, 2021, the last trading date prior to the Company’s announcement of the Purchase Agreement and Plan of Liquidation;

•
the fact that the consideration to be paid by Buyer for the Portfolio is payable in cash and will provide our stockholders with certainty of value and liquidity for their shares without the requirement to sell shares that at times have low volume levels (see “The Portfolio Sale and Plan of Liquidation—Background” beginning on page 26);

•	the fact that the consideration to be paid by Buyer will not be adjusted for any change in the market value of the Portfolio;
•
the fact that the Portfolio Sale Proposal and the Liquidation Proposal are each subject to approval by the Company’s stockholders and allows stockholders to have a direct vote on whether they concur with the proposal as a favorable outcome for the Company and its stockholders (although pursuant to the Purchase Agreement we will be required to pay a $5 million termination fee under certain circumstances if we were subsequently to enter into a definitive agreement relating to, or to consummate, an acquisition proposal (see “—The Purchase Agreement—Termination of the Purchase Agreement—Termination Fees” beginning on page 68);

•
the Board’s review of strategic alternatives for the Company, including a merger of the Company or similar business combination transaction involving the Company, capital raising, sale of individual hotels or remaining as an independent entity, and the Board’s believe that none of the strategic alternatives available to the Company were reasonably likely to provide greater value, with comparable certainty, than the Portfolio Sale Proposal and the Liquidation Proposal;

•
the Board’s believe that, in light of the Company’s third-party solicitation process conducted, with the assistance of HWE, over a several month period in which 436 potential bidders were contacted, 126 entered into non-disclosure agreements and 11 submitted proposals, it was unlikely that any party would be willing to purchase all of the Company in a transaction that would result in more value for our stockholders than the Portfolio Sale Proposal or Liquidation Proposal or that a transaction with any party other than Blackstone for the Portfolio would result in more value, liquidity and certainty of closing for our stockholders than the Portfolio Sale;

•
the financial presentation of KeyBanc and its oral opinion, subsequently confirmed by delivery of its written opinion dated September 21, 2021 (attached to this proxy statement as Appendix C) that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by KeyBanc as set forth in its written opinion, the purchase consideration of $305 million to be paid to the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company;

•	the fact that Buyer had deposited $15 million in escrow, which the Company would receive if the Buyer defaulted and the Company terminated the Purchase Agreement;
•
the terms and conditions of the Purchase Agreement, which were reviewed by the board of directors with financial and legal advisors, and the fact that such terms were the product of arms’ length negotiations between the parties;

•	the Company’s ability under the Purchase Agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances;
•
the fact that the $5 million termination fee payable by us under the Purchase Agreement was viewed by the Board, after consultation with the Company’s legal and financial advisors, as reasonable and not likely to preclude another party from making a competing acquisition proposal;

•
the ability of the Company to terminate the Purchase Agreement under certain circumstances in order to enter into a definitive agreement providing for the implementation of a superior proposal upon payment of a termination fee of $5 million, and the ability of the Board to change its recommendation under certain specified circumstances that the stockholders approve the Portfolio Sale Proposal, subject to the payment of a termination fee of $5 million if Buyer elects to terminate the Purchase Agreement in such circumstances (see “—The Purchase Agreement—Termination of the Purchase Agreement—Termination Fees” beginning on page 68);

•
the customary conditions to the parties’ obligations to complete the Portfolio Sale, and the fact that the terms and conditions of the Purchase Agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied;

•
the high probability that the Portfolio Sale would be completed based on, among other things, the proven ability of Blackstone to complete large acquisition transactions on the agreed terms, Blackstone’s extensive experience in the real estate industry, and the lack of a financing condition;

•
the board of director’s familiarity with the Company’s business, operations, financial condition, earnings and prospects, future requirements to invest capital in the Portfolio without benefit of corresponding value increase, as well as the board of director’s knowledge of the environment in which we operate, including economic and market conditions;

•	the ability of the Company to create additional stockholder value through acquisitions and growth being constrained by stock market conditions and share price;
•	the significant costs of remaining a public company without identified financing for future growth; and
•
the risks and uncertainty of remaining an independent public company, given our smaller scale relative to hotel REITs, which could impede our ability to raise new capital and the going concern doubt expressed by the 2020 audit opinion of the Company’s auditors.

The board of directors also considered a variety of risks and other potentially negative factors in its consideration of the Purchase Agreement and the Plan of Liquidation, including the following material factors:
•
the fact that the Portfolio Sale might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to such consummation and the potential inability of the Company to consummate another transaction or transactions for the Portfolio or such other assets on the same or similar financial terms if the Portfolio Sale is not consummated, which could reduce the amount and delay the timing of liquidating distributions;

•
the risk that unanticipated expenses and unforeseen circumstances make it difficult to estimate the range of liquidation distributions to our stockholders, and that the total liquidation distributions to our stockholders may be less than the estimated range;

•	the risk that a different strategic alternative could prove to be more beneficial to Company stockholders than the Portfolio Sale;
•
the fact that, following the consummation of the Portfolio Sale, the Company is anticipated to no longer be a public company and that, after the consummation of the Plan of Liquidation, our stockholders will not have the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on the Company’s future performance;

•
the significant costs involved in connection with entering into and completing the Portfolio Sale and the Plan of Liquidation and the substantial time and effort required to consummate the Portfolio Sale and the Plan of Liquidation and related disruptions to the operation of our business;

•
the restrictions on the conduct of our business prior to the completion of the Portfolio Sale, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Portfolio Sale;

•	the ability to retain employees required for ongoing operations of the Company;
•
the pendency of the Portfolio Sale or failure to complete the Portfolio Sale may cause harm to relationships with our business associates and may divert management attention away from the day-to-day operation of our business;

•
the fact that, under the terms of the Purchase Agreement, the Company would be obligated to pay Buyer a termination fee in the amount of $5 million to Buyer in certain circumstances, and that such termination fee could reduce the incentive for a third party to make a competing bid for the Company or its assets;

•
the fact that the terms of the Purchase Agreement place limitations on our ability to initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes an Acquisition Proposal;

•
the fact that if Buyer fails, or threatens to fail, to satisfy its obligations under the Purchase Agreement, the Company is not entitled to specifically enforce the terms of the Purchase Agreement and that the Company’s exclusive remedy available if the Purchase Agreement is terminated in certain circumstances would be limited to the $15 million deposited in escrow;

•
the possibility that the Portfolio Sale may not be completed, or that completion of the Portfolio Sale and the Plan of Liquidation may be delayed for reasons that are beyond the Company’s or Buyer’s control;

•	the fact that the cash distributions following the Portfolio Sale would be taxable to U.S. and non-U.S. stockholders for U.S. federal income tax purposes;
•
the fact that, under the MGCL, our stockholders will not be entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Portfolio Sale or the Plan of Liquidation; and

•	the types and nature of the risks and uncertainties described under the caption “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement.
The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes the material factors considered by our board of directors. In reaching the decision to adopt and approve each of the Purchase Agreement and the Plan of Liquidation, the board did not quantify, rank or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors.
The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” After considering the foregoing potentially negative and potentially positive factors, our board of directors concluded that the potentially positive factors relating to each of the Purchase Agreement and the Plan of Liquidation, substantially outweighed the potentially negative factors.
After careful consideration, for the reasons set forth above, the board unanimously (i) determined that the Purchase Agreement and the transactions contemplated thereby, including, without limitation, the Portfolio Sale, are fair to, advisable and in the best interest of the Company and the stockholders, (ii) adopted and approved the Purchase Agreement, (iii) determined that the Plan of Liquidation is fair, advisable and in the best interests of the Company and the stockholders and (iv) recommends that you vote “FOR” the approval of the Portfolio Sale Proposal and the Liquidation Proposal.
Opinion of our Financial Advisor
The Company board of directors retained KeyBanc solely to provide an opinion as to the fairness of the cash consideration to be received by the Company in connection with the Portfolio Sale. In selecting KeyBanc, the Company board of directors considered, among other things, KeyBanc’s qualifications, expertise, reputation and knowledge of the business and affairs of the Company and the industry in which the Company operates.
On September 20, 2021, KeyBanc rendered an oral opinion to the Company board of directors, which was subsequently confirmed in a written opinion as of September 20, 2021, to the effect that, as of such date and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by KeyBanc, of the cash consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company. KeyBanc’s opinion does not address any other terms, conditions, aspects or implications of the Portfolio Sale or the distribution or utilization of the cash consideration to be received by the Company in the Portfolio Sale.
The full text of KeyBanc’s written opinion, dated September 20, 2021, is attached to this proxy statement as Appendix C. You should read KeyBanc’s opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by KeyBanc in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. KeyBanc’s opinion was prepared for the benefit and use of the Company board of directors (in its capacity as such), and addressed only the fairness from a financial point of view, as of the date of the opinion, of the cash consideration to be received by the Company pursuant to the Purchase Agreement. KeyBanc was retained solely to provide such opinion. KeyBanc’s opinion does not constitute a recommendation as to how any stockholder should vote with respect to the Portfolio Sale or any other matter, and does not address any other terms, conditions, aspects or implications of the Portfolio Sale or the distribution or utilization of the cash consideration to be received by the Company in the Portfolio Sale.
In connection with rendering its opinion, KeyBanc, among other things:
•	reviewed a draft of the Purchase Agreement, circulated on September 20, 2021, which KeyBanc understood to be in substantially final form;
•
reviewed certain publicly available information concerning the Company and the Portfolio that KeyBanc considered relevant to its inquiry, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•
reviewed certain internal and other information, primarily financial in nature, concerning our business and operations with respect to the Portfolio furnished to KeyBanc by us for purposes of KeyBanc’s analysis;

•	reviewed certain publicly available information with respect to certain other companies that KeyBanc believed to be comparable to the financial performance of the Portfolio;
•
reviewed certain publicly available information and other information known to KeyBanc concerning the nature and terms of certain other acquisition transactions that KeyBanc considered relevant to its inquiry;

•	participated in discussions with the Company’s Chief Executive Officer regarding the Portfolio and its financial performance, as well as other matters KeyBanc believed relevant to its inquiry; and
•	performed such other financial studies and analyses and considered such other materials and factors as KeyBanc deemed appropriate.
In its review and analysis and in arriving at its opinion, KeyBanc assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or otherwise provided to or reviewed by KeyBanc (including information relied upon or reviewed at the direction of the management of the Company, and including certain financial forecasts prepared by our management that formed a substantial basis for the fairness opinion) and further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. KeyBanc also assumed that the representations and warranties of each of the parties to the Purchase Agreement were and will be true and correct in all respects material to its analysis. KeyBanc was not engaged to, and has not independently attempted to, verify any of such information or its accuracy or completeness. KeyBanc also relied upon our management as to the reasonableness and achievability of the financial forecast (and the assumptions and bases therefor) provided to KeyBanc and, with our consent, KeyBanc assumed that such forecast was reasonably prepared on bases that reflected the best available estimates and judgments of our management of the future financial performance of the Portfolio and other matters covered thereby. KeyBanc was not engaged to assess the reasonableness or achievability of such forecast or the assumptions on which it was based, and KeyBanc expresses no view as to such forecast or assumptions. In addition, KeyBanc has not conducted a physical inspection, valuation or appraisal of the Portfolio or liabilities related to the Portfolio. KeyBanc is also not expressing any view or opinion with respect to, and, at our direction, KeyBanc relied upon, the assessments of our representatives regarding legal, regulatory, accounting, tax and similar matters relating to the Company and the Portfolio Sale, as to which matters KeyBanc understands that we obtained such advice as we deemed necessary from qualified advisors and professionals. KeyBanc also assumed that all governmental, regulatory or other consents, releases and approvals necessary for the consummation of the Portfolio Sale will be obtained without any adverse effect on the Company, Buyer or the Portfolio Sale that would be meaningful to its analysis.
KeyBanc was not asked to, nor did it, offer any opinion as to the material terms of the Purchase Agreement, any other agreement entered into in connection with the Portfolio Sale or any other terms, conditions, aspects or implications of the Portfolio Sale or the distribution or utilization of the cash consideration to be received by the Company in connection with the Portfolio Sale. In rendering its opinion, KeyBanc, with the consent of the Company board of directors, assumed that the final executed form of the Purchase Agreement would not differ in any material respect from the draft that KeyBanc examined, and that the conditions set forth in the Purchase Agreement would be satisfied and that the Portfolio Sale would be consummated on a timely basis on the terms set forth in the Purchase Agreement without waiver, modification or amendment of any term or condition that would be meaningful to KeyBanc’s analysis.
KeyBanc’s opinion is based on economic and market conditions and other circumstances existing on, and information made available to KeyBanc as of, the date of its opinion and does not address any matters subsequent to such date. In addition, KeyBanc’s opinion is, in any event, limited to the fairness, as of the date of its opinion, from a financial point of view, of the cash consideration to be received by the Company pursuant to the Purchase Agreement and does not address our underlying business decision to engage in the Portfolio Sale or any other terms of the Portfolio Sale or the distribution or utilization of the cash consideration to be received by Company in connection with the Portfolio Sale. In addition, KeyBanc does not express any opinion as to (i) the fairness of the Portfolio Sale or (ii) the amount or the nature of the compensation now paid or to be paid, in each case, to any of our directors, officers or employees, or class of such persons as a result of or in connection with the Portfolio Sale. KeyBanc has not evaluated nor does it express any opinion on the solvency or viability of the parties to the Purchase Agreement or their respective affiliates or the ability of such parties to pay their respective obligations when they come due. It should be noted that although subsequent developments may affect KeyBanc’s opinion, KeyBanc does not have any obligation to update, revise or reaffirm its opinion. KeyBanc’s opinion was approved by a fairness committee of KeyBanc.
KeyBanc’s opinion does not constitute a recommendation as to any action the Company board of directors should take in connection with the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or other party on how that person should act or vote with respect to the Portfolio Sale or any other matter.
The summary set forth below does not purport to be a complete description of the financial analyses performed by KeyBanc, but describes, in summary form, the material elements of the presentation that KeyBanc made to the Company board of directors on September 20, 2021 in connection with KeyBanc’s opinion. The following is a summary of the material financial analyses performed by KeyBanc in arriving at its opinion.
KeyBanc’s opinion was only one of many factors considered by the Company board of directors in evaluating the proposed Portfolio Sale. Neither KeyBanc’s opinion nor its financial analyses were determinative of the cash consideration or of the views of the Company board of directors or our management with respect to the Portfolio Sale or the cash consideration to be received by the Company pursuant to the Purchase Agreement. None of the analyses performed by KeyBanc were necessarily assigned a greater significance by KeyBanc than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by KeyBanc. The summary text describing each financial analysis does not constitute a complete description of KeyBanc’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by KeyBanc. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by KeyBanc with respect to any of the analyses performed by it in connection with its opinion. Rather, KeyBanc made its determination as to the fairness, from a financial point of view, of the cash consideration to be received by the Company pursuant to the Purchase Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed. KeyBanc’s opinion does not address any other terms, conditions, aspects or implications of the Portfolio Sale or the distribution or utilization of the cash consideration to be received by the Company in the Portfolio Sale.
Except as otherwise noted, the information utilized by KeyBanc in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before September 20, 2021 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.
Summary of Financial Analysis of our Financial Advisor
Analysis of Selected Precedent Portfolio Sale
KeyBanc performed an analysis of selected comparable portfolio transactions in the hospitality industry that shared certain characteristics with the Portfolio Sale. Based on publicly available information and information from third-party data providers, including certain financial data and the purchase prices paid, KeyBanc identified the following 22 majority limited-service hotel portfolio transactions in excess of $100 million that were consummated during the period from October 2016 through July 2021 (the “Selected Portfolio Sale Comparables”).
Date	Owner/Buyer	Seller
Jul-21	Flynn Properties, Varde Partners	Apple Hospitality REIT
May-21	Davidson Kempner	Starwood Capital
Mar-21	Highgate Holdings, Cerberus	Colony Capital (REIT)
Jan-21	Arbor Lodging Partners	BRE Select Hotels
Dec-19	AHIP REIT	TMI Hospitality (Starwood)
Dec-19	Sharpen Capital	AHIP REIT
Nov-19	Dune RE Partners LP	Schulte Hospitality
Aug-19	Singerman Real Estate	RLJ Lodging Trust
Jul-19	Choice Hotels	Fillmore Cap Prtnrs
Jun-19	BREIT	RLJ Lodging Trust
Apr-19	Arbor Lodging Partners	Summit Hotel Properties
Jan-19	SREIT	Noble Investment Group
Nov-18	Blackstone	PEG Development
Oct-18	Unilmmo: Global	Regent Partners
Sep-18	PEG Development	Blackstone
Mar-18	Jason Kotter	Ameritel Inns
Sep-17	Hospitality Props Trust	Blackstone
Jul-17	Aspect Investment Partners	Lightstone VP REIT II
Jun-17	AHIP REIT	MCR Development
Jun-17	Summit Hotel Properties	Xenia
Oct-16	China Life	Starwood Capital
Oct-16	StepStone Real Estate	The Generation Cos

For the Selected Portfolio Sale Comparables, KeyBanc (a) reviewed the purchase price, property information and $/key metrics of each transaction and (b) calculated the high, low, median and average purchase price, number of keys and $/key. All information that KeyBanc reviewed was based on publicly available information and information from third-party data providers. KeyBanc then applied the average and median financial metrics from the Selected Portfolio Sale Comparables to the Company’s respective metrics to determine a valuation range.
The following table sets forth the analysis to determine the high-end and low-end of the range of the Selected Portfolio Sale Comparables:
Low-End Implied Valuation		High-End Implied Valuation
Condor Portfolio Hotel Keys	1,908	Condor Portfolio Hotel Keys	1,908
Median of $/Key	$146,609	Average of $/Key	$165,891
Implied Real Estate Value		Implied Real Estate Value
Low-End Valuation ($ millions)	$279.7	High-End Valuation ($ millions)	$316.5
No company or transaction utilized as a comparison in the analysis of selected comparable transactions is identical to the Company or directly comparable to the Portfolio Sale, including in business mix, timing or size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the companies to which we are being compared. In evaluating the selected precedent portfolio transactions, KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in our financial conditions and prospects or the hospitality industry or the financial markets in general.
Analysis of Selected Comparable Public Companies
KeyBanc reviewed and compared certain publicly available financial information and valuation multiples for comparable publicly traded companies focused on limited-service hotels, including publicly traded REITs, that KeyBanc believed, based on its professional judgment and experience, to be comparable to the Company for purposes of this analysis. Financial data of the selected companies were based on public filings and other publicly available information, such as SEC filings and third-party equity research reports. As used in this summary, (1) “Hotel EBITDA” refers to earnings from property-level hotel operations before interest, taxes, depreciation and amortization, adjusted to exclude nonrecurring and other similar items and one-time charges and (2) “EV” refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities.
For each of these comparable companies, KeyBanc calculated the ratio of the comparable companies’ (a) EV to estimated calendar year 2022 (“2022E”) Hotel EBITDA to derive the low-end of the implied real estate value and (b) EV to actual calendar year 2019 (“2019A”) Hotel EBITDA to derive the high-end of the implied real estate value. KeyBanc focused on both 2022E and 2019A Hotel EBITDA multiples to reflect cash flow multiples that would in their view limit the impact of COVID-related restrictions as much as reasonably possible. The multiples for each of the selected companies were calculated using their respective closing prices on September 17, 2021.
Company Name	EV / 2019A Hotel EBITDA	EV / 2022E Hotel EBITDA
Apple Hospitality REIT, Inc.	10.5x	11.9x
Summit Hotel Properties, Inc.	12.0x	13.1x
Chatham Lodging Trust	10.3x	11.8x
Hersha Hospitality Trust	11.3x	13.4x
Average	11.0x	12.6x

This analysis indicated the following high-end and low-end implied real estate valuations, as compared to the cash consideration to be received by the Company in the Portfolio Sale:
Low-End Implied Valuation		High-End Implied Valuation
2022P Condor Hotel EBITDA	$20.7	2019A Condor Hotel EBITDA	$27.5
Average EV/2022E Hotel EBITDA	12.6x	Average EV/2019A Hotel EBITDA	11.0x
Implied Real Estate Value		Implied Real Estate Value
Low-End Valuation ($ millions)	$259.6	High-End Valuation ($ millions)	$302.6
No company utilized in the selected public companies analysis was identical to the Company. In particular, each of the selected publicly traded companies is meaningfully larger than the Company and has more liquidity in the stock. In evaluating selected public companies, KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on us and the industry generally, industry growth, and the absence of any material adverse change in our financial condition and prospects or the lodging industry or the financial markets in general.
Liquidation Analysis
KeyBanc identified and analyzed transactions of hotel properties that KeyBanc believed, based on its professional judgment and experience, to be comparable to the Company’s Portfolio for purposes of this liquidation analysis. Property and financial data of the selected transactions were based on publicly available information or derived from third-party industry data providers.
KeyBanc identified and analyzed in excess of 400 individual property sales within the last five years to establish an average value per key for each property in the Portfolio. Each of the transactions reviewed were within the twelve distinct Metropolitan Statistical Areas in which the Company operates. KeyBanc further refined the analysis to focus on upper-midscale to upscale properties that more closely matched the type and quality of hotel property in the Company’s Portfolio and subsequently applied a 15% portfolio premium to the average of the selected transactions.
This analysis indicated the following high-end and low-end implied real estate valuations, which were calculated by applying a range of plus or minus 5.0% to the average of the selected comparables, as compared to the cash consideration to be received by the Company in the Portfolio Sale:
Low-End Implied Valuation		High-End Implied Valuation
Company Portfolio Hotel Keys	1,908	Company Portfolio Hotel Keys	1,908
Average of $/Key	$118,954	Average of $/Key	$131,475
Implied Real Estate Value		Implied Real Estate Value
Low-End Valuation ($ millions)	$227.0	High-End Valuation ($ millions)	$250.9
No limited-service hotel property utilized in this liquidation analysis was identical to any property in the Portfolio. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the hotel properties to which the Portfolio is being compared. In evaluating the selected transactions, KeyBanc made judgments and assumptions with regard to certain industry metrics, categories of hotel properties and other matters which are beyond our control.
Discounted Cash Flow Analysis
In order to estimate the present value of the cash consideration to be received by the Company in the Portfolio Sale, KeyBanc performed a discounted cash flow analysis of the Portfolio utilizing cash flow projections provided by the Company’s management.
To calculate the implied real estate value of the Portfolio using the discounted cash flow method, KeyBanc added the Company's (i) projected unlevered free cash flows for the Portfolio for fiscal years 2022 through 2026 based on the cash flow projections provided by the Company’s management to (ii) the “terminal value” for the Company’s Portfolio, and discounted such amounts to their respective present value using a range of selected discount rates. The unlevered free cash flows were calculated by taking Hotel EBITDA and subtracting capital expenditures. The Company also directed KeyBanc to assume property improvement program costs of $12.5 million in each of 2022 and 2023. The residual value of the Portfolio at the end of the forecast period, or “terminal value,” was estimated by applying a range of plus or minus 5.0% to the average $ / key multiple of $165,891, which was based on the average of the Selected Portfolio Sale Comparables, and which was applied to the Portfolio key count. The unlevered free cash flows and the range of terminal values were then discounted to present value using a discount range of 9% to 11%, representing the weighted average cost of capital of the Company’s Portfolio, utilizing the capital asset pricing model based on KeyBanc’s professional judgement and experience.
This analysis indicated the following high-end and low-end implied real estate valuations, as compared to the cash consideration to be received by the Company in the Portfolio Sale:
Low-End Assumptions and Implied Valuation		High-End Assumptions and Implied Valuation
Terminal Value $/Key ($ thousands)	$157.6	Terminal $/Key ($ thousands)	$174.2
Discount Rate	11.0%	Discount Rate	9.0%
Implied Real Estate Value		Implied Real Estate Value
Low-End Valuation ($ millions)	$258.5	High-End Valuation ($ millions)	$300.3
This discounted cash flow analysis involved complex considerations and judgments by KeyBanc concerning differences in financial and operating characteristics and other factors that could affect the Portfolio Sale or other values of the companies, businesses or transactions to which the Company and the Portfolio Sale were compared. In undertaking the analysis, KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in our financial conditions and prospects or the hospitality industry or the financial markets in general.
Miscellaneous
In connection with KeyBanc’s services as the financial advisor to the Company board of directors, pursuant to a letter agreement dated September 10, 2021, we paid KeyBanc a fee of $0.6 million which was payable upon KeyBanc’s delivery of its opinion. In addition, we have agreed to reimburse KeyBanc for its reasonable out-of-pocket expenses and to indemnify KeyBanc against certain liabilities that may arise in connection with KeyBanc’s engagement. The terms of the fee arrangement were negotiated at arm’s length between the Company and KeyBanc.
KeyBanc acted as a lead underwriter on a follow-on equity transaction priced by the Company in March 2017, for which KeyBanc received fees in the aggregate amount of approximately $0.8 million. In addition, KeyBanc acted as joint lead arranger and KeyBank National Association (“Key”), an affiliate of KeyBanc, acted as agent and lender in connection with the credit agreement entered into in March 2017 among the Operating Partnership as borrower and the other parties party thereto, for which KeyBanc and Key received fees in the aggregate amount of approximately $1.1 million. Furthermore, KeyBanc acted as sell-side advisor to the Company board of directors and provided a fairness opinion in connection with the proposed transaction with NexPoint Hospitality Trust, for which KeyBanc received fees in the aggregate amount of $1.7 million.
KeyBanc, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, and private placements and valuations for estate, corporate and other purposes. In the ordinary course of KeyBanc’s businesses, KeyBanc and its affiliates, their employees and affiliates, and funds or other entities that such persons manage or invest in or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company or Buyer or any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Portfolio Sale, in each case for their own accounts or for the accounts of customers. KeyBanc and its affiliates may in the future provide financial advisory, commercial banking and/or underwriting services to the Company, Buyer or their respective affiliates for which they may receive compensation.

Certain prospective financial information
Due to, among other reasons, the uncertainty of the underlying assumptions and estimates inherent in preparing financial projections, we do not as a matter of course make public long-term projections as to future revenues, earnings or other results. However, in connection with the evaluation of a possible transaction, the Company’s management prepared and provided to our Board certain nonpublic, internal financial projections of our future operations for the Company for 2021 through 2026, which are summarized below. At the direction of our Board, the projected financial information was also provided to KeyBanc, our financial advisor, which was utilized in connection with its financial analyses described above under the section above entitled “-Opinion of our financial advisor”. These projections were also provided to those potential bidders in our strategic alternatives process who executed non-disclosure agreements, including the Buyer.
We have included the following financial projections for the purpose of providing stockholders access to certain nonpublic information that was furnished KeyBanc and to the potential bidders in our strategic alternatives process who executed non-disclosure agreements, and such information may not be appropriate for other purposes, and is not included to influence your decision to vote for the Portfolio Sale.
Financial Projections Provided by the Company
($ in millions)
Summary Financials
	Historicals		Actuals + Budget 2021	Projections
Flight Financial Summary	2019A	2020A		2022P	2023P	2024P	2025P	2026P
Hotel Revenue	$68.8	$34.6	$50.0	$59.2	$71.6	$76.7	$80.5	$83.2
% Growth	1.1%	(49.8%)	44.7%	18.3%	21.0%	7.1%	5.0%	3.3%
Other Revenue	4.6	2.2	2.8	4.3	5.0	5.2	5.4	5.6
% Growth	0.8%	(52.9%)	27.8%	56.9%	14.6%	4.7%	4.1%	3.5%
Total Revenue	$73.4	$36.7	$52.8	$63.5	$76.6	$81.9	$86.0	$88.8
% Growth	1.1%	(50.0%)	43.7%	20.3%	20.6%	6.9%	4.9%	3.3%

Hotel Operating Expenses	(46.0)	(30.3)	(36.1)	(42.9)	(49.3)	(51.6)	(53.6)	(55.2)
Hotel EBITDA(1)	$27.5	$6.5	$16.7	$20.7	$27.3	$30.4	$32.4	$33.6
% Margin	37.4%	17.6%	31.6%	32.5%	35.7%	37.1%	37.7%	37.8%

FF&E Reserve @ 4% of Total Revenue(2)	(2.9)	(1.5)	(2.1)	(2.5)	(3.1)	(3.3)	(3.4)	(3.6)
Hotel NOI(3)	$24.5	$5.0	$14.6	$18.1	$24.3	$27.1	$29.0	$30.1
(1)
EBITDA is net income or loss, computed in accordance with generally accepted accounting principles (“GAAP”), excluding interest expense, income tax, depreciation and amortization. EBITDA is a non-GAAP measure. Hotel EBITDA is a non-GAAP measure and represents total revenue minus total hotel operating expenses.

(2)	FF&E is defined as furniture, fixtures and equipment and the reserve is representative of reserves required under our franchise agreements for our hotels.
(3)	Hotel NOI is hotel net operating income, a non-GAAP measure, determined by further adjusting Hotel EBITDA to exclude FF&E Reserve.
The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles (“GAAP”). Neither our independent registered public accounting firm nor any other independent accountants has compiled, examined, audited, or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability. The summary of the prospective financial information is included in this proxy statement only because such information was made available to the Board, KeyBanc and Buyer. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.

The above financial projections above were not prepared in accordance with GAAP. We use non-GAAP financial measures in analyzing our financial results and believe that they enhance investors' understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of other REITs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company's calculation of non-GAAP financial measures may differ from others in the industry. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections above.
While presented with numeric specificity, these financial projections were based on numerous variables and assumptions that are inherently subjective and uncertain and are beyond the control of our management. Important factors that may affect actual results and cause these financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 21. These financial projections also reflect numerous variables, expectations and assumptions available at the time they were prepared that are subject to change. In addition, the financial projections cover multiple years, and such information by its nature becomes less predictive with each succeeding year. As a result, actual results may differ materially from those contained in these financial projections. Accordingly, there can be no assurance that the projected results summarized above will be realized.
The inclusion of a summary of these financial projections in this proxy statement should not be regarded as an indication that any of our officers, directors, affiliates, advisors or other representatives considered these financial projections to necessarily be predictive of actual future events, and these financial projections should not be relied upon as such nor should the information contained in these financial projections be considered appropriate for other purposes. None of our officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from these financial projections. We undertake no obligation to update or otherwise revise or reconcile these financial projections to reflect circumstances existing after the date these financial projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these financial projections are shown to be in error.
We have not made and make no representation to the Buyer, any stockholder, in the Purchase Agreement or otherwise, concerning these financial projections or regarding our ultimate performance compared to the information contained in these financial projections or that the projected results will be achieved. We urge all stockholders to review our most recent SEC filings for a description of our reported financial results.
In light of the foregoing factors and the uncertainties inherent in the financial projections, the foregoing financial projections should only be evaluated in conjunction with the Company’s historical financial statements and other information contained in our public filings with the SEC, and our stockholders are cautioned not to place undue, if any, reliance on the financial projections.
Material U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the Plan of Liquidation and of distributions to stockholders pursuant to the plan, including the possible receipt by stockholders of interests in a liquidating trust. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS, concerning our tax treatment or the tax treatment of the Plan of Liquidation, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.
This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements. This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Tax Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules (such as holders of our equity that received those interests as compensation). In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:
•	banks and other financial institutions;
•	insurance companies;
•	regulated investment companies;
•	REITs;
•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account (except to the extent specifically set forth below);
•	mutual funds;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons whose functional currency is not the U.S. dollar;
•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;
•	U.S. expatriates;
•	persons subject to the alternative minimum tax;
•	holders of our restricted stock or who otherwise acquired shares of our common stock as compensation;
•	holders that are classified as a partnership or other pass-through entity, including a subchapter S corporation, under the Tax Code;
•	non-U.S. holders (except to the extent specifically set forth below); and
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.
If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity which is classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of our liquidation in light of its own particular situation, as well as any consequences of the liquidation to such holder arising under the laws of any other taxing jurisdiction.
For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia;

•
a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Tax Code) have the authority to control all substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO OUR LIQUIDATION, TO HOLDING AND DISPOSING OF OUR COMMON STOCK, AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE LIQUIDATION, THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND THE DISTRIBUTION AND OWNERSHIP OF INTERESTS IN A LIQUIDATING TRUST, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U. S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Tax Consequences to the Company
We believe that we have qualified and continue to qualify as a REIT under the Tax Code. As a REIT, we are generally entitled to receive a dividends paid deduction for dividends that we pay. In addition, we are also generally permitted a dividends paid deduction with respect to distributions pursuant to a Plan of Liquidation, including distributions to our stockholders of interests in a liquidating trust, provided that the Plan of Liquidation is completed within 24 months of its adoption. We anticipate that our liquidating distributions will exceed our taxable income recognized in each tax year following the adoption of the plan, and that the Plan of Liquidation will be completed within 24 months of its adoption. In that case, we will generally not be subject to U.S. federal income tax on any gain or other income recognized following the adoption of the plan, including any gain that we recognize upon a transfer of appreciated assets to a liquidating trust and the distribution of interests in the trust to our stockholders.
While we believe that the Plan of Liquidation will be considered to be adopted when our stockholders approve of the plan on the Effective Date, it is possible that the IRS could assert that the adoption of the Plan of Liquidation effectively commenced prior to the Effective Date with the sale, or agreement by us to sell, certain properties. If such an assertion were successful, we could be required to complete the Plan of Liquidation sooner than 24 months following the Effective Date, or otherwise distributions that we make pursuant to the Plan of Liquidation might not be deductible by us which might result in a loss by us of our tax qualification as a REIT or in our otherwise incurring income taxes.
In order to maintain our status as a REIT, we must, among other things, continue to satisfy various qualification requirements pursuant to the Tax Code, including requirements relating to the nature of our gross assets and income, the timing and amount of distributions, and the composition of our stockholders. If the liquidation is approved by our stockholders, we intend to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the transfer of any remaining assets and liabilities to a liquidating trust. However, as a result of the liquidation or otherwise, circumstances may arise which could cause us to fail to qualify as a REIT. In addition, the Board could cause the Company to discontinue our status as a REIT at any time if the Board finds it to be in the best interests of our stockholders to do so. Should we lose our status as a REIT, either inadvertently or because the Board determines that such loss will be in the best interests of our stockholders, we would be taxable as a corporation for federal income tax purposes, including any applicable alternative minimum tax. In that case, we would be subject to federal income taxes at the corporate rate for the taxable year in which our qualification as a REIT terminates, and in any subsequent years, with respect to our income from operations and from sales and distributions of appreciated assets in connection with our Plan of Liquidation, and without any tax deduction for dividends that we pay.
So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. In general, “prohibited transactions” are dealer sales (i.e., inventory-like sales of property held primarily for sale to customers in the ordinary course of the Company’s business).
The Tax Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction, as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. If a particular transaction does not satisfy all of the requirements of the foregoing safe harbor, it will not necessarily be treated as a prohibited transaction. Rather, in that case, the determination as to whether it is considered to be a dealer sale, and therefore a prohibited transaction, will instead be based upon an analysis of all of the relevant facts and circumstances.
If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we could avoid the prohibited transaction tax if we hold and sell the property through a TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based our own internal analysis, or on the advice our tax advisors that the disposition will not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the IRS could assert that the disposition constitutes a prohibited transaction. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a penalty tax which will have a negative impact on cash flow and the ability to make cash distributions.
As a REIT, the value of our ownership interests held in TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS could assert that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore causes us to fail to qualify as a REIT. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we could fail to qualify as a REIT if distributions from all of the Company’s TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of the Company’s gross income with respect to such year.
Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in anticipation of or in connection with the Plan of Liquidation will constitute a prohibited transaction. Accordingly, although the sale of our properties in anticipation of or in connection with the Plan of Liquidation likely will not satisfy the prohibited transaction safe harbor described above, we nevertheless believe based upon the facts and circumstances of such sale transactions that such sales should not be treated as prohibited transactions. Moreover, we have not utilized TRSs to enter into or effectuate any of the sales agreements or transactions to date in anticipation of or in connection with our Plan of Liquidation, and do not currently expect to utilize TRSs to enter into or effectuate any future sales transactions. There can be no assurance, however, that the IRS will not successfully assert that sales of our properties are prohibited transactions which are subject to the 100% tax.
Tax Consequences to U.S. Holders of our Common Stock
In connection with the Plan of Liquidation, stockholders may receive one or more liquidating distributions. The amount of any distribution pursuant to the Plan of Liquidation will be applied first to reduce a stockholder’s tax basis in his shares of common stock, but not below zero. A stockholder’s tax basis in his shares of common stock will generally be equal to the stockholder’s cost of his shares, reduced by any prior distributions that were treated as reductions in basis rather than taxable dividends. To the extent that distributions pursuant to the Plan of Liquidation exceed a U.S. holder’s basis in his common stock, the excess will constitute taxable gain and be recognized in the year in which the distribution is received. If the total amount of liquidating distributions received by a U.S. holder is less than the tax basis of the shares, the U.S. Holder will generally recognize a loss in the year in which the final liquidating distribution is received.
Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations (generally, 21% under current law). The deductibility of a capital loss recognized in connection with the Plan of Liquidation is subject to limitations under the Tax Code.
Tax Consequences to Non-U.S. Holders of our Common Stock
General. The U.S. federal income tax consequences of the Plan of Liquidation to a non-U.S. holder will depend on various factors, including whether the receipt of liquidating distributions are treated as distributions from us to our stockholders that are attributable to gain from the sale of “United States real property interests” pursuant to the Foreign Investment in Real Property Tax Act (which we refer to in this proxy statement as “FIRPTA”). The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests by the REIT, and (2) issue regulations clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say whether or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent that the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that distributions pursuant to our Plan of Liquidation will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.
Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent that the tax treatment set forth in Notice 2007-55 applies, and to the extent that liquidating distributions are attributable to gain from sales of our United States real property interests, then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder also will be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, then the 21% withholding tax described above would also not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of our Common Stock”. We intend to withhold U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from liquidating distributions paid to a non-U.S. holder to the extent required by Notice 2007-55.
Taxable Sale of our Common Stock. Subject to the discussion below of backup withholding and above with respect to distribution of gain from the disposition of United States real property interests, if Notice 2007-55 does not apply (for example, because a non-U.S. holder sells shares of common stock rather than receiving distributions pursuant to the Plan of Liquidation, or because Notice 2007-55 is overturned), a non-U.S. holder generally will not be subject to U.S. federal income taxation on any resultant gain or loss unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year in which the sale occurs and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA (which we do not expect will be the case because, as described below, we believe that we are a domestically controlled REIT). However, as noted above, we intend to withhold U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from liquidating distributions paid to a non-U.S. holder to the extent required by Notice 2007-55.
A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis (i.e., net of any available expense deductions) in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on any such effectively connected gain.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year in which the sale occurs and who meets certain other requirements will be subject to a flat 30% tax on the gain, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.
If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder from a sale of the stock will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity” at the time of the sale. A “qualified investment entity” includes a REIT. Assuming that we continue to qualify as a REIT, we will be a “domestically controlled qualified investment entity” if non-U.S. holders in the aggregate hold, directly and indirectly, less than 50% of the value of our common stock at all times during the five-year period ending with the sale. We believe that we currently are, and are likely to continue to be a domestically controlled REIT. However, no assurance can be given that the actual ownership of our stock has been or will be such that we qualify as a “domestically controlled qualified investment entity” at all times.
Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible benefits under an applicable income tax treaty.
U.S. Withholding Tax. As described above, we intend to withhold, pursuant to FIRPTA, U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from liquidating distributions paid to a non-U.S. holder to the extent attributable to gains that we recognize from sales of United States real property interests.
A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.
Information Reporting and Backup Withholding
Backup withholding, currently at a rate of 24%, and information reporting may apply to distributions pursuant to the Plan of Liquidation. Backup withholding will not apply, however, to a holder who:
•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;
•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or
•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.
Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
The Foreign Account Tax Compliance Act (which we refer to in this proxy statement as “FATCA”) provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock) made to a foreign financial institution (as specifically defined in the Tax Code) and certain other foreign entities if such entity fails to satisfy certain disclosure and reporting rules. Unless an exemption applies, FATCA generally requires that (i) in the case of a foreign financial institution, the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely, Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. holders are encouraged to consult with their tax advisors regarding the potential application and impact of FATCA and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance, with respect to dividends and liquidating distributions received from the Company.
Use of a Liquidating Trust
If we do not believe that we can otherwise complete the Plan of Liquidation within 24 months of the Effective Date, or we believe it is otherwise advisable, the Board may at any time transfer our remaining assets and obligations to a liquidating trust. Under the Tax Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Tax Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.
Consequences to Holders—General. If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to our stockholders, this will be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our stockholders. Accordingly, each holder will be treated as receiving a liquidating distribution from us equal to such holder’s share of the cash and the fair market value of the assets (less liabilities) transferred to the trust, and may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a current distribution of such cash or other assets
Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the liquidating trust will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit or interest in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a holder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder will be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of deductible expenses of the liquidating trust (which may include interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. Holders may not be permitted to deduct their share of certain expenses incurred by the liquidating trust. When the liquidating trust makes distributions to holders, the holders will recognize no additional gain or loss.
A holder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust which are attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the holder, which value will be determined by us and reported to the holders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust.
The trustee or trustees of the liquidating trust will provide to each holder of units in the trust after each year end a detailed itemized statement that reports on a per unit basis the holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its own U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to holders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the trust would be reduced by this additional level of tax, and a holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. We intend to take all available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.
Consequences to U.S. Tax-Exempt Holders. Tax-exempt investors, such as qualified accounts or IRAs, generally are exempt from federal income taxation. Such investors, however, may be subject to taxation on their unrelated business taxable income, or UBTI, that they recognize in a taxable year if that UBTI exceeds $1,000 for the taxable year. Although rents, gains and losses from the sale of property generally are excluded from UBTI, in the case of leveraged property, these exclusions are subject to limitations. To the extent a U.S. tax-exempt investor derives income from “debt-financed property” used in an unrelated trade or business, a portion of such income may be treated as UBTI. Debt-financed property is generally any property that is held by a tax-exempt investor to produce income and with respect to which there is acquisition indebtedness. Acquisition indebtedness includes indebtedness incurred (i) in acquiring or improving a property, (ii) before the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement, or (iii) after the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement and the indebtedness was reasonably foreseeable at the time of such acquisition or improvement. If we distribute interests in a liquidating trust to our stockholders, the liquidating trust may have debt that would be treated as acquisition indebtedness and give rise to debt financed income, and therefore UBTI, for IRAs and other tax-exempt investors.
State and Local Tax. Holders may be required to file income tax returns in states or localities in which a liquidating trust owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its tax advisors regarding state and local tax consequences of owning units in a liquidating trust.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE PLAN OF LIQUIDATION AND TO DISTRIBUTIONS MADE PURSUANT TO THE PLAN, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF OUR COMMON STOCK AND OF THE ADOPTION AND IMPLEMENTATION OF A PLAN OF LIQUIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.
Voting Agreements
In connection with the entry into the Purchase Agreement, each of RES, SREP and certain of its affiliates and Mr. Blackham have entered into voting agreements with Buyer, dated as of September 22, 2021, pursuant to which, among other things, they agreed to vote all shares of Company common stock held by them and their affiliates:
•	in favor of the approval of the Portfolio Sale and other transactions contemplated by the Purchase Agreement,
•	in favor of the approval and adoption of the Purchase Agreement,
•
in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval of the Portfolio Sale or the other transactions contemplated by the Purchase Agreement,

•	in favor of any other matters necessary for the consummation of the Portfolio Sale and the other transactions contemplated by the Purchase Agreement, and
•	against any acquisition proposal or any action which is a component of any acquisition proposal,

•
against any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or that could reasonably be expected to result in any condition to the Portfolio Sale set forth in the Purchase Agreement not being fulfilled, except with respect to any matters that, if approved by the Company’s stockholders, would result in the termination of the voting agreement as described in clause (iii) of the following paragraph, and

•	pursuant to its voting agreements, RES will provide, or cause to be provided, the consent and approval in satisfaction of the ISRA Approval prior to or at the special meeting.
Each of the voting agreements terminates upon the earlier of (i) the closing of the Portfolio Sale, (ii) such date and time as the Purchase Agreement shall be terminated in accordance with its terms, (iii) such date and time as there occurs any amendment, modification, waiver by the Company or other change to any provision of the Purchase Agreement as in effect on the date of the voting agreement which is effected without the consent of the stockholder that (A) expressly reduces the amount or changes the form of consideration payable to the Company, (B) extends the End Date (as defined in the Purchase Agreement) or (C) imposes any material restriction or additional material condition on the consummation of the Portfolio Sale or payment of the purchase price or otherwise, in each case, in a manner material and adverse to the stockholder or (iv) the termination of the voting agreement upon written notice of termination from the Buyer to the stockholder.
As of the Record Date, RES have shared voting and shared dispositive power over 4,754,198 shares of Company common stock, representing approximately 32.3% of the shares of our outstanding Company common stock.
As of the Record Date, SREP have shared voting and shared dispositive power over 4,185,933 shares of Company common stock, representing approximately 28.4% of our outstanding Company common stock.
As of the Record Date, Mr. Blackham, the Company’s President and Chief Executive Officer, has voting and dispositive power over 215,595 shares of Company common stock, representing approximately 1.5% of our outstanding Company common stock.
These stockholders collectively hold approximately 62.2% of the outstanding shares of Company common stock. However, upon the occurrence of an adverse recommendation change in compliance with the Purchase Agreement by our board of directors to its recommendation to stockholders of the Portfolio Sale, the aggregate number of shares covered by the voting obligations set forth in these voting agreements will automatically be reduced (on a pro rata basis with each other) to the extent necessary so that the aggregate number of shares of common stock subject to the voting agreements represents no more than 35% of the shares of common stock outstanding and entitled to vote at the special meeting.
Unless there occurs an adverse recommendation change or the termination of the voting agreements, the aggregate voting power of RES and SREP is sufficient to assure approval of the Portfolio Sale at the special meeting.
Each of RES, SREP and certain of its affiliates and Mr. Blackham also agreed not to sell, transfer, pledge or otherwise dispose of their shares that are subject to their respective voting agreements.
The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the form of the voting agreement which is attached as Appendix D to this proxy statement.
Interests of certain stockholders, our directors, officers and employees
In considering the recommendation of our board of directors with respect to the Portfolio Sale Proposal and the Liquidation Proposal, stockholders should be aware that our directors, executive officers and employees and certain stockholders have interests that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors were aware of these interests and considered them, among other matters, in reaching their respective decisions to adopt and approve the Purchase Agreement.

RES and SREP
As of the Record Date, RES and SREP by virtue of their significant voting power and certain governance rights, each have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to stockholders for approval, including the election of our directors, amendments to our charter, mergers or sales of assets. RES or SREP’s influence over our business and affairs may not be consistent with the interests of some or all of our stockholders.
Our board of directors consist of nine members, of which six were nominated for election to the board of directors pursuant to our agreements with RES and SREP entered into at the time of their investment in the Company. Three of the directors were designated for nomination by RES. These three directors are also employees of RES’s affiliates. Three of the directors were designated for nomination by SREP. Two of these directors are also employees of SREP affiliates.
As of the Record Date, RES and its affiliates have shared voting and shared dispositive power over 4,754,198 shares of common stock, representing approximately 32.3% of the shares of our outstanding common stock.
As of the Record Date, SREP and its affiliates have shared voting and shared dispositive power over 4,185,933 shares of common stock, representing approximately 28.4% of our outstanding common stock.
On November 19, 2020, the Company entered into separate Convertible Promissory Notes and Loan Agreements (the “2020 Notes”) in favor of (a) SREP for $7,220, 000 and (b) Efanur S.A. (“Efanur”), an affiliate of RES and IRSA for $2,780,000. Pursuant to the 2020 Notes, the Company borrowed $10,000 from SREP and Efanur and used the proceeds to repay loans outstanding under the credit facility. SREP and Efanur may elect to convert the principal due under the applicable Note into common stock of the Company in connection with any future rights offering commenced by the Company for 4,000,000 shares of common stock of the Company at a price of $2.50 per share (a “Rights Offering”). Pursuant to the Note in favor of SREP, the Company has committed to offer to SREP the option to purchase any shares of common stock of the Company underlying any unexercised rights in any such Rights Offering. In the event that Portfolio Sale is completed the 2020 Notes will be repaid in cash.
RES, SREP, and Mr. Blackham have entered into agreements with the Buyer to, among other things, vote all shares of Company common stock held by them and their affiliates affirmatively for the Portfolio Sale Proposal and against any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or that could reasonably be expected to result in any condition to the Portfolio Sale set forth in the Purchase Agreement not being fulfilled.
These stockholders collectively hold approximately 62.2% of the outstanding shares of common stock. However, upon the occurrence of an adverse recommendation change in compliance with the Purchase Agreement by our board of directors to its recommendation to stockholders of the Portfolio Sale, the aggregate number of shares covered by the voting obligations set forth in these voting agreements will automatically be reduced (on a pro rata basis with each other) to the extent necessary so that the aggregate number of shares of common stock subject to the voting agreements represents no more than 35% of the shares of common stock outstanding and entitled to vote at the special meeting.
Unless there occurs an adverse recommendation change under the Purchase Agreement or the termination of the voting agreements, the aggregate voting power of RES and SREP is sufficient to assure approval of the proposals at the special meeting. See “Voting Agreements” above. The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the form of the voting agreement which is attached as Appendix D to this proxy statement.
Restricted stock held by our directors and employees
The vesting and forfeiture restrictions on shares of our restricted stock granted under our stockholder approved 2016 stock plan (the “2016 Stock Plan”) will not be impacted by the Portfolio Sale, but thereafter upon the involuntary termination of employment of the holder such restrictions will lapse and such shares will be fully vested in the holder thereof.

As of the date of the proxy statement our directors and executive officers hold shares of our restricted stock as follows:
Directors and Executive Officers	Common Stock Restricted Shares (#)
J. William Blackham	7,342
Thomas Callahan	978
Daphne Dufresne	985
Daniel Elsztain	985
Matias Gaivironsky	924
Drew Iadanza	570
Donald Landry	985
Brendan MacDonald	985
Saul Zang	436
(1)
Shares issued to Brendan MacDonald and Drew Iadanza for director fees, pursuant to their employment terms with SREP affiliates, all directors fees received by them, including these shares, are for the benefit of SREP.

Prorated 2021 annual incentive
Pursuant to Mr. Blackham’s employment agreement and his 2021 annual incentive plan, a prorated annual cash incentive may be paid to Mr. Blackham of up to $400,000 and pursuant to Ms. Burger’s 2021 annual incentive plan a prorated annual cash incentive may be paid to Ms. Burger of up to $20,000, each prorated as applicable depending on the time of the closing of the Portfolio Sale and as determined by the compensation committee of our board of directors based on their achievement of their annual incentive plans. The compensation committee of our board of directors may approve for Mr. Blackham to receive up to 23,479 shares of Company common stock on a prorated basis with respect to performance bonuses under his employment agreement as determined by the compensation committee of our board of directors for achievement of budgeted funds from operation targets for 2021. Other employees may earn up to an aggregate of $7,450 (prorated as applicable) in annual incentive compensation for 2021.
Change in control payments and benefits for employees
Change in control payments and benefits for the Company employees, other than Mr. Blackham and Ms. Burger, assuming that the closing of the Portfolio Sale occurs on November 15, 2021, are estimated, before any applicable withholding, to be an aggregate of $119,750 for change in control payments, $12,885 for the premiums for medical insurance continuation coverage for eligible employees electing such coverage and their dependents (as applicable) and $17,612 for estimated accrued, but unpaid vacation. Additionally, prorated incentive compensation for 2021 may be paid to the Company employees. See “Prorated 2021 annual incentive” above.
Termination payments for consultants
In connection with the Plan of Liquidation and following the Portfolio Sale, the services for consultants to the Company will be terminated. The termination of such services will entitle the consultants to an aggregate of $236,666 in additional fees.
Golden parachute compensation
The information set forth below is intended to comply with Item 402(t) of Regulation S-K regarding specified compensation that is based on or otherwise relates to the Portfolio Sale that is payable or may become payable to each of our named executive officers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. Our named executive officers are J. William Blackham, President and Chief Executive Officer, and Jill Burger, Interim Chief Financial Officer and Chief Accounting Officer.
The table below sets forth an estimate of the approximate values of “golden parachute” compensation that may become payable to our named executive officers in connection with the Portfolio Sale pursuant to

Mr. Blackham’s employment agreement with the Company and other payments upon change of control of the Company as approved by the board of directors and compensation committee of the Company for Mr. Blackham and Ms. Burger. The closing of the Portfolio Sale will be a change of control of the Company for purposes of triggering the payments described below for Mr. Blackham and for Ms. Burger upon subsequent termination of employment. Subject to any delay required by Section 409A of the Code, all such amounts to be paid in cash will be paid promptly in a lump sum, and the shares of Company common stock will be issued in the case of Mr. Blackham. The table assumes (i) that the closing of the Portfolio Sale will occur on November 19, 2021 (the assumed date of the closing of the Portfolio Sale solely for purposes of this golden parachute compensation disclosure), (ii) that a termination of employment is deemed to occur immediately following the closing of the Portfolio Sale (for Mr. Blackham, a termination considered to be “without cause” or by the executive for “good reason”, each as defined under his employment agreement, that occurs in connection with a change in control of the Company), (iii) base salary, target bonus levels and equity award holdings as of November 19, 2021, and (iv) that no amount of withholding taxes are applicable to any payments set forth in the table. As a result of these reasonable assumptions, and the additional assumptions set forth in the footnotes, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the below table. The amounts set forth in the table values shares of our common stock at $5.41 per share, the closing price of our common stock on the NYSE American stock exchange on September 22, 2021, the date prior to the announcement by the Company of entering into the Purchase Agreement.
Named Executive Officer	Cash[1] ($)	Equity[2] ($)	Perquisites/Benefits[3] ($)	Total ($)
J. William Blackham	3,272,000	166,742	55,025	3,438,742
Jill Burger	175,000	__	13,462	188,462
(1)
This amount for Mr. Blackham is a total of (a)(i) $800,000, which is two times his annual base salary of $400,000, (ii) $1,072,000, which is two times $536,000, the average of his incentive compensation over the last three years, and (iii) $1,000,000, which represents the maximum amount Mr. Blackham is eligible for under a bonus award granted to him by the compensation committee of our board of directors of the range of $500,000 minimum up to $1,000,000, the final amount to be determined by the compensation committee of our board of directors, which represents the portion of up to 293,536 shares of Company common stock which could have been earned by Mr. Blackham pursuant to his employment agreement depending on future share price increases plus (b) $400,000 which represents the maximum prorated annual cash incentive amount which may be granted to him by the compensation committee of our board of directors assuming a closing of the Portfolio Sale on November 19, 2021, the final amount to be determined by the compensation committee of our board of directors. This amount for Ms. Burger is a total of (a)(i) $140,000, which is one times her annual base salary, and (ii) $15,000, which is one times her incentive compensation for the past year plus (b) $20,000 which represents the maximum prorated annual cash incentive amount which may be granted to her by the compensation committee of our board of directors assuming a closing of the Portfolio Sale on November 15, 2021, the final amount to be determined by the compensation committee of our board of directors.

(2)
This amount for Mr. Blackham is a total of (a)(i) the full value attributable to the acceleration of vesting of Mr. Blackham’s 7,342 restricted shares of Company common stock pursuant to the 2016 Stock Plan; and (ii) the award of up to 23,479 shares of Company common stock for achievement of budgeted funds from operations targets which represents the maximum number of shares which may be granted to him by the compensation committee of our board of directors assuming a closing of the Portfolio Sale on November 19, 2021, the final amount to be determined by the compensation committee of our board of directors.

(3)
This amount for Mr. Blackham is a total of (a) $13,563, which represents up to 18 months of the premiums for medical insurance continuation coverage for Mr. Blackham and his children and (b) $38,462, which is his estimated accrued, but unpaid vacation payout. This amount for Ms. Burger is her estimated accrued, but unpaid vacation payout.

Regulatory Matters
Other than in connection with the filing of this proxy statement with the SEC and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Portfolio Sale or the Plan of Liquidation.
No Appraisal or Dissenters’ Rights
Pursuant to Maryland law, stockholders are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Portfolio Sale or the Plan of Liquidation.
Litigation Relating to the Portfolio Sale or Plan of Liquidation
There is currently no litigation arising from our actions in connection with the Portfolio Sale or the Plan of Liquidation.

Common Stock; Reporting Requirements
Upon filing our Articles of Dissolution with the State Department of Assessments & Taxation of the State of Maryland, the Company common stock will cease to be registered under the Exchange Act, and accordingly, the Company will no longer be subject to the periodic reporting and other requirements imposed under the Exchange Act. We currently intend to close our stock transfer books on the dissolution date and at such time cease recording stock transfers.

THE PURCHASE AGREEMENT
The following summarizes the material provisions of the Purchase Agreement. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that is important to you. The summary of the material terms of the Purchase Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this proxy statement. We recommend that you read the Purchase Agreement attached to this proxy statement as Appendix A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Purchase Agreement (1) were made solely for the benefit of the parties to the Purchase Agreement; and (2) may be subject to important qualifications, limitations and supplemental information agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, the representations and warranties have been included in the Purchase Agreement for the purpose of allocating contractual risk between the parties instead of establishing such matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to stockholders. Stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Purchase Agreement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its subsidiaries. The representations, warranties and covenants in the Purchase Agreement and any descriptions thereof should be read in conjunction with the disclosures in our periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find More Information.”
In addition, you should not rely on the covenants in the Purchase Agreement as actual limitations on the respective businesses of the parties because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Purchase Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The disclosure schedules to the Purchase Agreement contain or refer to information that has been included in the Company’s prior public filings with the SEC and may also include other non-public information. The disclosure schedules have not been made public because, among other things, they include confidential or proprietary information. The parties believe, however, that all information material to a stockholder’s decision to approve the Portfolio Sale Proposal is included in or incorporated into this document.
The Portfolio Sale
Generally pursuant to the Purchase Agreement, we will sell, or cause to be sold, and Buyer will purchase, all of the equity interests of the Company’s 15 indirectly owned subsidiaries, which each in turn owns one of the 15 hotels in the Portfolio, plus additional assets and other items related to the Portfolio.
More specifically, under the Purchase Agreement, the Company will, and has agreed to cause the “Seller Group” to, sell, convey, transfer and assign and deliver to Buyer, and the Buyer will purchase and accept from the Seller Group in accordance with the terms of the Purchase Agreement:
•	the Interests (as defined below)
•	together with the Interest Related Property (as defined below)
•
directly or indirectly (through the acquisition of the Interests), all of the Seller Group’s right, title and interest to certain specified land, improvements, personal property, contracts, equipment leases, space leases, bookings, intangible hotel assets and other specified assets relating to the ownership or operation of the Portfolio, unless specifically excluded in the Purchase Agreement free and clear of all liens (excluding certain permitted exceptions). All of such Interests, Interests Related Property and the other property and assets as above described above are referred to herein as the “Property”.

The “Seller Group” means, individually or collectively, as applicable, the Company, the Company’s operating partnership, Condor Limited Partnership (the “Operating Partnership”), the Company’s operating lessees (the “Seller Operating Lessees”) and, prior to closing, the 15 Operating Partnership’s subsidiaries that each own one of the hotels in the Portfolio (the “Seller’s Subsidiaries”).
The “Interests” mean 100% of the outstanding equity interests in the Seller’s Subsidiaries.
The “Interest Related Property” means, with respect to the Interests, the following: all the Seller Group’s right, title and interest in, to and under the Seller’s Subsidiaries and the relevant Seller’s Subsidiaries organizational documents, including, without limitation, all of the relevant Seller Group’s right, title and interest, in, to and under all:
•	capital accounts and capital balances of the Seller’s Subsidiaries;
•	distributions after closing of the Portfolio Sale of profits and income of the Seller’s Subsidiaries (regardless of when earned or accrued);
•
repayments after closing of the Portfolio Sale of any and all loans made by the Company or any of its affiliates to any Seller’s Subsidiary whether pursuant to the terms of the Seller Subsidiary’s operating agreement or otherwise;

•	capital distributions after closing of the Portfolio Sale from the Seller’s Subsidiaries;
•	distributions after closing of the Portfolio Sale of cash flow by the Seller’s Subsidiaries;
•	property and proceeds of the Seller’s Subsidiaries to which the Seller Group now or in the future may be entitled;
•	other claims which the Seller Group now has or may in the future acquire against any Seller’s Subsidiary and its respective property;
•	proceeds of any liquidation upon the dissolution of any of the Seller’s Subsidiaries and winding up of their affairs;
•	general intangibles for money due or to become due from any Seller’s Subsidiary;
•
other rights of the Seller Group to receive any distributions or other payments of any kind whatsoever from or in respect of any Seller’s Subsidiary or in any way derived from any Seller’s Subsidiary’s property or from the ownership or operation thereof, whether any of the above distributions consist of money or property; and

•	other rights of the Seller Group as a partner or member in any Seller’s Subsidiary, including, without limitation, rights to reports, accounting, information and voting.
The Buyer must purchase the Property on an “all or nothing” basis. As such, the Company agrees to sell to Buyer, and Buyer agrees to purchase from the Company, all of the Interests and Property at closing in consideration for the purchase price described in the section below entitled “Purchase Price”.
The Buyer has acknowledged and agreed, except for the Company’s warranties, that the purchase of the Property will be on an “as is”, “where is”, “with all faults” basis, subject to ordinary wear and tear from the date of the Purchase Agreement until closing. The Company, except as expressly stated in the Purchase Agreement, has no obligation to repair any damage to or defect in the Property, replace any of the Property or otherwise remedy any matter affecting the condition of the Property.
Excluded Property Being Retained by the Company
The following categories of property, assets, rights and interests will not be transferred, assigned or conveyed to the Buyer at the closing of the Portfolio Sale and will be retained by the Seller Group:
•
except as otherwise expressly provided in the Purchase Agreement, all cash on hand or on deposit in any house bank, operating account or other account or reserve, maintained in connection with the hotels, together with any and all credit card charges, checks and other instruments which the Seller Group has submitted for payment as of closing;

•
any and all fixtures, furnishings, equipment and other personal property or intellectual property or other assets owned by or proprietary to (i) the supplier, vendor, licensor or other party under any contracts, (ii) the lessor under any equipment leases, (iii) the tenants under any space leases, (iv) any hotel employee, (v) any guest or customer of the hotels, (vi) any hotel management company, and (vii) any franchisor pursuant to franchise agreements entered into by the Seller Group;

•	hotel guest data and information in any database maintained by any franchisor or any of their affiliates;
•	any and all of the Seller Group’s (other than the Seller’s Subsidiaries) corporate books and records;
•
any and all policies of insurance under which the Seller Group and/or any hotel management company is a named or is an additional named insured, other than Buyer’s and the Seller’s Subsidiaries’ right to proceeds from such policies, if any, pursuant to and in accordance with the Purchase Agreement;

•
claims, including without limitation, the pre-closing litigation, refunds, indemnities or other credits or payments arising out of circumstances or otherwise attributable or accruing prior to the closing not expressly assigned to Buyer or otherwise not associated with liabilities assumed by Buyer pursuant to the terms and conditions of the Purchase Agreement;

•	unassignable or unassumed contracts, equipment leases and space leases; and
•	those certain management agreements with Inn Ventures IVI LP and Cherry Cove.
Purchase Price
The purchase price for the Property is $305,000,000. The Buyer will pay the price as follows:
•	within one business day of Buyer’s execution and delivery of the Purchase Agreement, Buyer made a non-refundable deposit of $15,000,000; and
•
at closing, Buyer will pay to a certain escrow agent, to be released to the Company, an amount equal to the difference between (i) the purchase price of $305,000,000, and (ii) the amount of the above deposit to be released to the Company by the escrow agent at closing.

Buyer is entitled to certain credits and to deduct and withhold any amounts from the consideration payable to the Company under the Purchase Agreement that are required to be withheld with respect to the making of any such payment under the U.S. Internal Revenue Code, or any provision of state, local or foreign applicable laws.
Apportionments
There will be an apportionment between the Company and Buyer, such that all items of income and expense for the hotels on the closing date will be for the account of Buyer, and the net amount thereof will be paid together with or credited against the Purchase Price payable at closing. Such apportionments are as follows:
•
all non-delinquent real estate taxes, personal property taxes, special assessments and vault charges, if any, on the basis of the fiscal period for which assessed, will be prorated as of closing at 11:59 pm local time at each hotel on the day immediately prior to the closing date (the “Apportionment Date”) between the Company and Buyer giving effect the maximum discount allowed by law for early payment;

•
water and sewer service charges and charges for gas, electricity, telephone, solid waste, and all other public utilities (Buyer is responsible for causing such utilities and services to be changed to its name and is liable for and will pay all utility bills for services rendered after the Apportionment Date);

•
amounts which have been prepaid, accrued or are due and payable under certain contracts, equipment leases and permits assumed by Buyer pursuant to the Purchase Agreement and, with respect to trade payables that are not otherwise provided for in the proration, the Company will pay such trade payables in full on or prior to closing;

•	all rental payments and other payments under certain leases, including any prepayments received by the Company from tenants under the space leases prior to closing;
•	advertising expenses;

•	commissions of credit and referral organizations;
•	all other charges and fees customarily prorated and adjusted in similar transactions in the applicable state;
•
with respect to any special assessments that are not payable in installments, the Company will pay any such special assessments related to any improvement which has been Completed (as defined below_ prior to closing, and Buyer will pay any such special assessments related to any improvement which has not been Completed prior to closing. For purposes of this paragraph, the term “Completed” means, with respect to any public improvement by a governmental authority, that: (i) a lien for special assessments related to such improvement has been certified by the governmental authority; or (ii) a lien for such special assessments is still pending, but the improvement has been substantially completed prior to closing. Notwithstanding the foregoing, with respect to special assessments that are Completed prior to closing but are payable in installments: (i) the Company will pay any such installments attributable to the period of time before closing; (ii) Buyer will pay any such installments attributable to the period of time after closing; and (iii) any such installments which are attributable to a period of time that commences before closing and ends after closing will be prorated at closing;

•	license or permit fees that are assigned and transferred to Buyer at closing will be prorated as of the closing date as follows:
○
Seller Group will be credited for that portion of any charges, taxes and fees that have been paid by Seller Group that are allocable to the period after the closing date (except with respect to any license that is not transferred to Buyer); and

○	Buyer will be credited for any such amounts accrued prior to the closing date and to be paid by Buyer following closing; and
•
all association assessments and similar fees and assessments due and payable with respect to the Property with respect to the year in which the closing occurs, if any, will be adjusted and prorated based on the periods of ownership by the Company and Buyer during such year.

Revenue and Receivables
All revenues received or to be received on account of room rents for the period prior to and including the Apportionment Date will belong to the Company with Buyer to remit such revenues to the Company to the extent any such revenues are paid to Buyer following closing and all such revenues attributable to the ownership and operation of the hotels for the period beginning on the day immediately following the Apportionment Date will belong to Buyer with the Company to remit such revenues to Buyer to the extent such revenues are paid to the Company following closing.
All revenues received or to be received from transient guests on account of room rents, facilities occupied and the use of the premises (including without limitation parking areas, mini-bar sales, phone and other communication charges and the like) for the period prior to but excluding the Apportionment Date belong to the Company.
Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the hotels, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges will be allocated between the Company and Buyer, based on when any such function commenced.
Buyer will acquire (and the Company will receive a credit for) all accounts receivable other than those due and owing from an affiliate of Seller Group which are 30 days or less outstanding; Buyer and the Company will each retain 50% of all accounts receivable which are more than 30 days but less than 90 days outstanding (with the Company receiving an applicable credit therefor); and the Company will retain all accounts receivable which are more than 90 days outstanding.
Any other ordinary and usual adjustments in connection with the sale of the Interests will be allocated between Buyer and the Company in accordance with the customary practice for transactions for the sale of equity interests.

Gift Certificates
Buyer will receive a credit equal to 100% of all outstanding, unused and unexpired gift cards, gift certificates, coupons or other similar instruments or gift certificates as of closing that entitle the holder or bearer thereof to a credit (whether a specific dollar amount or for a specified service). At closing, the Company will furnish Buyer with a listing or other detailed description of the combined monetary amount of such outstanding gift certificates.
Defeasance
The Company will receive a Purchase Price credit at closing in the amount of $250,000 representing Buyer’s share of costs and expenses due under the CMBS Loan Agreement (as defined below) the cost of acquiring the Defeasance Collateral (as defined in the CMBS Loan Agreement); and other costs and expenses of the Company and the borrowers under the CMBS Loan paid or incurred in connection with the defeasance.
Management Agreement Prorations
Buyer will receive a credit to the Purchase Price for all accrued and unpaid wages, salaries, accrued or earned bonuses (and associated payroll tax obligations), retirement, health, welfare, accrued vacation and other paid time off, and any other employee benefits, with respect to the employees under the management agreements (other than those excluded management agreements) which are unpaid as of the time of apportionment.
All base, incentive and other management fees and amounts owed or reimbursable to the hotel management companies pursuant to the management agreements (excluding the excluded management agreements but including the new management agreements) that are accrued with respect to the calendar month (or other applicable time period thereunder) in which the closing date occurs and that have not been paid at or prior to closing under each such management agreement will be prorated between the Company and Buyer as of the cut-off time.
Closing
Subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to closing set forth in the Purchase Agreement, the closing the of the Portfolio Sale will take place through escrow with a certain escrow agent at 3:00 p.m. local Bethesda, Maryland time on the date that is the later of (i) November 19, 2021 and (ii) the third business day following the date on which the conditions for closing have been satisfied, or on such alternative date or at such alternative location as may be mutually agreed upon by the Company and Buyer in writing.
Representations and Warranties of the Company
We have made customary representations and warranties in the Purchase Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:
•
each of the Seller Group’s organization, valid existence and good standing under the laws of its jurisdiction of incorporation or organization, as applicable, authorization to conduct the business in which it is now engaged, and qualification to do business in all jurisdictions where the ownership of its assets or the conduct of its business makes such qualification necessary;

•
our authority to execute and deliver the Purchase Agreement and, subject to the receipt of approval from stockholders and Real Estate Strategies L.P., a Bermuda Limited Partnership, and/or RSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (together, “ISRA”), to consummate the Portfolio Sale under the Purchase Agreement, the Seller Group’s authorization by all necessary corporate action by the board of the Company to consummate the transactions contemplated in the Purchase Agreement;

•	enforceability of the Purchase Agreement against the Company;
•
the absence of violations of, laws or organizational documents and the absence of any defaults or required consents under contracts to which we or any of our subsidiaries is a party, in each case as a result of us executing, delivering and performing the Purchase Agreement or consummating the transactions contemplated by the Purchase Agreement;

•
that, except for what has been disclosed, the Seller Group has not received any written notice of any litigation, actions, suits, arbitrations, claims, governmental investigations or other legal proceedings that remain pending against Seller Group affecting the Interests, any portion of the Property or operations of the hotels;

•
that the Seller Group is not a party to or subject to the provision of any judgement, order, writ, injunction, decree or award of any governmental authority which would be reasonably likely to adversely affect (i) the Seller Group’s ability to perform its obligations under the Purchase Agreement or (ii) the ownership or operation of the hotels;

•	absence of condemnation actions pending or threatened in writing with respect to the Property.
•
that the Seller Group’s material contracts, material equipment leases and space leases are in full force effect and the absence of any breach of or default under the terms of any such material contract, material equipment lease or space lease;

•	management contracts and franchise agreements relating to the Property
•	labor and employee matters affecting the Seller Group;
•
the Seller Group’s compliance with laws and that neither Seller Group or any of its affiliates are acting, directly or indirectly, for or on behalf of any person who appears on any list of sanctioned or restricted persons maintained by the United States Treasury Department’s Office of Foreign Assets Control, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism;

•	that the Seller Group is not a “foreign person” within the meaning of Section 1445 of the Code.
•	tax matters affecting the Seller Group;
•	the Seller Group’s insurance policies;
•
that the Seller Group has not granted nor is subject to any unsatisfied option, right of first refusal or any other similar rights in favor of any person or entity applicable to the sale of the Property contemplated to Buyer, except as set forth on a schedule to the Purchase Agreement;

•	the Seller Group is not acting on behalf of an employee benefit plan;
•	environmental matters affecting the Seller Group;
•
that certain Loan Agreement dated July 18, 2014 between CVH Southhaven, LLC, a Company indirect subsidiary, as Original Borrower, and CIBC, Inc., as Original Lender, as assumed by that certain Assumption Agreement dated as of April 14, 2017 among U.S. Bank National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18, as Lender, CVH Southaven, LLC, as Original Borrower, and CDOR MEM Southcrest, LLC and TRS MEM Southcrest, LLC, both Company indirect subsidiaries, as New Borrowers, and the related documents between those parties (herein referred to as the “CMBS Loan” and/or “CMBS Loan Agreement”);

•
that no member of the Seller Group is a debtor under any bankruptcy proceedings, voluntary or involuntary, has made an assignment for the benefit of creditors; has suffered the appointment of a receiver to take possession of all, or substantially all of the Company’s assets; or has suffered the attachment or other judicial seizure of all, or substantially all of Seller Group’s assets;

•	the Seller Group’s title to the Interests and the personal property;
•
that we have delivered or otherwise made available to the Buyer complete copies of the documents related to that certain Loan Agreement dated as of December 14, 2016, by and among CDOR KCI Loft, LLC and TSRS KCI Loft, LLC, both a Company indirect subsidiary, and Great Western Bank, as amended (herein referred to as the “Leawood Loan Documents”);

•	our financial statements provided to Buyer;

•
that neither the Company nor any of Seller’s Subsidiaries have entered into any lease or other agreement (other than those provided to Buyer) that would allow any person to occupy the Property from and after the closing;

•
the receipt by our board of directors of a fairness opinion from KeyBank, to the effect that, as of the date of such opinion, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the purchase price is fair, from a financial point of view, to the Company;

•	the accuracy and truthfulness of the information supplied by us or on our behalf for inclusion or incorporation by reference into this proxy statement;
•
that no “moratorium”, “fair price”, “affiliate transaction”, “business combination” or other takeover laws or regulations apply to the Purchase Agreement or the transaction contemplated under the Purchase Agreement;

•	that no dissenters’ or appraisal rights, or rights of objecting stockholders, will be available with respect to the transactions contemplated under the Purchase Agreement;
•	persons designated by the Company to have knowledge under the Purchase Agreement;
•
that the Company has provided certain portions of the Purchase Agreement to the hotel management companies and that each general manager at each hotel has not identified any untruthful or incorrect warranties;

•
that Seller Group has not given or received any written notice of any breach or default under any owner’s association, restrictive covenants, declaration or similar agreement which has not been cured and, to the Company’s knowledge, there are no material defaults under any association by any party;

•	the accuracy of the ownership structure of the Seller’s Subsidiaries provided by the Company to the Buyer;
•	that the Operating Partnership owns or will own at closing 100% of the Interests;
•
that all of the Interests are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights, rights of first offer or refusal or similar rights;

•
that we have delivered or otherwise made available to the Buyer complete copies of all documents evidencing or relating to that certain real estate purchase option granted by Spring Street Hotel Property, LLC, a Company indirect subsidiary, to DeBartolo Real Estate Investments, LLC in connection with that certain option to purchase real estate adjacent to the Aloft Atlanta Downtown Hotel as set forth in that certain Option Agreement dated August 22, 2016 (the “DeBartolo Option”);

•
that Verizon Wireless (VAW) LLC d/b/a/ Verizon Wireless has not exercised its right of first offer pursuant to that certain Building and Rooftop Lease Agreement dated August 12, 2014 by and between Leawood ADP, Ltd. and Verizon Wireless (VAW) LLC d/b/a/ Verizon Wireless (the “Rooftop Lease”); and

•	that there has not been any event, circumstance, occurrence or change that has had or would reasonably be expected to cause a property material adverse effect to occur.
Representations and Warranties of the Buyer
The Purchase Agreement also contains customary representations and warranties made by the Buyer that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. These representations and warranties relate to, among other things:
•	Buyer’s organization, valid existence, good standing, qualification to do business and authority to conduct the business in which it is presently engaged;
•	Buyer’s authority to execute, deliver and perform the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement;

•
the absence of violations of laws or organizational or governing documents and the absence of any defaults or required consents under contracts to which Buyer is a party, in each case as a result of Buyer executing, delivering and performing the Purchase Agreement or consummating the transactions contemplated by the Purchase Agreement;

•
no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the knowledge of Buyer, threatened in writing against Buyer before any court or governmental authority, an adverse determination of which would be likely to materially adversely affect Buyer’s ability to enter into or perform the Purchase Agreement;

•
that neither Buyer nor, to Buyer’s knowledge, any of its affiliates, are acting, directly or indirectly, who appears on any list of sanctioned or restricted persons maintained by the by the United States Treasury Department’s Office of Foreign Assets Control as a specifically designated national and blocked person, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism;

•
that as of the effective date of the Purchase Agreement, Buyer has access to and will have at closing sufficient cash proceeds to pay, without limitation, the purchase price and the fees and expenses of Buyer related to the closing and to consummate the transactions contemplated by the Purchase Agreement;

•	that Buyer is not acquiring the Property with the assets of an employee benefit plan; and
•	the accuracy and truthfulness of the information supplied by the Buyer in writing to the Company for inclusion or incorporation by reference into this proxy statement.
Conduct and Transaction of Business Prior to Closing
Interim Operations of the Company Parties and Property
Under the Purchase Agreement, we have agreed that, subject to certain exceptions in the Purchase Agreement, between the effective date of the Purchase Agreement and the closing date, subject to and consistent with the terms of the applicable management agreement, and subject to any actions that the Company takes or causes Seller Group take, in connection with COVID-19 or other public health emergencies to protect the health and safety of customers, hotel employees and/or other business relationships solely to the extent required by applicable laws and the requirements of the franchise agreements, without the prior written consent of Buyer, the Company and Seller Group will, and use reasonable efforts to cause the hotel management company:
•
to operate the Seller’s Subsidiaries and hotels and otherwise conduct their respective business in the manner which is substantially similar to Seller Group’s and hotel management company’s past custom and practice for the business, taking into account the facts and circumstances in existence from time to time (provided that the existence of the Purchase Agreement and the potential to consummate the transactions contemplated under the Purchase Agreement and the affect that same have on the operation of the hotels will not be taken into account);

•	to provide a level of employment at each hotel sufficient for the normal operations of such hotel as currently conducted;
•	to accept, in the ordinary course of business, booking contracts for the use of guest rooms and facilities of the hotel;
•
to keep, observe and perform all material obligations under the contracts, equipment leases, space leases, franchise agreements, management agreements, the CMBS Loan Documents, the Leawood Loan Documents, the DeBartolo Option, the Rooftop Lease, all licenses and permits, and all other applicable contractual arrangements relating to the Property;

•
to perform maintenance and repairs in the ordinary course of business, except that the Seller Group will not be required to make any capital improvements or replacements to the Property and other than in connection with an emergency repair will not make, nor consent under the applicable management agreement or franchise agreement to the extent Seller Group has a right to approve or reject the same, any capital improvements to the Property that will not be fully completed and fully paid for prior to closing;

•
to provide written notice to Buyer of any litigation, arbitration proceeding or administrative hearing before any governmental authority that adversely affects the Seller’s Subsidiaries or the hotel properties, any violation of applicable law or other material notices regarding Seller’s Subsidiaries or the Property received by Seller, Seller’s Subsidiaries or hotel management company, notices of default delivered or received under any contracts, equipment leases, space leases, franchise agreements, or management agreements, the Company obtaining knowledge of any of the Company’s warranties being untrue, inaccurate or incorrect, and/or the Company obtaining knowledge of any threatened strike, lockout or similar material labor dispute involving the employees at the hotel properties;

•	to keep the hotel properties insured in such amounts and under such terms as are substantially consistent with the insurance policies, and promptly after the effective date of the Purchase Agreement;
•
not to execute (or grant any approval for the hotel management company to execute) any new contract, space lease or equipment lease nor amend, terminate or accept the surrender of any existing contract, space lease or equipment lease without the prior approval of Buyer (except to the extent that the same is entered into by the hotel management company pursuant to the applicable management agreement as of the effective date of the Purchase Agreement without the consent of the Seller Group);

•
to terminate the operating leases, affiliate agreements and excluded management agreements effective as of closing without, with respect to the Seller’s Subsidiaries, any liabilities or other obligations post-termination; and

•
to maintain customary levels of inventory, subject to such depletion and restocking that will occur and be made in the ordinary course of business consistent with past practice, provided that to the extent as of the closing, inventory levels are less than appropriate present levels for such inventory as reasonably determined by the applicable hotel management companies appropriate for the operations of the applicable hotel, Buyer will receive a credit to the purchase price as set forth in the Purchase Agreement.

Title Insurance
The Company will cause to be prepared and delivered to Buyer the following documents:
•	a title commitment report for each of the hotels;
•	copies of all exception documents noted in the title reports; and
•	copies of surveys in the Company’s or Company’s subsidiaries’ possession for the hotels.
Exclusivity; No Solicitations
From the effective date of the Purchase Agreement until closing or earlier termination of the Purchase Agreement, the Company must cause its subsidiaries and its and their officers and directors not to, and must not authorize and must use reasonable efforts to cause any of its other representatives not to, directly or indirectly:
•	solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (an “inquiry”);
•
enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Buyer or its representatives any non-public information or data in furtherance of, any acquisition proposal or inquiry;

•	otherwise knowingly facilitate in any way any effort or attempt to make an acquisition proposal or inquiry;
•	approve or recommend any acquisition proposal;
•
approve, recommend, declare advisable or enter into any letter of intent, memorandum of understanding or any agreement, in each case related to an acquisition proposal (other than an acceptable confidentiality agreement, as described below), or that would require the Company to abandon its obligations under the Purchase Agreement; or

•	resolve, agree to or propose publicly to do any of the above.

The Company has, and has caused each of its subsidiaries to, and has directed the representatives of the Company and its subsidiaries to, immediately cease and terminate all existing discussions and negotiations with any person and its representatives (other than Buyer) conducted with respect to any acquisition proposal, and will not terminate, amend, release or modify any provision of any standstill agreement to which we or any of our affiliates or representatives is a party except to allow the applicable party to make an acquisition proposal to our board of directors on a non-public basis.
Prior to obtaining stockholder approval of the Portfolio Sale Proposal and subject to the Company’s compliance with the provisions described in this section titled “Exclusivity; No Solicitations”:
•	we receive an unsolicited written acquisition proposal that our board of directors believes in good faith to be bona fide;
•	such acquisition proposal was not the result of a violation of our obligations described in this section titled “Exclusivity; No Solicitations”; and
•	our board of directors determines in good faith that such acquisition proposal constitutes, or would reasonably be expected to lead to, a superior proposal, then we may (i) furnish non-public information with respect to the Company and our subsidiaries to the person making such acquisition proposal pursuant to an acceptable confidentiality agreement and (ii) participate in negotiations with the person making such acquisition proposal regarding such acquisition proposal. Any non-public information provided to any person given such access must have previously been provided to Buyer or will be provided to Buyer as soon as reasonably practicable (and in any event within 48 hours of the time it is provided to such person).
The Company must promptly, within 48 hours, notify Buyer after receipt of any acquisition proposal or any request for non-public information relating to the Company or any of its subsidiaries by any third party that informs us that it is making, or has made, an acquisition proposal, or any inquiry from any person seeking to have discussions or negotiations with the Company relating to a possible acquisition proposal. Such notice will be made orally and confirmed in writing, and will identify the person making such acquisition proposal or inquiry and will indicate the material terms and conditions of any acquisition proposals, inquiries, proposals or offers, to the extent known (including, if applicable, providing copies of any written inquiries, requests, proposals or offers and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such acquisition proposals, inquiries, proposals or offers). The Company must also promptly (and in any event within 48 hours), notify Buyer, orally and in writing, (i) if the Company determines to begin providing non-public information or to engage in discussions or negotiations concerning an acquisition proposal and will in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice and (ii) of any change to the financial and other material terms and conditions of any acquisition proposal and otherwise keep Buyer reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing to Buyer a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. The Company has agreed that neither it nor any of its subsidiaries will, after the effective date of the Purchase Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer as descried above.
Except in the circumstances and pursuant to the procedures described below, neither the Board nor any committee thereof will:
•
withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to Buyer, the recommendation of the Board in favor of the Portfolio Sale Proposal;

•
authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt, endorse or recommend or otherwise declare advisable) any acquisition proposal;

•	fail to recommend in this proxy statement that the stockholders vote in favor of the Portfolio Sale Proposal; or

•
authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to do any of the foregoing) or cause or permit the Company or any of its subsidiaries to enter into, any alternative acquisition agreement relating to an acquisition proposal (other than an acceptable confidentiality agreement as permitted by the Purchase Agreement).

We refer to any action in the first three bullets above as an “adverse recommendation change.”
Prior to the stockholder approval of the Portfolio Sale Proposal the Board is permitted to affect an adverse recommendation change: (i) in response to an “intervening event” (as defined in the Purchase Agreement) if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would violate the Board’s duties under applicable law, and (ii) terminate the Purchase Agreement pursuant to a Superior Proposal Termination (as described below), and concurrently enter into an alternative acquisition agreement, if the Board has received an unsolicited written bona fide acquisition proposal (and the Company has not breached an of the provisions described under this section “—Exclusivity; No Solicitation”) that, in the good faith determination of the Board, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal; provided that the following requirements are met:
•
the Company provides prior written notice to Buyer of its intention to effect an adverse recommendation change, identifying the person making the superior proposal and describing in reasonable detail the financial and other material terms and conditions of the superior proposal or intervening event, as applicable, that is the basis for effecting an adverse recommendation change, including (if applicable) copies of any written proposals or offers and any proposed agreements related to a superior proposal;

•
the Company and its representatives negotiate with Buyer in good faith for a period of five business days following Buyer’s receipt of the notice of adverse recommendation change described in the bullet above to make such adjustments in the terms and conditions of the Purchase Agreement, so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal, or in the case of an intervening event, in order to obviate the need to make such adverse recommendation change; and

•
following the end of such five business day period, the Board has determined in good faith, taking into account any changes to the Purchase Agreement proposed in writing by Buyer, that (i) after consultation with outside legal counsel and financial advisors, the superior proposal giving rise to the notice of adverse recommendation change continues to constitute a superior proposal or (ii) after consultation with outside legal counsel, in the case of an intervening event, the failure of the Board to effect an adverse recommendation change would violate the Board’s duties under applicable law.

Any amendment to the financial terms or any other material amendment of such a superior proposal will require a new notice of change of recommendation, and the Company will be required to comply again with the requirements described above, except that references to the five business day period above will be deemed to be references to a three business day period following receipt by Buyer of any such new notice of change of recommendation.
Subject to the terms of the Purchase Agreement, the Company and the Board may take and disclose to the Company’s stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act and make any disclosure to the stockholders of Company that constitutes a “stop, look and listen” communication pursuant to Section 14d-9(f) under the Exchange Act (or any similar communications with our stockholders).
Stockholder Approval
As promptly as reasonably practicable after the execution of the Purchase Agreement, the Company was required to prepare and file with the SEC this proxy statement in preliminary form for a special meeting of Company’s stockholders to obtain the approval of the Purchase Agreement from the stockholders. As promptly as practicable following the clearance of this proxy statement by the SEC, the Company must duly call, give notice of, convene and hold, the stockholders meeting for the purpose of obtaining stockholder approval of the Portfolio Sale Proposal.
The Company, through the Board, is required to recommend to our stockholders that they approve the Portfolio Sale Proposal, include such recommendation in this Proxy Statement and solicit and use its reasonable efforts to obtain our stockholder’s approval of the Portfolio Sale Proposal (including by soliciting proxies from our stockholders), except to the extent that the Board will have made an adverse recommendation change as permitted described above. Unless the Purchase Agreement will have been terminated in accordance with its terms, the obligation of the Company to duly call, give notice of, convene and hold the special meeting, mail this Proxy Statement (and any amendment or supplement thereto that may be required by applicable law) to our stockholders and solicit proxies in favor of the approval of the Portfolio Sale Proposal will not be affected by an adverse recommendation change.
The Company, acting through the Board, is permitted to adjourn, delay or postpone the special meeting in accordance with applicable law after consultation with Buyer in certain circumstances as described in the Purchase Agreement, provided that, without the written consent of Buyer, in no event shall the special meeting (as so adjourned, delayed or postponed) be held on a date that is more than 30 days after the date for which the special meeting was originally scheduled.
Internal Restructuring
Prior to or concurrently with closing, (i) SPPR Holdings, Inc., a Company indirect subsidiary, must transfer it’s 0.1% ownership interest in SPPR-Dowell, a Company indirect subsidiary, and its applicable obligations as manager to the Operating Partnership, such that prior to closing, the Operating Partnership will own 100% of the interests in SPPR-Dowell and (ii) Spring Street Hotel Property II LLC, a Company indirect subsidiary, must transfer 100% of its interest in Spring Street Hotel Property LLC to the Operating Partnership, such that prior to closing, the Operating Partnership will own 100% of the interests in Spring Street Hotel Property LLC.
Operation of Seller’s Subsidiaries
Except in instances permitted under the Purchase Agreement, the Seller Group will not:
•	amend, modify or terminate the organizational documents of Company’s subsidiaries;
•	transfer, sell or grant any security interest, encumbrance, liens or right of first offer, right of first refusal or other purchase option in the Interests;
•
create or incur any indebtedness of borrowed money evidenced by a note or similar instrument except for operating expenses with parties other than its affiliates incurred in connection with the ownership and operation of the Property in the ordinary course of business and consistent with the Company’s past practices;

•	acquire or agree to acquire any real property or material personal property;
•
change any method of tax accounting, make, change or rescind any tax classification election or other material tax election, amend any material tax return, or settle or compromise any material tax liability;

•	issue any equity interests or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;
•	acquire or agree to acquire in any manner any interest in any person (or equity interests thereof);
•
enter into any agreement or arrangement that limits or otherwise restricts any of Seller’s Subsidiaries from engaging or competing in any line of business in which it is currently engaged or currently contemplates to be engaged or in any geographic area;

•	hire any employee or individual service provider;
•	materially change the nature or the scope of its business or enter into a new line of business; or
•	authorize or enter into any contract or arrangement to do any of the actions described above.
Cooperation
The Company agrees to use our good faith efforts to cause its respective officers, employees and advisors to provide reasonable cooperation with the efforts of Buyer to arrange any debt financings to be obtained at closing by or on behalf of Buyer for the Portfolio Sale, as may be reasonably requested by Buyer upon reasonable advance notice to the Company.

Replacement Management
Pursuant to the Purchase Agreement and as further agreed by Buyer and the Company, the Company must terminate the management agreement with Inn Ventures IVI LP, the manager of the Company hotel located at 13100 Dowell Road, Dowell MD 20629.
Up to closing and including closing, the Company must cause the hotel management companies not to in engage in any “mass layoff” or “plant closing” that would trigger any notification requirements under the WARN Act. Additionally, for the 90-day period following the closing, Buyer must cause the hotel management companies not to engage in any “mass layoff” or “plant closing” which would trigger to notification requirements of the WARN Act.
Conditions to Closing
Conditions of the Company
The obligation of the Company to consummate the Portfolio Sale and deliver the documents and instruments required under the Purchase Agreement are subject to the satisfaction in full of a number of conditions on or prior to the closing. Such conditions include, but are not limited to:
•	each of the Buyer’s representations and warranties being true and complete in all material respects as of the closing date;
•	the Buyer having delivered all of the documents and made all of the deliveries required under the Purchase Agreement;
•	the Buyer having performed and complied in all material respects with each of the covenants and conditions required under the Purchase Agreement;
•
each franchisor must have acknowledged pursuant to its customary franchise agreement termination and reissuance process that the Seller Group will not be responsible for any termination fees, penalties or liquidated damages resulting solely (this condition is waived if the Buyer effectively enters into new franchise agreements with such franchisors);

•	the Company having obtained approval of the Portfolio Sale from the stockholders and ISRA; and
•
that no order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction will be in effect as of closing that restrains or prohibits the transfer of the Interests or the Property as provided under the Purchase Agreement or the consummation of any other transaction contemplated by the Purchase Agreement; provided such condition will not be available to the Company if the Company’s actions are the primary cause of such order or injunction

Conditions of the Buyer
The obligation of the Buyer to make payment of the purchase price and to consummate the Portfolio Sale are subject to the satisfaction in full of a number of conditions on or prior to the closing. Such conditions include, but are not limited to:
•	the Company’s representations and warranties being true and correct in all material respects as of the closing date;
•	the Company having performed and complied in all material respects with each of the covenants and conditions required under the Purchase Agreement;
•	the Company having delivered all of the documents and made all of the deliveries required under the Purchase Agreement;
•
the Company having terminated operating leases, excluded management agreements and affiliate agreements at or prior to closing. The Company must deliver evidence that the operating lessees have released the Seller’s Subsidiaries from all liability under the operating leases;

•	that no order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction will be in effect as of the closing that restrains or prohibits the transfer of the Interests or the Property as provided under the Purchase Agreement or the consummation of any other transaction contemplated by the Purchase Agreement consummation of the Portfolio Sale; provided such condition will not be available to Buyer if the Buyer’s actions are the primary cause of such order or injunction;
•	the Company having caused the defeasance of the CMBS Loan;
•	the Company having obtained approval of the Portfolio Sale from the stockholders and ISRA;
•	the Interests must be owned by the Operating Partnership (and at closing must be conveyed to Buyer) subject only to certain permitted interests exceptions under the Purchase Agreement;
•
fee title to the Property must be vested in the applicable Seller’s Subsidiary (and at closing must be conveyed to Buyer by virtue of the assignment of the Interests) subject only to certain permitted title exceptions under the Purchase Agreement and the title company must be irrevocably and unconditionally committed to issue the title policies to Buyer;

•
the Company having delivered by closing a certificate from each applicable state or local governmental authority, to the extent available in the applicable jurisdiction, stating that all sales taxes, occupancy taxes and other similar taxes due and payable with respect to the hotels have been paid through the date of the issuance of such certificate, and if any such taxes have not been paid, the amount due and payable as of the date of issuance of the certificate, which amount must be paid in full by the Company; and

•	the Company having provided evidence (reasonably acceptable to the title company) of the release of the Company’s collateral from the lien and security interest under the Leawood Loan Documents.
Termination of the Purchase Agreement
Buyer’s Default
If Buyer defaults in performing its obligations under the Purchase Agreement to proceed to closing, the Company, as its sole and exclusive remedy for any such default, will be entitled to terminate the Purchase Agreement by giving Buyer written notice to such effect, and receive the $15,000,000 deposited by Buyer in escrow as liquidated damages for Buyer’s default and upon such receipt no party to the Purchase Agreement will thereafter have any further rights or liabilities under the Purchase Agreement (except that the parties will remain obligated with respect to the provisions which specifically survive termination of the Purchase Agreement).
Company’s Default
If the Company fails to convey the Property or the Interests to Buyer in accordance with the terms of the Purchase Agreement, or if the Company otherwise fails to perform, in any material respect its obligations as and when required under the Purchase Agreement (subject to a five business day cure period for any interim failure prior to the closing date, or if applicable such lesser period as remains prior to the closing date), then Buyer will have the right to exercise any one of the following as Buyer’s sole and exclusive remedy:
•
proceed to closing without any reduction in or set-off against the purchase price, in which case Buyer will be deemed to have waived the Company’s default in performing its obligations and covenants under the Purchase Agreement or the Company’s incorrect representations and warranties;

•	specifically enforce the terms and conditions of the Purchase Agreement (without the necessity of proving the inadequacy of money damages as a remedy); or
•
terminate the Purchase Agreement by giving the Company written notice of such election prior to the consummation of the closing whereupon the escrow agent will promptly return the deposit given by Buyer back to Buyer, and subject to certain provisions of the Purchase Agreement, no party to the Purchase Agreement will thereafter have any further rights or liabilities under the Purchase Agreement, except, however, that the parties will remain obligated with respect to the provisions of the Purchase Agreement which specifically survive termination.

In addition to the other rights and remedies available to Buyer under the Purchase Agreement, if Buyer elects to terminate the Purchase Agreement due to a material breach or default by the Company, the Company must reimburse Buyer or its designee within five business days following the date of such termination for all of the documented out-of-pocket costs and expenses incurred by or on behalf of Buyer or its affiliates in connection with the Purchase Agreement and the transactions contemplated by the Purchase Agreement (including fees and expenses of the representative of Buyer and/or its affiliates), up to an amount not to exceed $500,000.
There will not be a cure period for the Operating Partnership’s obligation to convey Interests to Buyer in accordance with the terms of the Purchase Agreement on the closing date if Buyer is otherwise ready, willing and able to close the Portfolio Sale but for the Company’s failure.
Termination
Subject to certain exceptions described in the Purchase Agreement, the Purchase Agreement may be terminated and the Portfolio Sale may be abandoned at any time prior to closing, notwithstanding the receipt of approval of the Portfolio Sale Proposal from our stockholders:
•	by mutual agreement of Buyer and the Company;
•	by either Buyer or the Company if:
○	the closing has not occurred on or before 11:59 p.m. local Bethesda, Maryland time on January 11, 2022 (an “End Date Termination”); or
○	the approval of our stockholders in favor of the Portfolio Sale Proposal, and of ISRA, was not obtained at the special meeting;
•	by Buyer if (prior to obtaining approval of the Portfolio Sale Proposal from our stockholders) the Company or the Board (an “Adverse Recommendation Termination”):
○	has effected an adverse recommendation change under the Purchase Agreement;
○
fails to publicly reaffirm the board of directors’ recommendation to the stockholders in favor of the Portfolio Sale Proposal within ten business days following any person publicly announcing an acquisition proposal or an intention to make an acquisition proposal or the date that any such acquisition proposal or intention becomes publicly disclosed;

○
authorizes, approves, adopts or recommends or otherwise declares advisable (or publicly proposes to do any of the foregoing), or enters into or allows the Company or any of its subsidiaries to enter into, an alternative acquisition agreement;

○
fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an acquisition proposal under the Purchase Agreement within ten business days after the commencement of such tender offer or exchange offer; or

•	by the Company if (prior to obtaining our stockholder’s approval in favor of the Portfolio Sale Proposal) (a “Superior Proposal Termination”):
○
after complying with applicable sections of the Purchase Agreement, the Company’s board of directors authorizes the Company or any of its subsidiaries to enter into a definitive written agreement providing for the implementation of a superior proposal that did not result from a breach by the Company of the applicable sections of the Purchase Agreement;

○
the Company or any of its subsidiaries enter into a definitive written agreement providing for superior proposal concurrently with or immediately after the termination of the Purchase Agreement in accordance with its terms; and

○	the Company, prior to or concurrently with such termination, pays to Buyer the termination fee as discussed below.
Termination Fees
The Company must pay to Buyer by wire transfer of immediately available funds an amount equal to $5,000,000 if any of the following occur:
•	the Purchase Agreement is terminated by the Company pursuant to a Superior Proposal Termination;

•	the Purchase Agreement is terminated by Buyer pursuant to an Adverse Recommendation Termination; or
•	the Purchase Agreement is terminated:
○
by either party pursuant to an End Date Termination or by the Buyer, due to the Company’s default under the Purchase Agreement and, prior to such termination, an acquisition proposal was received by the Company or any of its subsidiaries or its or their representatives or any person has publicly made or proposed or publicly announced an intention to make an acquisition proposal, or

○
the Purchase Agreement is terminated by either party because the Company did not receive approval of the Portfolio Sale Proposal from the stockholders and, prior to such stockholder vote, an acquisition proposal was received by the Company or any of its subsidiaries or its or their representatives or any person has publicly made or proposed or publicly announced an intention to make an acquisition proposal and within 12 months following the date of such termination, one or more transactions that, when taken together, are in respect of an acquisition proposal are consummated, or the Company or any of its subsidiaries enter into one or more definitive agreements that, when taken together, are in respect of an acquisition proposal.
The termination fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which the termination fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Purchase Agreement and in reliance on the Purchase Agreement and on the expectation or consummation of the Portfolio Sale.
Limitation on the Company’s Liability
Except as otherwise expressly provided in the Purchase Agreement or related to any claims for indemnification, and except for claims of the Company’s fraud, the respective representations, warranties, obligations, covenants and agreements of the Company and Buyer contained herein will not survive the closing.
The maximum aggregate liability of the Company and its subsidiaries, and the maximum aggregate amount that may be awarded to and collected at any time by Buyer, in connection with the Portfolio Sale, the Property and any liabilities attributable to the Property, under the Purchase Agreement or otherwise in connection with the Property, including in connection with the breach of any covenant of the Company contained in the Purchase Agreement (other than any such covenant that has been waived by Buyer) or of any of the Company’s warranties will not exceed $6,000,000.
No claim by Buyer may be made, and the Company and its subsidiaries will not be liable for any judgment in any action based upon any claim, in connection with the Portfolio Sale, the Property and any liabilities attributable to the Property, under the Purchase Agreement or otherwise in connection with the Property, including in connection with the breach of any covenant of the Company contained in the Purchase Agreement (other than any such covenant that has been waived by Buyer), unless and until such claim, when taken together with all other prior or contemporaneous claims, is for an aggregate amount in excess of $150,000, in which event the Company will be responsible for all such amounts (subject to certain exceptions within the Purchase Agreement).
Related Agreements Contemplated in the Purchase Agreement
New Franchise Agreements
It is the parties’ intention that Buyer will continue to operate each hotel under the same brand as such hotel is currently operated as of the effective date of the Purchase Agreement, and the Purchase Agreement has been negotiated and entered into based upon that expectation. Buyer promptly after the effective date of the Purchase Agreement will make applications to the applicable franchisor for such franchisor’s approval of the re-issuance of the applicable franchise agreement to Buyer.

Liquor Licenses
The Company will reasonably cooperate with Buyer or Buyer’s designee, at Buyer’s sole cost and expense, in connection with its application for a new liquor license or for the transfer of the existing liquor license, as applicable, for each hotel relating to the sale and on-premises consumption of liquor and other alcoholic beverages to replace the existing liquor licenses.
CMBS Loan Defeasance
Promptly following execution of the Purchase Agreement, the Company will undertake and diligently prosecute all actions necessary to arrange for a defeasance of the CMBS Loan pursuant to the CMBS Loan Agreement, on or prior to the closing date. As such, the hotel located at 6750 Southcrest Parkway, Southaven, MS 38671 will be conveyed to Buyer without any encumbrances, including any mortgages, deeds of trust or other security interests, related to the CMBS Loan, and the Company will provide all deliverables and opinions in connection with the defeasance of the CMBS Loan Agreement.

PROPOSAL ONE:
PORTFOLIO SALE PROPOSAL
We are asking the holders of our common stock to approve the Portfolio Sale Proposal.
For detailed information regarding the Portfolio Sale Proposal, see the information about the Portfolio Sale and the Purchase Agreement throughout this proxy statement, including the information set forth in the sections entitled “The Portfolio Sale and The Plan of Liquidation” on page 26 and “The Purchase Agreement” on page 54. A copy of the Purchase Agreement is attached as Appendix A to this proxy statement.
Approval of the Portfolio Sale Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on the Portfolio Sale Proposal, your shares of Company common stock will be voted in accordance with the recommendation of our board of directors. Each share of Company common stock that was outstanding on the Record Date entitles the holder thereof to one vote on each proposal presented at the special meeting. Because the required vote for the Portfolio Sale Proposal is based on the number of outstanding shares of Company common stock entitled to vote at the special meeting, failure to vote your shares, abstentions, or a failure to provide instructions to your broker, bank, or other nominee with respect to this proposal will have the same effect as voting against approval of the Portfolio Sale Proposal.
Approval of the Portfolio Sale Proposal is a condition to the completion of the Portfolio Sale. In the event this proposal is not approved, the Portfolio Sale cannot be completed.
RES, SREP, and Mr. Blackham have entered into agreements with the Buyer to, among other things, vote all shares of Company common stock held by them and their affiliates affirmatively for the Portfolio Sale Proposal and against any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or that could reasonably be expected to result in any condition to the Portfolio Sale set forth in the Purchase Agreement not being fulfilled. Pursuant to its agreements, RES will provide, or cause to be provided, the consent and approval in satisfaction of the ISRA Approval prior to or at the special meeting.
These stockholders collectively hold approximately 62.2% of the outstanding shares of common stock. However, upon the occurrence of an adverse recommendation change in compliance with the Purchase Agreement by our board of directors to its recommendation to stockholders of the Portfolio Sale, the aggregate number of shares covered by the voting obligations set forth in these voting agreements will automatically be reduced (on a pro rata basis with each other) to the extent necessary so that the aggregate number of shares of common stock subject to the voting agreements represents no more than 35% of the shares of common stock outstanding and entitled to vote at the special meeting.
Unless there occurs an adverse recommendation change under the Purchase Agreement or the termination of the voting agreements, the aggregate voting power of RES and SREP is sufficient to assure approval of the proposals at the special meeting. See “The Portfolio Sale and The Plan of Liquidation—Voting Agreements” on page 48. The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of the voting agreement which is attached as Appendix D to this proxy statement.
Our board of directors unanimously recommends that you vote “FOR” the Portfolio Sale Proposal.

PROPOSAL TWO:
LIQUIDATION PROPOSAL
General
We are seeking stockholder approval of the Liquidation Proposal at the special meeting. The Plan of Liquidation was approved by the Board on September 20, 2021, subject to stockholder approval. The following summary describes the material provisions of and information related to the Plan of Liquidation. This summary does not purport to be complete and may not contain all of the information about the Plan of Liquidation that is important to you. The Plan of Liquidation is attached hereto at Appendix B and is incorporated by reference in this proxy statement. We encourage you to carefully read the Plan of Liquidation in its entirety for a more complete understanding of the Plan of Liquidation. By approving the Plan of Liquidation, our stockholders will be approving our dissolution under Section 3-403 of the MGCL.
Approval of the Liquidation Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on the Liquidation Proposal, your shares of common stock will be voted in accordance with the recommendation of our board of directors. Each share of Company common stock that was outstanding on the Record Date entitles the holder thereof to one vote on each proposal presented at the special meeting. Because the required vote for the Liquidation Proposal is based on the number of outstanding shares of Company common stock entitled to vote at the special meeting, failure to vote your shares, abstentions, and a failure to provide instructions to your broker, bank, or other nominee with respect to this proposal will have the same effect as voting against approval of the Liquidation Proposal.
Pursuant to the Plan of Liquidation and in accordance with the applicable provisions of law, the Company’s officers are authorized:
•	to do all other things reasonably necessary or advisable to complete the liquidation and dissolution of the Company;
•	to promptly wind up the Company’s affairs, collect its assets and pay or provide for its liabilities (including contingent liabilities);
•	to sell or exchange any or all of our property at public or private sale;
•	to prosecute, settle or compromise all claims or actions of the Company or to which the Company is subject;
•	to declare and pay liquidating distributions in cash, in kind or both to the stockholders at any one or more times as they may determine;
•	to cancel all outstanding shares of the Company’s common stock upon payment of such liquidating distributions;
•
to execute for the Company or on its behalf all contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the liquidation and dissolution of the Company;

•	to execute for or on behalf of the Company such forms and documents required by law, including tax returns;
•	to pay all costs, fees and expenses, taxes and other liabilities incurred by the Company and/or its officers in carrying out the liquidation and dissolution of the Company; and
•
to file Articles of Dissolution with the SDAT upon assignment and conveyance of the assets of the Company, in complete liquidation and dissolution of the Company and the taking of all actions required under Maryland law.

Under the Plan of Liquidation, the Company Board may modify, amend or abandon the Plan of liquidation, notwithstanding stockholder approval, to the extent permitted by the MGCL. The Company has no present plans or intentions to modify, amend or abandon the Plan of Liquidation.

Implementation of the Plan of Liquidation and Portfolio Sales
Stockholder approval of the Liquidation Proposal gives to the Board the power to direct the sale of (or, in certain cases, otherwise dispose of) all of our assets on such terms and in such manner as determined by the Board in its discretion. The prices at which we may be able to sell those assets will depend on factors that in many cases will be beyond our control and may not be as high as the prices that could be obtained if the Company were not in liquidation. Approval of the Liquidation Proposal will constitute approval of all sales or other dispositions of our assets pursuant to the Plan of Liquidation. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or other dispositions of assets approved by the Board.
Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation
We currently anticipate making one or more liquidating distributions to our stockholders and expect the final liquidating distribution to be made on or before a date that is within 24 months after stockholder approval of the Liquidation Proposal.
We estimate that if the Plan of Liquidation is approved by our stockholders and we are able to successfully implement the Portfolio Sale and the Plan of Liquidation, then after the sale of all or substantially all of the Company’s assets and the payment of all of the Company’s outstanding liabilities, we will have made total distributions to our stockholders of approximately $7.35 to $7.85 per share of Company common stock. Although we have provided an estimated range of liquidating distributions, we cannot determine at this time when, or potentially whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. See “Risk Factors—Risks Relating to the Plan of Liquidation” beginning on page 16.
The estimated range of liquidating distributions of $7.35 to $7.85 per share of the Company’s common stock has been determined by us as of September 20, 2021 as follows:
•	the estimated proceeds to be received by the Company from the Portfolio Sale;
•	the amount of indebtedness owed by the Company, including any estimated penalties that we expect to incur for early payment thereof;
•	the amount of cash on hand; and
•	the estimated expenses to be incurred in connection with the Portfolio Sale and the Plan of Liquidation.
These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Liquidation could have a material effect on the ultimate amount of proceeds received by stockholders.
The Plan of Liquidation gives the Board the authority, in its discretion, to determine how best to provide for any unknown or contingent liabilities consistent with Maryland law. The Board may authorize us to obtain insurance policies to cover such costs and/or to establish a reserve fund or transfer assets to a liquidating trust out of which to pay such costs. If a reserve fund is established, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for three or more years following the filing of our Articles of Dissolution, and may be made through a liquidating trust (as described below under “—Liquidating Trust”).
Although we have provided an estimated range of liquidating distributions, no assurance can be given as to when, or potentially whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. These determinations depend on a variety of factors, including, but not limited to, whether and when the Portfolio Sale closes, the price and timing of other transactions entered into in the future, the cost of operating the Company through the date of our final dissolution, general business and economic conditions, and other matters. The actual amounts and times of payment of the liquidating distributions will be determined by the Board in its sole discretion. See “Risk Factors—Risks Relating to the Plan of Liquidation.”

Liquidating Trust
We may transfer any remaining assets, including any reserve fund or other cash on hand, and liabilities, to a liquidating trust and distribute interests in the liquidating trust to our stockholders. The creation of a liquidating trust may be necessary to avoid losing our status as a REIT if we fail to complete our Plan of Liquidation within the 24-month period following adoption of the Liquidation Proposal. We may also create a liquidating trust and distribute the interests in the liquidating trust to our stockholders prior to that time in order to avoid the costs of operating as a public company, or if the Board determines that it is otherwise advantageous or appropriate to do so. If we establish a liquidating trust, we would distribute to our stockholders at that time beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such holders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Liquidation Proposal will constitute the approval by our stockholders of the establishment of a liquidating trust, the Board’s appointment of one or more individuals, who may or may not be former members of the Board or officers, or corporate persons to act as trustee or trustees and the terms of any declaration of trust adopted by the Board. We expect that interests in the liquidating trust will not be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. There may be certain adverse tax consequences to our stockholders of receiving and owning interests in a liquidating trust as described below under “Material U.S. Federal Income Tax Consequences.”
Any plan to transfer assets to a liquidating trust is only a contingency plan. Therefore, the Board has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by the Board at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.
Dissolution
The Plan of Liquidation authorizes the Board and our officers, when appropriate, to file Articles of Dissolution with the SDAT and to take any other appropriate and necessary action to dissolve the Company under Maryland law.
The Board has unanimously approved the Liquidation Proposal and recommends that you vote “FOR” the approval of the Liquidation Proposal.

PROPOSAL THREE:
ADVISORY COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act, we are asking holders of our common stock to vote at the special meeting on a non-binding, advisory basis on this Advisory Compensation Proposal regarding the specified compensation that may be paid or become payable to our named executive officers in connection with the Portfolio Sale and the Plan of Liquidation. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Portfolio Sale and the Plan of Liquidation–Interests of certain stockholders, our directors, officers and employees–Golden parachute compensation” beginning on page 51.
The stockholder vote on this Advisory Compensation Proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Portfolio Sale and/or Plan of Liquidation are implemented, our named executive officers will be eligible to receive the specified compensation that may be paid or become payable to our named executive officers, in accordance with the terms and conditions applicable to such compensation.
We are asking holders of our common stock to vote “FOR” the following resolution:
“RESOLVED, that holders of Company common stock hereby approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the Portfolio Sale and the Plan of Liquidation, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Portfolio Sale and the Plan of Liquidation–Interests of certain stockholders, our directors, officers and employees–Golden parachute compensation” beginning on page 51 (which disclosure includes the golden parachute compensation table required pursuant to Item 402(t) of Regulation S-K).”
Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present in person or represented by proxy at the special meeting and entitled to vote. If you properly authorize your proxy by mail, by telephone or through the internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on this Advisory Compensation Proposal, your shares will be voted in accordance with the recommendation of our board of directors. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal. Broker non-votes are not considered to be votes cast and therefore will have no effect on the approval of this proposal.
Our board of directors unanimously recommends that you vote “FOR” the Advisory Compensation Proposal.

PROPOSAL FOUR:
ADJOURNMENT PROPOSAL
If, at the special meeting, the number of shares of our common stock, represented in person or by proxy at the special meeting, voting in favor of the approval of the Portfolio Sale Proposal or the Liquidation Proposal is insufficient to approve the Portfolio Sale Proposal or the Liquidation Proposal, we intend to adjourn the special meeting in order to solicit additional proxies in favor of the Portfolio Sale Proposal and/or the Liquidation Proposal. In that event, we intend to ask our stockholders to vote only upon the Adjournment Proposal.
In this proposal, we are asking you to approve the adjournment of the special meeting, and any later adjournments, in order to enable us to solicit additional proxies in favor of the approval of the Portfolio Sale Proposal and the Liquidation Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting to use the additional time to solicit additional proxies in favor of the approval of the Portfolio Sale Proposal and/or Liquidation Proposal, including the solicitation of proxies from Company stockholders that have previously voted against the approval of the Portfolio Sale Proposal and/or the Liquidation Proposal.
The Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.
The Board believes that if there are insufficient shares represented in person or by proxy voting in favor of the approval of the Portfolio Sale Proposal and/or the Liquidation Proposal, it is in the best interests of our stockholders to enable us to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Portfolio Sale Proposal and the Liquidation Proposal to bring about the approval of the Portfolio Sale Proposal and the Liquidation Proposal.
The Board unanimously recommends a vote “FOR” the Adjournment Proposal.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of [•], 2021, by the following persons (a) each stockholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director, (c) each executive officer and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of the Record Date.
With respect to our continuing qualification as a real estate investment trust, our charter (the “Articles”) contain an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock. Our Articles permit the board of directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the board to determine that granting the exemption would not result in the Company losing its qualification as a real estate investment trust (a “REIT”). Under the Internal Revenue Service rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. The holder of securities in excess of the ownership limit in the following table provided representations and undertakings necessary for the board to grant such an exemption.
Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Class(1)
Real Estate Strategies L.P. 2 Church Street Hamilton DO HM CX, Bermuda	4,851,467(2)	32.7%
SREP III Flight – Investco, L.P. Two Embarcadero Center, Suite 480 San Francisco, CA	4,185,933(3)	28.4%
Brendan MacDonald Two Embarcadero Center, Suite 480 San Francisco, CA	4,185,933(4)	28.4%
Drew Iadanza Two Embarcadero Center, Suite 480 San Francisco, CA	4,185,933(5)	28.4%
KGT Investments, LLC 545 E. John Carpenter Freeway, Ste. 1400 Irving, TX 75062	1,182,994(6)	8.0%
Gardner Lewis Asset Management, L.P. 285 Wilmington-West Chester Pike Chadds Ford, PA	851,349(7)	5.8%
J. William Blackham	215,595	1.5%
Donald J. Landry	18,115
Daniel R. Elsztain	7,860
Daphne J. Dufresne	16,312
Thomas Calahan	18,321
Matias Gaivironsky	1,433
Saul Zang	484	0
Jill Burger	747
All directors and executive officers as a group (10 persons)	4,464,800(8)	30.3%
(1)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities. In calculating the indicated percentage, the denominator includes the shares of common stock that could be acquired by the person through the exercise of options or warrants within 60 days of April 29, 2020. The denominator excludes the shares of common stock that would be acquired by any other person upon a similar exercise.

(2)
Based on information appearing in Amendment No. 10 to a Schedule 13D filed on August 11, 2021 by Real Estate Strategies L.P. (“Real Estate Strategies”), an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentinean-based publicly traded company, with the Securities and Exchange Commission (“SEC”), Real Estate Strategies and its affiliates have shared or separate voting and dispositive power over an aggregate of 4,754,198 shares of common stock. Real Estate Strategies and its affiliates, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain, and the following entities controlled, either directly or indirectly, by Mr. Elsztain: Consultores Assets Management S.A. , Consultores Venture Capital Uruguay S.A., Agroinvestment S.A., Idalgir S.A., Consultores Venture Capital Ltd., Ifis Limited, Inversiones Financieras del Sur S.A., Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, IRSA, Tyrus S.A., Jiwin S.A., Efanur SA and Real Estate Strategies. Real Estate Strategies and affiliates also hold interests in a convertible promissory note, convertible into 97,269 shares of common stock that are included in the share totals.

(3)
Based on information appearing in Amendment No. 7 to a Schedule 13D filed on September 28, 2021, and subsequent Form 4s, SREP III Flight-Investco, L.P., an affiliate of StepStone Group LP (“StepStone”).

(4)
Mr. MacDonald is a member of StepStone Group Real Estate Holdings LLC, general partner of StepStone Group Real Estate LP, the sole member and investment manager of StepStone REP III (GP), LLC, the general partner of SREP. Mr. MacDonald may be deemed a participant in the control of the voting, disposition or purchase of the shares held by SREP and thus may be deemed to share beneficial ownership of these shares. Mr. MacDonald disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and the inclusion of these shares in this table shall not be an admission of beneficial ownership of all of the reported securities for any purpose.

(5)
Mr. Iadanza is employed by StepStone Group Real Estate LP, the sole member and investment manager of StepStone Rep III (GP), LLC, the general partner of SREP. Mr. Iadanza may be deemed a participant in the control of the voting, disposition or purchase of these shares and thus may be deemed to share beneficial ownership of these shares. Mr. Iadanza disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein and the inclusion of these shares in this report shall not be an admission of beneficial ownership of all of the reported securities for any other purpose

(6)
Based on information appearing in a Schedule 13D/A filed on July 12, 2021 KGT Investments, LLC. SGT Investments, L.P., Mahmood Khimji, Mehdi Khimji, Zachary Berger, Yaakev. The reporting persons reported that they may be deemed to constitute a group pursuant to Rule 13d-5(b), in which case each of the reporting persons could be deemed to beneficially own all the shares of common stock held by the other reporting persons; however, each of the reporting persons disclaimed beneficial ownership of the shares of common stock held by the other reporting persons except to the extent of their pecuniary interest therein (if any).

(7)
Based on information appearing in a Schedule 13G filed on February 16, 2021 by Gardner Lewis Asset Management, L.P. and Gardner Lewis Asset Management, Inc. having shared voting and dispositive power with respect to 851,349 shares of common stock and Gardner Lewis Merger Arbitrage Ex Holdings, LLC and Gardner Lewis Merger Arbitrage EX Master Fund, Ltd with having shared voting and dispositive power with respect to 648,487 shares of common stock.

(8)	Includes 4,185,933 shares of common stock listed above for Mr. MacDonald and Mr. Iadanza (see footnotes 4 and 5 above).

NO APPRAISAL OR DISSENTERS’ RIGHTS
No appraisal or dissenters’ rights or rights of objecting stockholders are available with respect to the Portfolio Sale or the other transactions contemplated by the Purchase Agreement or the Plan of Liquidation.
SHAREHOLDER PROPOSALS
We intend to hold an annual meeting of stockholders in 2021 only if the Portfolio Sale is not completed. Any stockholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, at the Company’s 2021 annual meeting of stockholders and who requests inclusion of the proposal in the Company’s 2021 proxy materials is required to submit such proposal to the Company at its principal executive offices (Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska, 68701 Attention: Corporate Secretary). Such proposal must have be previously received no later than July 19, 2021, unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting (December 15, 2020), in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and send its 2021 proxy materials. In such an event we intend to announce the new deadline in a Form 10-Q or Form 8-K. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8. If such a meeting is held and any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2021 Annual Meeting, the proposal must be in proper form and must be received by the Company at its office in Bethesda, Maryland, on or before.
The Company’s bylaws set forth certain procedures which stockholders must follow in order to nominate a director or present any other business at an annual stockholders’ meeting. Generally, a stockholder must give timely notice to the Corporate Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety days nor more than 120 days prior to the anniversary of the proceeding year’s annual meeting. However, in the event of the date of the annual meeting is advanced more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 120th day prior to such annual meeting and not later than the close of business of the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of date of such meeting is first made. The bylaws specify the information which must accompany such stockholder notice. Details of the provision of the bylaws may be obtained by any stockholder from the Corporate Secretary of the Company.
NO OTHER MATTERS
As of the date of this proxy statement, management knows of no other business to be brought before the special meeting. Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the virtual special meeting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public on the internet website maintained by the SEC at http://www.sec.gov and on our website at http://www.condorhospitality.com under “Investors - SEC Filings.” The information included on our website is not incorporated by reference into this proxy statement.
Any person, including any Company stockholder, to whom this proxy statement is delivered, may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Condor Hospitality Trust, Inc., 11800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska, 68701 Attention: Corporate Secretary or telephone: (301) 861-3305. If you would like to request documents, please do so promptly in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•], 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

APPENDIX A
HOTEL PURCHASE AND SALE AGREEMENT

by and between

CONDOR HOSPITALITY TRUST, INC., a Maryland corporation, as Seller

and

B9 COWBOY MEZZ A LLC, a Delaware limited liability company, as Buyer

Effective Date: September 22, 2021

A-ii

A-iii

A-iv

A-v

HOTEL PURCHASE AND SALE AGREEMENT
THIS HOTEL PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of September 22, 2021 (the “Effective Date”), by and between CONDOR HOSPITALITY TRUST, INC., a Maryland corporation (“Seller”), and B9 COWBOY MEZZ A LLC, a Delaware limited liability company (“Buyer”).
R E C I T A L S:
WHEREAS, Seller is the general partner and owner of ninety-nine and nine-tenths percent (99.9%) of the outstanding equity interests in Condor Hospitality Limited Partnership (the “Operating Partnership”), a Virginia limited partnership;
WHEREAS, as of the Closing (as defined in Section 6.1), the Operating Partnership will own one hundred percent (100%) of the outstanding equity interests in each of the entities listed on Exhibit A-1 (the “Seller’s Subsidiaries”; and such equity interests, the “Interests”);
WHEREAS, Seller’s Subsidiaries are the owners of those certain tracts or parcels of land more particularly described on Exhibit A attached hereto (collectively, the “Parcels”);
WHEREAS, Seller’s Subsidiaries, together with the Seller Operating Lessees (as defined below) are the owners of the Hotels and other Property, as applicable, on those Parcels with the common addresses and names as set forth on Exhibit A-1 attached hereto;
WHEREAS, Buyer desires to acquire the Interests and the Property owned by the Seller’s Subsidiaries and Seller Operating Lessees for the aggregate purchase price of Three Hundred Five Million and No/Dollars ($305,000,000) (“Purchase Price”) and Seller Group desires to sell and convey the Interests and the Property to Buyer for the Purchase Price and upon the terms and conditions hereinafter set forth. The Purchase Price shall be allocated among each Hotel and its related Property as set forth on Schedule 3.2 attached hereto; and
WHEREAS, concurrently with the execution of this Agreement, and as a material inducement to the willingness of Buyer to enter into this Agreement, J. William Blackham, Real Estate Strategies L.P., Efanur S.A., Real Estate Investment Group VII L.P. and SREP III Flight-Investco, L.P. (each, a “Supporting Party”) have each entered into a voting and support agreement with Buyer (the “Voting Agreement”).
NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:
ARTICLE I.
Definitions
1.1 Definitions. Wherever used in this Agreement, the terms set forth on Schedule 1.1 attached hereto shall have the meanings set forth thereon.
ARTICLE II.
Purchase and Sale
Subject to the terms, conditions and provisions set forth in this Agreement, at the Closing, Seller shall, and shall cause Seller Group to, sell, convey, transfer and assign and deliver to Buyer, and Buyer shall purchase and accept from Seller Group in accordance with the terms of this Agreement, (i) the Interests together with the Interest Related Property, free and clear of all Liens (excluding Permitted Interests Exceptions) and (ii) directly or indirectly (through the acquisition of the Interests), all of Seller Group’s right, title and interest to the property and assets set forth in Sections 2.1–2.6, free and clear of all Liens (excluding Permitted Title Exceptions and any other matter expressly permitted hereunder), but expressly excluding the Excluded Property (the Interests, Interest Related Property and all of such property and assets as hereinafter described is collectively referred to as, the “Property”):
2.1 Land; Improvements. The Parcels, together with all of Seller Group’s rights, title and interest in and to all entitlements, development rights and all easements, rights, covenants, water rights, mineral rights, gas and oil rights, any land lying in the bed of any street, road, avenue or alley, open or closed, in front or adjoining the

Parcels and to the center line thereof and any other rights and other interests appurtenant thereto (collectively with the Parcels, the “Land”), and the real property improvements to the Land, including, but not limited to, the hotel buildings constructed on the Land; other buildings and structures, paving, landscaping, lighting, signs mechanical, heating, air conditioning, plumbing, electrical and ventilating systems and all fixtures and equipment servicing the buildings and the Land and which constitute real property under applicable Laws (collectively, the “Improvements”). Seller Group’s interest in the Land and the Improvements are sometimes referred to together as the “Real Property” and the hotels thereon are sometimes referred to individually as a “Hotel” or collectively, as the “Hotels”.
2.2 Personal Property. The following personalty of Seller Group (collectively the “Personal Property”): (a) all furniture, furnishings, fixtures, vehicles, rugs, mats, carpeting, wall and window coverings, window treatments, appliances, kitchen, restaurant and bar equipment, telephone and other communications equipment, computer equipment and hardware, televisions and other video equipment, lighting and all other equipment located or to be located in each Hotel, (b) all items included within the definition of “Property and Equipment” under the Uniform System of Accounts and used in the operation of each Hotel, including, without limitation, linen, china, glassware, tableware, uniforms and similar items, subject to such depletion and replacement prior to the Closing Date as shall occur in the ordinary course of business; and (c) all “Inventories” as defined in the Uniform System of Accounts and used in the operation of each Hotel, such as provisions in storerooms, refrigerators, pantries, and kitchens, beverages in bars, other merchandise intended for sale or resale, food, fuel, mechanical supplies, stationery, guest supplies, maintenance and housekeeping supplies and other expensed supplies and similar items, whether in opened or unopened containers, subject to such depletion and restocking prior to the Closing Date as shall occur in the ordinary course of business (the “Inventories”), provided, however, that to the extent that any applicable Law prohibits the transfer of alcoholic beverages from Seller Group to Buyer, such beverages shall not be considered a part of Inventories but subject to Section 15.2.
2.3 Contracts, Equipment Leases, and Space Leases. All of Seller Group’s right, title and interest in and to: (a) all written service, maintenance, licensing, concession, and other contracts or agreements related to the maintenance or operation of each Hotel to which Seller Group is a party, or entered into on behalf of Seller Group, together with any deposits made thereunder, but excluding any Affiliate Agreements, the Bookings, Management Agreements and the Franchise Agreements (the “Contracts”); (b) all Management Agreements other than the Excluded Management Agreements; (c) all assignable leases of personal property located at, or used in the operation of, each Hotel (the “Equipment Leases”) to which Seller Group is a party, or entered into on behalf of Seller Group; and, (d) if any, all assignable leases, licenses and other occupancy agreements which establish a landlord/tenant, usufruct, or licensor/licensee relationship and provide for the use or occupancy of space or facilities on or relating to each Hotel, including, without limitation, for antenna sites and related equipment together with any guarantees and deposits made in connection therewith, but excluding the Operating Leases and the Bookings (the “Space Leases”), all, together with any amendments, modifications, extensions or renewals thereof, in each case, as in effect as of the Effective Date or entered into subsequent to the Effective Date in conformity with the provisions of this Agreement (and the definitions of Contracts, Equipment Leases and Space Leases shall be deemed to include such amendments, modification, extensions and renewals, as applicable).
2.4 Bookings. All bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotels, together with the contracts related thereto (the “Bookings”), all as in effect as of the Effective Date or entered into subsequent to the Effective Date in conformity with the provisions of this Agreement, together with all room reservation deposits, public function, banquet, food and beverage deposits and other deposits or fees for Bookings held by Seller Group with respect thereto (“Bookings Deposits”).
2.5 Intangible Hotel Assets. All of Seller Group’s right, title and interest in and to (a) the Hotel Guest Data and Information in any database maintained by Seller Group or any Hotel Management Company related exclusively to the Hotels or any of them and to the extent assignable as permitted by applicable Laws and without consent or to the extent consent is obtained and at no out-of-pocket cost to Seller Group; and (b) all electronic files, data and information, software licenses, internet domain names, URLs and websites, telephone and facsimile numbers, goodwill of Seller Group related to the Hotels, trademarks, servicemarks, logos, Permits, any unexpired guaranties or warranties, signage rights, and other items of intangible personal property relating to the ownership or operation of the Hotels and owned by Seller Group, but expressly excluding any and all assets or intellectual property granted under the Franchise Agreements (collectively, the “Intangible Hotel Assets”).

2.6 Other Assets. All assets relating to the ownership or operation of the Hotels and not specifically identified in Sections 2.7 as Excluded Property.
2.7 Excluded Property. Notwithstanding anything to the contrary set forth in Sections 2.1–2.6 above, the property, assets, rights and interests set forth below (the “Excluded Property”) shall not be transferred, assigned or conveyed to Buyer, and shall be excluded from the Property:
(a)
Cash. Except as otherwise expressly provided herein, all cash on hand or on deposit in any house bank, operating account or other account or reserve, maintained in connection with the Hotels, together with any and all credit card charges, checks and other instruments which Seller Group has submitted for payment as of the Closing;

(b)
Third-Party Property. Any and all fixtures, furnishings, equipment and other personal property or intellectual property or other assets owned by or proprietary to (i) the supplier, vendor, licensor or other party under any Contracts, (ii) the lessor under any Equipment Leases, (iii) the tenants under any Space Leases, (iv) any Hotel employee, (v) any guest or customer of the Hotels, (vi) any Hotel Management Company, and (vii) Franchisor pursuant to the Franchise Agreements;

(c)
Hotel Guest Data. Hotel Guest Data and Information in any database maintained by Franchisor or any of their Affiliates. Notwithstanding the foregoing, it is contemplated that after Closing certain of the pre-Closing Hotel Guest Data and Information will continue to be utilized in the operation of the Hotel pursuant to and subject to the terms of any New Franchise Agreement with respect to the Hotels; provided, further that to the extent Buyer reviews, is given access to, or otherwise obtains, any pre-Closing Hotel Guest Data and Information as part of the purchase of the Property, Buyer shall at all times comply in all material respects with all applicable Law concerning (i) the privacy and use of such pre-Closing Hotel Guest Data and Information and the sharing of such data and information with third parties (including, without limitation, any restrictions with respect to Buyer’s or any third party’s ability to use, transfer, store, sell or share such information and data); and (ii) the establishment of adequate security measures to protect any such pre-Closing Hotel Guest Data and Information;

(d)
Seller Books and Records. Any and all Seller Group’s (other than Seller’s Subsidiaries) corporate books and records, including, but not limited to, tax and accounting records, corporate seals, corporate franchise, organizing or governing documents, by-laws, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller Group’s (other than Seller’s Subsidiaries) organization or stock capitalization;

(e)
Insurance Policies. Any and all policies of insurance under which Seller Group and/or Hotel Management Company is a named or is an additional named insured, other than Buyer’s and Seller’s Subsidiaries right to proceeds from such policies, if any, pursuant to and in accordance with this Agreement. Buyer shall be responsible for obtaining its own insurance as of the Closing and for the period thereafter;

(f)
Third-Party Claims; Refunds. Claims, including without limitation, the Pre-Closing Litigation (as defined in Section 4.4), refunds, indemnities or other credits or payments arising out of circumstances or otherwise attributable or accruing prior to the Closing Date not expressly assigned to Buyer or otherwise not associated with liabilities assumed by Buyer pursuant to the terms and conditions of this Agreement;

(g)
Unassignable or Unassumed Contracts, Equipment Leases and Space Leases. All Contracts, Equipment Leases and/or Space Leases, Franchise Agreements and Affiliate Agreements which Buyer shall not be subject to after the Closing pursuant to and in accordance with the express terms of this Agreement; and

(h)	Excluded Management Agreements. The Excluded Management Agreements.

ARTICLE III.
Purchase Price
3.1 Purchase Price. The Purchase Price, subject to the prorations and credits set forth herein, shall be due and payable as follows:
(a)
Deposit. Buyer covenants and agrees that within one (1) Business Day of Buyer's execution and delivery of this Agreement to Seller, Buyer shall make a deposit of Fifteen Million and No/Dollars ($15,000,000) (together with all accrued interest thereon, the “Deposit”), in immediately available funds, with Old Republic National Title Insurance Company, 20 South Clark Street, Suite 2900, Chicago, Illinois 60603, Attention: Gregory J. Chaparro, Senior Vice President (the “Escrow Agent”). Upon Closing, the Deposit shall be applied to the Purchase Price. Except as expressly otherwise set forth herein, the Deposit shall be non-refundable to Buyer, but shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the escrow instructions executed by Seller, Buyer and Escrow Agent (the “Escrow Instructions”) substantially in the form attached hereto as Exhibit B.

(b)
Remainder of Purchase Price. At Closing, Buyer shall pay to Escrow Agent, to be released to Seller upon Closing, an amount equal to the difference between (i) the Purchase Price, and (ii) the amount of the Deposit to be released to Seller by Escrow Agent upon Closing, subject to the credits, prorations and adjustments set forth herein, in immediately available funds by federal reserve bank wire transfer to such account and bank as Escrow Agent shall designate in writing to Buyer on or prior to Closing.

(c)
Failure to Make Deposit. If the Deposit is not deposited by Buyer as and when due and payable hereunder, Seller shall have the right in Seller’s sole and absolute discretion, as its sole and exclusive remedy for such failure, to terminate this Agreement, whereupon neither party shall have any further rights or liabilities under this Agreement, except, however, that the parties shall remain obligated with respect to the provisions herein which specifically survive termination.

3.2 Intended Tax Treatment; Allocation of Purchase Price.
(a)
Intended Tax Treatment. Seller and Buyer hereto acknowledge and agree that for U.S. federal Income Tax purposes, in accordance with Internal Revenue Service Revenue Ruling 99-6, 1999-1 C.B. 432, Situation 2, the sale and purchase of the Interests of SPPR-Dowell will be treated from the Buyer’s perspective, as a termination of SPPR-Dowell and a deemed distribution of all its assets to Operating Partnership, followed by the sale of all such assets to the Buyer for the Purchase Price allocated to such assets, and from Seller’s perspective, as a sale of one hundred percent (100%) of the Interests in SPPR-Dowell to the Buyer for the allocable portion of Purchase Price (as adjusted to reflect any liabilities of the Seller and any other items entering into the determination of the Buyer’s income Tax basis for the assets of the SPPR-Dowell under Section 1060 of the Code). The parties hereto acknowledge and agree that, to the extent a Seller’s Subsidiary is a disregarded entity pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii), the sale of Seller’s Subsidiary shall be treated for all federal (and, as applicable, state and local) income tax purposes as a sale of the assets of each Seller’s Subsidiary.

(b)
Allocation of Purchase Price. No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement. Seller and Buyer hereby agree that any adjustments to the Purchase Price pursuant to this Agreement shall be treated as adjustments to the Purchase Price for tax purposes, unless otherwise required by applicable Law. The allocation of the Purchase Price among the Seller’s Subsidiaries and their respective indirect ownership of each respective Hotel is shown on Schedule 3.2 attached hereto (in accordance with the rules under Section 1060 of the Code and the Treasury Regulations promulgated thereunder an any similar provision of state, local or foreign law and consistent with the allocation of Purchase Price) (the “Property Allocation”).

(c)
Personal Property Allocation. In addition, Seller and Buyer shall cooperate with each other in good faith to arrive at a mutually acceptable allocation of that portion of the Purchase Price allocated to each asset of the Seller’s Subsidiaries among the Real Property, the Personal Property located therein and other customary items either Seller or Buyer may request to be allocated, and if agreed upon, such additional aspects of the Property Allocation shall be deemed attached hereto as Schedule 3.2. If the Property Allocation cannot be agreed upon, each party may use its own determination and bear any consequences related thereto. If the parties are able to agree upon the Property Allocation, Seller and Buyer agree to (a) be bound by the Property Allocation, and (b) act in accordance with the Property Allocation in the preparation of financial statements and filing of all Tax Returns and not take any position contrary thereto unless otherwise required by applicable Law.
3.3 “All or Nothing” Basis. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Interests and Property at Closing in consideration for the Purchase Price, as adjusted pursuant to the terms of this Agreement, set forth in this Agreement. Buyer acknowledges and agrees that other than as specifically set forth in this Agreement (a) the sale of the Property shall be on an “all or nothing” basis, (b) Buyer shall have no right, and Seller shall have no obligation, to exclude any portion of the Property from the Transaction, and (c) any termination of this Agreement shall constitute a termination of this Agreement as to all of the Property.
3.4 Withholding. Buyer shall be entitled to deduct and withhold any amounts from the consideration payable to Seller pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any provision of state, local or foreign applicable Laws; provided that no withholding will be required under Section 1445 of the Code or applicable state, local or foreign laws to the extent that Seller delivers all of the affidavits described in Section 10.4, and all applicable affidavits, certificates or other documents and instruments necessary to be exempt from such withholding requirements other than as a result of a change in law after the date hereof. Buyer shall use commercially reasonable efforts to provide written notice to Seller on or before thirty (30) days prior to the Closing with respect to any governmental authority that requires withholding. To the extent that such amounts are so withheld and paid over to the proper governmental authority by Buyer, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
ARTICLE IV.
Seller’s Representations and Warranties
Seller hereby represents and warrants to Buyer as of the Effective Date as follows:
4.1 Good Standing. Each of Seller Group are a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, is authorized to conduct the business in which it is now engaged, and is duly qualified to do business in all jurisdictions where the ownership of its assets or the conduct of its business makes such qualification necessary.
4.2 Due Authorization. Seller Group has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Shareholder Approval and the ISRA Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller Group of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller Board and, other than the Shareholder Approval and the ISRA Approval (with respect to the consummation of the transactions and not execution of this Agreement), no additional corporate proceedings on the part of the Seller Group are necessary to authorize the execution, delivery and performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby by the Seller Group. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws and equitable principles affecting the rights of creditors generally. The Closing Documents will be duly executed and delivered by Seller Group and constitute a valid and binding obligation of Seller Group’s, enforceable against Seller Group in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws and equitable principles affecting the rights of creditors generally. The Seller Board has (a) unanimously determined that the Transaction is fair to and in the best interests of the Seller Shareholders, (b) unanimously approved, adopted and declared advisable the Transaction, (c) unanimously directed that the Transaction be submitted to a vote of the Seller Shareholders, and (d) unanimously resolved to recommend that the Seller Shareholders vote in favor of approval and adoption of the Transaction (such recommendations, the “Seller Board Recommendation”), which resolutions were duly adopted and which remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 11.3. The affirmative vote of the holders of a majority of the shares of the Seller Common Stock entitled to be cast at the Shareholder Meeting (the “Shareholder Approval”) and the approval of Real Estate Strategies L.P., a Bermuda Limited Partnership, and/or RSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (the “ISRA Approval”) are the only votes of holders of securities of Seller Group required to approve the Agreement and the Transaction.
4.3 No Violations or Defaults. Except as set forth in Schedule 4.3 attached hereto, the execution, delivery and performance of this Agreement, the Closing Documents and the consummation by Seller Group of the Transaction will not (a) violate any Law or any order of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any third party with proper jurisdiction binding against Seller Group or their respective assets; (b) subject to obtaining the Shareholder Approval and the ISRA Approval in connection with the execution of the Closing Documents but not this Agreement, result in a breach or default under any provision of the organizational documents of Seller Group, any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller Group is a party or which is binding on Seller Group or the Properties or any portion thereof (c) subject to obtaining the Shareholder Approval the ISRA Approval in connection with the execution of the Closing Documents but not this Agreement, require any consent or approval or vote that has not been taken or given, or as of the Closing Date shall not have been taken or given; or (d) require any consent or approval or authorization or permit of, or filing with or notification to, any governmental authority, except the filing with the SEC of the Proxy Statement, and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transaction.
4.4 Litigation. Except as set forth on Schedule 4.4 attached hereto (collectively, the “Pre-Closing Litigation”), Seller Group has not received written notice of any litigation, actions, suits, arbitrations, claims, government investigations or other legal proceedings that remain pending against Seller Group affecting the Interests any portion of the Property or the operation of the Hotels or that seeks to prevent, hinder, modify, delay or challenge the Transactions, nor to Seller’s Knowledge are any such litigation, actions, suits, arbitrations, claims, government investigations or other legal proceedings pending or threatened. Except as set forth on Schedule 4.4 attached hereto, Seller Group is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any governmental authority which would be reasonably likely to adversely affect (a) the ability of Seller Group to perform its obligations hereunder, or (b) the ownership or operation of the Hotels. Except as set forth on Schedule 4.4 attached hereto, all of the Pre-Closing Litigation has been accepted by Seller Group’s insurance carries as an insured matter.
4.5 Condemnation Actions. There are no condemnation actions pending or, to Seller’s Knowledge, threatened in writing with respect to the Property.
4.6 Contracts. All Material Contracts are listed on Schedule 4.6 attached hereto. To Seller’s Knowledge, all Material Contracts are in full force and effect. Except as set forth on Schedule 4.6 attached hereto, Seller Group has not given or received any written notice of any breach or default under the Material Contracts which has not been cured, and, to Seller’s Knowledge, there are no material defaults under any Material Contracts by any party thereto. To Seller’s Knowledge, complete copies of the Material Contracts have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time.
4.7 Equipment Leases. All Material Equipment Leases are listed on Schedule 4.7 attached hereto. To Seller’s Knowledge, all Material Equipment Leases are in full force and effect. Neither Seller nor any of Seller’s Subsidiaries has given or received any written notice of any breach or default under the Material Equipment Leases which has not been cured, and, to Seller’s Knowledge, there are no material defaults under any Material Equipment Leases by any party thereto. To Seller’s Knowledge, complete copies of the Material Equipment Leases have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time.
4.8 Management and Franchise Agreements. There are no existing management contracts or franchise agreements relating to the Property other than (a) the Management Agreements and (b) the Franchise Agreements. To Seller's Knowledge, all Franchise Agreements and Management Agreements are in full force and effect. Except as set forth in Schedule 4.8-2 attached hereto, Seller Group has not given or received any written notice of any material breach or default under the Management Agreements or Franchise Agreements which has not been cured, and, to Seller’s Knowledge, there are no material defaults under any Management Agreement or Franchise Agreement by any party thereto. There is no outstanding key money, credit enhancement, equity investment, guaranty, loan, loan commitment or other funding or obligation (“Key Money”) for any Property other than the Atlanta Aloft Marriott Key Money pursuant to the Atlanta Aloft Marriott Franchise Agreement. To Seller's Knowledge, the Atlanta Aloft Marriott Key Money was fully funded to the prior owner of the Aloft Atlanta Downtown, DB Hotel Atlanta LLC (“Prior ATL Owner”) pursuant to the terms of that certain License Agreement dated July 18, 2012 between Prior ATL Owner and The Sheraton LLC, which Key Money obligations were assumed by Spring Street Hotel OpCo LLC pursuant to and in accordance with the Atlanta Aloft Marriott Franchise Agreement. To Seller’s Knowledge, as of September 30, 2021, the total amount of the outstanding and unamortized Atlanta Aloft Marriott Key Money shall be Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine and 97/100 Dollars ($999,999.97).
4.9 Space Leases. All Space Leases, if any, affecting all or any portion of the Property are listed on Schedule 4.9 attached hereto. To Seller’s Knowledge, all such Space Leases are in full force and effect. Seller Group has not given or received any written notice of any breach or default under the Space Leases which has not been cured, and, to Seller’s Knowledge, there are no material defaults under any Space Leases by any party thereto. To Seller’s Knowledge, complete copies of the Space Leases have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time.
4.10 Employees. Seller Group does not have any Hotel employees. All Hotel employees are employees of the applicable Hotel Management Company. Neither Seller Group nor to Seller’s Knowledge, any Hotel Management Company, is a party to any union or collective bargaining agreement covering any employees of the Hotels. To Seller’s Knowledge, each Hotel Management Company is, and has been for the last three (3) years, in material compliance with all Laws respecting employment and employment standards, employment practices and terms and conditions of employment with respect to the Properties. None of the Seller Group nor any ERISA Affiliate of any member of Seller Group has incurred any liability under Title IV of ERISA, and no condition exists that could reasonably be expected to subject Buyer or, following the Closing, any of the Seller’s Subsidiaries, either directly or by reason of affiliation with an ERISA Affiliate, to any material tax, fine, lien, encumbrance, or other liability imposed under Title IV of ERISA.
4.11 OFAC; Money Laundering. Neither Seller Group nor, to Seller’s Knowledge, any of their respective Affiliates, are acting, directly or indirectly, for or on behalf of any person who appears on any list of sanctioned or restricted persons maintained by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) (including, but not limited to, the Specially Designated Nationals and Blocked Persons List), or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism (each, a “Sanctioned Person”). Neither Seller Group nor any of Seller’s Subsidiaries is engaged in the Transaction directly or indirectly on behalf of, or facilitating the Transaction directly or indirectly on behalf of, any Sanctioned Person.
4.12 Seller Is Not a “Foreign Person”. Seller Group is not a “foreign person” within the meaning of Section 1445 of the Code (i.e., Seller Group is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder).
4.13 Violations of Law. Except as set forth in Schedule 4.13 attached hereto, Seller Group has not received any written notice from any governmental authority having jurisdiction over the Property that all or any portion of the Property is in violation of any applicable Laws, which has not been cured or remedied in accordance with applicable Laws.
4.14 Additional Representations. The representations set forth on Schedule 4.14 attached hereto.
4.15 Insurance. Seller Group has not received any written notice of a breach or default under any insurance policy maintained by or on behalf of Seller Group with respect to the Property, which has not been cured or dismissed, or the cancellation of such insurance policy, in each instance, which would have a material and adverse effect on the Property or the operation of the Hotels.
4.16 Right of Others. Except as set forth on Schedule 4.16 attached hereto, Seller Group has not granted nor is subject to any unsatisfied option, right of first refusal or any other similar rights in favor of any person or entity applicable to the sale of the Interests or the Property to Buyer.

4.17 ERISA. Seller Group is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of), an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (a “plan” as defined in and subject to Section 4975 of the Code or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and no portion of the Interests or the Property constitutes the assets of any of the foregoing described in this Section 4.17.
4.18 Environmental Matters. To Seller’s Knowledge, Seller has delivered to Buyer complete copies of the environmental assessments, reports and studies relating to the Property set forth on Schedule 4.18 attached hereto (the “Environmental Reports”), which Environmental Reports are the most recent environmental assessments, reports and studies relating to the Property in Seller Group’s possession or control. Seller Group has not received any written notice from any governmental authority having jurisdiction over the Property that all or a portion of the Property is in violation of any applicable Environmental Laws.
4.19 CMBS Loan Documents. The documents between the CMBS Lender and Seller, CMBS Borrower and any Seller-affiliated guarantors or indemnitors, as the case may be, for the CMBS Loan are listed on Schedule 4.19 attached hereto (the “CMBS Loan Documents”). To Seller’s Knowledge, neither CMBS Borrower nor any Seller-affiliated guarantors or indemnitors are in default under the CMBS Loan Documents.
4.20 Bankruptcy. No member of the Seller Group (a) is a debtor under any bankruptcy proceedings, voluntary or involuntary, (b) has made an assignment for the benefit of creditors, (c) has suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (d) has suffered the attachment or other judicial seizure of all, or substantially all of Seller Group’s assets, which remains pending, and to Seller’s Knowledge, no such action is being threatened against Seller Group.
4.21 Interests and Personal Property. Seller Group has good and valid title to the Interests and the Personal Property and the same is (or will be at Closing) free and clear of all Liens, other than (a) in the case of the Interests, the Permitted Interests Exceptions and (b) in the case of Personal Property, the rights of any vendors or suppliers under Contracts, Equipment Leases and any Permitted Title Exceptions. At the Closing, Buyer will acquire good and valid title to the Interests and, directly and/or indirectly, the Personal Property, as applicable, free and clear of all Liens, other than (i) in the case of the Interests, the Permitted Interests Exceptions and (ii) in the case of Personal Property, the rights of any vendors or suppliers under Contracts, Equipment Leases and any Permitted Title Exceptions.
4.22 Leawood Loan Default. Complete copies of the Leawood Loan Documents have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time. Complete copies of all written notices and correspondences between Seller Group and the Leawood Loan Bank (or Leawood Loan Bank’s predecessor in interest) regarding the Leawood Loan Default have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time.
4.23 Financial Statements. The Financial Statements fairly present in all material respects the consolidated results of operations, changes in shareholders’ equity and other comprehensive income or cash flows, as the case may be, of the Seller and its consolidated subsidiaries for the periods set forth therein, and, in each case have been prepared in accordance with GAAP in all material respects. None of the Seller’s Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. Except as and to the extent accrued, reflected, disclosed or reserved against on the consolidated balance sheet of the Seller as of December 31, 2020 included in the Financial Statements, none of the Seller’s Subsidiaries has any liability or obligation of any kind, whether accrued, contingent, absolute, inchoate or otherwise, except for (i) liabilities and obligations incurred since December 31, 2020 in the ordinary course of business consistent with past practice (none of which arise from a breach of contract) and (ii) liabilities and obligations that would not, individually or in the aggregate, be material to the Seller’s Subsidiaries taken as a whole.
4.24 No Other Agreements. Except for the Space Leases, Equipment Leases, Bookings, the Gift Certificates, the Contracts and Permitted Title Exceptions (including, but not limited to, the DeBartolo Option), neither Seller nor Seller’s Subsidiaries have entered into any lease or other agreement that would allow any Person to occupy the Property from and after the Closing.

4.25 Opinion of Financial Advisor. The Seller Board has received the opinion of KeyBank to the effect that, as of the date of such opinion, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Purchase Price is fair, from a financial point of view, to Seller (the “Fairness Opinion”). That certain Engagement Letter dated September 10, 2021 from KeyBanc Capital Markets Inc. to the Board of Directors of Seller, a complete copy of which has been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time, is the only agreement between KeyBanc Capital Markets Inc. and Seller regarding the Fairness Opinion.
4.26 Information Supplied. The Proxy Statement will not, at the time of the first mailing thereof, at the time of the Shareholder Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Buyer or any of its Representatives in writing specifically for inclusion (or incorporation by reference) in the Proxy Statement.
4.27 Takeover Statutes. No “moratorium”, “fair price”, “affiliate transaction”, “business combination” or other takeover Laws or regulations, including in the Maryland General Corporation Law (including the Maryland Business Combination Act) apply to this Agreement or the Transaction.
4.28 Dissenters Rights. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Transaction, including any remedy under Sections 3-201 et seq. of the Maryland General Corporation Law.
4.29 Designated Persons. As used in this Agreement, the term “Seller’s Knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the actual present knowledge of Seller’s President and Chief Executive Officer, J. William Blackham, after reasonable due inquiry to the general managers of the respective Hotels pursuant to Section 4.30, but without any further investigation or inquiry or any obligation of investigation or inquiry. As used in this Agreement, the term “Buyer’s Knowledge” or words of similar import shall be deemed to mean, and shall be limited to, (a) the actual present knowledge of Scott Trebilco, without any investigation or inquiry or any obligation of investigation or inquiry, (b) any fact, circumstance or information disclosed or expressly referred to in this Agreement and the matters disclosed in this Agreement or listed on the exhibits and schedules attached hereto, (c) any fact, circumstance or information expressly disclosed or expressly referred to in any of Buyer's reports, inspections, surveys and/or studies, any Closing Documents or any third party reports prepared or obtained by Buyer or any of Buyer’s representatives in connection with Buyer’s due diligence and inspection of the Property; and/or (d) any and all information contained in the Due Diligence File. For avoidance of doubt, there shall be no personal liability on the part of such person arising out of any representations or warranties made herein or otherwise.
4.30 Due Inquiry. Seller has provided a copy of Section 4.4 (including Schedule 4.4), Section 4.6 (including Schedule 4.6), Section 4.7 (including Schedule 4.7), Section 4.8 (including Schedule 4.8), Section 4.9 (including Schedule 4.9), Section 4.10, Section 4.13, the last sentence of Section 4.18 and Section 4.24, to the Hotel Management Company for each Property and the general manager at each Hotel has not identified any of such Seller’s Warranties are not true and correct.
4.31 Associations. Seller Group has not given or received any written notice of any breach or default under any owner’s association, restrictive covenants, declaration or similar agreement (“Association”) which has not been cured, and, to Seller’s Knowledge, there are no material defaults under any Association by any party.
4.32 Seller’s Subsidiary Interests Schedule 4.32 accurately depicts ownership of the Seller’s Subsidiaries and sets forth the name and jurisdiction of incorporation or organization of each Seller’s Subsidiary, the authorized, issued and outstanding capital stock or other equity securities of each Seller’s Subsidiary and the record holders thereof, and all such stock or other securities constitute all of the Interests. The Operating Partnership owns (or will own at Closing with respect to the SPPR-Dowell Remainder Interest and the Spring Street Hotel Interest) one hundred percent (100%) of the Interests as set forth on Schedule 4.32. All of the Interests are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights, rights of first offer or refusal or similar rights. The Operating Partnership holds (or will hold at Closing with respect to the SPPR-Dowell Remainder Interest and the Spring Street Hotel Interest) the Interests in its own name, free and clear of all Liens, claims, charges, security interests of any kind and has not sold, pledged, hypothecated or otherwise encumbered all or any portion of the Interests, and, no other person or entity has any right, title or interest in and to the Interests. There are no (i) outstanding securities of any of the Seller’s Subsidiaries convertible into or exchangeable for one or more shares of the share capital of, or other equity or voting interests in, the Seller’s Subsidiaries, (ii) options, warrants or other rights or securities issued or granted by any Transferred Subsidiary relating to or based on the value of the equity securities of any of the Transferred Subsidiaries, (iii) contract or agreements that are binding on any Seller’s Subsidiaries that obligate a Seller’s Subsidiaries to issue, acquire, sell, redeem, exchange or convert any shares of capital stock of, or other equity interests in, a Seller’s Subsidiaries (or any securities convertible into or exchangeable for any such capital stock or other equity interests), or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Seller’s Subsidiaries that are linked to the value of shares of capital stock or other equity securities of the Seller’s Subsidiaries. True, correct and complete copies of the operating agreements of each Seller’s Subsidiary and all amendments, modifications and supplements thereto (the “Seller’s Subsidiary Operating Agreements”). True, correct and complete copies of the certificate of formation of each Seller’s Subsidiary, together with any membership interest certificates and all amendments thereto (if any), side letters, modifications and/or supplements to the foregoing documents and agreements currently in effect have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time (such documents, together with the Seller’s Subsidiary Operating Agreements, are referred to collectively as the “Seller’s Subsidiary Organizational Documents”). All of the Seller Subsidiaries Organizational Documents are in full force and effect and each of the Seller’s Subsidiaries are in material compliance with all terms, provisions and covenants set forth in the applicable Seller Subsidiaries Organizational Documents. The Seller Subsidiaries Organizational Documents are the sole agreements governing the ownership and operation of the respective Seller Subsidiaries by the respective owners of such Seller Subsidiary. Except as set forth in the Seller Subsidiaries Organizational Documents, there are no outstanding contractual obligations of any member of the Seller Group to repurchase, redeem, exchange or otherwise acquire any equity interest, capital stock or other securities of or interests in, the Seller’s Subsidiaries. Except for the Seller Subsidiaries Organizational Documents, Seller Group is not a party to any stockholders’ agreement (or the equivalent), voting trust agreement, security agreements, or registration rights agreement relating to any equity securities of Seller’s Subsidiaries or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Seller’s Subsidiaries. Each limited liability company interest in the Seller’s Subsidiary has been, since the date of its formation, an “uncertificated security” within the meaning of Article 8 of the New York UCC. None of the Seller’s Subsidiaries are a party to any stockholder’s agreement, voting trust agreement or registration rights agreement relating to any equity interests of the Seller’s Subsidiaries or any other similar agreement relating to the transfer, disposition, repurchase, redemption, voting or dividends with respect to any capital stock or other voting securities or equity interests in any Transferred Subsidiary. None of the Seller’s Subsidiaries has any outstanding bonds, debentures, notes, Indebtedness or other similar obligations the holders of which have the right to vote (or which are convertible into, exchangeable into or exercisable for securities having the right to vote) on any matter that the stockholders of the Seller’s Subsidiaries may vote. None of the Seller’s Subsidiaries has any obligation to acquire any equity interest in another person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other person (including any other Seller’s Subsidiaries). As of the date of this Agreement, other than the CMBS Loan which will be defeased and other than financings which will be repaid in full on or prior to Closing, there is no outstanding Indebtedness for borrowed money other than trade payables incurred in the ordinary course of business consistent with past practice. Each Seller’s Subsidiary is a “single-purpose” entity which owns no assets and has never owned any assets other than its respective interest in the Hotels owned by such Seller’s Subsidiary and has never engaged in any business unrelated to the ownership of the applicable Hotel. No Seller’s Subsidiary owns of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture, trust or other Person. No Seller’s Subsidiary has owned any other real or personal property except the applicable Hotel by such Seller’s Subsidiary or personal property ancillary thereto.
4.33 DeBartolo Option. Complete copies of all documents evidencing or relating to the DeBartolo Option have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time. Complete copies of all written notices and correspondences between Seller Group and any third party regarding the DeBartolo Option have been delivered or otherwise made available to Buyer by Seller in the Due Diligence File on or prior to the Due Diligence Cutoff Time.

4.34 Rooftop Lease. Verizon Wireless (VAW) LLC d/b/a/ Verizon Wireless (“Rooftop Lessor”) has not exercised its right of first offer pursuant to Section 17 of that certain Building and Rooftop Lease Agreement dated Augusts 12, 2014 by and between Leawood ADP, Ltd. and Verizon Wireless (VAW) LLC d/b/a/ Verizon Wireless (the “Rooftop Lease”).
4.35 No Property Material Adverse Effect. There has not been any event, circumstance, occurrence or change that has had or would reasonably be expected to cause a Property Material Adverse Effect to occur.
4.36 Limitations on Representations and Warranties. (a) Each of Seller’s Warranties shall be deemed modified to reflect any changes in the same as a result of (i) any actions that Seller Group is expressly permitted to take under this Agreement; (ii) the acts of Buyer; (iii) with respect to Seller’s Warranties contained in Sections 4.6, Sections 4.7 or Sections 4.9, if such Seller’s Warranties were true and correct in all material respects as of the Effective Date, changes in circumstances or status of third parties (e.g., defaults, bankruptcies, below market status or other adverse matters relating to such third party’s exercise following the Effective Date of any contractual termination rights not caused by the actions of Seller, Seller’s Subsidiaries or their Affiliates) occurring after the Effective Date; or (iv) any notice to Buyer pursuant to Section 13.1 (subject to the terms of Article XIII), if such Seller’s Warranty was true and correct in all material respects as of the Effective Date.
(b)
In addition to the foregoing and notwithstanding anything to the contrary set forth in this Agreement, each of Seller's Warranties shall be deemed modified to reflect Buyer's Knowledge (other than clause (c) or clause (d) of the definition thereof) as of the Effective Date and, to the extent that, Buyer has Buyer's Knowledge (provided that clause (c) of the definition thereof shall cut off as of 5:00 PM (Los Angeles Time) on the date that is five (5) Business Days prior to the Closing Date) that any of Seller's Warranties are inaccurate, untrue or incorrect (regardless of whether or not such inaccuracy, untruth or incorrectness results in or is reasonably likely to result in a Property Material Adverse Effect) and (i) such inaccurate, untrue or incorrect Seller's Warranty would cause the condition precedent to Buyer's obligation to purchase and pay for the Properties on the Closing Date set forth Section 8.1 to not be satisfied and (ii) Buyer nonetheless proceeds to Closing notwithstanding such inaccuracy, untruth or incorrectness, then such Seller's Warranties shall be deemed modified to reflect Buyer's Knowledge. Furthermore, Seller shall have the right to amend and supplement any Seller’s Warranty from time to time without Buyer’s consent prior to the Closing Date by providing a written copy of such amendment or supplement to Buyer, provided, however, that, Seller shall not be deemed to be in breach or default under this Agreement in the event any of the representations and warranties made under this Agreement as of the Effective Date are untrue in any material respect when remade as of the Closing Date due to changes in fact or circumstance of third parties after the Effective Date beyond Seller's reasonable control that do not constitute or result from the willful, grossly negligent or bad faith acts or omissions of Seller or Seller's Subsidiaries (taken or omitted to be taken for the purpose of making such representation and warranty untrue) or a breach of Seller’s covenants under this Agreement (hereinafter referred to individually as a “Permitted Change” and collectively as “Permitted Changes”) provided that to the extent that such Permitted Change, together with all other Permitted Changes, in the aggregate, could reasonably be expected to result in a monetary loss and/or loss of value with respect to the Property or Buyer equal to or greater than One Million and No/100 Dollars ($1,000,000.00), the Permitted Change shall have no effect for the purposes of determining whether the Conditions as set forth in Section 8.1 has been satisfied, but shall have effect only for the purposes of limiting the defense and indemnification obligations of Seller for the inaccuracy or untruth of the Seller’s Warranty qualified by such Permitted Change to the extent that the existence of such inaccuracy or untruth of the Seller’s Warranty permitted Buyer to terminate this Agreement and Buyer nevertheless consummated the Transaction.

(c)
If, prior to the Closing, (i) Buyer has Buyer’s Knowledge (or is deemed to have Buyer’s Knowledge pursuant to Section 4.36(b) above) that any of Seller’s Warranties are inaccurate, untrue or incorrect and Buyer delivers written notice to Seller or (ii) Seller notifies Buyer that any of Seller’s Warranties are untrue, inaccurate or incorrect, in each case other than as permitted pursuant to Section 4.36(a) (a “Disclosed Warranty”); then Seller may, in its sole discretion, elect by notice to Buyer to adjourn the Closing for up to thirty (30) days in order to attempt to cure or correct a Disclosed Warranty. If any Disclosed Warranty would individually or collectively with all other Disclosed Warranties cause the condition precedent set forth in Section 8.1 to not be satisfied, and is not cured or corrected by Seller on or before the Closing Date (as the same may be adjourned as provided above); provided that such cure, with the express written permission of Seller, may be effectuated by an offset from the Purchase Price on or before the Closing Date (as the same may be adjourned as provided above) in such amount as is determined by Buyer (in its sole discretion) and approved by Seller (in its sole discretion) to offset or cure the impact of such Disclosed Warranty as aforesaid; then such Disclosed Warranty shall constitute a failure of Buyer’s Conditions as set forth in Section 8.1 and Buyer, as its sole remedy shall elect either (x) to waive such Disclosed Warranty and consummate the Transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by written notice given to Seller on or before the Closing Date, in which event, (1) the Deposit shall be returned to Buyer and (2) this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder except as otherwise specifically provided herein. In the event that such Disclosed Warranty also constitutes a default under Section 11.2, Buyer shall be entitled to avail itself of any remedies provided in Section 11.2.
(d)	The provisions of this Section 4.36 shall survive Closing or any earlier termination of this Agreement.
ARTICLE V.
Buyer’s Representations and Warranties
Buyer represents and warrants to Seller as follows:
5.1 Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware, is authorized to conduct the business in which it is now engaged and is, or as of the Closing Date shall be, qualified to do business in all jurisdictions where the ownership of its assets or the conduct of its business makes such qualification necessary.
5.2 Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the Transaction have been duly and validly authorized by all requisite actions of Buyer. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws and equitable principles affecting the rights of creditors generally.
5.3 No Violations or Defaults. The execution, delivery and performance of this Agreement and the consummation by Buyer of the Transaction will not (a) violate any law or any order of any court or governmental authority with proper jurisdiction; (b) result in a breach or default under any contract or other binding commitment of Buyer or any provision of the organizational documents of Buyer; or (c) require any consent or approval or vote authorization or permit of, or filing with or notification to, any governmental authority that has not been taken or given, or as of the Closing Date shall not have been taken or given, except the filing with the SEC of the Proxy Statement, and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transaction.
5.4 Litigation. There are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the knowledge of Buyer, threatened in writing against Buyer before any court or governmental authority, an adverse determination of which would be reasonable likely to materially adversely affect Buyer’s ability to enter into or perform this Agreement.
5.5 OFAC; Money Laundering. Neither Buyer nor, to Buyer’s Knowledge, any of its Affiliates, are acting, directly or indirectly, for or on behalf of any Sanctioned Person. Buyer is not engaged in the Transaction directly or indirectly on behalf of, or facilitating the Transaction directly or indirectly on behalf of, any Sanctioned Person.
5.6 Financial Capacity; No Financing Condition. As of the Effective Date, Buyer has access to and will have at Closing cash proceeds sufficient to pay, without limitation, the Purchase Price and the fees and expenses of Buyer related to the Closing and to consummate the transactions contemplated by this Agreement. Buyer acknowledges and agrees that its obligations to effect the transactions contemplated by this Agreement are not subject to the availability to Buyer or any other party of financing.

5.7 ERISA. Buyer is not acquiring the Property with the assets of an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Section 406 of ERISA.
5.8 Information Supplied. None of the information supplied by Buyer in writing for inclusion or incorporation by reference in the Proxy Statement in connection with the Transaction will, at the time of (a) the first mailing thereof, (b) the Shareholder Meeting or (c) any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.
ARTICLE VI.
Closing
6.1 Closing. The time and place of closing of the Transaction (the “Closing”) shall, subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VIII and Article IX (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), take place through escrow with Escrow Agent at 3:00 p.m. local Bethesda, Maryland time on the date (the “Initial Closing Date”) that is the later of: (a) November 19, 2021 and (b) the third (3rd) Business Day following the date on which the conditions set forth in Section 8.7 and Section 9.5 have been satisfied, or on such alternative date or at such alternative location as may be mutually agreed upon by Seller and Buyer in writing. In addition to the foregoing, this Agreement also provides for an extension of the Closing Date (i) upon the occurrence of a Blocking Event pursuant to and in accordance with Section 16.10, (ii) by Seller upon written notice to Buyer pursuant to and in accordance with Section 4.36(c), Section 7.3(b), Section 7.7(c) or Section 8.13 and/or (iii) by Buyer upon written notice to Seller pursuant to and in accordance with Section 9.7. All of Seller’s and Buyer’s deliveries, the funds for payment of the Purchase Price and sufficient additional funds necessary for the parties to pay the costs contemplated by Section 6.2 shall be delivered in escrow to the Escrow Agent on or prior to the Closing Date, and there shall be no requirement that the parties attend a formal settlement. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
6.2 Closing Costs.
(a)
In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with the transactions contemplated by this Agreement: (i) one-half (1/2) of the fees and expenses for Escrow Agent; (ii) the costs and expenses relating to the termination of the Operating Leases and the Excluded Management Agreements; (iii) all income taxes applicable to Seller or its direct or indirect owners including franchise or excise tax based on net earnings or income through but not including the Closing Date; (iv) all sales, VAT, or similar tax, levy, charge or fee incurred with respect to the transactions described in this Agreement; (v) the fees and expenses of its own attorneys, accountants and consultants; (vi) subject to Section 14.9, the costs and expenses due under Section 2.5(f) of the CMBS Loan Agreement including the cost of acquiring the Defeasance Collateral (as defined in the CMBS Loan Agreement) and such other costs and expenses of Seller and CMBS Borrower paid or incurred in connection with the defeasance; (vii) Seller’s Franchise Agreement Obligations; (viii) the fees and expenses for the title commitments, the title premium and any endorsements to the Title Policy, in each case, as expressly identified on Schedule 6.2 as Seller Costs; (ix) all state, county or other local documentary, transfer, conveyance, stamp, recording or similar tax payable in connection with the delivery of the Assignment of Interests expressly identified on Schedule 6.2 as Seller Costs; and (x) all costs in connection with discharging any Unpermitted Title Exceptions which are the obligation of Seller under Section 7.3.

(b)
In addition to the other costs and expenses to be paid by Buyer as set forth elsewhere in this Agreement, Buyer shall pay for the following items in connection with the transactions contemplated by this Agreement: (i) the fees and expenses incurred by Buyer for Buyer’s Inspectors or otherwise in connection with the Inspections; (ii) the fees and expenses for the New Survey; (iii) the fees and expenses for the title commitments, the title premium and any endorsements to the Title Policy, in each case, as expressly identified on Schedule 6.2 as Buyer Costs; (iv) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Buyer;

(v) one-half (1/2) of the fees and expenses for Escrow Agent; (vi) the costs and expenses (including, without limitation, any application fees and any costs incurred in connection with the satisfaction and/or compliance with any property improvement plan required by Franchisor) to enter into a New Franchise Agreement with Franchisor for each of the Hotels and, if applicable, any Franchise Termination Payments (but excluding the Seller’s Franchise Agreement Obligations); (vii) all state, county or other local documentary, transfer, conveyance, stamp, recording or similar tax payable in connection with the delivery of the Assignment of Interests expressly identified on Schedule 6.2 as Buyer Costs; and (viii) the fees and expenses of its own attorneys, accountants and consultants.
(c)
Any other ordinary and usual closing costs and expenses, except as expressly provided in this Agreement, in connection with the sale of the Property shall be allocated between Buyer and Seller in accordance with the customary practice in the county where the applicable Hotel is located.

(d)
The obligations of the parties under this Section 6.2 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement until thirty (30) days after the applicable statute of limitations has expired.

ARTICLE VII.
Actions Pending Closing
7.1 Conduct of Business; Maintenance and Operation of Property. Between the Effective Date and the Closing Date, subject to and consistent with the terms of the applicable Management Agreement, and subject to any actions that Seller takes or causes Seller Group take, in connection with COVID-19 or other public health emergencies to protect the health and safety of customers, Hotel employees and/or other business relationships solely to the extent required by applicable Laws and the requirements of the Franchise Agreements, without the prior written consent of Buyer, Seller and Seller Group shall, and use reasonable efforts to cause the Hotel Management Company to:
(a)
operate the Seller’s Subsidiaries and Hotels and otherwise conduct their respective business in the manner which is substantially similar to Seller Group’s and Hotel Management Company’s past custom and practice for the business, taking into account the facts and circumstances in existence from time to time (provided that the existence of this Agreement and the potential to consummate the transactions contemplated hereby and the affect that same have on the operation of the Hotels shall not be taken into account):

(b)	provide a level of employment at each Hotel sufficient for the normal operations of such Hotel as currently conducted;
(c)	accept, in the ordinary course of business, Bookings for the use of guest rooms and facilities of the Hotel;
(d)
keep, observe, and perform all material obligations under the Contracts, the Equipment Lease, the Space Leases, the Franchise Agreements, the Management Agreements, the CMBS Loan Documents, the Leawood Loan Documents, the DeBartolo Option, the Rooftop Lease, all licenses and permits, and all other applicable contractual arrangements relating to the Property;

(e)
perform maintenance and repairs in the ordinary course of business, except that Seller Group shall not be required to make any capital improvements or replacements to the Property and other than in connection with an emergency repair shall not make, nor consent under the applicable Management Agreement or Franchise Agreement to the extent Seller Group has a right to approve or reject the same, any capital improvements to the Property that will not be fully completed and fully paid for prior to the Closing;

(f)
provide written notice to Buyer of (i) any litigation, arbitration proceeding or administrative hearing before any governmental authority that adversely affects the Seller’s Subsidiaries or the Properties, (ii) any violation of applicable Law or other material notices regarding the Seller’s Subsidiaries or the Property received by Seller, Seller’s Subsidiaries or Hotel Management Company, (iii) notices of default delivered or received under the Contracts, the Equipment Lease, the Space Leases, the Franchise Agreements, the Management Agreements, (iv) Seller obtaining

Knowledge of any Seller’s Warranties being untrue, inaccurate or incorrect; and/or (v) Seller obtaining Knowledge of any threatened strike, lockout or similar material labor dispute involving the employees at the Properties;
(g)	keep the Properties insured in such amounts and under such terms as are substantially consistent with the insurance policies, and promptly after the Effective Date;
(h)
except to the extent that the same is entered into by the Hotel Management Company pursuant to the applicable Management Agreement as of the Effective Date without the consent of Seller Group, Seller Group shall not (and shall not grant any approval for Hotel Management Company to) execute any new Contract nor amend, terminate or accept the surrender of any existing Contract without the prior approval of Buyer (such approval not to be unreasonably withheld, conditioned or delayed in the case of Contracts that are not Material Contracts);

(i)
except to the extent that the same is entered into by the Hotel Management Company pursuant to the applicable Management Agreement as of the Effective Date without the consent of Seller Group, Seller Group shall not (and shall not grant any approval for Hotel Management Company to) execute any new Space Lease or Equipment Lease nor amend, terminate or accept the surrender of any existing Space Lease or Equipment Lease without the prior approval of Buyer (such approval not to be unreasonably withheld, conditioned or delayed in the case of Equipment Leases that are not Material Equipment Leases);

(j)
terminate the Operating Leases, Affiliate Agreements and Excluded Management ‘Agreements effective as of Closing without, with respect to Seller Subsidiaries, any liabilities or other obligations post-termination. All termination fees and any other costs and expenses relating to such terminations shall be the responsibility solely of Seller Group, and Buyer shall not have any responsibility or liability therefor; and

(k)
maintain customary levels of Inventory, subject to such depletion and restocking as shall occur and be made in the ordinary course of business consistent with past practice, provided that to the extent as of the Closing, Inventory levels are less than appropriate present levels for such Inventory as reasonably determined by the applicable Hotel Management Companies appropriate for the operations of the applicable Hotel (the “Par Standard”), Buyer shall receive a credit to the Purchase Price as set forth in Section 14.5.

7.2 Inspection Period Expired; Right to Continue Due Diligence. BUYERS HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS PREVIOUSLY ENTERED INTO THE ACCESS AGREEMENT IN CONNECTION WITH ITS RIGHT TO ENTER UPON THE REAL PROPERTY TO CONDUCT PHYSICAL INSPECTIONS OF THE PROPERTY AND UNDERTAKE SUCH OTHER DUE DILIGENCE AS BUYER SHALL DEEM APPROPRIATE (IN BUYER’S SOLE AND ABSOLUTE DISCRETION), INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL TESTS, SOIL TESTS AND ENGINEERING STUDIES, ZONING REVIEW, STRUCTURAL AND MECHANICAL REVIEW, MARKETING STUDIES, FRANCHISING CONSIDERATIONS AND ACQUISITION FINANCING MATTERS, IN EACH CASE, PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THE ACCESS AGREEMENT AND THAT, CONCURRENTLY WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY BUYER, (A) THE ACCESS AGREEMENT HAS TERMINATED; AND (B) THE DEPOSIT IS NON-REFUNDABLE EXCEPT AS OTHERWISE SET FORTH PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT AND BUYER ACKNOWLEDGES AND BUYER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT EXCEPT AS SET FORTH PURSUANT TO AND IN ACCORDANCE WITH THE EXPRESS TERMS OF THIS AGREEMENT. Subject to the foregoing, Buyer and the Licensee Parties shall continue to have access to the Real Property from the Effective Date until the Closing or earlier termination of this Agreement, for the purpose of conducting ongoing due diligence in accordance with the terms and conditions of Exhibit K.
7.3  Title Insurance.
(a)
Prior to the Effective Date, Buyer has ordered, and the Title Company has delivered to Buyer, the title commitment’s set forth on Schedule 7.3(a)-1 (the “Pre-Signing Title Commitments”) with respect to each Hotel and Buyer has approved and accepted all matters and exceptions listed in the

Pre-Signing Title Commitments other than as set forth on Schedule 7.3(a)-2, if any (and such accepted title exceptions shall be deemed “Permitted Title Exceptions” for all purposes hereunder and the exceptions set forth on Schedule 7.3(a)-2 shall be deemed “Unpermitted Title Exceptions” for all purposes hereunder with Seller expressly covenanting to cure all such Unpermitted Title Exceptions). Buyer shall be deemed to have waived any further right to object to any such Permitted Title Exceptions, subject to Buyer’s right to review and object to any new title matter which may first arise from and after the effective date of the applicable Pre-Signing Title Commitment but prior to the Closing as set forth in Section 7.3(b) below.
(b)
If any supplement or revision to a Pre-Signing Title Commitment delivered to Buyer after the Effective Date contains exceptions to title or defects not shown in the Pre-Signing Title Commitment delivered to Buyer prior to the Effective Date and: (i) such additional matters or exceptions identified on the revised title commitment would be reasonably likely to result in a Title Material Adverse Effect and (ii) and such additional title objections were not caused by Buyer or any person on behalf of Buyer (such new exceptions satisfying the foregoing, as applicable, an “Intervening Encumbrance”), then Buyer shall be entitled to object to such Intervening Encumbrance(s) by delivery of written notice of objection to Seller on or before the third (3rd) Business Day after Buyer’s receipt of the supplement, underlying title exception documents and, if applicable, an updated survey showing such Intervening Encumbrance. Seller shall have five (5) Business Days from the receipt of Buyer’s notice of each such Intervening Encumbrance to elect by written notice to Buyer, in its sole and absolute discretion and without any obligation, whether or not to remove or to remedy the conditions or defects resulting in such Intervening Encumbrance (unless such Intervening Encumbrance is a Mandatory Cure Item) and procure a supplement to the title commitment, as applicable, removing such title objection or causing the Title Company to issue an endorsement thereto insuring Buyer against the applicable Intervening Encumbrance prior to or by the Closing. If Seller is either unable or unwilling to provide for the removal of one or more of such Intervening Encumbrances or does not agree to cure such Intervening Encumbrance (provided that Seller cannot decline to cure any Mandatory Cure Item), then, at Buyer’s option, this Agreement may be terminated upon written notice given by Buyer to Seller within three (3) Business Days after the expiration of Seller’s five (5) Business Day response period. For avoidance of doubt, if Seller fails to respond within such five (5) Business Day period, Seller shall be deemed to have elected not to cure such Intervening Encumbrance (unless such Intervening Encumbrance is a Mandatory Cure Item). If Buyer delivers a termination notice pursuant to this Section 7.3(b), then, upon delivery of such termination notice, this Agreement shall automatically terminate, and the parties shall be released from all further obligations under this Agreement (except for those which expressly survive Termination of this Agreement), provided that the Deposit shall be disbursed by Escrow Agent to Buyer. If Buyer shall have the right to, but does not terminate this Agreement in the manner set forth above in this Section 7.3(b), then Buyer shall be deemed to have waived its objection to any such Intervening Encumbrance (unless such Intervening Encumbrance is a Mandatory Cure Item) and this Agreement shall remain in full force and effect. Notwithstanding anything in this Agreement to the contrary, if Seller elects to cure an Intervening Encumbrance (or such Intervening Encumbrance is a Mandatory Cure Item), (A) the Closing Date shall be extended to the second (2nd) Business Day after the date on which (i) Seller shall have cured such Intervening Encumbrance and (ii) the Title Company has delivered to Buyer a supplement to the title commitment or proforma evidencing the same, provided that in no event shall Seller be permitted to extend the Closing Date pursuant to this Section 7.3(b) for more than fifteen (15) days in the aggregate and (B) if Seller fails to remove such Intervening Encumbrance within such fifteen (15) day cure period, then Seller shall be in breach of this Agreement and Buyer may avail itself of any remedies provided in Section 11.2. Notwithstanding anything to the contrary contained or implied in this Agreement, Seller shall remove, pay and satisfy of record the following at or prior to Closing (without any extension right to cause such payment or satisfaction): (aa) any title exception placed on the Property as a result of Seller Group’s or Hotel Management Company’s consent or as a result of Seller Group’s or Hotel Management Company’s action or omission which may be removed by payment of a liquidated amount (or other means reasonably acceptable to the Title Company, provided, Seller shall not be obligated to spend more than One Million and No/100 Dollars ($1,000,000) in the aggregate (which for the avoidance of doubt shall exclude any judgment or mechanic’s Lien set forth in clause (ee) below); (bb) any mortgages, deeds to secure debt, deeds of trust or other security interests for any financing; (cc) Taxes relating to any period prior to the Closing Date which constitute exceptions to title which are not yet due and payable at Closing; (dd) any title exception created by Seller Group on or after the Effective Date other than permitted pursuant to the express terms of this Agreement and (ee) any judgment or mechanics Liens which may be removed in accordance with their terms by payment of a liquidated amount (or other means reasonably acceptable to the Title Company) (collectively, “Mandatory Cure Items”).
(c)
In addition, Buyer shall have the right to obtain from Title Company such endorsements to the Title Policies and/or such “extended coverage” or additional liability protection as Buyer may elect to obtain in its sole discretion; provided, however, that Buyer’s ability to obtain such title endorsements and/or extended coverage or additional liability protection shall not be a condition precedent to Buyer's obligations hereunder and shall not extend or delay Closing. Buyer shall be solely responsible for negotiating with Title Company with respect to such title endorsements and/or such extended coverage or additional liability protection as may be requested by Buyer, if any.

(d)
For purposes of this Agreement, the procurement by Seller of a commitment for the issuance of a title policy or endorsement thereto by the Title Company insuring Buyer against the exception or other matter (other than Unpermitted Title Exceptions and Mandatory Cure Items which shall be paid and satisfied of record at Closing) in a reasonably acceptable manner to Buyer without any additional cost or premium to Buyer shall be deemed a cure or remedy of such exception or matter as long as the Title Company agrees to delete such exception or affirmatively insure over such exception. Except as expressly set forth in this Section 7.3 and Seller’s obligations set forth in Article X, Seller has not agreed to take any additional actions with respect to title matters and Buyer hereby accepts as Permitted Title Exceptions the exceptions to title with respect to which Seller will not be taking any action. Notwithstanding anything to the contrary contained or implied in this Agreement, Buyer shall not have any right of action against Seller, at law or in equity, for Seller’s inability to convey title subject only to the Permitted Title Exceptions except in each instance as expressly provided herein, including, without limitation, as a result of a breach of any Seller’s obligations set forth in this Agreement.

(e)
Seller agrees to use their good faith efforts to cause its respective officers, employees and advisors to provide reasonable cooperation (at Buyer's sole cost and expense) with the efforts of Buyer to obtain any Association estoppels, as may be reasonably requested by Buyer upon reasonable advance notice to Seller; provided, however, that absent bad faith, Seller's or its respective officers, employees or advisors failure to reasonably cooperate shall in no event be deemed a breach or default under this Agreement.

(f)
Seller shall use commercially reasonable efforts to cure any building, zoning or fire code violations prior to the Closing (“Violations”); provided, however, to the extent Seller uses commercially reasonable efforts to cure such Violations, Seller’s failure to cure such Violations shall in no event be deemed a breach or default under this Agreement. In addition, Seller agrees to use their good faith efforts to cooperate with Buyer (i) to cause any open or expired building permits to be closed out and (ii) to obtain any necessary documentation or approvals required to address insufficient or missing parking necessary to comply with zoning requirements under applicable Law; provided, however, that absent bad faith, Seller's failure to reasonably cooperate shall in no event be deemed a breach or default under this Agreement.

(g)
Seller agrees to use their good faith efforts to cause its respective officers, employees and advisors to provide reasonable cooperation (at Buyer's sole cost and expense) with the efforts of Buyer to obtain the written consent from the City Manager of the City of Austin, Texas to that certain Right of Way Encroachment License Agreement affecting the Hotel; provided, however, that absent bad faith, Seller's or its respective officers, employees or advisors failure to reasonably cooperate shall in no event be deemed a breach or default under this Agreement.

7.4 Survey. Seller shall reasonably cooperate with Buyer, at Buyer’s sole cost, to allow Buyer to order ALTA as-built surveys of the Hotels (or updates to Seller’s existing ALTA as-building survey of the Hotels) certified to Buyer and the Title Company by a land surveyor or professional engineer (individually and collectively, as applicable, the “New Survey”).
7.5 Exclusivity; Acquisition Proposal.
(a)
Except as otherwise provided in this Section 7.5, between the Effective Date and the Closing Date, Seller shall not, and shall cause its subsidiaries and its and their officers and directors not to, and shall not authorize and shall use reasonable efforts to cause any other Representatives of the Seller or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”), (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Buyer or its Representatives any non-public information or data in furtherance of, any Acquisition Proposal or Inquiry, (iii) otherwise knowingly facilitate in any way any effort or attempt to make an Acquisition Proposal or Inquiry, (iv) approve or recommend any Acquisition Proposal, or (v) approve, recommend, declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or requiring or having the effect of requiring Seller to abandon, terminate or breach its obligations hereunder or fail to consummate the Transaction (each item referred to in this Section 7.5(a)(v), a “Seller Alternative Acquisition Agreement”), or (vi) resolve, agree to or propose publicly to do any of the foregoing. Seller shall, and shall cause each of its subsidiaries to, and shall direct the Representatives of Seller and its subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any person and its Representatives (other than Buyer or any of its Representatives) conducted heretofore with respect to any Acquisition Proposal, and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party except to allow the applicable party to make an Acquisition Proposal to the Seller Board on a non-public basis.

(b)
Notwithstanding anything herein to the contrary in Section 7.5(a), but subject to Seller’s compliance with this Section 7.5, if, at any time following the Effective Date and prior to obtaining the Shareholder Approval, (i) Seller receives an unsolicited written Acquisition Proposal that the Seller Board believes in good faith to be bona fide, (ii) such Acquisition Proposal was not the result of a violation of this Section 7.5, and (iii) the Seller Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then Seller may (and may authorize its Representatives to) (x) furnish non-public information with respect to Seller and its subsidiaries to the person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided to any person given such access shall have previously been provided to Buyer or shall be provided to Buyer as soon as reasonably practicable (and in any event within 48 hours of the time it is provided to such person), and (y) participate in negotiations with the person making such Acquisition Proposal (and such person’s Representatives) regarding such Acquisition Proposal. Seller agrees that any breach of this Section 7.5 by any of its subsidiaries or Representatives shall be deemed to be a breach of this Agreement by Seller.

(c)
Except as permitted in Section 7.5(d), neither the Seller Board nor any of its committees shall (i)(A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Buyer, the Seller Board Recommendation, (B) authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt, endorse or recommend or otherwise declare advisable) any Acquisition Proposal or (C) fail to include the Seller Board Recommendation in the Proxy

Statement (each such action set forth in this Section 7.5(c) being referred to herein as a “Seller Adverse Recommendation Change”), (ii) except as expressly permitted by, and after compliance with this Section 7.5, authorize, approve, adopt or recommend or otherwise declare advisable (or publicly propose or resolve to authorize, approve, adopt, endorse or recommend or otherwise declare advisable), or cause or permit Seller or any of its subsidiaries to enter into, any Seller Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 7.5(a)).
(d)
Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Shareholder Approval, the Seller Board may (i) make a Seller Adverse Recommendation Change in response to a Seller Intervening Event if the Seller Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such Seller Intervening Event would violate the Seller Board’s duties under applicable Laws or (ii) make a Seller Adverse Recommendation Change, terminate this Agreement pursuant to Section 11.3(d) and concurrently enter into a Seller Alternative Acquisition Agreement if the Seller Board has received an unsolicited written bona fide Acquisition Proposal (and the Seller has not breached this Section 7.5) that, in the good faith determination of the Seller Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, in each case after having complied with, and giving effect to all the adjustments which may be offered by Buyer pursuant to, this Section 7.5(d); provided, that the Seller Board shall only be entitled to effect a Seller Adverse Recommendation Change and, in the case of a Superior Proposal, terminate this Agreement pursuant to Section 11.3(d) and enter into a Seller Alternative Acquisition Agreement as permitted under this Section 7.5(d), if (A) Seller has provided a prior written notice (a “Seller Notice of Change of Recommendation”) to Buyer that Seller intends to take such action, (x) in the case of a Superior Proposal, identifying the person or entity making the Superior Proposal and describing in reasonable detail the financial and other material terms and conditions of the Superior Proposal that is the basis of such action including, if applicable, copies of any written proposals or offers and any proposed agreements related to a Superior Proposal and (y) in the case of an Seller Intervening Event, describing in reasonable detail the Seller Intervening Event that is the basis of such action (it being agreed that the delivery of the Seller Notice of Change of Recommendation by Seller shall not constitute a Seller Adverse Recommendation Change), (B) during the five (5) Business Day period following Buyer’s receipt of the Seller Notice of Change of Recommendation, Seller shall, and shall cause its Representatives to, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Acquisition Proposal ceases to constitute a Superior Proposal, or, in the case of an Seller Intervening Event, the failure to take such action would not violate the Seller Board’s duties under applicable Law; and (C) following the end of such five (5) Business Day period, the Seller Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Buyer in response to the Seller Notice of Change of Recommendation or otherwise, that (I) the Acquisition Proposal giving rise to the Seller Notice of Change of Recommendation continues to constitute a Superior Proposal or (II) in the case of a Seller Intervening Event, the failure of the Seller Board to effect a Seller Adverse Recommendation Change would violate the Seller Board’s duties under applicable Law. Any amendment to the financial terms or any other material amendment of or material revisions to such a Superior Proposal shall require a new Seller Notice of Change of Recommendation, and Seller shall be required to comply again with the requirements of this Section 7.5(d); provided, however, that references to the five (5) Business Day period above shall then be deemed to be references to a three (3) Business Day period following receipt by Buyer of any such new Seller Notice of Change of Recommendation.

(e)
Seller shall promptly (but in no event later than 48 hours) notify Buyer after receipt of any Acquisition Proposal or any request for non-public information relating to Seller or any of its subsidiaries by any third party that informs Seller that it is making, or has made, an Acquisition Proposal, or any Inquiry from any person seeking to have discussions or negotiations with Seller relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall identify the person making such Acquisition Proposal or Inquiry and shall indicate the material terms and conditions of any Acquisition Proposals, Inquiries, proposals or offers, to the extent known (including, if applicable, providing copies of any written Inquiries, requests, proposals or offers and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such Acquisition Proposals, Inquiries, proposals or offers). Seller shall also promptly (and in any event within 48 hours), notify Buyer, orally and in writing, (i) if Seller determines to begin providing non-public information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 7.5(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice and (ii) of any change to the financial and other material terms and conditions of any Acquisition Proposal and otherwise keep Buyer reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing to Buyer a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither Seller nor any of its subsidiaries shall, after the Effective Date, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer.
(f)
Nothing contained in this Section 7.5 shall prohibit Seller or the Seller Board from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communications to the Seller Shareholders) or (ii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the Seller Shareholders), which actions shall not constitute or be deemed to constitute a Seller Adverse Recommendation Change; provided, that Seller publicly and expressly reaffirms the Seller Board Recommendation in such disclosure; and provided, further, that neither Seller nor the Seller Board shall be permitted to recommend that the Seller Shareholders tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or otherwise effect a Seller Adverse Recommendation Change with respect thereto, except as permitted by Section 7.5(d).

(g)
Seller and the Seller Board shall not take any actions to exempt any person (other than Buyer, its parent company or their Affiliates) from or render inapplicable (i) the “Ownership Limit” in Seller’s articles of incorporation other than to accommodate internal transfers between Affiliates of Supporting Parties provided that such transferee, if applicable, executes a joinder to be bound by the terms of the Support Agreement to the same extent as its related Supporting Party, which joinder shall be in form and substance reasonably acceptable to Buyer; or (ii) any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation, in each case, unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 11.3(d).

7.6 Intentionally Omitted.
7.7 Shareholder Approval.
(a)
As promptly as reasonably practicable after the execution of this Agreement, Seller shall prepare and, after consultation with and consideration in good faith of any comments on the Proxy Statement proposed by Buyer, file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) for a special meeting of the Seller Shareholders (including any adjournments and postponements thereof, the “Shareholder Meeting”) to obtain the Shareholder Approval. Seller shall use its reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement and respond, after consultation with Buyer, promptly to any comments made by the SEC with respect to the Proxy Statement, (ii) mail or deliver the definitive Proxy Statement to Seller’s shareholders as promptly as practicable after the earlier to occur of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement or (y) the conclusion of any SEC review of the preliminary Proxy Statement and (iii) if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by Seller without affording Buyer a reasonable opportunity for consultation and review, and Seller shall consider in good faith any comments on such materials reasonably proposed by Buyer. Seller will promptly notify Buyer of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Buyer with copies of all written correspondence between Seller or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Transaction. Prior to responding to any comments of the SEC or members of its staff, Seller shall provide Buyer with a reasonable opportunity to consult and review such response and Seller shall consider in good faith any comments on such response reasonably proposed by Buyer. Buyer shall furnish all information concerning itself and its parent company as may be reasonably required to include in the Proxy Statement; provided that information about the Buyer, its parent company or their Affiliates included in the Proxy Statement shall be subject to the final review and approval of the Buyer. In addition, prior to or within ten (10) calendar days after the date of this Agreement (and thereafter as reasonably determined by Seller in consultation with Buyer), Seller shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act related to setting a record date for the Shareholder Meetings that is twenty (20) Business Days (or such shorter period as may be permitted by Rule 14a-13) after the date of such “broker search”. Seller shall include in the Proxy Statement the Seller Board Recommendation unless the Seller Board Recommendation has been withdrawn, modified or amended in accordance with Section 7.5.
(b)
If, at any time prior to the Shareholder Meeting, any information relating to Seller or Buyer, or any of their respective Affiliates, should be discovered by Seller or Buyer, as the case may be, which should be set forth in an amendment of, or a supplement to, any of the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and Seller and Buyer shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to the Seller Shareholders. Nothing in this Section 7.7(b) shall limit the other obligations of any party under this Section 7.7(a). All documents that Seller is responsible for filing with the SEC in connection with the Transaction will, at the time of the first mailing thereof, at the time of the Shareholders Meeting and at the time of any amendment or supplement thereof, as applicable, comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c)
As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to Seller’s shareholders, Seller shall, in accordance with applicable law and the articles of incorporation and bylaws of Seller, duly call, give notice of, convene and hold the Shareholder Meeting. Seller shall, through the Seller Board, recommend to its shareholders that they provide the Shareholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable efforts to obtain the Shareholder Approval (including by soliciting proxies from the Seller Shareholders), except to the extent that the Seller Board shall have made a Seller Adverse Recommendation Change as permitted by and determined in accordance with Section 7.5. Seller shall keep Buyer updated with respect to proxy solicitation results as reasonably requested by Buyer. Unless this Agreement is terminated in accordance with its terms, Seller shall not submit to the vote of its shareholders any Acquisition Proposal. Notwithstanding the foregoing provisions of this Section 7.7(c), Seller, acting through the Seller Board, shall be permitted to adjourn, delay or postpone the Shareholder Meeting in accordance with applicable Law after consultation with Buyer (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Seller Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the applicable Seller Shareholders prior to the applicable Shareholder Meeting, (ii) if there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholder Meeting or (iii) to allow reasonable additional time to solicit additional proxies in favor of the Shareholder Approval to the extent the Seller Board or any committee thereof reasonably believes necessary in order to obtain the Shareholder Approval; provided that, without the written consent of Buyer, in no event shall the Shareholder Meeting (as so adjourned, delayed or postponed) be held on a date that is more than thirty (30) days after the date for which the Shareholders Meeting was originally scheduled.
(d)
Unless this Agreement shall have been terminated in accordance with its terms, the obligation of Seller to duly call, give notice of, convene and hold the Shareholder Meeting, mail the Proxy Statement (and any amendment or supplement thereto that may be required by applicable law) to the Seller Shareholders and solicit proxies in favor of the Shareholder Approval shall not be affected by a Seller Adverse Recommendation Change.

7.8 Intentionally Omitted.
7.9 Internal Restructuring. Prior to or concurrently with the Closing, (a) SPPR Holdings, Inc. shall transfer the SPPR-Dowell Remainder Interest to Operating Partnership, such that prior to the Closing, Operating Partnership will own one hundred percent (100%) of the Interests in SPPR-Dowell and (b) Spring Street Hotel Property II LLC shall transfer the Spring Street Hotel Interest to Operating Partnership, such that prior to the Closing, Operating Partnership will own one hundred percent (100%) of the Interests in Spring Street Hotel.
7.10 Operation of the Seller’s Subsidiaries. Seller Group shall not: (a) except as provided for in Section 7.9, amend, modify or terminate the Seller’s Subsidiary Organizational Documents, (b) except as provided for in Section 7.9, transfer, sell or grant any security interest, encumbrance, Liens or right of first offer, right of first refusal or other purchase option in the Interests, (c) create or incur any indebtedness of borrowed money evidenced by a note or similar instrument except for operating expenses with parties other than Affiliates incurred in connection with the ownership and operation of the Property in the ordinary course of business and consistent with Seller’s past practices and adjusted at Closing in accordance with this Agreement, (d) acquire or agree to acquire any real property or material Personal Property, (e) change any method of Tax accounting; make, change or rescind any Tax classification election or other material Tax election; amend any material Tax Return; or settle or compromise any material Tax liability, (f) issue any equity interests or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities, (g) acquire or agree to acquire in any manner (including by merger, consolidation or acquisition of stock or assets) any interest in any Person (or equity interests thereof), (h) enter into any agreement or arrangement that limits or otherwise restricts any Seller’s Subsidiary from engaging or competing in any line of business in which it is currently engaged or currently contemplates to be engaged or in any geographic area, (i) hire any employee or individual service provider; (j) materially change the nature or the scope of its business or enter into a new line of business or (k) authorize or enter into any Contract or arrangement to do any of the actions described above in this Section 7.10.
7.11 Cooperation. Seller agrees to use their good faith efforts to cause its respective officers, employees and advisors to provide reasonable cooperation (at Buyer's sole cost and expense) with the efforts of Buyer to arrange any debt financings to be obtained at Closing by or on behalf of Buyer for the Transaction, as may be reasonably requested by Buyer upon reasonable advance notice to Seller; provided, however, that absent bad faith, Seller's or its respective officers, employees or advisors failure to reasonably cooperate shall in no event be deemed a breach or default under this Agreement.
7.12 Replacement Management. Promptly following the Effective Date, Seller shall terminate the Excluded Management Agreement at its sole cost and expense and enter into new management agreements for the Hotels which were previously subject to the Excluded Management Agreements with an Affiliate of Aimbridge Hospitality (including reasonably cooperating with the new Hotel Management Company, Aimbridge Hospitality or their applicable designee, in connection with obtaining a new liquor license or a transfer of the existing liquor license, as applicable, for each of the respective Hotels) (“New Management Agreements”). The New Management Agreements shall provide that they are freely terminable without fee or penalty on thirty (30) days’ notice and such other terms as may be approved by Buyer (such approval not to be unreasonably withheld, conditioned or delayed). Up to and including the Closing, Seller shall cause the Hotel Management Companies not to engage in any “mass layoff” or “plant closing” which would trigger to notification requirements of the WARN Act. For the ninety (90) day period following the Closing, Buyer shall cause the Hotel Management Companies not to engage in any “mass layoff” or “plant closing” which would trigger to notification requirements of the WARN Act. The obligations of the parties under this Section 7.12 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
7.13 Intentionally Omitted.
7.14 Rooftop Lease. Seller Group shall not modify, extend or amend the Rooftop Lease and any other agreements relating to the Rooftop Lease. Seller Group agrees to use their good faith efforts to cause its respective officers, employees and advisors to provide reasonable cooperation (at Buyer's sole cost and expense) with the efforts of Buyer to amend the Rooftop Lease and/or obtain a subordination and non-disturbance agreement effective at Closing, as may be reasonably requested by Buyer upon reasonable advance notice to Seller; provided, however, that absent bad faith, Seller's or its respective officers, employees or advisors failure to reasonably cooperate shall in no event be deemed a breach or default under this Agreement.
7.15 Additional Covenants. Seller shall comply with the covenants set forth on Schedule 4.14.
ARTICLE VIII.
Conditions Precedent to Buyer’s Obligations at Closing
The obligations of Buyer to make payment of the Purchase Price and other sums provided for herein and to consummate the Transaction contemplated hereby is subject to satisfaction in full of each of the following conditions (“Buyer’s Conditions”) on or before the Closing Date:
8.1 Representations and Warranties. (a) Each of Seller’s Warranties (other than those in Section 4.32 and Section 4.35), shall be true and correct in all material respects on and as of the Closing Date (in each case, with respect to any Seller’s Warranty, reading such Seller’s Warranty with all qualifications as to materiality or similar qualifications therein deleted therefrom), as if made on such date (except to the extent that they expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, which for the avoidance of doubt shall not include the reference to the Effective Date in the lead-in to Article IV) and (b) each of Seller’s Warranties set forth in Section 4.32 and Section 4.35 shall be true and correct in all respects on and as of the Closing Date, as if made on such date (except to the extent they expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
8.2 Covenants of Seller. Seller shall have performed and complied in all material respects with each of the covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing Date.
8.3 Seller Deliveries. Seller shall have delivered all of the documents and made all of the deliveries required from it pursuant to Article X.
8.4 Termination of Operating Leases, etc. The Operating Leases, Excluded Management Agreements and Affiliate Agreements shall be terminated at or prior to Closing. Seller shall deliver evidence that the Operating Lessees have released the Seller’s Subsidiaries from all liability under the Operating Lessees.
8.5 No Prohibition on Transfer. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the Property as provided herein or the consummation of any other transaction contemplated hereby; provided such condition shall not be available to Buyer if such Buyer’s actions are the primary cause of such order or injunction.
8.6 CMBS Loan Defeasance. Seller has caused the defeasance of the CMBS Loan as set forth in Section 15.3.
8.7 Approvals. Seller has obtained the Shareholder Approval and the ISRA Approval.
8.8 Interests/Title Policy. The Interests shall be Owned by Operating Partnership (and at the Closing shall be conveyed to Buyer) subject only to the Permitted Interests Exceptions. Fee title to each Property shall be vested in the applicable Seller’s Subsidiary (and at the Closing shall be conveyed to Buyer by virtue of the assignment of the Interests) subject only to the Permitted Title Exceptions and the Title Company shall be irrevocably and unconditionally committed to issue the Title Policies to Buyer.
8.9 Tax Clearance Certificates. Seller deliver to by the Closing Date a certificate from each applicable state or local governmental authority, to the extent available in the applicable jurisdiction, stating that all sales taxes, occupancy taxes and other similar taxes due and payable with respect to the Hotels have been paid through the date of the issuance of such certificate, and if any such taxes have not been paid, the amount due and payable as of the date of issuance of the certificate, which amount shall be paid in full by Seller as a condition to Closing. For avoidance of doubt, to the extent Seller uses commercially reasonable efforts to obtain such tax clearance certificates, Seller’s failure to deliver the foregoing shall be a failure of the condition to Closing set forth in this Section 8.9, but shall not be deemed a default or breach of this Agreement.
8.10 Intentionally Omitted.
8.11 Leawood Loan Documents Release. Seller shall provide evidence (reasonably acceptable to the Title Company) of the release of the Leawood Loan Bank releasing the Leawood Loan Collateral from the lien and security interest of the Leawood Loan Documents.
8.12 Intentionally Omitted.
8.13 Failure of Condition. Buyer’s Conditions are solely for the benefit of Buyer and may be waived only by Buyer. Any such waiver or waivers of any of Buyer’s Conditions shall be in writing and shall be delivered to Seller. Buyer shall not act or fail to act for the purpose or with the intention of permitting or causing any of Buyer’s Conditions to fail. If any of Buyer’s Conditions are not satisfied or have not been so waived by Buyer on or prior to the Closing Date, Buyer shall have the right to (a) terminate this Agreement by written notice to Seller (and receive a return of the entire Deposit) and no party to this Agreement shall thereafter have any further rights or liabilities under this Agreement, except, however, that the parties shall remain obligated with respect to the provisions herein which specifically survive termination; provided that Seller has the right to extend the Closing Date for up to thirty (30) days to allow time for Seller to cure or satisfy such condition; or (b) if such failure arises from any Seller’s breach of this Agreement, avail itself of any remedies provided in Section 11.2. Notwithstanding the foregoing, nothing in this Section 8.13 shall effect Seller’s right to extend the Closing Date in accordance with Section 6.1 or Buyer’s right to extend the Closing Date in accordance with Section 9.7.
ARTICLE IX.
Conditions Precedent to Seller’s Obligations at Closing
The obligation of Seller to consummate the Transaction and deliver the documents and instruments required hereunder shall be subject to satisfaction in full of the following conditions (“Seller’s Conditions”) on or before the Closing Date:
9.1 Representations and Warranties. Each of Buyer’s representations and warranties shall be true and complete in all material respects (in each case, with respect to any Buyer’s representation and warranty reading such Buyer’s representation and warranty with all qualifications as to materiality or similar qualifications therein deleted therefrom) as if made on and as of the Closing Date, as if made on and as of such date (except to the extent that they expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
9.2 Buyer Deliveries. Buyer shall have delivered all of the documents and made all of the deliveries required from it pursuant to Article X.
9.3 Covenants of Buyer. Buyer shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing Date.
9.4 Franchise Agreement Release. Each Franchisor shall have acknowledged pursuant to its customary franchise agreement termination and reissuance process that Seller Group shall not be responsible for any termination fees, penalties or liquidated damages resulting solely therefrom (an “acknowledgement” being deemed given if such fees, penalties or liquidated damages are not charged in connection with the termination and reissuance process); provided, however, that this condition shall nevertheless be deemed waived to the extent that Buyer has fully complied with its obligations related to not obtaining a New Franchise Agreement as set forth in Section 15.1.
9.5 Approvals. Seller has obtained the Shareholder Approval and the ISRA Approval.
9.6 No Prohibition on Transfer. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the Property as provided herein or the consummation of any other transaction contemplated hereby; provided such condition shall not be available to Seller if such Seller’s actions are the primary cause of such order or injunction.
9.7 Failure of Condition. Seller’s Conditions are solely for the benefit of Seller and may be waived only by Seller. Any such waiver or waivers of any of Seller’s Conditions shall be in writing and shall be delivered to Buyer. Seller shall not act or fail to act for the purpose or with the intention of permitting or causing any of Seller’s Conditions to fail. If any of Seller’s Conditions are not satisfied or have not been so waived by notice to Buyer on or prior to the Closing Date, Seller shall have the right to (a) terminate this Agreement without liability to Buyer by written notice to Buyer describing the condition or conditions that have not been satisfied or waived (whereupon Escrow Agent shall return the Deposit to Buyer and no party to this Agreement shall thereafter have any further rights or liabilities under this Agreement, except, however, that the parties shall remain obligated with respect to the provisions herein which specifically survive termination) provided that Buyer has the right to extend the Closing Date for up to thirty (30) days to allow time for Buyer to cure or satisfy such condition, or (b) if such failure arises from Buyer’s breach or other failure to consummate the Transaction described in this Agreement, avail itself of any remedies provided in Section 11.1. Notwithstanding the foregoing, nothing in this Section 9.7 shall effect Buyer’s right to extend the Closing Date in accordance with Section 6.1 or Seller’s right to extend the Closing Date in accordance with Section 4.36(c) or Section 8.13.
ARTICLE X.
Closing Deliveries
Prior to Closing, the parties shall make the following deliveries into escrow with Escrow Agent subject to separate escrow instruction letters between such parties and Escrow Agent, and, at the Closing, the parties shall authorize and instruct Escrow Agent to release and record all such deliveries to the appropriate parties:
10.1 Assignment of Interests. Seller shall cause Operating Partnership to deliver an assignment and assumption of limited liability company interests in the form set forth on Exhibit C attached hereto (the “Assignment of Interests”), dated as of the Closing Date, conveying to Buyer the Interests, subject only to the Permitted Interests Exceptions, which shall indirectly convey fee simple interest in the Real Property, subject only to the Permitted Title Exceptions.
10.2 Bill of Sale. Seller shall deliver, and shall cause each of Seller Operating Lessees to deliver, and Buyer shall deliver two (2) duly executed counterparts (one for each party) of a bill of sale substantially in the form set forth on Exhibit D attached hereto, dated as of the Closing Date, conveying to the applicable Seller Subsidiary the Personal Property.
10.3 Assignment and Assumption Agreement. Seller Group shall deliver, and Buyer shall each deliver two (2) duly executed counterparts (one for each party) of an assignment and assumption agreement substantially in the form set forth on Exhibit E attached hereto, dated as of the Closing Date, assigning, all of Seller’s and Seller Operating Lessee’s right, title and interest in and to the applicable Contracts, Equipment Leases, Space Leases, Management Agreements (excluding the Excluded Management Agreements), Bookings, Bookings Deposits and Intangible Hotel Assets.
10.4 FIRPTA Certificate. Seller shall deliver, and cause Seller Group to deliver, an affidavit, dated as of the Closing Date, to establish that Seller and each of Seller Group (or, if any such member of Seller Group is a disregarded for U.S. federal income tax purposes, such member’s regarding owner is not a foreign person for the purposes of Section 1445 of the Code, in substantially the form of Exhibit I, and any corresponding affidavits or forms required to comply with any similar withholding requirements under applicable state or local Law. Seller shall deliver to Buyer an IRS Form W-9.

10.5 Possession; Books and Records, Keys. Seller shall deliver, and shall cause Seller Group to deliver possession, of the Property to Buyer, together with all plans, specifications, books and records in their possession or reasonable control other than Excluded Property, in accordance with and subject to any privacy Laws or regulations, and all keys, including, without limitation, keys for all security systems, rooms and offices.
10.6 Purchase Price. Buyer shall deliver the balance of the Purchase Price payable in the manner provided for in this Agreement.
10.7 Seller Authority. Seller shall deliver, and shall cause Seller Group to deliver, evidence of organization, existence and authority of Seller Group to consummate the Transaction and the authority of any person executing documents on behalf of such entity reasonably satisfactory to the Title Company, together with resolutions removing any and all officers or directors of each Seller’s Subsidiary effective from and after Closing.
10.8 Seller’s Certificate. Seller shall deliver a certificate executed by Seller stating that each of the Seller’s Warranties are, as of the Closing Date, true, complete and correct in all material respects, subject to such qualifications as disclosed therein and the limitations contained in this Agreement.
10.9 Buyer’s Certificate. Buyer shall deliver a certificate executed by Buyer stating that each of the representations and warranties of Buyer set forth in this Agreement are, as of the Closing Date, true, complete and correct in all material respects.
10.10 Buyer Authority. Buyer shall deliver evidence of organization, existence and authority of Buyer to consummate the Transaction, and the authority of any person executing documents on behalf of such entity reasonably satisfactory to the Title Company.
10.11 Vehicle Bills of Sale. Seller shall cause Seller’s Subsidiaries to deliver individual Bills of Sale, Lien releases pertaining to vehicles, if any, certificates, registrations, and transfer documents as are appropriate and as may be required by applicable Law in connection with the transfer of any vehicles which are a part of the Property and owned by Seller, together with the original certificates of title with respect to the same.
10.12 Closing Statement. Buyer and Seller shall deliver the closing statement executed by Seller and Buyer setting forth the prorations and adjustments to the Purchase Price to be made as set forth herein.
10.13 Evidence of Terminated Agreements. Seller shall deliver Buyer evidence of the termination of the Operating Leases, Affiliate Agreements and Excluded Management ‘Agreements in accordance with this Agreement effective as of Closing.
10.14 Updated Contract/Equipment Lease/Space Lease List. Seller shall deliver an updated list of all Contracts, Equipment Leases and Space Leases reflecting any Permitted Change or Disclosed Warranty; provided, however, that the content of such list shall in no event expand or modify the conditions to Buyer’s obligation to close the Transaction.
10.15 Tenant Notices. Seller shall use reasonable efforts to deliver notification letters to all Tenants of the Property prepared and executed by the applicable member of the Seller Group in a form reasonably approved by Buyer which shall be delivered to all Tenants by Seller immediately after Closing.
10.16 State Specific Deliverables.
(a)	Florida. With respect to any Real Property located within the State of Florida, the parties shall make the following additional deliveries:
(i) Form DR-430.
(b)	Georgia. With respect to any Real Property located within the State of Georgia, the parties shall make the following additional deliveries:
(i)
A Lien waiver from Broker and affidavits from Seller, Seller’s Subsidiaries (as applicable), and Buyer regarding commercial real estate brokers, sufficient to permit the Title Company to issue the Title Policy without exception for any possible Lien arising under the Commercial Real Estate Broker Lien Act (O.C.G.A. § 44-14-600).

(c)	Maryland. With respect to any Real Property located within the state of Maryland, the Seller shall make the following additional deliveries:
(i)	Sales and Use Tax Return (if applicable) and file such Sales and Use Tax Return promptly after Closing.
(d)	South Carolina. With respect to any Real Property located within the state of Florida, the Seller shall make the following additional deliveries:
(i)
Seller’s Affidavit Nonresident Seller Withholding I-295 and I-290, if necessary, and shall produce a Tax Compliance Certificate issued by the South Carolina Department of Revenue within 30 days of Closing that allows the Title Company to insure against unfiled South Carolina tax liens.

10.17 Other Documents. Seller shall deliver to the Title Company at Closing an owner’s title affidavit, gap indemnity and mechanics lien indemnity and non-imputation affidavit substantially in the form attached hereto as Exhibit J. Seller and Buyer shall deliver such other documents, instruments and affidavits as may be reasonably requested by Seller, Buyer and/or the Title Company to effectuate the Transaction, including, without limitation, any and all transfer tax forms or other state specific deliverables required by the jurisdiction and/or state in which a Hotel is located.
ARTICLE XI.
Default
11.1 Buyer’s Default. If Buyer defaults in performing its obligations under this Agreement to proceed to Closing, Seller, as their sole and exclusive remedy for any such default, shall be entitled to terminate this Agreement by giving Buyer written notice to such effect, and receive the Deposit as liquidated damages for Buyer’s default and upon such receipt no party to this Agreement shall thereafter have any further rights or liabilities under this Agreement, except, however, that the parties shall remain obligated with respect to the provisions herein which specifically survives the termination of this Agreement. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. For the avoidance of doubt and notwithstanding anything else in this Agreement, except for any express indemnification obligations of Buyer hereunder and any express surviving obligations of Buyer hereunder, Seller shall not have any right to pursue Buyer for any damages in connection with this Agreement or the Transactions hereunder except for a claim for the Deposit as set forth in this Section 11.1. For the avoidance of doubt and notwithstanding anything else in this Agreement, Seller shall not have any right to terminate this Agreement except to the extent expressly permitted in this Agreement.
11.2 Seller’s Default. If Seller fails to convey the Property or the Interests to Buyer in accordance with the terms of this Agreement, or if Seller otherwise fails to perform, in any material respect its obligations as and when required hereunder (subject to a five (5) Business Day cure period for any interim failure prior to the Closing Date, or if applicable such lesser period as remains prior to the Closing Date), and for the avoidance of doubt, there shall be no cure period for Operating Partnership’s obligation to convey the Interests to Buyer in accordance with the terms of this Agreement on the Closing Date if Buyer is otherwise ready, willing and able to close the Transaction but for Seller’s failure), then Buyer shall have the right to exercise any one of the following as Buyer’s sole and exclusive remedy:
(a)
proceed to Closing without any reduction in or set-off against the Purchase Price, in which case Buyer shall be deemed to have waived Seller’s default in performing its obligations and covenants under this Agreement or Seller’s incorrect representations and warranties; or

(b)	specifically enforce the terms and conditions of this Agreement (without the necessity of proving the inadequacy of money damages as a remedy); or

(c)
Terminate this Agreement by giving Seller written notice of such election prior to the consummation of the Closing whereupon Escrow Agent shall promptly return the Deposit to Buyer and, subject to Section 11.4, no party to this Agreement shall thereafter have any further rights or liabilities under this Agreement, except, however, that the parties shall remain obligated with respect to the provisions herein which specifically survive termination. In addition to the other rights and remedies available to Buyer hereunder (and without limitation of Section 11.4), if Buyer elects to terminate this Agreement due to a material breach or default by Seller pursuant to this Section 11.2, Seller shall reimburse Buyer or its designee within (5) Business Days following the date of such termination for all of the documented out-of-pocket costs and expenses incurred by or on behalf of Buyer or its Affiliates in connection with this Agreement and the transactions contemplated hereby (including fees and expenses of Representatives of Buyer and/or its Affiliates), up to an amount not to exceed Five Hundred Thousand and No/100 Dollars ($500,000) (the “Expense Reimbursement”).

11.3 Termination. Notwithstanding anything herein, this Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing, notwithstanding the receipt of the Shareholder Approval:
(a)	By mutual agreement of Buyer and Seller.
(b)	By either Buyer or Seller if:
(i)
the Closing has not occurred on or before 11:59 p.m. local Bethesda, Maryland time on January 11, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 11.3(b)(i) shall not (A) be available to a party if such party’s failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Transaction to be consummated by the End Date, or (B) extend the Closing Date or otherwise extend the date by which either party is required to perform under this Agreement, in each case, except as expressly provided otherwise in this Agreement; or

(ii)
the Shareholder Approval or the ISRA Approval shall not have been obtained at the Shareholder Meeting duly convened therefor (or at any adjournment or postponement thereof at which a vote on the Shareholder Approval was taken);

(c)	By Buyer if, prior to obtaining the Shareholder Approval, Seller or the Seller Board or any committee thereof:
(i)	shall have effected a Seller Adverse Recommendation Change;
(ii)
fails to publicly reaffirm the Seller Board Recommendation within ten (10) Business Days following any person publicly announcing an Acquisition Proposal or an intention (whether or not conditional) to make an Acquisition Proposal or the date that any such Acquisition Proposal or intention shall have otherwise become publicly disclosed (or, if the Shareholder Meeting is scheduled to be held within ten (10) Business Days from the date an Acquisition Proposal (or such an intention) is publicly announced, promptly and in any event prior to the date on which the Shareholder Meeting is scheduled to be held);

(iii)
except as expressly permitted by, and after compliance with Section 7.5, (A) authorizes, approves, adopts or recommends or otherwise declares advisable (or publicly proposes or resolve to authorize, approve, adopt, endorse or recommend or otherwise declare advisable) any Seller Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 7.5), or (B) enters into or allows Seller or any of its subsidiaries to enter into, any Seller Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 7.5); or

(iv)	fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by any of Seller’s equityholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer; or
(d)
by Seller if, prior to obtaining the Shareholder Approval, (i) after complying with Section 7.5 in connection with a Superior Proposal, the Seller Board authorizes Seller or any of its subsidiaries to enter into a definitive written agreement providing for the implementation of a Superior Proposal that did not result from a breach of Section 7.5, (ii) Seller or its subsidiary enters into a definitive written agreement providing for such Superior Proposal concurrently with or immediately after the termination of this Agreement in accordance with its terms and (iii) Seller, prior to or concurrently with such termination, pays to Buyer the Termination Fee in accordance with Section 11.4.

Any termination of this Agreement as provided in this Section 11.3 shall be effected upon written notice thereof given by the terminating party to the other party and Escrow Agent, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail and shall not be effective until (i) Seller has paid Buyer the Termination Fee or Expense Reimbursement, as applicable, as and when due under Section 11.4, and (ii) Escrow Agent has returned the Deposit to Buyer and upon such events, no party to this Agreement shall thereafter have any further rights or liabilities under this Agreement, except, however, that the parties shall remain obligated with respect to the provisions herein which specifically survive termination.
11.4 Termination Fee.
(a)	Seller shall pay, or cause to be paid, to Buyer by wire transfer of immediately available funds an amount equal to Five Million and No/100 Dollars ($5,000,000) (the “Termination Fee”):
(i)
if this Agreement is terminated by Seller pursuant to Section 11.3(d), in which case payment shall be made before or concurrently with such termination and shall be a condition to the effectiveness of such termination;

(ii)	if this Agreement is terminated by Buyer pursuant to Section 11.3(c), in which case payment shall be made within two (2) Business Days of such termination; or
(iii)
if (A) either (x) this Agreement is terminated by either party pursuant to Section 11.3(b)(i) or by Buyer pursuant to Section 11.2(c) and, prior to such termination, an Acquisition Proposal shall have been received by Seller or any of its subsidiaries or its or their Representatives or any person shall have publicly made or proposed or publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or (y) this Agreement is terminated by either party pursuant to Section 11.3(b)(ii) and, prior to the taking of a vote on the Shareholder Approval by the Seller’s equityholders, an Acquisition Proposal shall have been received by Seller or any of its subsidiaries or its or their Representatives or any person shall have publicly made or proposed or publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and (B) within twelve (12) months following the date of such termination, one or more transactions that, when taken together, are in respect of an Acquisition Proposal are consummated, or Seller or any of its subsidiaries enter into one or more definitive agreements that, when taken together, are in respect of an Acquisition Proposal, in which case payment shall be made within two (2) Business Days of the earlier of the date on which a definitive agreement for such Acquisition Proposal is entered into or such Acquisition Proposal is consummated; provided that notwithstanding anything to the contrary in the definition of Acquisition Proposal, one or more transactions or definitive agreements need not involve the same counterparties or be part of any related series of transactions in order to, when taken together, be in respect of an Acquisition Proposal (provided that for purposes of this Section 11.4(a)(iii), the references in the definition of Acquisition Proposal will be deemed to be references to more than 50%).

(b)	Intentionally omitted.
(c)
Seller Group acknowledges that the agreements contained in this Section 11.4 and in Section 11.2(c) are an integral part of the Transaction, and that, without these agreements, Buyer would not enter into this Agreement and that each of the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which the Termination Fee or Expense Reimbursement are payable, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation or consummation of the Transaction, which amount would otherwise be impossible to calculate the precision. For the avoidance of doubt, (i) in no event shall Seller be required to pay the Termination Fee on more than one occasion. In the event that Seller shall fail to pay the Termination Fee or Expense Reimbursement when due, Seller shall reimburse Buyer for all reasonable costs and expenses actually incurred or accrued by it (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of Section 11.2(c) and/or this Section 11.4 in the event that Buyer prevails in such litigation.
ARTICLE XII.
Limitation on Seller’s Liability, As-Is
12.1 Maximum Aggregate Liability. Except as otherwise expressly provided herein or related to any claims for indemnification, and except for claims of Seller’s fraud, the respective representations, warranties, obligations, covenants and agreements of Seller and Buyer contained herein shall not survive the Closing. Notwithstanding any provision to the contrary contained in this Agreement, (a) the maximum aggregate liability of Seller and Seller’s Subsidiaries, and the maximum aggregate amount that may be awarded to and collected at any time by Buyer, in connection with the Transaction, the Property and any Liabilities attributable to the Property, under this Agreement or otherwise in connection with the Property, including in connection with the breach of any covenant of Seller contained in this Agreement (other than any such covenant that has been waived by Buyer, including pursuant to Section 11.2, for which Seller shall have no further liability to Buyer) or of any of Seller’s Warranties shall not exceed SIX MILLION and NO/100 DOLLARS ($6,000,000) (the “Cap Amount”), and (b) no claim by Buyer may be made, and Seller and Seller’s Subsidiaries shall not be liable for any judgment in any action based upon any claim, in connection with the Transaction, the Property and any Liabilities attributable to the Property, under this Agreement or otherwise in connection with the Property, including in connection with the breach of any covenant of Seller contained in this Agreement (other than any such covenant that has been waived by Buyer, including pursuant to Section 11.2, for which Seller shall have no further liability to Buyer), unless and until such claim, when taken together with all other prior or contemporaneous claims, is for an aggregate amount in excess of ONE HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($150,000) (the “Deductible”), in which event Seller shall be responsible for all such amounts; provided that claims made pursuant to Pre-Closing Litigation, Section 6.2 (Closing Costs), Section 14.15 (Prorations), Section 16.12 (Broker Indemnity), Section 16.14 (Attorneys’ Fees), or as a result of Seller’s fraud shall not be subject to the Deductible or Cap Amount. Buyer shall not have any recourse to any member, partner, shareholder, stockholder, manager, representative, affiliate, officer, director, beneficial owner, employee, advisor or agent of Seller or Seller’s Subsidiaries for any liabilities of Seller or Seller’s Subsidiaries in connection with the Transaction, the Property and any Liabilities attributable to the Property, under this Agreement or otherwise in connection with the Property or the Transaction. Seller and Seller’s Subsidiaries shall not have any recourse to any member, partner, shareholder, stockholder, manager, representative, affiliate, officer, director, beneficial owner, employee, advisor or agent of Buyer for any liabilities of any Buyer in connection with the Transaction (including the Assumed Liabilities), the Property and any Liabilities attributable to the Property, under this Agreement or otherwise in connection with the Property or the Transaction. Notwithstanding anything herein, Seller shall have no liability to Buyer with respect to a breach of any of Seller’s Warranties or covenants herein if, prior to the Closing, (i) Buyer has Buyer’s Knowledge of such breach of Seller’s Warranty or covenant, (ii) the existence of such breach permits Buyer to terminate this Agreement and (iii) Buyer nevertheless consummates the Transaction.
12.2 PROPERTY SOLD “AS IS”. BUYER ACKNOWLEDGES AND AGREES THAT (A) EXCEPT FOR THE SELLER’S WARRANTIES, THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, SUBJECT TO ORDINARY WEAR AND TEAR FROM THE EFFECTIVE DATE UNTIL CLOSING, AND (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NO OBLIGATION TO REPAIR ANY DAMAGE TO OR DEFECT IN THE PROPERTY, REPLACE ANY OF THE PROPERTY OR OTHERWISE REMEDY ANY MATTER AFFECTING THE CONDITION OF THE PROPERTY.

12.3 LIMITATION ON REPRESENTATIONS AND WARRANTIES.
(a)
BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE SELLER’S WARRANTIES, NONE OF SELLER GROUP, HOTEL MANAGEMENT COMPANY OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS OF THE HOTELS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (i) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (ii) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS OF THE HOTELS, (iii) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS OF THE HOTELS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (iv) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS, FINANCIAL AND OPERATING DATA OR OTHER INFORMATION SET FORTH IN ANY DUE DILIGENCE MATERIALS PROVIDED BY SELLER TO BUYER, OR (v) ANY OTHER MATTER RELATING TO SELLER, SELLER’S SUBSIDIARIES, THE PROPERTY OR THE BUSINESS OF THE HOTELS.

(b)	BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE SELLER’S WARRANTIES:
(i)
BUYER HAS HAD THE OPPORTUNITY TO CONDUCT DUE DILIGENCE INSPECTIONS OF THE PROPERTY AS OF THE EFFECTIVE DATE, INCLUDING OBTAINING AND REVIEWING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY;

(ii)	BUYER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY, ITS REVIEW OF ANY DUE DILIGENCE MATERIALS AND SELLER’S WARRANTIES; AND
(iii)
BUYER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO BUYER BY SELLER GROUP (EXCEPT FOR SELLER’S WARRANTIES), HOTEL MANAGEMENT COMPANY OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.

(iv)
By accepting the Assignment of Interests and closing the Transaction, except as expressly set forth to the contrary in Seller’s Warranties and subject to the other provisions of this Agreement that expressly survive the Closing, Buyer (for itself and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing (the “Buyer Indemnitees”)), shall thereby, and does hereby, forever release and discharge Seller Group, and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing (the “Seller Indemnitees”) from and waive any and all Liabilities against each of the Seller Indemnitees for, attributable to, or in connection with the Property and the

Transaction, whether known or unknown, direct or indirect, arising or accruing before, on or after Closing and whether attributable to events or circumstances that arise or occur before, on or after Closing, including the following: (A) any and all statements or opinions heretofore or hereafter made, or information furnished with respect to the Property to any Buyer’s representatives, whether by any of the Seller Indemnitees or any of their respective Affiliates, employees, officers, directors, members, partners, agents or direct or indirect owners; (B) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, including all Environmental Liabilities; and (C) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property; provided, however, this release shall not apply to claims arising out of Seller’s Fraud nor prohibit Buyer from raising as a defense in any proceeding involving, or in otherwise responding to, any third party claim that such circumstance resulting in the claim existed prior to Buyer’s ownership of the Property. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known to Buyer, would materially affect Buyer’s release of Seller Indemnitees. Buyer specifically waives the provision of any statute or principal of law, which provides otherwise. In this connection and to the extent permitted by Law, Buyer agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to Buyer may have given or may hereafter give rise to Liabilities which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller Indemnitees from an such unknown Liabilities from and after Closing, except as to Seller’s Warranties and subject to the other provisions of this Agreement that expressly survive the Closing.
(c)
By accepting the Assignment of Interests and closing the Transaction, Buyer shall thereby and thereafter assume and take responsibility and liability for the following: (i) any and all Liabilities attributable to the Property to the extent that such Liabilities first arise or accrue on or after Closing, including, without limitation under the Bookings, Contracts, Equipment Leases, Space Leases and Management Agreements, (ii) any and all Liabilities for third party tort claims that occur from or after the Closing; and (iii) any and all Liabilities with respect to which Buyer receives a credit at Closing (collectively, the “Assumed Liabilities”). Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause. Buyer hereby agrees to indemnify, defend and hold harmless Seller Indemnitees from and against any and all Assumed Liabilities.

12.4 WAIVER OF CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND BUYER (FOR ITSELF AND ALL BUYER INDEMNITEES) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO CLAIM OR SEEK ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES (INCLUDING ANY DAMAGES FOR LOST PROFITS OF ANY KIND) AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES (OR ANY BUYER INDEMNITEE OR SELLER INDEMNITEE) MIGHT HAVE WITH RESPECT THERETO.
12.5 Release. Except for claims related to any breach or violation of the express representations and warranties provided in this Agreement, or the Closing Documents, or any liability arising out of any obligation of Seller set forth herein that survives Closing (including, without limitation, claims for Seller’s Fraud), Buyer shall assume the risk that adverse matters, including but not limited to, construction defects, adverse physical, environmental, hazardous materials, endangered species, zoning, access or water course issues or conditions, may not have been revealed by Buyer’s inspections. Subject to claims related to any breach or violation of the representations and warranties provided in this Agreement, or the Closing Documents, or any liability arising out of any obligation of Seller set forth herein that survives Closing (including, without limitation, claims for Seller’s

Fraud), effective as of the Closing, Buyer releases Seller and all Seller’s Subsidiaries from, and waives any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) of any and every kind or character, known or unknown, for, arising out of, or attributable to, the Property and the Hotels or any latent or patent issue or condition at the Property or the Hotels, including without limitation, claims, liabilities and contribution rights relating to the presence, discovery or removal of any hazardous substances in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based thereon. It is the intention of the parties that, subject to claims related to any breach or violation of the express representations and warranties provided in this Agreement, or any liability arising out of any obligation of Seller set forth herein that survives Closing, or claims for Seller’s Fraud, the foregoing release shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected. Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller, Seller’s Subsidiaries and their respective Affiliates from any such unknown losses, damages, liabilities, costs and expenses.
12.6  Survival. Subject to the immediately succeeding sentence, the obligations and provisions set forth in this Article XII shall survive the Closing until thirty (30) days after the applicable statute of limitations has expired. Notwithstanding the foregoing, the representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of nine (9) months after the Closing (such period, the “Survival Period”). No action or proceeding thereon shall be valid or enforceable, whether at law or in equity, with respect to the representations and warranties of a party if notice to Seller Group of such breach is not delivered to Seller Group prior to the expiration of the Survival Period.
ARTICLE XIII.
Casualty or Condemnation
13.1 Notice to Buyer. If, prior to Closing, all of any Hotel, or any portion of or any interest in any Hotel, shall be destroyed or damaged, or subjected to a threat of condemnation, or shall become the subject of any proceedings, judicial, administrative, or otherwise, with respect to a taking by eminent domain or condemnation, Seller shall promptly notify Buyer thereof; provided, however, that Seller shall not be deemed to be in default under this Section 13.1 for failure to report minor incidents causing insignificant damage.
13.2 Risk. If, prior to Closing, all of any Hotel, or any portion of or any interest in any Hotel, shall be destroyed or damaged, or subjected to a threat of condemnation, or shall become the subject of any proceedings, judicial, administrative, or otherwise, with respect to a taking by eminent domain or condemnation, then, notwithstanding any of the foregoing, such Hotel shall be included in the purchase contemplated herein and at Closing, any right, title, and interest of Seller Group in and to any insurance proceeds resulting from any casualty or any awards that have been or may thereafter be made for any taking or condemnation shall be the property of Buyer (other than on account of business or rental interruption relating to the period prior to Closing), less all out-of-pocket costs and expenses to recover the same (which amount shall be paid to, or retained by, Seller), and the Purchase Price shall be reduced by any amount representing the deductible amount under the applicable insurance policy. Additionally, Seller Group shall assign its claim to the extent provided in this Section 13.2 against the insurance company and the right to negotiate and settle with the insurance company regarding such claim to Buyer. Seller shall have no liability or responsibility under this Agreement or otherwise for any such taking or condemnation or such casualty except solely to the extent specifically provided in this Section 13.2.
13.3 Termination Right. Notwithstanding the provisions of Section 13.2, if, on or before the Closing Date, any Hotel or any portion thereof shall be (a) damaged or destroyed by a Material Casualty or (b) subject to a Material Condemnation, Buyer shall have the right to terminate this Agreement by notice given to Seller on or before the Closing Date, in which event, (1) the Deposit shall be returned to Buyer and (2) this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder except as otherwise specifically provided herein.

ARTICLE XIV.
Apportionments
14.1 Apportionments. The following apportionments shall be made between the parties at the Closing as of 11:59 pm local time at each Hotel on the day immediately prior to the Closing Date (the “Apportionment Date”) based upon a 365 day year, such that all items of income and expense for the Hotels on the Closing Date shall be for the account of Buyer, and the net amount thereof under this Article XIV shall be paid together with (if such net amount is in Seller’s favor) or credited against (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing:
(a)
all non-delinquent real estate taxes, personal property taxes, special assessments and vault charges, if any, on the basis of the fiscal period for which assessed, shall be prorated as of the Apportionment Date between Seller and Buyer (it being understood that all Taxes relating to any period prior to the Closing Date which constitute exceptions to title which would be delinquent if unpaid at Closing are Mandatory Cure Items) giving effect the maximum discount allowed by law for early payment. If any assessments on any Hotel are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due and payable with respect to the period after Closing Date and Buyer receiving a credit for any installments due and payable with respect to the period prior to the Closing Date which have not been paid in full as of Closing). If the amount of any of the foregoing taxes not ascertainable on the Closing, the proration shall be based on the most recent available bill giving effect the maximum discount allowed by law for early payment and shall be re-prorated at the request of either party made within thirty (30) days after the tax bills are rendered;

(b)
water and sewer service charges and charges for gas, electricity, telephone, solid waste, and all other public utilities. Buyer shall be responsible for causing such utilities and services to be changed to its name and shall be liable for and shall pay all utility bills for services rendered after the Apportionment Date;

(c)
amounts which have been prepaid, accrued or are due and payable under the Contracts, Equipment Leases and Permits assumed by Buyer pursuant to this Agreement and, with respect to trade payables that are not otherwise provided for in the prorations hereof, Seller shall pay such trade payables in full on or prior to the Closing Date;

(d)	all rental payments and other payments under Leases, including any prepayments received by Seller from tenants under the Space Leases prior to the Closing Date;
(e)	advertising expenses;
(f)	commissions of credit and referral organizations;
(g)	all other charges and fees customarily prorated and adjusted in similar transactions in the applicable State;
(h)
with respect to any special assessments that are not payable in installments, Seller shall pay any such special assessments related to any improvement which has been Completed (as defined below) prior to Closing, and Buyer shall pay any such special assessments related to any improvement which has not been Completed prior to Closing. For purposes of this paragraph, the term “Completed” shall mean, with respect to any public improvement by a governmental authority, that: (1) a Lien for special assessments related to such improvement has been certified by the governmental authority; or (2) a Lien for such special assessments is still pending, but the improvement has been substantially completed prior to Closing. Notwithstanding the foregoing, with respect to special assessments that are Completed prior to Closing but are payable in installments: (a) Seller shall pay any such installments attributable to the period of time before Closing; (b) Buyer shall pay any such installments attributable to the period of time after Closing; and (c) any such installments which are attributable to a period of time that commences before Closing and ends after Closing shall be prorated at Closing; and

(i)
License or permit fees that are assigned and transferred to Buyer at Closing shall be prorated as of the Closing Date. Seller Group will be credited for that portion of any charges, taxes and fees that have been paid by Seller Group that are allocable to the period after the Closing Date (except with respect to any license that is not transferred to Buyer) and Buyer shall be credited for any such amounts accrued prior to the Closing Date and to be paid by Buyer following Closing; and
(j)
All Association assessments and similar fees and assessments due and payable with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

14.2 Revenue and Receivables.
(a)
Except as provided in Section 14.2(b), all revenues received or to be received on account of room rents for the period prior to and including the Apportionment Date shall belong to Seller with Buyer to remit such revenues to Seller to the extent any such revenues are paid to Buyer following Closing and all such revenues attributable to the ownership and operation of the Hotels for the period beginning on the day immediately following the Apportionment Date shall belong to Buyer with Seller to remit such revenues to Buyer to the extent such revenues are paid to Seller following Closing.

(b)
All revenues received or to be received from transient guests on account of room rents, facilities occupied and the use of the premises (including without limitation parking areas, mini-bar sales, phone and other communication charges and the like) (the “Guest Ledger”) for the period prior to but excluding the Apportionment Date shall belong to Seller. At Closing, Seller shall receive a credit in an amount equal to: (a) all amounts charged to the Guest Ledger from current transient guests for all room nights up to (but not including) the night during which the Apportionment Date occurs, and (b) one half (½) of all amounts charged to the Guest Ledger for the room night which includes the Apportionment Date. For the period beginning immediately following the Apportionment Date, all revenues collected from the Guest Ledger shall belong to Buyer and Buyer shall be entitled to retain all deposits made and amounts collected with respect to such Guest Ledger.

(c)
Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotels, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges shall be allocated between Seller and Buyer, based on when the function therein commenced, with (i) one-day functions commencing on or prior to the Apportionment Date but ending prior to 5:00 a.m. local time at each Hotel on the Closing Date being allocable to Seller, (ii) functions commencing after the Apportionment Date being allocable to Buyer, and (iii) multi-day functions commencing prior to the Closing Date being allocated between Seller and Buyer according to when the event commences and ends, with revenues attributable to the period prior to the Closing Date allocable to Seller, and revenues attributable to the period from and after the Closing Date allocable to Buyer.

(d)
Buyer shall acquire (and Seller shall receive a credit for) all Accounts Receivable other than those due and owing from an Affiliate of Seller Group which are thirty (30) days or less outstanding; Buyer and Seller shall each retain fifty percent (50%) of all Accounts Receivable which are more than thirty (30) days but less than ninety (90) days outstanding (with Seller receiving an applicable credit therefor); and Seller shall retain all Accounts Receivable which are more than ninety (90) days outstanding. For a period of six (6) months after the Closing Date, Buyer shall use commercially reasonable efforts to collect, for the benefit of Seller and at no cost to Buyer, Accounts Receivable which were due and payable to Seller prior to the Apportionment Date; provided, however, to the extent that payments are received after the Closing from a counterparty with who at the time of such payment has an Accounts Receivable balance or monies owing to Buyer, such payment shall be paid (i) first, in payment of current Accounts Receivable at the time of receipt, (ii) second, to delinquent Accounts Receivable, if any, which became due after to the Closing and (iii) third, then to delinquent Accounts Receivable, if any, which became due and payable before the Closing. Buyer shall not have any obligation to commence any action or proceeding top collect any such Accounts Receivable and Seller shall have the right to commence legal action to collect such Accounts Receivable. Any Accounts Receivable which are the property of Seller and are collected by Buyer for a period of one hundred twenty (120) days after the Closing Date shall be delivered promptly to Seller. The Accounts Receivable addressed in this Section 14.2(d) shall not include the adjustments in Section 14.2(b) or Section 14.2(c).
(e)
All Accounts Receivable due and owing from, and all amounts payable to, an Affiliate of Seller Group, if any, shall be settled prior to Closing and neither Purchase nor Seller shall be entitled to a credit or adjustment therefor.

(f)
Any other ordinary and usual adjustments in connection with the sale of the Interests shall be allocated between Buyer and Seller in accordance with the customary practice for transactions for the sale of equity interests.

14.3 Food and Beverage Revenue; Vending Machine Revenue. Any and all revenues and expenses earned or derived or incurred by Seller from the ownership and operation of the Hotels or the sale of goods or services to guests, patrons, or occupants of the Hotels attributable to the period on or before the Apportionment Date, other than revenues and expenses described in Section 14.1 or Section 14.2, but including, without duplication of amounts otherwise prorated herein revenues from the sale of food, the sale of alcoholic and non-alcoholic beverages, telephone sales, pay television sales, valet and parking services, and other similar revenues, together with any sales tax or other taxes thereon and expenses relating thereto, shall belong to (or be chargeable to) Seller; provided, however, all revenues from and expenses associated with any restaurants, bars and lounges at the Hotels shall be prorated based on the actual closing time for such restaurant, bar or lounge. Vending machine proceeds and expenses shall be counted as close to the Apportionment Date as is possible and the net amount thereof shall be credited to (or deducted from) Seller at Closing.
14.4 Guests’ Property. Buyer shall be responsible from and after the Closing Date and shall indemnify, defend and hold harmless Seller Indemnitees from and against all claims for all baggage or other property of patrons of the Hotels checked or left in care of the Hotels as of the Closing Date.
14.5 Inventories. All Inventories are part of the Property and included in the Purchase Price such that Seller shall not be entitled to any credits for any Inventories, whether opened or unopened. As more specifically set forth in Section 7.1(k), Buyer shall receive a one-time credit to the Purchase Price in an amount equal to the actual cost (including sales and/or use tax) of any Inventory needed to restore Inventory levels to the Par Standard.
14.6 Taxes. Seller and Buyer acknowledge that, as a result of the Transaction contemplated in this Agreement, all or some of the Hotels may be subject to reassessment for purposes of real property taxes, and that any increase in real property taxes as a result of the sale to Buyer, regardless of whether the period for such assessments relates to periods before or after Closing, shall be Buyer’s sole responsibility. Notwithstanding anything contained in this Article XIV to the contrary, (a) Seller shall be entitled to the full amount of any refunds or rebates resulting from any property tax appeals or requests for reassessments by Seller for tax years prior to the tax year in which the Closing occurs, and (b) if Seller has filed a tax appeal or request for reassessment for the tax year in which the Closing occurs, then Seller shall be responsible for processing and settling any such appeals, subject to Buyer’s review and approval (such approval not to be unreasonably conditioned, withheld or delayed) and Seller and Buyer shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all reasonable out-of-pocket third-party costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the applicable Hotel for such tax year. For purposes of determining the rebate or refund resulting from any such reassessment relative to the tax year in which the Closing occurs, all reasonable out-of-pocket third-party costs and expenses of Seller incurred in connection with the filing or prosecution of such claim shall be deducted and paid to Seller before making the allocations set forth in the preceding sentence.
14.7 Bookings. Buyer shall receive a credit for all Bookings Deposits to occur on or after the Closing Date, except to the extent such Bookings Deposits are transferred to Buyer.
14.8 Gift Certificates. Buyer shall receive a credit equal to one hundred percent (100%) of all outstanding, unused and unexpired gift cards, gift certificates, coupons or other similar instruments or Gift Certificates as of the Closing Date that entitle the holder or bearer thereof to a credit (whether a specific dollar amount or for a specified service). At Closing, Seller shall furnish Buyer with a listing or other detailed description of the combined monetary amount of such outstanding Gift Certificates.

14.9 Defeasance. Seller shall receive a Purchase Price credit at Closing in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) representing Buyer’s share of costs and expenses due under Section 2.5(f) of the CMBS Loan Agreement; the cost of acquiring the Defeasance Collateral (as defined in the CMBS Loan Agreement); and other costs and expenses of Seller and CMBS Borrower paid or incurred in connection with the defeasance.
14.10 Management Agreement Prorations. Buyer shall receive a credit to the Purchase Price for all accrued and unpaid wages, salaries, accrued or earned bonuses (and associated payroll tax obligations), retirement, health, welfare, accrued vacation and other paid time off, and any other employee benefits, with respect to the employees under the Management Agreements (other than the Excluded Management Agreements) which are unpaid as of the Apportionment Time. All base, incentive and other management fees and amounts owed or reimbursable to the Hotel Management Companies pursuant to the Management Agreements (excluding the Excluded Management Agreements but including the New Management Agreements) that are accrued with respect to the calendar month (or other applicable time period thereunder) in which the Closing Date occurs and that have not been paid at or prior to Closing under each such Management Agreement shall be prorated between Seller and Buyer as of the Cut-Off Time.
14.11 Credit. As more specifically set forth in Schedule 14.11, Buyer shall receive a one-time credit to the Purchase Price in an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000).
14.12 Intentionally Omitted.
14.13 Balance Sheet. Seller shall be responsible for paying all lodging taxes (including any escheatment applicable thereto) with respect to the Property which are due and owing as of the Cut-Off Time (which payment may be made directly by Seller or through escrow at Closing); provided, however, if any amounts remain unpaid as of the Closing Date, and without duplication of amounts otherwise prorated herein Buyer shall receive a one-time credit for all accrued liability for such lodging taxes (including any escheatment applicable thereto) and Buyer shall thereafter assume all liability for payment of such amounts and shall indemnify, defend and hold Seller and the Seller Group harmless from any and all such liabilities up to the amount of such Purchase Price credit actually received pursuant to this Section 14.13.
14.14 Texas Margin Tax. Seller shall be responsible for paying any and all costs and expenses in connection with all Seller Group’s 2017, 2018 and 2019 Texas Margin Tax returns with respect to the Property (which payment, if applicable, may be made directly by Seller or through escrow at Closing); provided, however, if as of the Closing Date if any amounts remain outstanding or there is any potential obligation for payment of additional amounts for the tax years referenced above, and without duplication of amounts otherwise prorated herein Buyer shall receive a one-time credit to the Purchase Price in an amount equal to one hundred percent (100%) of all such amounts and Buyer shall thereafter assume all liability for payment of such amounts and shall indemnify, defend and hold Seller and the Seller Group harmless from any and all such liabilities up to the amount of such Purchase Price credit actually received pursuant to this Section 14.14.
14.15 Accounting. Except as otherwise expressly provided in this Agreement, all apportionments and adjustments shall be made in accordance with the Uniform System of Accounts and, to the extent not inconsistent therewith, generally accepted accounting principles. The computation of the adjustments shall be jointly prepared by Seller and Buyer and reviewed by representatives of both Buyer and Seller. To the extent the exact amount of any adjustment item provided for in this Article XIV cannot be precisely determined on the Closing Date, the parties shall estimate the amount thereof, for purposes of computing the net amount due Seller or Buyer pursuant to this Article XIV and shall determine the exact amount thereof as soon thereafter as is reasonably practicable but not later than one hundred twenty (120) days after the Closing Date (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed the Survival Period).
14.16 Survival. This Article XIV shall survive the Closing.

ARTICLE XV.
Other Agreements
15.1 New Franchise Agreement.
(a)
It is the parties’ intention that Buyer will continue to operate each Hotel under the same brand as such Hotel is currently operated as of the Effective Date, and this Agreement has been negotiated and entered into based upon that expectation. Buyer promptly after the Effective Date will make applications to the applicable Franchisor for such Franchisor’s approval of the re-issuance of the applicable Franchise Agreement to Buyer (such reissued Franchise Agreement or new franchise agreement, the “New Franchise Agreement” and collectively, the “New Franchise Agreements”); provided, however, Seller acknowledges that Buyer may be required to submit additional documentation and/or satisfy additional requirements as requested by such Franchisor in connection with such applications. Buyer shall use its commercially reasonable efforts to obtain the New Franchise Agreements and will keep Seller reasonably apprised of its efforts to obtain the New Franchise Agreements. Seller agrees to reasonably cooperate with Buyer in connection with Buyer obtaining the New Franchise Agreements, including, without limitation, (i) satisfying Seller Group’s or any Affiliate’s thereof, accrued monetary obligations to Franchisor as of the Closing, including to the extent required by Franchisor, an amount equal to a reasonable estimate of the costs and fees not yet accumulated and/or invoiced under the applicable Franchise Agreement and (ii) to the extent required by Franchisor, executing a general release of any claims of Seller Group and any Affiliate thereof against Franchisor, its Affiliates, officers, directors, agents and employees under the applicable Franchise Agreement in a form prescribed by Franchisor (collectively, “Seller’s Franchise Agreement Obligations”). In connection with the New Franchise Agreements, Buyer hereby agrees to diligently and timely execute all documents and pay all application and any and all transfer or other fees required by Franchisor, other than those which constitute Seller’s Franchise Agreement Obligations, in connection with obtaining the New Franchise Agreements for the continued operation of each Hotel pursuant to a New Franchise Agreement upon terms and conditions reasonably satisfactory to Buyer based on Buyer’s Affiliates’ prior dealings, if any, with Franchisor (including, without limitation, a property improvement plan with which Buyer will agree to comply), which may be more or less favorable to Buyer than the Franchise Agreement currently in force and effect in respect of such Hotel.

(b)
Subject to the second sentence of this Section 15.1(b), to the extent that Buyer fails to deliver any New Franchise Agreement on the Closing Date, such failure shall be deemed a default of Buyer hereunder; provided, however, that Buyer, may, in its sole and absolute discretion, to (i) nevertheless proceed to Closing and cause the termination of such existing Franchise Agreement by paying (through the Closing escrow) any and all costs, fees, penalties, liquidated damages or other damages in connection with such termination (the “Franchise Termination Payments”) whereupon Buyer also covenants and agree to permit Seller access to the applicable Hotel after the Closing in order for Seller to fulfill all of its de-identification obligations under such terminated Franchise Agreement (at Buyer's sole cost); or (ii) terminate this Agreement whereupon Seller shall be entitled to avail itself of any remedies provided in Section 11.1 Notwithstanding the first sentence of this Section 15.1(b), to the extent Buyer’s failure to enter into any New Franchise Agreement is a result of Seller Group’s failure to use reasonable efforts to satisfy Seller’s Franchise Agreement Obligations, such failure shall be deemed a default of Seller and Buyer shall be entitled to avail itself of any remedies provided in Section 11.2.

(c)	The terms and provisions of this Section 15.1 shall survive the Closing or the earlier termination of this Agreement.
15.2 Liquor License. Seller Group shall reasonably cooperate with Buyer or Buyer’s designee (the “New Permittee”), at New Permittee’s sole cost and expense, in connection with its application for a new liquor license or for the transfer of the existing liquor license, as applicable, for each Hotel (the “New Liquor Permits”) relating to the sale and on-premises consumption of liquor and other alcoholic beverages to replace the existing liquor licenses. If, as of the date of Closing, the existing liquor license for any Hotel has not been transferred to New Permittee or a new liquor license has not been issued to the New Permittee, then, subject to applicable Laws, Seller shall cause the holder of the existing liquor license for such Hotel (the “Existing

Permittee”) to enter into an interim liquor agreement (an “Interim Liquor Agreement”) in the form of an interim license agreements, management agreements and/or lease agreement, as permitted by applicable Laws, as may be reasonably necessary for the continuation of the sale and consumption of alcoholic beverages at such Hotel after the Closing, in each instance, upon terms and conditions reasonably acceptable to Seller and Existing Permittee; provided, however, that (i) Buyer shall indemnify, defend and hold harmless Seller Group and Existing Permittee from any liability, damages, costs, expenses or claims encountered in connection with such operations during said period of time, and Buyer shall procure and pay for dram shop liability insurance (in amounts and with deductibles as previously maintained by Seller Group) naming Buyer and Seller Group and Existing Permittee as insureds thereunder, and (ii) the obligation of Seller Group to cooperate and keep open the liquor facilities of such Hotel shall terminate ninety (90) days after the Closing Date, or earlier, if Buyer obtains the New Liquor Permits at an earlier date; provided, further, Buyer shall have the right to extend such 90-day term for an additional thirty (30) days provided New Permittee has filed and is diligently pursuing its license applications for the New Liquor Permits. At such time after Closing as the New Liquor Permits are obtained, Existing Permittee or Seller Group, as applicable, will convey, at no additional costs, all alcoholic beverages with respect to such Hotel to New Permittee by a conveyance document in form reasonably acceptable to Seller and Buyer and in accordance with all applicable Laws. The parties do hereby specifically acknowledge and agree that to the extent that, prior to Closing (i) the transfer of a liquor license to Buyer or its designee has not been approved, or (ii) a New Liquor Permit (temporary or permanent) has not been issued to Buyer or its designee with respect to any Hotel, even if an Interim Liquor Agreement is not permitted by applicable Laws, such failure shall not constitute a failure of a Buyer’s condition precedent to close the Transaction and shall not affect in any manner whatsoever the Closing, and the Closing shall proceed without any delay or interruption whatsoever. Buyer specifically acknowledges and agrees that should its application for the transfer of a liquor license or issuance of a New Liquor Permit be denied for any reason, such denial shall not affect in any manner whatsoever the terms and provisions of this Agreement and the Closing shall take place without delay or interruption. Notwithstanding anything to the contrary, with respect to any Property located in the state of Florida, Seller Group agrees to execute customary transfer documents reasonably requested by Buyer, including but not limited to the Florida Department of Revenue Clearance and Power of Attorney forms necessary to allow Buyer to confirm the lien free status of Seller Group’s accounts with the Florida Department of Revenue to aide in the transfer application for New Liquor Permits at least ten (10) Days prior to Closing. Seller Group further agrees to execute duplicate original Division of Alcoholic Beverage and Tobacco affidavit of transferor application forms (forms ABT 6002, Section 10) executed by the respective authorized officer of the current licensee(s) of Seller Group thereunder at, or prior to, Closing. This Section 15.2 shall survive the Closing.
15.3 CMBS Loan Defeasance. Promptly following execution of this Agreement, Seller shall undertake and diligently prosecute all actions necessary to arrange for a defeasance of the CMBS Loan pursuant to Section 2.5 of the CMBS Loan Agreement, on or prior to the Closing Date. For the avoidance of doubt, the Hotel located in Southaven, Mississippi (the “Southaven Hotel”) shall be conveyed to Buyer without any encumbrances, including any mortgages, deeds of trust or other security interests, related to the CMBS Loan, and Seller shall provide all deliverables and opinions in connection with the defeasance of the CMBS Loan Agreement.
ARTICLE XVI.
Miscellaneous
16.1 Assignment. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to any portion of the Interests without the prior written consent of Seller, which consent Seller may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Buyer may designate one or more Affiliates to which the Interests will be transferred at the Closing. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, heirs, and legal representatives. Seller Group shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Interests or any portion of the Property without the prior written consent of Buyer, which consent Buyer may withhold in its sole and absolute discretion.
16.2 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the Laws of Maryland without resort to the choice of law rules thereof.
16.3 Exclusive Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Circuit Court for Baltimore City (Maryland) and/or the U.S. District Court

for the District of Maryland, Northern Division, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any proceeding in the courts of the State of Maryland to the Maryland Court’s Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in this Section in accordance with Maryland Rules 2-121 through 2-126.
16.4 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, BUYER AND SELLER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16.4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
16.5 Headings; Exhibits and Schedules. The headings of articles and sections of this Agreement are inserted only for convenience; they are not to be construed as a limitation of the scope of the particular provision to which they refer. All exhibits and schedules attached to this Agreement are incorporated herein by this reference.
16.6 Notices. Notices and other communications required by this Agreement shall be in writing and (a) delivered by hand with receipt; (b) sent by recognized overnight delivery service; (c) sent by certified or registered mail, postage prepaid, with return receipt requested or (d) by electronic mail with a confirmation copy delivered by another method permitted under this Section. All notices shall be addressed as follows:
If to Buyer:	c/o BREIT Operating Partnership L.P. 345 Park Avenue New York, New York 10154 Attention: General Counsel & Head, U.S. Asset Management Email: realestatenotices@blackstone.com

With a copy to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Krista Miniutti, Esq. Email: kminiutti@stblaw.com

If to Seller:	Condor Hospitality Trust, Inc. 4800 Montgomery Lane, Suite 220 Bethesda, Maryland 20814 Attention: J. William Blackham E-mail: bblackham@trustcondor.com

With a copy to:	McGrath North Mullin & Kratz, PC LLO 1601 Dodge Street, Suite 3700 Omaha, NE 68102 Attention: Jeffrey Penne & Guy Lawson Email: jpenne@mcgrathnorth.com & glawson@mcgrathnorth.com

- and -

With a copy to:	Jeffer Mangles Butler & Mitchell LLP 1900 Avenue of the Stars, 7th Floor Los Angeles, California 90067 Attention: Guy Maisnik Email: mgm@jmbm.com or to such other address as may be designated by a proper notice. Notices shall be deemed to be effective upon receipt or refusal of the addressee to accept delivery.
16.7 Waiver. The failure of any party to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it shall not be construed as a relinquishment or future waiver; rather, the provision or right shall continue in full force. No waiver of any provision or right shall be valid unless it is in writing and signed by the party giving it.
16.8 Partial Invalidity. If any part of this Agreement is declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such portion had never existed, unless this construction would constitute a substantial deviation from the general intent of the parties as reflected in this Agreement.
16.9 Entire Agreement. This Agreement, together with the other writings signed by the parties and incorporated herein by reference and together with any instruments to be executed and delivered under this Agreement, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior oral and written understandings. Any amendments to this Agreement shall not be effective unless in writing and signed by the parties hereto.
16.10 Time is of the Essence. Time is of the essence with respect to performance of all obligations under this Agreement. Notwithstanding anything to the contrary herein, to the extent a Blocking Event has occurred on a Key Performance Date, such Key Performance Date shall be extended until the date that is two (2) Business Days following a Blocking Event Cure.
16.11 Counterparts; Electronic Signatures. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.
16.12 Brokerage. Buyer and Seller each represents and warrants to the other that it has dealt with no broker or agent that is entitled to the payment of a commission for services rendered in connection with the Transaction other than Hodges Ward Elliott (the “Broker”) which shall be paid by Seller pursuant to a separate written agreement (the “Broker Agreement”). Seller represents and warrants that, other than the Broker Agreement, there are no brokerage commissions or finders’ fees payable by Seller or Seller’s Subsidiaries and Seller does not have any other brokerage agreements or listing agreements. Each of the parties hereto agrees to indemnify, defend and hold harmless the other from claims made by any other broker, attorney or finder claiming through such party for a commission, fee or compensation in connection with this Agreement or the sale of the Property hereunder. The provisions of this Section 16.12 shall survive Closing or earlier termination of this Agreement indefinitely.

16.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or modification hereof or any of the Closing Documents delivered by Buyer or Seller hereunder.
16.14 Attorneys’ Fees. If any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. The provisions of this Section 16.14 shall survive Closing or any termination of this Agreement indefinitely.
16.15 Confidentiality and Public Announcements. Buyer acknowledges that Seller is a public company and listed on the NYSE American stock exchange and is subject to securities laws and stock exchange rules and will make public disclosures, filings (including periodic reports and proxy statements) and other announcements concerning this Agreement and the matters contemplated herein consistent with its obligations under such laws or rules or its historical practice when engaged in strategic transactions. Except as provided in this Agreement, Seller shall have no obligation to provide Buyer an opportunity to review and comment upon any such compliance, disclosures, filings and actions or Seller’s communications to its employees or shareholders. Seller acknowledges that Buyer’s parent company is a public company and is subject to securities laws and may make public disclosures, filings (including periodic reports, prospectuses, marketing materials and proxy statements) and other announcements concerning this Agreement and the matters contemplated herein consistent with its obligations under such laws or rules or its historical practice when engaged in strategic transactions. Buyer shall have no obligation to provide Seller an opportunity to review and comment upon any such compliance, disclosures, filings and actions or Buyer’s parent company’s communications to its employees, stockholders or potential investors. Subject to the foregoing and the express provisions of this Agreement, so long as this Agreement is in effect, Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereunder and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that (i) a party (or their respective Affiliates) may, without the prior consent of the other parties hereto, issue such press release or make such public statement or communications that are consistent in all material respects with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party) regarding this Agreement and the transactions contemplated herein. The parties have agreed upon the form of the press releases announcing the execution of this Agreement and shall make such joint or individual press releases no later than one (1) Business Day following the date on which this Agreement is signed. Prior to the Closing, Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Property, this Agreement and the Transaction and shall not release any such information to third parties without the prior written consent of the other parties hereto, except as specifically contemplated by this Agreement and except (i) any information previously or hereafter disclosed to the general public (other than in violation of this Agreement), (ii) to their prospective lenders and/or capital sources and the agents, contractors, consultants, and representatives, including, without limitation, directors, officers, employees, affiliates, partners, advisers, members, brokers, underwriters, analysts, agents, attorneys, accountants, contractors, title companies, consultants, engineers and financial advisors of the foregoing or (iii) to comply with any legal action or proceeding or asserted requirement under applicable law or government regulation (including without limitation those of the United States Securities and Exchange Commission), or in response to a court order or decision or request of a stock exchange, regulatory agency or other authority, or in response to oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, in each case requiring the disclosure by such party of such information. The foregoing shall supersede any prior confidentiality agreement that may have been entered into by the parties. This Section 16.15 shall survive the Closing or earlier termination of this Agreement.

16.16 Time for Performance. If the date for the performance of any obligation, or the giving of any notice, by Seller or Buyer hereunder falls upon a day other than a Business Day, then the time for such performance or the giving of such notice shall be extended until the next Business Day.
16.17 Further Assurances. Each party agrees to execute and deliver, after the Closing, such forms of corrective assignments, bills of sale or other documentation as the other party may reasonably request to carry out the intent of this Agreement. This Section 16.17 shall survive Closing.
16.18 No Third-Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Seller’s Subsidiaries and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
16.19 State Specific Provisions. The parties agree that the state specific provisions set forth on Schedule 16.19 attached hereto are incorporated by this reference.
16.20 Pre-Closing Litigation. Seller agrees to indemnify, defend and hold harmless Buyer from any Pre-Closing Litigation. The provisions of this Section 16.20 shall survive Closing or earlier termination of this Agreement indefinitely.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have caused this Hotel Purchase and Sale Agreement to be executed as of the Effective Date indicated above.
SELLER:

CONDOR HOSPITALITY TRUST, INC., a Maryland corporation

By:	/s/ J. William Blackham
Name: J. William Blackham
Title: President and Chief Officer
[Signature Page to Hotel Purchase and Sale Agreement]

IN WITNESS WHEREOF, Seller and Buyer have caused this Hotel Purchase and Sale Agreement to be executed as of the Effective Date indicated above.
BUYER:

B9 COWBOY MEZZ A LLC, a Delaware limited liability company

By:	/s/ Scott Trebilco
Name: Scott Trebilco
Title: Managing Director and Vice President
[Signature Page to Hotel Purchase and Sale Agreement]

SCHEDULE 1.1

Definitions
“Access Agreement” means that certain Access and Confidentiality Agreement, dated as of August 26, 2021, between Seller and Blackstone Real Estate Services L.L.C. with respect to the Hotels.
“Accounts Receivable” shall mean all amounts which Seller Group (or any Hotel Management Company or any other agent or representative of Seller Group, on behalf of Seller Group) is entitled to receive from the operation of the Hotels, but are not paid as of the Closing (including, without limitation, charges for the use or occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotels, or any other goods or services provided by or on behalf of Seller Group at the Hotels, but expressly excluding any credit card charges and checks which Seller Group has submitted for payment as of the Closing).
“Acquisition Proposal” means any bona fide written proposal or Inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than Buyer or any of its affiliates) involving: (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, finance, restructuring, transfer or disposition or otherwise, of all or any part of the Hotels or any interest therein; (ii) any issuance, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifteen percent (15%) or more of any class of capital stock, other equity security or voting power of Seller or Operating Partnership; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of any class of capital stock, other equity security or voting power of Seller or the Operating Partnership or the filing of a registration statement under the Securities Act in connection therewith; (iv) any other transaction or series of transactions pursuant to which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) proposes to acquire control of any Hotel; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
“Affiliate” means, when used with respect to a specified Person, any other Person controlling, controlled by or under common control with the specified Person through one or more intermediaries. For purposes of this definition, “control,” means the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have the corresponding meaning. For purposes of this Agreement, the Seller’s Subsidiaries shall be deemed to be an Affiliate of Seller (and not Buyer) on or before Closing and shall be deemed to be an Affiliate of Buyer (and not Seller) from and after Closing.
“Affiliate Agreements” means any agreement, license or contract, whether written or oral, relating to the operation, maintenance or management of the Properties or any portion thereof by and among Seller Group and/or Hotel Management Company, on the one hand, and/or Seller Group and/or any Affiliate of Seller Group, on the other hand.
“Agreement” has the meaning set forth in the introductory paragraph, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified.
“Apportionment Date” has the meaning set forth in Section 14.1.
“Assignment of Interests” has the meaning set forth in Section 10.1.
“Assumed Liabilities” has the meaning set forth in Section 12.3.
“Atlanta Aloft Marriott Franchise Agreement” means that certain Aloft Atlanta Downtown Franchise Agreement on Change of Ownership dated August 22, 2016 between Spring Street Hotel OpCo LLC and The Sheraton LLC
“Atlanta Aloft Marriott Key Money” means that certain Key Money Obligation in the amount of $1,413,333.33 pursuant to and accordance with the Atlanta Aloft Marriott Franchise Agreement.
“Blocking Event” shall mean an event, development, condition or state of facts that: (a) prevents Federal Express and the United Parcel Service from being able to pick up packages from, or deliver packages to, Buyer,

Seller, Escrow Agent, Buyer’s lender or its applicable legal counsel, (b) results in the closure of the Escrow Agent’s or Title Company’s offices; provided that it shall not be a Blocking Event if a replacement escrow agent within the same national title insurance company agrees to act as escrow agent pursuant to the terms of this Agreement at no additional cost or liability to either party, (c) prevents Buyer’s bank or the banking institution providing acquisition financing to Buyer from sending or processing wire transfers for a material portion of the day, or (d) causes trading on the NYSE or the NASDAQ to be suspended for all or the remainder of any trading day.
“Blocking Event Cure” shall mean with respect to any Blocking Event (i) described in clause (a) of the definition thereof, the resumption of pick-up and overnight deliveries by any nationally recognized overnight courier, (ii) described in clause (b) of the definition thereof, the reopening of the Escrow Agent’s and Title Company’s offices, (iii) described in clause (c) of the definition thereof, wire transfers by Buyer’s bank and the banking institution providing acquisition financing to Buyer, if applicable, have resumed, and (v) described in clause (d) of the definition thereof, trading has resumed on NYSE and NASDAQ.
“Bookings” has the meaning set forth in Section 2.4.
“Bookings Deposits” has the meaning set forth in Section 2.4.
“Broker” has the meaning set forth in Section 16.12.
“Broker Agreement” has the meaning set forth in Section 16.12.
“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York are authorized or required by Law or executive order to be closed.
“Buyer” has the meaning set forth in the introductory paragraph.
“Buyer Indemnitees” has the meaning set forth in Section 12.3.
“Buyer’s Conditions” has the meaning set forth in Article VIII.
“Buyer’s Due Diligence Reports” means all third-party studies, reports and assessments prepared on behalf of Buyer in connection with its inspection and diligence of the Property.
“Cap Amount” has the meaning set forth in Section 12.1.
“Closing” has the meaning set forth in Section 6.1.
“Closing Date” has the meaning set forth in Section 6.1.
“Closing Documents” means any certificate, assignment, instrument or other document delivered pursuant to this Agreement.
“CMBS Borrower” means CDOR MEM Southcrest, LLC and TRS MEM Southcrest, LLC.
“CMBS Loan” means the existing CMBS loan in the original principal amount of $9,500,000 secured by the Southaven Hotel.
“CMBS Loan Agreement” means that certain Loan Agreement dated July 18, 2014 between CVH Southhaven, LLC, as Original Borrower, and CIBC, Inc., as Original Lender, as assumed by that certain Assumption Agreement dated as of April 14, 2017 among U.S. Bank National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18, as Lender, CVH Southaven, LLC, as Original Borrower, and CMBS Borrower, as New Borrowers.
“CMBS Loan Documents” has the meaning set forth in Section 4.19.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Contracts” has the meaning set forth in Section 2.3.
“DeBartolo Option” means that certain real estate purchase option granted by Spring Street Hotel Property, LLC to DeBartolo Real Estate Investments, LLC in connection with that certain option to purchase real estate adjacent to the Aloft Atlanta Downtown Hotel as set forth in that certain Option Agreement dated August 22, 2016.

“Deductible” has the meaning set forth in Section 12.1
“Deposit” has the meaning set forth in Section 3.1.
“Due Diligence File” shall mean the materials with respect to the Property (a) intentionally omitted, (b) intentionally omitted, (c) made available to Buyer or its representatives in the data room web site created by Seller, Broker, Affiliate, or any agent or representative of Seller on behalf of Seller, as of the Due Diligence Cutoff Time to the extent such documentation is contained in folders in the Dataroom that reasonably relate to the applicable Seller’s Warranty, or (d) from any of Buyer’s Due Diligence Reports.
“Due Diligence Cutoff Time” means 5:00 PM (Los Angeles Time) on Tuesday, September 21, 2021.
“Effective Date” has the meaning set forth in the introductory paragraph.
“End Date” has the meaning set forth in Section 11.3.
“Environmental Laws” means those Laws, statutes, ordinances, rules, regulations, or orders of any governmental authority in existence and as amended at the Effective Date pertaining to the protection of the environment, health or natural resources or to hazardous materials in those jurisdictions where the Hotels are located.
“Environmental Liabilities” means liabilities arising from any claims arising prior to the Closing in connection with the violation of any Environmental Laws and any claims by third parties for personal injury or property damage arising out of events occurring prior to the Closing as a result of any violation of Environmental Laws.
“Environmental Reports” has the meaning set forth in Section 4.18.
“Equipment Leases” has the meaning set forth in Section 2.3.
“ERISA Affiliate” means any trade or business, whether or not incorporated, that, together with Seller or any of the Seller’s Subsidiaries, is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“Escrow Agent” has the meaning set forth in Section 3.1.
“Escrow Instructions” has the meaning set forth in Section 3.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Management Agreement(s)” means, individually or collectively, as applicable, (i) that certain Hotel Management Agreement dated February __, 2018 by and between TRS CHS Holiday, LLC and Inn Ventures IVI LP for the operation and management of the Home2 Suites by Hilton Summerville located at 221 Holiday Drive, Summerville, SC 29483; and (ii) that certain Hotel Management Agreement dated June 29, 2016 by and between SPPR-Dowell TRS Subsidiary LLC and Cherry Cove Hospitality Management, LLC for the operation and management of the Hilton Garden Inn Solomons located at 13100 Dowell Road, Dowell, MD 20629, both of which shall be terminated by Seller at or prior to the Closing Date at Seller’s sole cost and expense.
“Excluded Property” has the meaning set forth in Section 2.7.
“Existing Permittee” has the meaning set forth in Section 15.2.
“Expense Reimbursement” has the meaning set forth in Section 12.3(c).
“Fairness Opinion” has the meaning set forth in Section 4.25.
“Franchise Agreement” means any franchise, trademark or license agreement entered into by Seller Group pursuant to which any Hotel is flagged under a hotel brand owned by a Franchisor, and each amendment, guarantee, license (whether with the Franchisor or any Affiliate thereof) or other contract related to such franchise agreement and entered into by Seller Group all as set forth on Schedule 4.8-1 attached hereto.
“Franchise Termination Payment” has the meaning set forth in Section 15.1(b).
“Franchisor” means the third party franchisor counterparty to a Franchise Agreement.

“Financial Statements” means Condor Hospitality Trust, Inc.’s Portfolio Trailing Twelve Months (i) January 1, 2018-December 31, 2018, (ii) January 1, 2019-December 31, 2019 (iii) January 1, 2020-December 31, 2020 financial statements and Condor Hospitality Trust, Inc.’s 2021 year-to-date monthly property financial statements.
“Gift Certificates” means vouchers issued by or on behalf of Seller Group or Affiliates thereof that entitle the holder or bearer thereof to a credit (whether in a specified monetary amount or for a specified item, such as a room night or meal) to be applied against the usual charge for rooms, meals and/or other goods and services provided at the Property.
“Guest Ledger” has the meaning set forth in Section 14.2(b).
“Hotel Guest Data and Information” means all of Seller’s right, title and interest in and to any guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information, whether obtained or derived by Seller Group or Hotel Management Company from guests or customers of the Hotels; provided, however, that for purposes of this Agreement and the Excluded Property, Hotel Guest Data and Information shall expressly exclude any information or other data owned by or in the possession of Hotel Management Company and/or Franchisor or which is proprietary to Seller Group, Hotel Management Company and/or Franchisor.
“Hotel Management Company” means the third-party hotel operator counterparty to a Management Agreement.
“Hotels” has the meaning set forth in Section 2.1.
“Improvements” has the meaning set forth in Section 2.1.
“Inquiry” has the meaning set forth in Section 7.5(a).
“Initial Closing Date” has the meaning set forth in Section 6.1.
“Intangible Hotel Assets” has the meaning set forth in Section 2.5.
“Interest Related Property” means, with respect to the Interests, the following: all of the Seller Group’s right, title and interest in, to and under the Seller’s Subsidiaries and the relevant Seller’s Subsidiaries Organizational Documents, including, without limitation, all of the relevant Seller Group’s right, title and interest in, to and under all (i) capital accounts and capital balances of the Seller’s Subsidiaries; (ii) distributions after the Closing of profits and income of the Seller’s Subsidiaries (regardless of when earned or accrued); (iii) repayments after the Closing of any and all loans made by Seller or any Affiliate thereof to any Seller Subsidiary whether pursuant to the terms of the Seller Subsidiary’s Operating Agreement or otherwise; (iv) capital distributions after the Closing from the Seller’s Subsidiaries; (v) distributions after the Closing of cash flow by the Seller’s Subsidiaries; (vi) property and proceeds of the Seller’s Subsidiaries to which the Seller Group now or in the future may be entitled; (vii) other claims which the Seller Group now has or may in the future acquire against any Seller Subsidiary and its respective property; (viii) proceeds of any liquidation upon the dissolution of any Seller’s Subsidiaries and winding up of their affairs; (x) general intangibles for money due or to become due from any Seller Subsidiary; (xi) other rights of the Seller Group to receive any distributions or other payments of any kind whatsoever from or in respect of any Seller Subsidiary or in any way derived from any Seller Subsidiary’s property or from the ownership or operation thereof, whether any of the above distributions consist of money or property; and (xii) other rights of Seller Group as a partner or member in any Seller Subsidiary, including, without limitation, rights to reports, accounting, information and voting.
“Interests” has the meaning set forth in the recitals.
“Interim Liquor Agreement” has the meaning set forth in Section 15.2.
“Intervening Encumbrance” has the meaning set forth in Section 7.3.
“Inventories” has the meaning set forth in Section 2.2.
“ISRA” has the meaning set forth in Section 4.2.
“ISRA Approval” has the meaning set forth in Section 4.2.

“Key Performance Date” shall mean, (i) with respect to clause (a) of the definition of “Blocking Event”, the Closing Date or the Business Day prior to the Closing Date, (ii) with respect to clause (c) of the definition of “Blocking Event”, the Closing Date and any other date on which the performance of an obligation requires the wiring of funds, and (iii) with respect to all other clauses of the definition of “Blocking Events”, the Closing Date.
“Land” has the meaning set forth in Section 2.1.
“Law” shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, Permit, license, approval, authorization, decision, directive, decree, rule, ruling, order, ordinance, code, policy or rule of common law of any governmental authority, including any judicial or administrative interpretation thereof.
“Leawood Loan Agreement” means that certain Loan Agreement dated as of December 14, 2016, by and among CDOR KCI Loft, LLC and TSRS KCI Loft, LLC and Great Western Bank, as amended by that certain First Amendment to Loan Agreement effective as of March 8, 2018, as further amended by that certain Second Amendment to Loan Agreement effective as of March 30, 2020, as further amended by that certain Third Amendment to Loan Agreement effective as of May 13, 2020, as further amended by that certain Fourth Amendment to Loan Agreement effective as of June 30, 2020.
“Leawood Loan Bank” means “Bank” as defined in the Leawood Loan Agreement.
“Leawood Loan Collateral” means “Collateral” as defined in the Leawood Loan Agreement.
“Leawood Loan Default” means any “Events of Default” as defined in the Leawood Loan Agreement.
“Leawood Loan Documents” means “Loan Documents” as defined in the Leawood Loan Agreement.
“Leawood Loan Obligations” means “Obligations” as defined in the Leawood Loan Agreement.
“Liabilities” means any liabilities, obligations, damages, losses, costs and expenses of any kind or nature whatsoever, whether accrued or un-accrued, actual or contingent, known or unknown, foreseen or unforeseen.
“Lien” means any liens, mortgages or deeds of trust, pledges, options, rights of first refusal or offer, conditional or installment sales contracts, claims against title, transfer restrictions, charges which are liens, security interests or other encumbrances on title.
“Key Money” has the meaning set forth in Section 4.8.
“Management Agreement” means the management or lease agreements entered into by Seller Group pursuant to which any Hotel Management Company manages or operates any Hotel on behalf of Seller Group and each amendment, supplement and guarantee (whether with the Hotel Management Company or any Affiliate thereof) all as set forth on Exhibit F attached hereto. For avoidance of doubt, this definition of Management Agreement shall expressly exclude the Franchise Agreements.
“Mandatory Cure Items” has the meaning set forth in Section 7.3.
“Material Casualty” shall mean, with respect to the Property or any portion thereof, any damage by fire or other casualty that, in the reasonable judgment of an independent third party selected by Seller (and reasonably approved by Buyer) is expected, when aggregated with all other damage to the Properties by fire or other casualties, to cost in excess of five percent (5%) of the Purchase Price to repair.
“Material Condemnation” shall mean a taking or threatened taking that, when aggregated with all other takings or threatened takings at the Properties, (i) in Buyer’s reasonable judgment, materially and adversely affects the use or operations at or access to such individual Property or parking on such individual Property whose value is more than five percent (5%) of the Purchase Price or (ii) otherwise adversely impacts the value of such individual Property by more than five percent (5%) of the Purchase Price.
“Material Contracts” means all Contracts that are either (i) not terminable as of right and without cause on thirty (30) days’ or less notice without cost or penalty or (ii) require the payment by, or on behalf of, the Sellers of more than Twenty Five Thousand and No/100 Dollars ($25,000) with respect to the Property in any calendar year.

“Material Equipment Leases” means all Equipment Leases that are either (i) not terminable as of right and without cause on thirty (30) days’ or less notice without cost or penalty or (ii) require the payment by, or on behalf of, the Sellers of more than Twenty Five Thousand and No/100 Dollars ($25,000) with respect to the Property in any calendar year.
“New Franchise Agreement” and “New Franchise Agreements” have the meaning set forth in Section 15.1(a).
“New Liquor Permits” has the meaning set forth in Section 15.2.
“New Permittee” has the meaning set forth in Section 15.2.
“New Survey” has the meaning set forth in Section 7.4.
“Operating Leases” means the leases for the Hotels set forth on Exhibit G attached hereto.
“Parcels” has the meaning set forth in the recitals.
“Permit” means any franchise, authorization, license, permit, certificate, variance, exemption, approval, registration and clearance of any governmental authority with respect to the ownership, leasing and operation of the Property and to carry on and operate its businesses as currently conducted.
“Permitted Interests Exceptions” means as to each of the Seller’s Subsidiaries, the applicable Seller’s Subsidiary Organizational Documents.
“Permitted Title Exceptions” means (a) the matters set forth in the Pre-Signing Title Commitment or New Survey, in each case, which are approved or deemed approved by Buyer pursuant to Section 7.3 or are otherwise expressly identified as Permitted Title Exceptions pursuant to the terms and conditions of this Agreement (which for the avoidance of doubt shall not include the Unpermitted Title Exceptions), (b) rights of tenants, as tenants only, under any Space Leases, without any rights of first refusal, rights or first offer, purchase options or similar rights if any, (c) Liens for current real estate taxes which are not yet due and payable, (d) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts shown on any existing survey or the New Survey which are approved or deemed approved by Buyer pursuant to Section 7.3, or (e) laws, regulations, resolutions or ordinances, including, without limitation, building, zoning and environmental protection, as to the use, occupancy, subdivision, development, conversion or redevelopment of the Property currently or hereinafter imposed by any governmental authority.
“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, or other entity or association.
“Pre-Signing Title Commitments” has the meaning set forth in Section 7.3.
“Personal Property” has the meaning set forth in Section 2.2.
“Pre-Closing Litigation” has the meaning set forth Section 4.4.
“Pre-Closing Tax Period” has the meaning set forth in Section 1.3 of Additional Covenants.
“Prior ATL Owner” has the meaning set forth in Section 4.8.
“Property” has the meaning set forth in Article II.
“Property Allocation” has the meaning set forth in Section 3.2.
“Property Material Adverse Effect” means (a) a monetary loss to Buyer equal to or greater than two percent (2%) of the Purchase Price hereunder or (b) otherwise adversely impacts the value of such individual Property by more than two percent (2%) of the Purchase Price.
“Proxy Statement” has the meaning set forth in Section 7.7.
“Purchase Price” has the meaning set forth in the recitals.
“Real Property” has the meaning set forth in Section 2.1.

“Representative” means, with respect to any person, such person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.
“Rooftop Lease” has the meaning set forth in Section 4.34.
“Rooftop Lessor” has the meaning set forth in Section 4.34.
“Sanctioned Person” has the meaning set forth in Section 4.11.
“SEC” has the meaning set forth in Section 7.7.
“Seller” has the meaning set forth in the introductory paragraph.
“Seller Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in any material respect to Seller than those contained in the Access Agreement.
“Seller Adverse Recommendation Change” has the meaning set forth in Section 7.5(c).
“Seller Alternative Acquisition Agreement” has the meaning set forth in Section 7.5(a)(iii).
“Seller Board Recommendation” has the meaning set forth in Section 4.2.
“Seller Board” means the Board of Directors of the Seller.
“Seller Common Stock” means the common stock, par value $0.01 per share, of the Seller.
“Seller Group” means, individually or collectively, as applicable, Seller, the Operating Partnership, the Seller Operating Lessees and the Seller’s Subsidiaries. For purposes of this Agreement, the Seller’s Subsidiaries shall be deemed to be a part of Seller Group on or before Closing and shall not be deemed to be a part of Seller Group from and after Closing.
“Seller Indemnitees” has the meaning set forth in Section 12.3.
“Seller Intervening Event” means a material event, development or change in circumstances with respect to Seller and its subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (a) was neither known to, nor reasonably foreseeable by, the Seller Board as of or prior to the date of this Agreement and (b) first occurs, arises or becomes known to the Seller Board after the execution and delivery of this Agreement and prior to the receipt of the Shareholder Approval; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any matter relating thereto or consequence thereof; (ii) changes in the market price or trading volume of the Seller Common Stock or the fact that Seller meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)); or (iii) any changes in applicable Law or GAAP.
“Seller Notice of Change of Recommendation” has meaning set forth in Section 7.5(d).
“Seller Shareholders” means the holders of Seller Common Stock.
“Seller Taxes” means (a) all Taxes of Seller’s Subsidiaries for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”); (b) Taxes of any member of an affiliated, consolidated, combined or unitary group of which a Seller Subsidiary is or was a member on or prior to the Closing Date, including pursuant to Treas. Reg. § 1.1502-6 or any analogous or similar state, local, or foreign law or regulation; (c) any breach of (i) any representation or warranty contained in Schedule 4.14 (without giving effect to any qualification as to materiality, Seller’s Knowledge or other correlative terms) or (ii) any covenant set forth Schedule 4.14; and (d) any and all Taxes of any Person imposed on the Seller Group as a transferee or successor, or by contract, which Taxes relate to an event or transaction occurring before the Closing.
“Seller’s Conditions” has the meaning set forth in Article IX.
“Seller’s Franchise Agreement Obligations” have the meaning set forth in Section 15.1(a).

“Seller’s Fraud” means acts of common law intentional fraud under the Laws of the State of Maryland (other than a claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, any torts (including a claim for fraud) based on gross negligence or recklessness or any claim of unjust enrichment).
“Seller’s Knowledge” has the meaning set forth in Section 4.29.
“Seller’s Operating Lessees” means the subsidiaries of Seller set forth on Exhibit H attached hereto.
“Seller’s Subsidiaries” means the subsidiaries of Seller set forth on Exhibit H attached hereto.
“Seller’s Subsidiary’s Organizational Documents” has the meaning set forth in Section 4.32.
“Seller’s Warranties” means Seller Group’s representations and warranties in Article IV, Section 16.12 and the Closing Documents.
“Shareholder Approval” has the meaning set forth in Section 4.2.
“Shareholder Meeting” has the meaning set forth in Section 7.7.
“Southaven Hotel” has the meaning set forth in Section 15.3.
“Space Leases” has the meaning set forth in Section 2.3.
“SPPR-Dowell” means SPPR-Dowell, LLC, a Delaware limited liability company.
“SPPR-Dowell Remainder Interest” means one hundred percent (100%) of the ownership and Manager interests in SPPR-Dowell which is not owned by the Operating Partnership as of the Effective Date.
“Spring Street Hotel” means Spring Street Hotel Property LLC, a Delaware limited liability company.
“Spring Street Hotel Interest” means one hundred percent (100%) of the ownership interests in Spring Street Hotel which is not owned by the Operating Partnership as of the Effective Date.
“Superior Proposal” means an unsolicited Acquisition Proposal from any third party relating to, in a single transaction or series of related transactions, (a) any direct or indirect acquisition or purchase (whether by merger, consolidation or otherwise) of fifty percent (50%) or more of any class of the equity interests in Seller (by vote or by value)); (b) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary of Seller) (x) representing, directly or indirectly, fifty percent (50%) or more of the consolidated assets of Seller, taken as a whole (as determined on a fair market value basis); or (y) that generate fifty percent (50%) or more of net revenues or net income of Seller; (c) any tender offer or exchange offer, as such terms are defined under the Securities Exchange Act of 1934, as amended, that, if consummated, would result in any third party beneficially owning fifty percent (50%) or more of the outstanding voting securities of Seller or fifty percent (50%) or more of the outstanding equity interests in Seller’s operating partnership; (d) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Seller; (e) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of Seller having a fair market value equal to or greater than fifty percent (50%) of the fair market value of all of the consolidated assets of Seller or (f)(i) any combination of the foregoing or (ii) transactions having similar effects to the transactions described in (a) through (e) of this definition, provided, that it is on terms that the Seller Board determines in good faith, after consultation with Seller’s financial advisor and outside legal counsel, would result, if consummated, in a transaction that is more favorable to Seller and the shareholders of Seller (solely in their capacity as such) from a financial point of view than the Transaction and if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.
“Supporting Party” has the meaning set forth in the recitals.
“Survival Period” has the meaning set forth in Section 12.6.
“Tax Return” shall mean any return, declaration, report, claim for refund, information return, statement or other information relating to Taxes filed or required to be filed with any governmental authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” shall mean all U.S. federal, state, or local or non-U.S. taxes, charges, fees, levies or other assessments, including income, gross income, gross receipts, gross excise, production, excise, employment, sales, use, transfer, ad valorem, value added, goods and services, profits, license, capital stock, capital gains, environmental, franchise, severance, occupation, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, escheat, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated, and other taxes, levies, customs, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties, related liabilities or additions thereto.
“Termination Fee” has the meaning set forth in Section 11.4(a)(iii).
“Title Company” shall mean Lexington National Land Services, as agent for Old Republic National Title Insurance Company, 20 South Clark Street, Suite 2900, Chicago, Illinois 60603, Attention: Gregory J. Chaparro, Senior Vice President.
“Title Material Adverse Effect” means (i) a monetary loss to Buyer equal to or greater than One Million and No/Dollars ($1,000,000) or (ii) otherwise adversely impacts the value of such individual Property by more than One Million and No/Dollars ($1,000,000).
“Title Policy” shall mean an ALTA owner’s title insurance policy issued by the Title Company insuring Buyer’s fee title to the applicable Property, subject only to the Permitted Title Exceptions applicable to such Property in an amount equal to the Property Allocation applicable to such Property.
“Transaction” means the transactions contemplated by this Agreement.
“Voting Agreement” has the meaning set forth in the recitals.
“Uniform System of Accounts” means the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, 2014, as published by the American Hotel & Lodging Educational Institute, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within such Uniform System of Accounts

FIRST AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT (this “Amendment”) is effective as of October 1, 2021 (the “Effective Date”), by and between CONDOR HOSPITALITY TRUST, INC., a Maryland corporation (“Seller”), and B9 COWBOY MEZZ A LLC, a Delaware limited liability company (collectively, “Buyer”).
RECITALS:
WHEREAS, Seller and Buyer entered into that certain Hotel Purchase and Sale Agreement dated as of September 22, 2021 (the “Purchase Agreement”) for the purchase and sale of the Property as more specifically described in the Purchase Agreement.
WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of the provisions and the mutual covenants and agreements, and subject to the terms, conditions, and contingencies in this Amendment, Seller and Buyer agree as follows:
1. Incorporation of Defined Terms. The foregoing recitals are incorporated herein by reference as if set forth in full. All undefined capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.
2. Excluded Management Agreements. The definition of “Excluded Management Agreement(s)” is hereby deleted and amended and restated in its entirety as follows:
“Excluded Management Agreement(s)” means that certain Hotel Management Agreement dated June 29, 2016 by and between SPPR-Dowell TRS Subsidiary LLC and Cherry Cove Hospitality Management, LLC for the operation and management of the Hilton Garden Inn Solomons located at 13100 Dowell Road, Dowell, MD 20629, which shall be terminated by Seller at Seller's sole cost and expense in accordance with Section 7.12.”
3. General Provisions.
(a) Full Force and Effect; Conflict. Except as amended by this Amendment, the Purchase Agreement as modified remains in full force and effect and is ratified by Seller and Buyer. In the event of any conflict between the Purchase Agreement and this Amendment, the terms and conditions of this Amendment shall control.
(b) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Seller and Purchaser and their heirs, personal representatives, successors and assigns.
(c) Counterparts. This Amendment may be executed in counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile or other electronic transmission shall be deemed an original for all purposes.
[Signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have caused this First Amendment to Hotel Purchase and Sale Agreement to be executed as of the Effective Date.
SELLER:

CONDOR HOSPITALITY TRUST, INC.,
a Maryland corporation

By:	/s/ J. William Blackham
Name:	J. William Blackham
Title:	President and CEO

BUYER:

B9 COWBOY MEZZ A LLC,
a Delaware limited liability company

By:	/s/ Scott Trebilco
Name:	Scott Trebilco
Title:	Managing Director and Vice President
Signature Page to First Amendment to the Hotel Purchase and Sale Agreement

APPENDIX B
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

CONDOR HOSPITALITY TRUST, INC.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
1. Approval and Effectiveness of Plan. This Plan of Complete Liquidation and Dissolution (the “Plan”) of Condor Hospitality Trust, Inc., a Maryland corporation (the “Corporation”), has been approved by the Board of Directors of the Corporation (the “Board”) as being advisable and in the best interests of the Corporation and its stockholders (the “Stockholders”). The Board has directed that the Plan be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan by the Stockholders. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”
2. Voluntary Liquidation and Dissolution. On and after the Effective Date, the Corporation shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended, and the Maryland General Corporation Law (the “MGCL”). Pursuant to the Plan, the proper officers of the Corporation shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Corporation, including, but not limited to, the following: (a) promptly wind up the Corporation’s affairs, collect its assets and pay or provide for its liabilities (including contingent liabilities); (b) sell or exchange any and all property of the Corporation at public or private sale; (c) prosecute, settle or compromise all claims or actions of the Corporation or to which the Corporation is subject; (d) declare and pay to or for the account of the Stockholders, at any one or more times as they may determine, liquidating distributions in cash, kind or both; (e) cancel all outstanding shares of stock of the Corporation upon the payment of such liquidating distributions; (f) execute for or on behalf of the Corporation, in its corporate name and under its corporate seal, those contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Corporation; (g) execute for or on behalf of the Corporation, in its corporate name and under its corporate seal, such forms and documents as are required by the State of Maryland, any jurisdiction in which the Corporation has been qualified to business and the Federal government, including tax returns; and (h) pay all costs, fees and expenses, taxes and other liabilities incurred by the Corporation and/or its officers in carrying out the liquidation and dissolution of the Corporation.
3. Sales of Assets.
(a) The Corporation is authorized to sell, and to cause its subsidiaries to sell, upon such terms as may be deemed advisable, any or all of their respective assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to the Stockholders.
(b) The Corporation shall not authorize or transfer assets pursuant to any sale agreement between the Corporation or its subsidiaries, on the one hand, and an affiliate of the Corporation or its subsidiaries, on the other hand, unless a majority of directors, including a majority of independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation or its subsidiaries, as the case may be.
4. Reserve Fund. The Corporation is authorized, but not required, to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Corporation’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Corporation is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Corporation, the liquidating trust referred to below or such other successor-in-interest to the Corporation as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Corporation may also create a reserve fund by any other reasonable means.

5. Insurance Policies. The Corporation is authorized, but not required, to procure one or more insurance policies, in a reasonable amount and as may be deemed advisable, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses.
6. Articles of Dissolution. Upon assignment and conveyance of the assets of the Corporation to the Stockholders, in complete liquidation of the Corporation as contemplated by Sections 2 and 3 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Corporation, the proper officers of the Corporation are authorized and directed to file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 3-407 of the MGCL and to take all other appropriate and necessary action to dissolve the Corporation under Maryland law. Prior to filing articles of dissolution, the Corporation shall give notice to its known creditors and employees as required by Section 3-404 of MGCL (alternatively, the Board may determine that the Corporation has no employees or known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Department’s acceptance of the articles of dissolution for record, as provided by Section 3-408(a) of the MGCL, the Corporation shall be dissolved.
7. Effect and Timing of Distributions. Upon the complete distribution of all assets of the Corporation (the “Final Distribution”) to the holders of outstanding shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) and the dissolution of the Corporation as contemplated by Section 6 above, all such shares of Common Stock shall be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Corporation shall use commercially reasonable efforts to cause the liquidation and dissolution of the Corporation to occur and to make the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the Effective Date.
8. Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that the Board deems it necessary or advisable in order to preserve the Corporation’s status as a REIT or otherwise avoid the payment of income tax, the Board deems it necessary or advisable in order to enable the Corporation to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or the Board determines it is otherwise advantageous or appropriate to do so, the Board may cause the Corporation to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole discretion, substantially as follows:
(a) The Corporation may create the Liquidating Trust under Maryland statutory or common law and may transfer and assign to the Liquidating Trust all of the assets of the Corporation and its subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Corporation and its subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.
(b) Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such distribution of shares of beneficial interest in the Liquidating Trust shall constitute the Final Distribution of all of the assets of the Corporation to the Stockholders under Section 8 above.
(c) The initial trustees of the Liquidating Trust shall be designated by the Board.
(d) The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide, among other things, that, immediately following such transfer, assignment and distribution, each share of beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of Common Stock had upon the assets of the Corporation immediately prior to the transfer, assignment and distribution. The Declaration of Trust shall further provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Corporation, making liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.
(e) Approval of the Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board and the appointment of trustees selected by the Board.
9.  Termination of Exchange Act Registration. Immediately prior to any transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and the proper officers of the Corporation are authorized to cause the Corporation to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.
10. Interpretation; General Authority. The Board, the trustees of the Liquidating Trust and the proper officers of the Corporation are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or advisable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation and dissolution thereof, including, without limitation: (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of any or all property of the Corporation, its subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible; (b) the appointment of other persons to carry out any aspect of the Plan; and (c) the temporary investment of funds in such medium as the Board or the trustees of the Liquidating Trust may deem appropriate.
11. Director Compensation. The independent members of the Board shall continue to receive compensation until the Final Distribution, provided that they remain members of the Board.
12. Indemnification. The Corporation shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the directors, officers and agents of the Corporation and such other parties whom the Corporation has agreed to indemnify, to the maximum extent provided by the charter and bylaws of the Corporation, any existing indemnification agreement to which the Corporation is a party and applicable law. At the discretion of the Board, such insurance may include coverage for the periods after the dissolution of the Corporation, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, officers, employees and agents of such Liquidating Trust.
13. Governing Law. The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.
14. Abandonment of Plan of Liquidation; Amendment. The Board may terminate the Plan for any reason. Notwithstanding approval of the Plan by the Stockholders, the Board or the trustees of the Liquidating Trust may modify or amend the Plan without further action by or approval of the Stockholders to the extent permitted under then current law.

APPENDIX C

CONFIDENTIAL
September 20, 2021
Board of Directors of
Condor Hospitality Trust, Inc.
1800 West Pasewalk Ave, Suite 200
Norfolk, NE 68701
Ladies and Gentlemen:
The Board of Directors of Condor Hospitality Trust, Inc. (“Condor”) has requested our opinion as to the fairness, from a financial point of view, to Condor, of the Purchase Price (as defined below) pursuant to the Hotel Purchase and Sale Agreement dated September 20, 2021 (the “Purchase Agreement”) to be entered into between Condor and B9 Cowboy Mezz A LLC, a Delaware limited liability company (“Buyer”). Pursuant to the Purchase Agreement, Buyer will acquire from Condor and its subsidiaries certain tracts or parcels of land and the hotels and property thereon (the “Hotel Assets”) in exchange for a cash purchase price of $305,000,000 (such price, the “Purchase Price,” and such acquisition, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Purchase Agreement.
KeyBanc Capital Markets Inc. (“KBCM”), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft copy of the Purchase Agreement, dated September 20, 2021, which we understand to be in substantially final form; (ii) certain publicly available information concerning Condor and the Hotel Assets that we consider relevant to our inquiry; (iii) certain internal and other information, primarily financial in nature, concerning the business and operations of Condor with respect to the Hotel Assets furnished to us by, or reviewed by us at the direction of, Condor for purposes of our analysis; and (iv) certain publicly available information and other information known to us concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of Condor to discuss its business, financial condition, operations and prospects with respect to the Hotel Assets, as well as other matters we believed relevant to our inquiry. We have also performed such other financial studies and analyses and considered such other data and information as we deemed appropriate.
In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by(including information relied upon or reviewed at the direction of the management of Condor) or discussed with us or publicly available and have further relied upon the assurances of the management of Condor that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. We have also assumed that the representations and warranties of each of the parties to the Purchase Agreement are and will be true and correct in all respects material to our analysis. We have not been engaged to, and have not independently attempted to, verify any of such information or its accuracy or completeness. We have also relied upon the management of Condor as to the reasonableness and achievability of its financial forecast (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such forecasts were reasonably prepared on bases that reflect the best currently available estimates and judgments of the management of Condor of the future financial performance of the Hotel Assets and other matters covered thereby. We have not been engaged to assess the reasonableness or achievability of such forecasts or the assumptions on which they were based, and we express no

Board of Directors of
Condor Hospitality Trust, Inc.
September 20, 2021

view as to such forecasts or assumptions. In addition, we have not conducted a physical inspection, valuation or appraisal of any of the Hotel Assets or liabilities related to such Hotel Assets. We are also not expressing any view or opinion with respect to, and, at your direction, we have relied upon, the assessments of representatives of Condor regarding legal, regulatory, accounting, tax and similar matters relating to Condor or the Hotel Assets, as to which matters we understand that Condor obtained such advice as it deemed necessary from qualified advisors and professionals. We have also assumed that all governmental, regulatory or other consents, releases and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Condor, Buyer or the Transaction that would be meaningful to our analysis. We are not expressing any view or opinion with respect to the distribution or utilization of the Purchase Price proceeds by the Company in connection with the Transaction.
We have not been asked to, nor do we, offer any opinion as to the material terms of the Purchase Agreement or the form of the Transaction. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Purchase Agreement will not differ in any material respect from the draft that we have examined, and that the conditions to the Transaction as set forth in the Purchase Agreement will be satisfied and that the Transaction will be consummated on a timely basis on the terms set forth in the Purchase Agreement without waiver, modification or amendment of any term or condition that would be meaningful to our analysis.
It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available to us as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Purchase Price to Condor pursuant to the Purchase Agreement and does not address Condor’s underlying business decision to engage in the Transaction or any other terms of the Transaction. In addition, we do not express any opinion as to (i) the fairness of the Transaction or (ii) the amount or the nature of the compensation now paid or to be paid, in each case, to any of the directors, officers or employees of Condor, or class of such persons as a result of or in connection with the Transaction. We have not evaluated nor do we express any opinion on the solvency or viability of the parties to the Purchase Agreement or their respective affiliates or the ability of such parties to pay their respective obligations when they come due. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion. This opinion has been approved by a fairness committee of KBCM.
We have acted as financial advisor to Condor in connection with the Transaction and will receive from Condor a fee for our services in rendering this opinion in the amount of $600,000. In addition, Condor has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances for certain liabilities that may arise out of our engagement. In connection with a previous transaction involving Condor pursuant to an Agreement and Plan of Merger dated July 22, 2019, we received an aggregate amount of fees of $1,700,000. In the ordinary course of our businesses, we and our affiliates, employees of us and our affiliates, and funds or other entities that such persons manage or invest in or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Condor or Buyer or any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Transaction, in each case for our own account or for the accounts of customers. We may in the future provide financial advisory, commercial banking and/or underwriting services to Condor, Buyer or their respective affiliates for which we may receive compensation.
It is understood that this opinion was prepared for the use of the Condor Board of Directors in connection with and for the purpose of their evaluation of the proposed Transaction. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Condor as to how such stockholder should vote with respect to the Transaction or any other matter.

Board of Directors of
Condor Hospitality Trust, Inc.
September 20, 2021

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Purchase Price to be received by Condor pursuant to the Purchase Agreement is fair, from a financial point of view, to Condor.
Very truly yours,

KEYBANC CAPITAL MARKETS INC.

APPENDIX D
FORM OF VOTING AGREEMENT
THIS VOTING AGREEMENT, dated as of September 22, 2021 (this “Agreement”), is made by and among B9 COWBOY MEZZ A LLC, a Delaware limited liability company (the “Buyer”), and the undersigned stockholder (the “Stockholder”) of Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, the Buyer and the Company have entered into a Hotel Purchase and Sale Agreement (the “Purchase Agreement”), which, among other things, provides for the sale of all of the Company’s hotel properties to the Buyer (the transactions contemplated by the Purchase Agreement, the “Sale”);
WHEREAS, as a condition and an inducement to the Buyer’s willingness to enter into the Purchase Agreement, the Buyer has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement with respect to (i) all common stock, par value $0.01 per share, of the Company (the “Company Common Shares”) that the Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the terms “beneficial owner,” “beneficial ownership” or “own beneficially” or any variant thereof are used) or owns of record, or has sole or shared voting power over, and (ii) all Company Common Shares or other capital stock or voting securities of the Company of which the Stockholder acquires record or beneficial ownership of, or sole or shared voting power over, after the date hereof;
WHEREAS, the Stockholder is the record owner and a beneficial owner of, and is entitled to dispose of and vote, such number of Company Common Shares as is indicated opposite the Stockholder’s name on Schedule A attached hereto; and
WHEREAS, the Buyer desires that the Stockholder agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below), and to vote its Subject Securities to approve and adopt the Purchase Agreement and the Sale.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.
“Expiration Date” shall mean the earliest to occur of (i) the Closing, (ii) such date and time as the Purchase Agreement shall be terminated in accordance with its terms, (iii) such date and time as there occurs any amendment, modification, waiver by the Company or other change to any provision of the Purchase Agreement, as in effect on the date hereof, which is effected without the consent of the Stockholder and (A) expressly reduces the amount or changes the form of consideration payable to the Company or (B) extends the End Date or (C) imposes any material restriction or additional material condition on the consummation of the Sale or payment of the Purchase Price or otherwise, in each case, in a manner adverse to the Stockholder or (iv) the termination of this Agreement upon written notice of termination from Buyer to the Stockholder.
“Permitted Transfer” shall mean, in each case, with respect to the Stockholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) the Stockholder is and at all times has been in compliance with this Agreement, any Transfer of Subject Securities by the Stockholder (x) to an Affiliate of the Stockholder or (y) to any member of the Stockholder’s or Affiliate’s immediate family, or to a trust for the benefit of the Stockholder or its Affiliate or any member of the Stockholder’s or Affiliate’s immediate family, so long as such Affiliate or other permitted transferee (if applicable), simultaneously with such Transfer, executes a joinder to this Agreement in form and substance reasonably satisfactory to Buyer, pursuant to which such Affiliate or other permitted transferee (if applicable) agrees to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder under this Agreement and otherwise becomes a party to this Agreement for all purposes of this Agreement; provided, that no such Transfer shall relieve the Stockholder from its obligations under this Agreement, other than with respect to the Company Common Shares transferred in accordance with the foregoing provision.
“Subject Securities” shall mean, collectively, (i) the Company Common Shares set forth on Schedule A hereto, (ii) any other capital stock or voting securities of the Company of which the Stockholder has record or beneficial ownership of, or sole or shared voting power over, including as a result of a stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, and (iii) any New Company Shares.
“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or interest in any Subject Securities, but excluding, for the avoidance of doubt, entry into this Agreement.
2. Agreement to Retain the Subject Securities.
2.1 Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, from the date of this Agreement until the Expiration Date, the Stockholder unconditionally and irrevocably agrees not to (a) Transfer any of the Subject Securities (whether by tendering any of the Subject Securities into any tender or exchange offer, entering into any contract, option, agreement or other arrangement or understanding with respect to a Transfer prior to the Expiration Date of any of the Subject Securities or beneficial ownership or voting power thereof or therein (including by operation of Law), or otherwise), (b) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or other contract, arrangement or understanding with respect to any of the Subject Securities, (c) grant any proxy or power of attorney (except as provided herein) with respect to any Subject Securities, or (d) knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.
2.2 Additional Purchases. The Stockholder agrees that any Company Common Shares or other capital stock or voting securities of the Company that the Stockholder purchases or otherwise acquires record or beneficial ownership of, or with respect to which the Stockholder otherwise acquires sole or shared voting power over, after the execution of this Agreement and prior to the Expiration Date (whether by purchase, as a result of a stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities or otherwise, the “New Company Shares”) shall, in each case, be Subject Securities and shall be subject to the terms and conditions of this Agreement to the same extent as if they were set forth on Schedule A hereto.
2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of Section 2.1 shall, to the fullest extent permitted by Law, be null and void ab initio.
2.4 Stop Transfer. In furtherance of this Agreement, the Stockholder hereby authorizes the Company, promptly after the date hereof, to enter, or cause its transfer agent to enter, a stop transfer order with respect to all of the Stockholder’s Subject Securities with respect to any Transfer not permitted hereunder.
3. Agreement to Vote and Approve.
3.1 From the date of this Agreement until the Expiration Date, at every meeting of the stockholders of the Company (whether annual or special), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or in any other circumstances where a vote of stockholders of the Company is sought with respect to the following matters, the Stockholder shall, or shall cause the holder of record of the Subject Securities on any applicable record date to (including via proxy): (a) appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum; and (b) vote (or execute and return an action by written consent), or cause to be voted (or validly execute and return and cause such consent to be granted with respect to), 100% of the Subject Securities owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) (i) in favor of the approval of the Sale and other transactions contemplated by the Purchase

Agreement; (ii) in favor of the approval and adoption of the Purchase Agreement; (iii) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval of the Sale or the other transactions contemplated by the Purchase Agreement; (iv) in favor of any other matters necessary for consummation of the Sale and the other transactions contemplated by the Purchase Agreement and (v) against (A) any Acquisition Proposal or any action which is a component of any Acquisition Proposal and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Sale or the other transactions contemplated by the Purchase Agreement or that could reasonably be expected to result in any condition to the Sale set forth in Article VIII of the Purchase Agreement not being fulfilled, except with respect to any matters that, if approved by the Company’s stockholders, would result in the occurrence of the “Expiration Date” pursuant to clause (iii) of the definition thereof. [ For the avoidance of doubt, the obligations of the Stockholder hereunder shall include to provide, or cause to be provided, the consent and approval in satisfaction of the ISRA Approval.]
3.2 Notwithstanding anything in this Section 3 to the contrary, if the Seller Board makes a Seller Adverse Recommendation Change pursuant to Section 7.5(d) of the Purchase Agreement, the number of Company Common Shares included in the Subject Securities for the Stockholder shall be reduced (a “Voting Agreement Reduction”), on a pro rata basis with respect to the aggregate number of Company Common Shares included in (i) the Stockholder’s Subject Securities pursuant to this Agreement and (ii) the Company Common Shares included as “Subject Securities” in the voting agreements executed concurrently with this Agreement by the Buyer and certain other stockholders of the Company (the “Other Voting Agreements”), so that the aggregate voting power of the Company Common Shares that constitute the Subject Securities of the Stockholder hereunder and “Subject Securities” pursuant to the Other Voting Agreements is equal, in the aggregate, to 35% of the voting power of the Company Common Shares. In the event of a Voting Agreement Reduction, the Stockholder may vote the Company Common Shares that formerly constituted Subject Securities hereunder but-for the Voting Agreement Reduction in the Stockholder’s discretion.
3.3 Except as expressly provided in Section 3.2, the obligations of the Stockholder specified in this Section 3 shall apply whether or not (A) the Sale or any action described above is recommended by the Board of Directors of the Company (the “Board”) or (B) the Board or any committee thereof has effected a Seller Adverse Recommendation Change.
4. Irrevocable Proxy.
4.1 By execution of this Agreement, the Stockholder does hereby appoint and constitute the Buyer, and any one or more other individuals designated by the Buyer, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Stockholder’s rights with respect to the Subject Securities owned beneficially or of record by the Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) such Subject Securities solely with respect to the matters set forth in Section 3.1 hereof; provided, however, that the Stockholder’s grant of the proxy contemplated by this Section 4 shall be effective if, and only if, (A) the Stockholder has not delivered to the Secretary of the Company a duly executed irrevocable proxy in form and substance reasonably acceptable to Buyer directing that the Subject Securities be voted in accordance with Section 3.1 at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 3.1 is to be considered or (B) the Stockholder attempts to vote or consent in a manner inconsistent with the provisions of Section 3.1. The Stockholder shall retain the authority to vote its Subject Securities in its discretion on all other matters. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date (at which time this proxy shall automatically be revoked) for all purposes and hereby revokes any proxy previously granted by the Stockholder with respect to its Subject Securities. The Stockholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.
4.2 The proxy granted pursuant to Section 4.1 to Buyer by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by the Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. The proxy that may be granted hereunder shall terminate upon termination of this Agreement, and any obligation of each Stockholder under this Agreement shall be binding upon the successors of the Stockholder.
5. No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Expiration Date, any voting agreement or arrangement or voting trust with respect to any Subject Securities that is inconsistent with the Stockholder’s obligations under this Agreement, (b) has not granted any currently effective proxy or power of attorney with respect to any Subject Securities, and shall not grant at any time prior to the Expiration Date any proxy or power of attorney with respect to any Subject Securities that is inconsistent with the Stockholder’s obligations under this Agreement, (c) has not entered into, and shall not enter into at any time prior to the Expiration Date, any Contract or other undertaking that would materially interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, (iv) has not taken, and shall not take or permit to take prior to the Expiration Date any other action that would materially interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement or (v) has not, and shall not prior to the Expiration Date, knowingly approve or consent to any of the foregoing.
6.  Action of Governmental Entity. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder or its Affiliates from (a) consummating the transactions contemplated by the Purchase Agreement or (b) taking any action pursuant to Section 3 or Section 4 hereof, then the obligations of the Stockholder set forth in Section 3 and the irrevocable proxy and power of attorney in Section 4 shall be of no force and effect for so long as such order is in effect.
7. Representations and Warranties of the Stockholder. The Stockholder hereby additionally represents and warrants to the Buyer as follows:
7.1 Organization; Due Authority. The Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has the legal capacity and power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4 hereof. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming proper execution and delivery by the Buyer, constitutes a valid and binding agreement of the Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.
7.2 Ownership of the Company Common Shares. As of the date hereof, the Stockholder (i) is a beneficial owner of, and the record owner of, and has valid title to, the Company Common Shares indicated on Schedule A hereto opposite the Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement or as would not reasonably be expected to prevent the Stockholder from performing its obligations under this Agreement, and (ii) has either sole or shared voting power over all of the Company’s Common Shares beneficially owned by the Stockholder. As of the date hereof, the Stockholder does not own, beneficially or of record, any capital stock or other voting securities of the Company other than the Company Common Shares set forth on Schedule A opposite the Stockholder’s name. As of the date hereof, the Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other voting securities of the Company (in each case or any securities convertible into or exchangeable or exercisable therefor) except as set forth on Schedule A opposite the Stockholder’s name.
7.3 No Conflict; Consents.
(a) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of the obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not: (i) cause a breach or violation of or a default under, the governing documents of the Stockholder, (ii) conflict with or violate in any material respect any Laws applicable to the Stockholder, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Common Shares owned beneficially or of record by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder is bound which would reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Sale or the other transactions contemplated by the Purchase Agreement.
(b) Except for filings required by applicable securities laws, no consent, approval, order or authorization of, or registration, notification, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder.
7.4 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its Affiliates or any of their respective properties or assets (including the Company Common Shares owned beneficially or of record by the Stockholder or any of its Affiliates) at Law or in equity that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the exercise by the Buyer of its rights under this Agreement or the performance by the Stockholder of the Stockholder’s obligations under this Agreement.
7.5 Buyer’s Reliance. The Stockholder understands and acknowledges that the Buyer is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties and covenants of the Stockholder contained herein.
8. Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Stockholder shall execute and deliver such additional documents and take such further action as may reasonably be requested by the Buyer to carry out the intent of this Agreement.
9. Termination. This Agreement shall automatically terminate without any further action by the parties hereto, and shall have no further force or effect, immediately following the Expiration Date; provided, that the provisions set forth in Section 13 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.
10. Notice of Certain Events. The Stockholder shall notify the Buyer promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholder under this Agreement and (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 10 shall not limit or otherwise affect the remedies available to any party. The Stockholder also agrees to notify Buyer promptly (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which the Stockholder acquires beneficial ownership on or after the date hereof.
11. Dissenter’s Rights. The Stockholder hereby unconditionally and irrevocably (a) waives, and agrees not to exercise (and agrees to prevent the exercise of), any rights of appraisal or dissenters’ rights relating to the Sale or the other transactions contemplated by the Purchase Agreement that the Stockholder or its Affiliates may have directly or indirectly by virtue of the Stockholder’s or such Affiliates’ beneficial or record ownership of the Subject Securities and (b) agrees not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of any class in, any class action with respect to any action or claim, derivative or otherwise, against Buyer or the Company or any of their subsidiaries or Affiliates and each of their successors and assigns relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the Sale, including any such claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (including any claim seeking to enjoin or delay the closing of the Sale) or (ii) alleging a breach of any fiduciary duty of the Board in connection with the Purchase Agreement or the transactions contemplated thereby.
12. No Solicitation. Until the Expiration Date, (a) the Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, take any of the actions set forth in clauses (i) through (iii) of

Section 7.5(a) of the Purchase Agreement and (b) the Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Buyer with respect to any Acquisition Proposal or Inquiry; provided, however, that the rights and obligations of any of such Stockholder’s Representatives that serve on the Seller Board (solely in their capacity as such) set forth in Section 7.5 of the Purchase Agreement shall not be limited by this Section 12.
13. Miscellaneous.
13.1 Notices. Any notice, request, claim, demand and other communications hereunder shall be in writing, shall be deemed to have been given (i) upon confirmation of successful transmission if sent by e-mail of a pdf attachment (provided that any notice received by e-mail on any Business Day after 5:00 p.m. (Eastern time) shall be deemed to have been received at 9:00 a.m. (Eastern time) on the next Business Day), or (ii) upon receipt by the receiving party if sent by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and shall be addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.1):
if to the Buyer:

c/o Blackstone Real Estate Advisors L.P. 345 Park Avenue New York, New York 10154 Attention: General Counsel & Head, U.S. Asset Management

Email: realestatenotices@blackstone.com

with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Krista Miniutti, Esq.; Matthew B. Rogers, Esq.
Email: kminiutti@stblaw.com; mrogers@stblaw.com

if to the Stockholder:
To the address for notice set forth on the Stockholder’s signature page hereto.
Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.
13.2 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
13.3 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or delegable (as the case may be), in whole or in part, by operation of Law or otherwise, without the prior written consent of each of the other parties hereto, and any attempted or purported assignment or delegation in violation of this Section 13.3 shall be null and void. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any suit, claim, action, investigation or proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.
13.4 Amendments and Modification; Waiver. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by the party against which such waiver is to be enforced.
13.5 Entire Agreement. This Agreement (including the exhibits, schedules, annexes and appendices hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.
13.6 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
13.7 Counterparts. This Agreement may be executed and delivered (including by facsimile or .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”)) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
13.8 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the actions of Buyer or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.
13.9 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of any federal or state court sitting in the Circuit Court for Baltimore City (Maryland) and/or the U.S. District Court for the District of Maryland, Northern Division, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any proceeding in the courts of the State of Maryland to the Maryland Court’s Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or Order as provided by law. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in this Section in accordance with Maryland Rules 2-121 through 2-126.
13.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.10.
13.11 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Purchase Agreement is executed and delivered by all parties thereto, and (ii) this Agreement is executed and delivered by all parties hereto.
13.12 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.
13.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Sale is consummated.
13.14 Action in Stockholder Capacity Only. No Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director, trustee, officer or fiduciary of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director, trustee, officer or fiduciary of the Company. The parties acknowledge and agree that this Agreement is entered into by the Stockholder solely in its capacity as the beneficial owner or record holder of Company Common Shares and nothing in this Agreement shall restrict, limit or affect (or require the Stockholder to attempt to restrict, limit or affect) in any respect any actions taken by the Stockholder’s representatives who is a director, trustee, officer or fiduciary of the Company in their respective capacities as a director, trustee, officer or fiduciary of the Company. Neither the Stockholder nor any of its designees or representatives shall have any liability under this Agreement as a result of any action or inaction taken in good faith by the Stockholder’s representatives acting in their respective capacities as an officer, trustee, director or fiduciary of the Company.
13.15  Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Buyer and the Company of the Stockholder’s identity and holdings of the Company Common Shares, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Sale or any other transaction contemplated by the Purchase Agreement. As promptly as practicable, the Stockholder shall notify Buyer of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent the Stockholder becomes aware that any have become false or misleading in any material respect.
13.16 Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like between the date of this Agreement and the Closing, the term “Subject Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
13.17 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities of the Stockholder shall remain vested in and belong to the Stockholder, and Buyer shall have no authority to direct the Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.
13.18 Interpretation and Construction. The words “hereto,” “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All references in this Agreement to Sections shall refer to sections of this Agreement unless the context shall require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” The word “day” means calendar day, and any reference to a number of days shall refer to calendar days (unless Business Days are specified). When calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any reference in this Agreement to “$” means U.S. dollars. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation, in each case, unless the context otherwise requires. Except as otherwise specifically provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. Except as otherwise specifically provided herein, all references in this Agreement to any agreement (including this Agreement), Contract, document or instrument mean such agreement, contract, document or instrument as amended, supplemented, qualified, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto, in each case as of the date hereof and only to the extent made available as of the date hereof.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.
BUYER:

B9 COWBOY MEZZ A LLC

By:
Name:
Title:
STOCKHOLDER:

By:
Name:
Title:

Stockholder’s Address for Notice:
[Signature Page to Voting Agreement]

Schedule A
Name	Company Common Shares
[Stockholder]

PRELIMINARY PROXY CARD DATED OCTOBER 8, 2021 – SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDOR2021SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28038-S13892

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONDOR HOSPITALITY TRUST, INC.

The Board of Directors recommends you vote FOR Proposal One, Proposal Two, Proposal Three and Proposal Four.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Note: Pursuant to our bylaws, only matters set forth in the Notice of Special Meeting may be brought before the special meeting.

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D28039-S13892

PROXY
CONDOR HOSPITALITY TRUST, INC.
Special Meeting of Stockholders
[●], 2021

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and Daphne Dufresne, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Condor Hospitality Trust, Inc. held of record by the undersigned at the close of business on [●], 2021, at the Special Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/CDOR2021SM2, on [●], 2021 at 11:00 a.m. Eastern Time or any adjournment or postponement thereof. The undersigned acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto, the terms of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the Special Meeting.

(Please date and SIGN on the reverse side)